FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-280224-14

Dated June 8, 2026	BMO 2026-5C15
Structural and Collateral Term Sheet
BMO 2026-5C15 Mortgage Trust
$626,149,447 (Approximate Mortgage Pool Balance)
$553,359,000 (Approximate Offered Certificates)
BMO Commercial Mortgage Securities LLC Depositor

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2026-5C15

Bank of Montreal

UBS AG New York Branch

3650 Capital SCF LOE I(A), LLC

Zions Bancorporation, N.A.

Wells Fargo Bank, National Association

BSPRT CMBS Finance, LLC

Goldman Sachs Mortgage Company

Societe Generale Financial Corporation

Ladder Capital Finance LLC

Sponsors and Mortgage Loan Sellers

BMO Capital Markets	Goldman Sachs & Co. LLC	Société Générale	UBS Securities LLC	Wells Fargo Securities
Co-Lead Managers and Joint Bookrunners
Academy Securities	Bancroft Capital, LLC	Blaylock Van, LLC	Drexel Hamilton
Co-Managers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated June 8, 2026	BMO 2026-5C15

This material is for your information, and none of BMO Capital Markets Corp., Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC, SG Americas Securities, LLC, UBS Securities LLC, Academy Securities, Inc., Bancroft Capital, LLC, Blaylock Van, LLC and Drexel Hamilton, LLC (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-280224) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or BMO Capital Markets Corp., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-200-0266. The Publicly Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2026-5C15 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these Certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the Certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the Certificates. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

BMO Capital Markets is a trade name used by BMO Financial Group for the wholesale banking businesses of Bank of Montreal, BMO Harris Bank N.A. (member FDIC), Bank of Montreal Europe p.l.c, and Bank of Montreal (China) Co. Ltd, the institutional broker dealer business of BMO Capital Markets Corp. (Member FINRA and SIPC) and the agency broker dealer business of Clearpool Execution Services, LLC (Member FINRA and SIPC) in the U.S., and the institutional broker dealer businesses of BMO Nesbitt Burns Inc. (Member Investment Industry Regulatory Organization of Canada and Member Canadian Investor Protection Fund) in Canada and Asia, Bank of Montreal Europe p.l.c. (authorized and regulated by the Central Bank of Ireland) in Europe and BMO Capital Markets Limited (authorized and regulated by the Financial Conduct Authority) in the UK and Australia.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

Société Générale is the marketing name for SG Americas Securities, LLC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

Dated June 8, 2026	BMO 2026-5C15

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

Structural and Collateral Term Sheet	BMO 2026-5C15
Indicative Capital Structure
Offered Certificates
Classes of Certificates	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Initial Pass- Through Rate(4)	Pass-Through Rate Description	Expected Weighted Avg. Life (yrs.)(5)	Expected Principal Window(5)
Class A-1	AAAsf/AAA(sf)/Aaa(sf)	$1,257,000		30.000%	%	(6)	2.37	07/26-12/30
Class A-2	AAAsf/AAA(sf)/Aaa(sf)	(7)		30.000%	%	(6)	(7)	(7)
Class A-3	AAAsf/AAA(sf)/Aaa(sf)	(7)		30.000%	%	(6)	(7)	(7)
Class X-A	AAAsf/AAA(sf)/Aaa(sf)	$438,304,000	(8)	N/A	%	Variable IO(9)	N/A	N/A
Class X-B	A-sf/AAA(sf)/NR	$115,055,000	(8)	N/A	%	Variable IO(9)	N/A	N/A
Class A-S	AAAsf/AAA(sf)/Aa2(sf)	$60,267,000		20.375%	%	(6)	4.97	06/31-06/31
Class B	AA-sf/AA-(sf)/NR	$31,307,000		15.375%	%	(6)	4.97	06/31-06/31
Class C	A-sf/A-(sf)/NR	$23,481,000		11.625%	%	(6)	4.97	06/31-06/31
Non-Offered Certificates(10)
Classes of Certificates	Expected Ratings (Fitch/KBRA/ Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Initial Pass- Through Rate(4)	Pass-Through Rate Description	Expected Weighted Avg. Life (yrs.)(5)	Expected Principal Window(5)
Class X-D(11)	BBB-sf/BBB(sf)/NR	$16,123,000	(8)	N/A	%	Variable IO(9)	N/A	N/A
Class D(11)	BBB-sf/BBB(sf)/NR	$16,123,000		9.050%	%	(6)	4.97	06/31-06/31
Class E-RR(11)	BB+sf/BBB-(sf)/NR	$11,271,000		7.250%	%	(6)	4.97	06/31-06/31
Class F-RR(11)	BB-sf/BB(sf)/NR	$8,610,000		5.875%	%	(6)	4.97	06/31-06/31
Class G-RR(11)	B-sf/B+(sf)/NR	$9,392,000		4.375%	%	(6)	4.97	06/31-06/31
Class J-RR(11)	NR/NR/NR	$27,394,447		0.000%	%	(6)	4.97	06/31-06/31
Class R(12)	N/A	N/A		N/A	N/A	N/A	N/A	N/A

(1)	It is a condition of issuance that the offered certificates and certain classes of non-offered certificates receive the ratings set forth above. The anticipated ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”), as indicated. Subject to the discussion under “Ratings” in the Preliminary Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Preliminary Prospectus. Fitch, KBRA and Moody’s have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related rating agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on those websites. Credit ratings referenced throughout this structural and collateral term sheet (this “Term Sheet”) are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.
(2)	Approximate, subject to a variance of plus or minus 5% and further subject to any additional variances described in the footnotes below. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D certificates (collectively, the “Class X certificates”) may vary depending upon the final pricing of the respective classes of principal balance certificates (as defined in footnote (6) below) whose certificate balances comprise such notional amounts, and, if as a result of such pricing (a) the pass-through rate of any class of Class X certificates would be equal to zero at all times, such class of Class X certificates will not be issued on the closing date of this securitization or (b) the pass-through rate of any class of principal balance certificates whose certificate balance comprises such notional amount is at all times equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, the certificate balance of such class of principal balance certificates may not be part of, and there may be a corresponding reduction in, such notional amount of the related class of Class X certificates.
(3)	"Approximate Initial Credit Support" means, with respect to any class of principal balance certificates, the quotient, expressed as a percentage, of (i) the aggregate of the initial certificate balances of all classes of principal balance certificates, if any, junior to the subject class of principal balance certificates, divided by (ii) the aggregate of the initial certificate balances of all classes of principal balance certificates. The approximate initial credit support percentages set forth for the Class A-1, Class A-2 and Class A-3 certificates are represented in the aggregate.
(4)	Approximate per annum rate as of the closing date.
(5)	Determined assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for any mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Preliminary Prospectus.
(6)	For any distribution date, the pass-through rate for each class of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates (collectively, the “principal balance certificates”, and collectively with the Class X certificates and the Class R certificates, the “certificates”) will generally be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, (iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate described in clause (ii), or (iv) the weighted average rate described in clause (ii) less a specified percentage, but no less than 0.000%. See “Description of the Certificates—Distributions—Pass-Through Rates” in the Preliminary Prospectus.
(7)	The exact initial certificate balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, weighted average lives and principal windows of the Class A-2 and Class A-3 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-2 and Class A-3 certificates is expected to be approximately $437,047,000 subject to a variance of plus or minus 5%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

Structural and Collateral Term Sheet	BMO 2026-5C15
Indicative Capital Structure
Class of Certificates	Expected Range of Initial Certificate Balances	Expected Range of Weighted Avg. Lives (Yrs)	Expected Range of Principal Windows
Class A-2	$0 - $200,000,000	N/A – 4.68	N/A – 12/30-04/31
Class A-3	$237,047,000 - $437,047,000	4.92 – 4.81	04/31-06/31 – 12/30-06/31
(8)	The Class X certificates will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each class of Class X certificates at the related pass-through rate based upon the related notional amount. The notional amount of each class of the Class X certificates will be equal to the certificate balance or the aggregate of the certificate balances, as applicable, from time to time of the class or classes of principal balance certificates identified in the same row as such class of Class X certificates in the chart below (as to such class of Class X certificates, the “corresponding principal balance certificates”):
Class of Class X Certificates	Class(es) of Corresponding Principal Balance Certificates
Class X-A	Class A-1, Class A-2 and Class A-3
Class X-B	Class A-S, Class B and Class C
Class X-D	Class D

(9)	The pass-through rate for each class of Class X certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate (or, if applicable, the weighted average of the pass-through rates) of the class or classes of corresponding principal balance certificates as in effect from time to time, as described in the Preliminary Prospectus.
(10)	The classes of certificates set forth below “Non-Offered Certificates” in the table are not offered hereby.
(11)	In satisfaction of its risk retention obligations, 3650 Capital SCF LOE I(A), LLC (as “retaining sponsor” with respect to this securitization transaction) is expected to acquire and retain (directly or through one or more of its “majority-owned affiliates”), in accordance with the credit risk retention rules applicable to this securitization transaction, all of the Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates (collectively, the “HRR Certificates”), which will collectively constitute an “eligible horizontal residual interest” with an aggregate fair value expected to represent at least 5.0% of the fair value, as of the closing date for this transaction, of all of the “ABS interests” (i.e., all of the certificates (other than the Class R certificates)) issued by the issuing entity. The initial certificate balances of the Class D and Class E-RR certificates may be reallocated between those classes based on the determination of the respective aggregate fair values, as of the closing date for this transaction, of all of the certificates (other than the Class R certificates), in order to satisfy the foregoing. Any such reallocation of the initial certificate balance of the Class D certificates would have a corresponding effect on the notional amount of the Class X-D certificates. However, the “Approximate Initial Credit Support” for the Class D certificates will have a minimum value of 9.00%. “Retaining sponsor”, “majority-owned affiliates”, “eligible horizontal residual interest” and “ABS interests” have the meanings given to such terms in Regulation RR. See “Credit Risk Retention” in the Preliminary Prospectus.
(12)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in the Preliminary Prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

Structural and Collateral Term Sheet	BMO 2026-5C15
Summary of Transaction Terms
Publicly Offered Certificates:	$553,359,000 monthly pay, multi-class, commercial mortgage REMIC pass-through certificates.
Co-Lead Managers and Joint Bookrunners:	BMO Capital Markets Corp., Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC, SG Americas Securities, LLC and UBS Securities LLC
Co-Managers:	Academy Securities, Inc., Bancroft Capital, LLC, Blaylock Van, LLC and Drexel Hamilton, LLC
Mortgage Loan Sellers:	Bank of Montreal (“BMO”) (36.2%); UBS AG New York Branch (“UBS AG”) (14.9%); 3650 Capital SCF LOE I(A), LLC (“3650 Capital”) (10.0%); Zions Bancorporation, N.A. (“ZBNA”) (9.7%); Wells Fargo Bank, National Association (“WFB”) (8.9%); BSPRT CMBS Finance, LLC (“BSPRT”) (8.1%); Goldman Sachs Mortgage Company (“GSMC”) (4.6%); Societe Generale Financial Corporation (“SGFC”) (4.1%); and Ladder Capital Finance LLC (“LCF”) (3.4%).
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Special Servicer:	3650 REIT Loan Servicing LLC
Directing Holder/Controlling Class Representative:	3650 Capital or an affiliate
Trustee:	Computershare Trust Company, National Association
Certificate Administrator:	Computershare Trust Company, National Association
Operating Advisor:	BellOak, LLC
Asset Representations Reviewer:	BellOak, LLC
Rating Agencies:	Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”).
U.S. Credit Risk Retention:	For a discussion on the manner in which 3650 Capital, as retaining sponsor, intends to satisfy the U.S. credit risk retention requirements, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Closing Date:	On or about June 25, 2026.
Cut-off Date:	With respect to each mortgage loan, the related due date in June 2026, or in the case of any mortgage loan that has its first due date after June 2026, the date that would have been its due date in June 2026 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in July 2026.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in July 2026.
Assumed Final Distribution Date:	The Distribution Date in June 2031 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in June 2059.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class A-S, Class B and Class C certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class R certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors (other than the Class R certificates) and to institutions that are not U.S. Persons pursuant to Regulation S (other than the Class R certificates).
SMMEA Status:	The Publicly Offered Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” and “—Optional Termination; Optional Mortgage Loan Purchase” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Markit Group Limited, RealINSIGHT, LSEG, Intercontinental Exchange | ICE Data Services, KBRA Analytics, LLC, DealView Technologies Ltd., Recursion Co, CRED iQ and Green Street Advisors, LLC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

Structural and Collateral Term Sheet	BMO 2026-5C15
Summary of Transaction Terms
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

Structural and Collateral Term Sheet	BMO 2026-5C15
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB	Roll-up Aggregate Cut-off Date Balance	Roll-up Aggregate % of Cut-off Date Balance
BMO	9	11	$134,917,000	21.5%	$226,848,224	36.2%
UBS AG	2	2	$87,600,000	14.0%	$93,600,000	14.9%
3650 Capital	2	2	$18,750,000	3.0%	$62,631,224	10.0%
ZBNA	1	1	$51,000,000	8.1%	$60,650,000	9.7%
WFB	2	2	$50,000,000	8.0%	$56,000,000	8.9%
BSPRT	1	1	$30,650,000	4.9%	$50,650,000	8.1%
GSMC	0	0	-	-	$29,000,000	4.6%
SGFC	1	3	$25,500,000	4.1%	$25,500,000	4.1%
LCF	2	2	$21,270,000	3.4%	$21,270,000	3.4%
BMO, 3650 Capital	2	8	$87,562,447	14.0%	-	-
BMO, UBS AG, WFB	1	90	$45,750,000	7.3%	-	-
GSMC, BMO	1	1	$43,500,000	6.9%	-	-
ZBNA, BSPRT	1	1	$29,650,000	4.7%	-	-
Total:	25	124	$626,149,447	100.0%	$626,149,447	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$626,149,447
Number of Mortgage Loans:	25
Number of Mortgaged Properties:	124
Average Cut-off Date Balance per Mortgage Loan:	$25,045,978
Weighted Average Current Mortgage Rate:	6.70511%
10 Largest Mortgage Loans as % of IPB:	65.7%
Weighted Average Remaining Term to Maturity:	59 months
Weighted Average Seasoning:	1 month

Credit Statistics
Weighted Average UW NCF DSCR(1)(2)(3):	1.80x
Weighted Average UW NOI Debt Yield(1)(3):	13.0%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(1)(3)(4):	58.7%
Weighted Average Maturity Date/ARD LTV(1)(3)(4):	58.6%

Other Statistics
% of Mortgage Loans with Additional Debt:	20.5%
% of Mortgage Loans with Single Tenants(5):	19.7%
% of Mortgage Loans secured by Multiple Properties:	25.4%

Amortization
Weighted Average Original Amortization Term(6):	300 months
Weighted Average Remaining Amortization Term(6):	298 months
% of Mortgage Loans with Interest-Only:	96.0%
% of Mortgage Loans with Amortizing Balloon:	4.0%

Lockboxes(7)
% of Mortgage Loans with Hard Lockboxes:	58.3%
% of Mortgage Loans with Springing Lockboxes:	30.7%
% of Mortgage Loans with Soft (Residential); Hard (Commercial) Lockbox:	9.2%
% of Mortgage Loans with Soft Lockboxes:	1.8%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	53.4%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	29.0%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	57.9%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(8):	36.2%

(See footnotes on following page)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

Structural and Collateral Term Sheet	BMO 2026-5C15
Collateral Characteristics
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 10, 11, 12, 13, 16, 17 and 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 4, 7, 11, 13 and 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s) or related mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 9, the Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a performance reserve amount of $1,200,000. The Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the performance reserve are 67.5%, 67.5%, 1.35x and 9.1%, respectively.
(4)	In the case of Loan No. 4, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.
(5)	Excludes mortgage loans that are secured by multiple properties leased to separate single tenants.
(6)	Excludes 24 mortgage loans that are interest-only for the entire term or until the anticipated repayment date.
(7)	For a more detailed description of lockboxes, refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.
(8)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by retail, office, industrial and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Structural and Collateral Term Sheet	BMO 2026-5C15
Collateral Characteristics
Ten Largest Mortgage Loans
No.	Loan Name	City, State	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Rooms / Units	Property Type	UW NCF DSCR(1)(2)(3)	UW NOI Debt Yield(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
1	Cannon Industrial Portfolio	Various, Various	BMO, 3650 Capital	7	$62,600,000	9.998%	2,590,325	Industrial	1.65x	11.1%	68.0%	68.0%
2	FreshDirect HQ	Bronx, NY	UBS AG	1	$62,600,000	9.998%	639,394	Industrial	2.88x	21.5%	41.7%	41.7%
3	Shore Front Parkway Apartments	Queens, NY	ZBNA	1	$51,000,000	8.1%	773	Multifamily	1.36x	9.3%	67.3%	67.3%
4	Mountain Industrial Portfolio	Various, Various	BMO, UBS AG, WFB	90	$45,750,000	7.3%	19,189,611	Industrial	1.93x	10.6%	49.8%	49.8%
5	Deptford Mall	Woodbury, NJ	GSMC, BMO	1	$43,500,000	6.9%	508,874	Retail	1.95x	14.2%	61.5%	61.5%
6	1500 Post Oak Boulevard	Houston, TX	WFB	1	$35,000,000	5.6%	603,179	Office	2.40x	17.4%	50.8%	50.8%
7	Admiral's Cove	Haverstraw, NY	BSPRT	1	$30,650,000	4.9%	245	Multifamily	1.20x	8.7%	64.4%	64.4%
8	Prospect Place Apartments	Brooklyn, NY	ZBNA, BSPRT	1	$29,650,000	4.7%	465	Multifamily	1.42x	9.3%	66.1%	66.1%
9	South Jersey Multifamily Portfolio	Atlantic City, NJ	SGFC	3	$25,500,000	4.1%	258	Multifamily	1.41x	9.5%	64.3%	64.3%
10	Sunset View	Oceanside, CA	BMO	1	$25,000,000	4.0%	112	Multifamily	1.36x	8.4%	68.2%	68.2%

	Top 3 Total/Weighted Average			9	$176,200,000	28.1%			2.00x	14.3%	58.5%	58.5%
	Top 5 Total/Weighted Average			100	$265,450,000	42.4%			1.98x	13.6%	57.5%	57.5%
	Top 10 Total/Weighted Average			107	$411,250,000	65.7%			1.85x	12.7%	59.1%	59.1%
	Non-Top 10 Total/Weighted Average			17	$214,899,447	34.3%			1.71x	13.4%	57.9%	57.6%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 10, 11, 12, 13, 16, 17 and 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 4, 7, 11, 13 and 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s) or related mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 9, the Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a performance reserve amount of $1,200,000. The Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the performance reserve are 67.5%, 67.5%, 1.35x and 9.1%, respectively.
(4)	In the case of Loan No. 4, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

Structural and Collateral Term Sheet	BMO 2026-5C15
Collateral Characteristics
Pari Passu Companion Loan Summary
No.	Loan Name	Mortgage Loan Seller	Trust Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance(1)	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Companion Loan(s) Original Balance(1)
1	Cannon Industrial Portfolio	BMO, 3650 Capital	$62,600,000	$114,900,000	BMO 2026-5C15	Midland	3650 Servicing	Future Securitization(s)	$114,900,000
2	FreshDirect HQ	UBS AG	$62,600,000	$37,400,000	BMO 2026-5C15	Midland	3650 Servicing	Future Securitization(s)	$37,400,000
3	Shore Front Parkway Apartments	ZBNA	$51,000,000	$43,500,000	BMO 2026-5C15	Midland	3650 Servicing	Future Securitization(s)	$43,500,000
4	Mountain Industrial Portfolio	BMO, UBS AG, WFB	$45,750,000	$1,123,650,000	MNT 2026-LPFX	Midland	BSP	MTN 2026-LPFX BANK5 2026-5YR22 WFCM 2026-5C9 Benchmark 2026-V22 Future Securitization(s)	$831,900,000 $81,500,000 $25,000,000 $67,500,000 $117,750,000
5	Deptford Mall	GSMC, BMO	$43,500,000	$71,500,000	BMO 2026-5C15	Midland	3650 Servicing	Future Securitization(s)	$71,500,000
6	1500 Post Oak Boulevard	WFB	$35,000,000	$105,000,000	BANK5 2026-5YR21	Midland	LNR	BANK5 2026-5YR21 WFCM 2026-5C9 BANK5 2026-5YR22	$60,000,000 $25,000,000 $20,000,000
7	Admiral's Cove	BSPRT	$30,650,000	$53,350,000	BBCMS 2026-5C41	Trimont	CWCapital	BBCMS 2026-5C41	$53,350,000
8	Prospect Place Apartments	ZBNA, BSPRT	$29,650,000	$53,350,000	BBCMS 2026-5C41	Trimont	CWCapital	BBCMS 2026-5C41	$53,350,000
10	Sunset View	BMO	$25,000,000	$12,185,000	BMO 2026-5C15	Midland	3650 Servicing	Future Securitization(s)	$12,185,000
11	Crossgates Mall	UBS AG	$25,000,000	$80,000,000	WFCM 2025-5C7(2)	Midland(2)	Midland(2)	WFCM 2025-5C7 Future Securitization(s)	$35,000,000 $45,000,000
12	Northwoods Mall	BMO, 3650 Capital	$24,962,447	$17,972,962	BMO 2026-5C15	Midland	3650 Servicing	Future Securitization(s)	$17,972,962
13	Seneca One	BMO	$20,000,000	$51,000,000	Benchmark 2026-V21	KeyBank National Association	Torchlight Loan Services, LLC	Benchmark 2026-V21	$51,000,000
16	The Towers at Cupertino City Center	WFB	$15,000,000	$130,000,000	BANK5 2026-5YR22(3)	Trimont	KeyBank National Association	BANK5 2026-5YR22 BBCMS 2026-5C41 WFCM 2026-5C9 Future Securitization(s)	$60,000,000 $20,000,000 $25,000,000 $25,000,000
17	The Landing	BMO	$15,000,000	$61,480,000	BMO 2026-5C15(4)	Midland(4)	3650 Servicing(4)	Future Securitization(s)	$61,480,000
24	The Rockwell	3650 Capital	$7,250,000	$54,000,000	BMO 2025-5C13	Midland	3650 Servicing	BMO 2025-5C13	$54,000,000

(See footnotes on following page)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

Structural and Collateral Term Sheet	BMO 2026-5C15
Collateral Characteristics
(1)	In the case of Loan Nos. 4, 11 and 13, the Aggregate Pari Companion Passu Loan Cut-off Date Balance and Related Pari Passu Companion Loan(s) Original Balance include the related subordinate companion loan(s).
(2)	In the case of Loan No. 11, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for the WFCM 2025-5C7 securitization transaction by the parties thereto. Upon the securitization of the related controlling pari-passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future securitization transaction, which servicing agreement will become the Controlling Pooling/Trust & Servicing Agreement.
(3)	Based on a publicly-available prospectus. The BANK5 2026-5YR22 transaction is expected to close after the date of this collateral term sheet and prior to the closing of this securitization transaction.
(4)	In the case of Loan No. 17, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for the BMO 2026-5C15 transaction by the parties thereto. Upon the securitization of the related controlling pari-passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future securitization transaction, which servicing agreement will become the Controlling Pooling/Trust & Servicing Agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

Structural and Collateral Term Sheet	BMO 2026-5C15
Collateral Characteristics
Additional Debt Summary

No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV(2)	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
4	Mountain Industrial Portfolio	$45,750,000	$1,123,650,000	$450,600,000	$1,620,000,000	1.93x	1.25x	49.8%	68.9%	10.6%	7.6%
7	Admiral's Cove	$30,650,000	$53,350,000	$7,000,000	$91,000,000	1.20x	1.05x	64.4%	69.8%	8.7%	8.0%
11	Crossgates Mall	$25,000,000	$80,000,000	$88,000,000	$193,000,000	2.68x	1.07x	36.8%	67.7%	25.2%	13.7%
13	Seneca One	$20,000,000	$51,000,000	$48,305,450	$119,305,450	2.24x	1.09x	42.3%	71.0%	16.2%	9.6%
24	The Rockwell	$7,250,000	$54,000,000	$10,743,584	$71,993,584	1.40x	1.10x	70.6%	83.0%	8.3%	7.1%
(1)	In the case of Loan Nos.7, 11, 13 and 24, the subordinate debt represents mezzanine loan(s). In the case of Loan Nos. 4, 11 and 13, the subordinate debt represents subordinate companion loan(s).
(2)	Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include any related Pari Passu Companion Loans (if applicable), but exclude the related subordinate companion loan(s) and/or mezzanine loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

Structural and Collateral Term Sheet	BMO 2026-5C15
Collateral Characteristics

WA 0.1%
OR N/A
CA 10.6%
NV 5.9%
ID N/A
MT N/A
WY N/A
UT N/A
AZ N/A
CO N/A
NM N/A
ND N/A
SD N/A
NE N/A
KS 0.2%
OK 0.2%
TX 6.2%
MN 0.02%
IA 0.01%
MO 1.5%
AR N/A
LA 0.1%
WI 0.1%
IL 3.6%
MI 0.3%
IN 3.3%
OH 3.5%
KY 2.0%
TN 0.3%
MS 0.1%
AL 0.2%
GA 0.9%
FL 3.3%
SC 4.2%
NC 0.4%
VA 0.2%
WV N/A
PA 0.1%
NY 39.9%
VT 0.1%
ME N/A
NH N/A
MA N/A
RI N/A
CT 0.02%
NJ 11.3%
DE N/A
MD N/A
AK 1.1%
HI N/A
Percentage of Allocated Loan Amount
> 4.0% of Total Loan Amount
1.5%-4.0% of Total Loan Amount
0.5%-1.4% of Total Loan Amount
< 0.5% of Total Loan Amount
States without Properties

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

Structural and Collateral Term Sheet	BMO 2026-5C15
Collateral Characteristics
Mortgaged Properties by Type(1)
					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)(4)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date/ARD LTV(2)(4)(5)
Multifamily	High Rise	4	$101,990,000	16.3%	1.36x	9.3%	66.3%	66.3%
	Garden	5	65,500,000	10.5	1.38x	8.8%	67.8%	67.8%
	Mid Rise	2	37,900,000	6.1	1.24x	8.6%	65.6%	65.6%
	Student Housing	1	13,100,000	2.1	1.39x	10.2%	61.7%	61.7%
	Subtotal / Weighted Average:	12	$218,490,000	34.9%	1.34x	9.1%	66.3%	66.3%
Industrial	Warehouse	8	$100,347,482	16.0%	2.45x	17.7%	51.3%	51.3%
	Warehouse/Distribution	85	48,155,357	7.7	1.90x	10.6%	51.4%	51.4%
	Flex	1	36,925,183	5.9	1.65x	11.1%	68.0%	68.0%
	Manufacturing	1	11,000,000	1.8	1.30x	9.8%	66.3%	66.3%
	Manufacturing/Distribution	5	1,694,511	0.3	1.93x	10.6%	49.8%	49.8%
	Storage/Warehouse	1	227,467	0.0	1.93x	10.6%	49.8%	49.8%
	Subtotal / Weighted Average:	101	$198,350,000	31.7%	2.10x	14.2%	55.3%	55.3%
Retail	Super Regional Mall	3	$93,462,447	14.9%	2.11x	18.7%	51.1%	50.4%
	Single Tenant	2	25,847,000	4.1	1.22x	8.6%	66.5%	66.5%
	Unanchored	1	4,100,000	0.7	1.31x	9.0%	69.2%	69.2%
	Subtotal / Weighted Average:	6	$123,409,447	19.7%	1.90x	16.3%	54.9%	54.4%
Office	CBD	1	$35,000,000	5.6%	2.40x	17.4%	50.8%	50.8%
	Suburban	1	15,000,000	2.4	1.69x	11.3%	63.6%	63.6%
	Medical	1	11,500,000	1.8	1.99x	13.4%	54.8%	54.8%
	Subtotal / Weighted Average:	3	$61,500,000	9.8%	2.15x	15.2%	54.7%	54.7%
Mixed Use	Multifamily/Office/Retail	1	$20,000,000	3.2%	2.24x	16.2%	42.3%	42.3%
	Multifamily/Retail	1	4,400,000	0.7	1.31x	9.0%	69.2%	69.2%
	Subtotal / Weighted Average:	2	$24,400,000	3.9%	2.07x	14.9%	47.2%	47.2%
Total / Weighted Average:		124	$626,149,447	100.0%	1.80x	13.0%	58.7%	58.6%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts, individual appraised values, net cash flow or net operating income with respect to such individual mortgaged properties, as applicable.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 10, 11, 12, 13, 16, 17 and 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 4, 7, 11, 13 and 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s) or related mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 9, the Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a performance reserve amount of $1,200,000. The Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the performance reserve are 67.5%, 67.5%, 1.35x and 9.1%, respectively.
(5)	In the case of Loan No. 4, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

Structural and Collateral Term Sheet	BMO 2026-5C15
Collateral Characteristics
Mortgaged Properties by Location(1)
				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)(4)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date/ARD LTV(2)(4)(5)
New York	13	$250,105,363	39.9%	1.93x	14.4%	55.1%	55.1%
New Jersey	5	70,913,274	11.3	1.76x	12.4%	62.2%	62.2%
California	4	66,500,000	10.6	1.54x	9.9%	65.9%	65.9%
Texas	9	38,687,517	6.2	2.36x	16.8%	50.7%	50.7%
Nevada	1	36,925,183	5.9	1.65x	11.1%	68.0%	68.0%
South Carolina	3	26,148,677	4.2	1.82x	19.6%	47.5%	45.0%
Illinois	12	22,579,677	3.6	1.67x	11.1%	66.4%	66.4%
Ohio	11	22,195,593	3.5	1.55x	10.5%	60.9%	60.9%
Indiana	6	20,634,714	3.3	1.86x	11.4%	63.1%	63.1%
Florida	8	20,629,820	3.3	1.31x	8.9%	65.0%	65.0%
Kentucky	3	12,568,885	2.0	1.38x	9.9%	64.2%	64.2%
Missouri	5	9,322,676	1.5	1.33x	8.8%	62.5%	62.5%
Alaska	1	7,090,000	1.1	1.27x	10.2%	67.3%	67.3%
Georgia	5	5,862,060	0.9	1.93x	10.6%	49.8%	49.8%
North Carolina	4	2,689,213	0.4	1.93x	10.6%	49.8%	49.8%
Michigan	4	2,159,874	0.3	1.93x	10.6%	49.8%	49.8%
Tennessee	4	1,914,125	0.3	1.93x	10.6%	49.8%	49.8%
Kansas	3	1,462,592	0.2	1.93x	10.6%	49.8%	49.8%
Alabama	2	1,424,326	0.2	1.93x	10.6%	49.8%	49.8%
Oklahoma	3	1,262,761	0.2	1.93x	10.6%	49.8%	49.8%
Virginia	5	1,096,944	0.2	1.93x	10.6%	49.8%	49.8%
Vermont	1	866,253	0.1	1.93x	10.6%	49.8%	49.8%
Pennsylvania	2	706,849	0.1	1.93x	10.6%	49.8%	49.8%
Washington	1	669,646	0.1	1.93x	10.6%	49.8%	49.8%
Mississippi	3	549,322	0.1	1.93x	10.6%	49.8%	49.8%
Louisiana	1	440,053	0.1	1.93x	10.6%	49.8%	49.8%
Wisconsin	2	438,140	0.1	1.93x	10.6%	49.8%	49.8%
Minnesota	1	150,936	0.0	1.93x	10.6%	49.8%	49.8%
Connecticut	1	95,664	0.0	1.93x	10.6%	49.8%	49.8%
Iowa	1	59,311	0.0	1.93x	10.6%	49.8%	49.8%
Total / Weighted Average:	124	$626,149,447	100.0%	1.80x	13.0%	58.7%	58.6%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts, individual appraised values, net cash flow or net operating income with respect to such individual mortgaged properties, as applicable.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 10, 11, 12, 13, 16, 17 and 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 4, 7, 11, 13 and 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s) or related mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 9, the Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a performance reserve amount of $1,200,000. The Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the performance reserve are 67.5%, 67.5%, 1.35x and 9.1%, respectively.
(5)	In the case of Loan No. 4, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

Structural and Collateral Term Sheet	BMO 2026-5C15
Collateral Characteristics
Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
$7,090,000	-	$9,999,999	4	31,010,000	5.0%	6.70471%	58	1.31x	9.0%	67.8%	67.8%
$10,000,000	-	$19,999,999	8	113,927,000	18.2	6.57417%	59	1.50x	10.2%	64.9%	64.9%
$20,000,000	-	$29,999,999	6	150,112,447	24.0	7.25157%	58	1.79x	14.5%	55.0%	54.6%
$30,000,000	-	$39,999,999	2	65,650,000	10.5	6.88846%	57	1.84x	13.3%	57.1%	57.1%
$40,000,000	-	$62,600,000	5	265,450,000	42.4	6.40698%	60	1.98x	13.6%	57.5%	57.5%
Total / Weighted Average:			25	$626,149,447	100.0%	6.70511%	59	1.80x	13.0%	58.7%	58.6%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
5.09677%(5)	-	5.99999%	3	$69,400,000	11.1%	5.33903%	59	1.85x	10.6%	55.9%	55.9%
6.00000%	-	6.49999%	7	184,250,000	29.4	6.28093%	59	1.54x	10.2%	66.4%	66.4%
6.50000%	-	6.99999%	7	173,520,000	27.7	6.77497%	59	1.70x	12.1%	61.7%	61.7%
7.00000%	-	7.99999%	6	149,017,000	23.8	7.07879%	59	2.06x	15.2%	52.5%	52.5%
8.00000%	-	9.12000%	2	49,962,447	8.0	8.80977%	56	2.25x	22.6%	42.1%	40.8%
Total / Weighted Average:			25	$626,149,447	100.0%	6.70511%	59	1.80x	13.0%	58.7%	58.6%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
60	25	$626,149,447	100.0%	6.70511%	59	1.80x	13.0%	58.7%	58.6%
Total / Weighted Average:	25	$626,149,447	100.0%	6.70511%	59	1.80x	13.0%	58.7%	58.6%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
54	-	60	25	$626,149,447	100.0%	6.70511%	59	1.80x	13.0%	58.7%	58.6%
Total / Weighted Average:			25	$626,149,447	100.0%	6.70511%	59	1.80x	13.0%	58.7%	58.6%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 10, 11, 12, 13, 16, 17 and 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 4, 7, 11, 13 and 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s) or related mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 9, the Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a performance reserve amount of $1,200,000. The Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the performance reserve are 67.5%, 67.5%, 1.35x and 9.1%, respectively.
(4)	In the case of Loan No. 4, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.
(5)	The Mortgage Interest Rate shown to full precision is 5.096767533%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

Structural and Collateral Term Sheet	BMO 2026-5C15
Collateral Characteristics
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Interest Only	24	$601,187,000	96.0%	6.60484%	59	1.80x	12.7%	59.2%	59.2%
300	1	24,962,447	4.0	9.12000%	58	1.82x	20.0%	47.4%	44.8%
Total / Weighted Average:	25	$626,149,447	100.0%	6.70511%	59	1.80x	13.0%	58.7%	58.6%

Remaining Amortization Term in Months

				Weighted Average
Range of Remaining Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Interest Only	24	$601,187,000	96.0%	6.60484%	59	1.80x	12.7%	59.2%	59.2%
298	1	24,962,447	4.0	9.12000%	58	1.82x	20.0%	47.4%	44.8%
Total / Weighted Average:	25	$626,149,447	100.0%	6.70511%	59	1.80x	13.0%	58.7%	58.6%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Interest Only	24	$601,187,000	96.0%	6.60484%	59	1.80x	12.7%	59.2%	59.2%
Amortizing Balloon	1	24,962,447	4.0	9.12000%	58	1.82x	20.0%	47.4%	44.8%
Total / Weighted Average:	25	$626,149,447	100.0%	6.70511%	59	1.80x	13.0%	58.7%	58.6%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)(3)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
1.20x	-	1.49x	14	$263,837,000	42.1%	6.62717%	59	1.33x	9.1%	66.4%	66.4%
1.50x	-	1.99x	7	219,712,447	35.1	6.45741%	59	1.82x	12.8%	59.5%	59.2%
2.00x	-	2.88x	4	142,600,000	22.8	7.23096%	58	2.64x	20.4%	43.2%	43.2%
Total / Weighted Average:			25	$626,149,447	100.0%	6.70511%	59	1.80x	13.0%	58.7%	58.6%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 10, 11, 12, 13, 16, 17 and 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 4, 7, 11, 13 and 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s) or related mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 9, the Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a performance reserve amount of $1,200,000. The Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the performance reserve are 67.5%, 67.5%, 1.35x and 9.1%, respectively.
(4)	In the case of Loan No. 4, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

Structural and Collateral Term Sheet	BMO 2026-5C15
Collateral Characteristics
LTV Ratios as of the Cut-off Date(1)(3)(4)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
36.8%	-	49.9%	5	$178,312,447	28.5%	7.04283%	58	2.39x	18.4%	44.0%	43.6%
50.0%	-	59.9%	2	46,500,000	7.4	6.65005%	57	2.30x	16.4%	51.8%	51.8%
60.0%	-	64.9%	7	150,170,000	24.0	6.82977%	59	1.53x	10.8%	63.0%	63.0%
65.0%	-	69.9%	9	228,917,000	36.6	6.44126%	60	1.46x	9.8%	67.4%	67.4%
70.0%	-	72.9%	2	22,250,000	3.6	5.98680%	56	1.37x	8.3%	72.2%	72.2%
Total / Weighted Average:			25	$626,149,447	100.0%	6.70511%	59	1.80x	13.0%	58.7%	58.6%

LTV Ratios as of the Maturity Date(1)(3)(4)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
36.8%	-	49.9%	5	$178,312,447	28.5%	7.04283%	58	2.39x	18.4%	44.0%	43.6%
50.0%	-	59.9%	2	46,500,000	7.4	6.65005%	57	2.30x	16.4%	51.8%	51.8%
60.0%	-	64.9%	7	150,170,000	24.0	6.82977%	59	1.53x	10.8%	63.0%	63.0%
65.0%	-	69.9%	9	228,917,000	36.6	6.44126%	60	1.46x	9.8%	67.4%	67.4%
70.0%	-	72.9%	2	22,250,000	3.6	5.98680%	56	1.37x	8.3%	72.2%	72.2%
Total / Weighted Average:			25	$626,149,447	100.0%	6.70511%	59	1.80x	13.0%	58.7%	58.6%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Defeasance	13	$290,562,447	46.4%	6.94783%	58	1.63x	12.4%	60.5%	60.3%
Defeasance or Yield Maintenance	8	175,937,000	28.1	6.36925%	58	1.88x	12.6%	57.2%	57.2%
Yield Maintenance	4	159,650,000	25.5	6.63347%	60	2.02x	14.3%	57.0%	57.0%
Total / Weighted Average:	25	$626,149,447	100.0%	6.70511%	59	1.80x	13.0%	58.7%	58.6%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Refinance	23	$547,149,447	87.4%	6.78516%	58	1.82x	13.2%	57.4%	57.3%
Acquisition	2	79,000,000	12.6	6.15064%	60	1.69x	11.2%	67.7%	67.7%
Total / Weighted Average:	25	$626,149,447	100.0%	6.70511%	59	1.80x	13.0%	58.7%	58.6%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 10, 11, 12, 13, 16, 17 and 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 4, 7, 11, 13 and 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s) or related mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 9, the Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a performance reserve amount of $1,200,000. The Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the performance reserve are 67.5%, 67.5%, 1.35x and 9.1%, respectively.
(4)	In the case of Loan No. 4, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

Structural and Collateral Term Sheet	BMO 2026-5C15
Collateral Characteristics
Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan/Property Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
1.02	BMO, 3650 Capital	3700 S Kedzie Avenue	Chicago, IL	Industrial	$5,501,746	0.9%	BMARK 2016-B6
1.03	BMO, 3650 Capital	401 East Elm Street	Clyde, OH	Industrial	$5,025,634	0.8%	BANK 2019-BN18
1.04	BMO, 3650 Capital	1351 S. Wheeling Road	Wheeling, IL	Industrial	$4,327,335	0.7%	CD 2017-CD4
1.06	BMO, 3650 Capital	3200 South Kilbourn Avenue	Chicago, IL	Industrial	$3,696,045	0.6%	CF 2019-CF2
4.04	BMO, UBS AG, WFB	590 Northport Parkway	Savannah, GA	Industrial	$1,576,325	0.3%	MTN 2022-LPFL
4.07	BMO, UBS AG, WFB	482 Chaney Avenue	Greenwood, IN	Industrial	$1,016,161	0.2%	MTN 2022-LPFL
4.08	BMO, UBS AG, WFB	5000 North Ridge Trail	Davenport, FL	Industrial	$1,011,909	0.2%	MTN 2022-LPFL
4.09	BMO, UBS AG, WFB	5005 Samuell Blvd.	Mesquite, TX	Industrial	$956,637	0.2%	MTN 2022-LPFL
4.10	BMO, UBS AG, WFB	635 Community Drive	South Burlington, VT	Industrial	$866,253	0.1%	MTN 2022-LPFL
4.14	BMO, UBS AG, WFB	1509 Leestown Road	Frankfort, KY	Industrial	$822,708	0.1%	MTN 2022-LPFL
4.15	BMO, UBS AG, WFB	1601 Brown Road	Orion, MI	Industrial	$818,456	0.1%	MTN 2022-LPFL
4.16	BMO, UBS AG, WFB	22525 West 167th Street	Olathe, KS	Industrial	$805,701	0.1%	MTN 2022-LPFL
4.17	BMO, UBS AG, WFB	1414 South Council Road	Oklahoma City, OK	Industrial	$791,883	0.1%	MTN 2022-LPFL
4.18	BMO, UBS AG, WFB	4690 Global Avenue NW	Concord, NC	Industrial	$788,694	0.1%	MTN 2022-LPFL
4.19	BMO, UBS AG, WFB	3466 Shippers Drive	Grand Rapids, MI	Industrial	$778,065	0.1%	MTN 2022-LPFL
4.20	BMO, UBS AG, WFB	4555 West Highway 146	Buckner, KY	Industrial	$746,177	0.1%	MTN 2022-LPFL
4.21	BMO, UBS AG, WFB	9780 Mopar Drive	Streetsboro, OH	Industrial	$735,548	0.1%	MTN 2022-LPFL
4.22	BMO, UBS AG, WFB	3779 Lake Shore Road	Hamburg, NY	Industrial	$722,792	0.1%	MTN 2022-LPFL
4.25	BMO, UBS AG, WFB	8951 Mirabel Road	Indianapolis, IN	Industrial	$652,639	0.1%	MTN 2022-LPFL
4.26	BMO, UBS AG, WFB	8411 Florida Mining Boulevard	Tampa, FL	Industrial	$639,884	0.1%	MTN 2022-LPFL
4.27	BMO, UBS AG, WFB	900 Hutchinson Place	Lebanon, TN	Industrial	$639,671	0.1%	MTN 2022-LPFL
4.28	BMO, UBS AG, WFB	5440 Haggerty Lane	LaFayette, IN	Industrial	$637,758	0.1%	MTN 2022-LPFL
4.29	BMO, UBS AG, WFB	5703 Mitchell Avenue	St. Joseph, MO	Industrial	$627,129	0.1%	MTN 2022-LPFL
4.30	BMO, UBS AG, WFB	1103 Powderhouse Road SE	Aiken, SC	Industrial	$612,248	0.1%	MTN 2022-LPFL
4.32	BMO, UBS AG, WFB	14001 Jetport Loop	Fort Myers, FL	Industrial	$594,178	0.1%	MTN 2022-LPFL
4.33	BMO, UBS AG, WFB	505 Morgan Lakes Industrial Blvd.	Savannah, GA	Industrial	$593,115	0.1%	MTN 2022-LPFL
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20

Structural and Collateral Term Sheet	BMO 2026-5C15
Collateral Characteristics
Previous Securitization History(1) (continued)

No.	Mortgage Loan Seller	Loan/Property Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
4.34	BMO, UBS AG, WFB	21200 Spring Plaza Drive	Spring, TX	Industrial	$588,863	0.1%	MTN 2022-LPFL
4.35	BMO, UBS AG, WFB	3058 Lakemont Blvd	Fort Mill, SC	Industrial	$573,982	0.1%	MTN 2022-LPFL
4.36	BMO, UBS AG, WFB	2000 Luna Road	Carrollton, TX	Industrial	$564,416	0.1%	MTN 2022-LPFL
4.37	BMO, UBS AG, WFB	101 North Campus Drive	Imperial, PA	Industrial	$467,689	0.1%	MTN 2022-LPFL
4.38	BMO, UBS AG, WFB	4651 Prosper Drive	Stow, OH	Industrial	$467,689	0.1%	MTN 2022-LPFL
4.39	BMO, UBS AG, WFB	5025 Tuggle Road	Memphis, TN	Industrial	$464,926	0.1%	MTN 2022-LPFL
4.40	BMO, UBS AG, WFB	450 Northpointe Court	Covington, LA	Industrial	$440,053	0.1%	MTN 2022-LPFL
4.41	BMO, UBS AG, WFB	1602 Vincent Drive	Sauget, IL	Industrial	$431,550	0.1%	MTN 2022-LPFL
4.42	BMO, UBS AG, WFB	8644 Polk Lane	Olive Branch, MS	Industrial	$430,062	0.1%	MTN 2022-LPFL
4.43	BMO, UBS AG, WFB	800 Lindale Industrial Parkway	Lindale, TX	Industrial	$425,172	0.1%	MTN 2022-LPFL
4.44	BMO, UBS AG, WFB	2465 Fontaine Street	Kenton, OH	Industrial	$418,794	0.1%	MTN 2022-LPFL
4.45	BMO, UBS AG, WFB	1430 South Wolf Road	Wheeling, IL	Industrial	$418,794	0.1%	MTN 2022-LPFL
4.46	BMO, UBS AG, WFB	2552 South 98th Street	Edwardsville, KS	Industrial	$416,669	0.1%	MTN 2022-LPFL
4.47	BMO, UBS AG, WFB	1000 Knell Road	Montgomery, IL	Industrial	$395,410	0.1%	MTN 2022-LPFL
4.48	BMO, UBS AG, WFB	747 Mill Park Drive	Lancaster, OH	Industrial	$393,284	0.1%	MTN 2022-LPFL
4.49	BMO, UBS AG, WFB	502 West Independence Drive	Edinburg, TX	Industrial	$391,158	0.1%	MTN 2022-LPFL
4.50	BMO, UBS AG, WFB	38401 Amrhein Road	Livonia, MI	Industrial	$389,032	0.1%	MTN 2022-LPFL
4.51	BMO, UBS AG, WFB	6101 SW 44th Street	Oklahoma City, OK	Industrial	$340,563	0.1%	MTN 2022-LPFL
4.52	BMO, UBS AG, WFB	700 Hudson Road	Griffin, GA	Industrial	$329,508	0.1%	MTN 2022-LPFL
4.53	BMO, UBS AG, WFB	685 Alliance Parkway	Hewitt, TX	Industrial	$319,092	0.1%	MTN 2022-LPFL
4.54	BMO, UBS AG, WFB	5101 West Waters Avenue	Tampa, FL	Industrial	$314,627	0.1%	MTN 2022-LPFL
4.55	BMO, UBS AG, WFB	1935 Blue Hills Drive	Roanoke, VA	Industrial	$310,376	0.05%	MTN 2022-LPFL
4.56	BMO, UBS AG, WFB	16211 Air Center Boulevard	Houston, TX	Industrial	$306,124	0.05%	MTN 2022-LPFL
4.57	BMO, UBS AG, WFB	8800 Studley Road	Mechanicsville, VA	Industrial	$278,488	0.04%	MTN 2022-LPFL
4.58	BMO, UBS AG, WFB	6 Konzen Court	Granite City, IL	Industrial	$270,197	0.04%	MTN 2022-LPFL
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21

Structural and Collateral Term Sheet	BMO 2026-5C15
Collateral Characteristics
Previous Securitization History(1) (continued)

No.	Mortgage Loan Seller	Loan/Property Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
4.59	BMO, UBS AG, WFB	5300 International Drive	Cudahy, WI	Industrial	$268,496	0.04%	MTN 2022-LPFL
4.60	BMO, UBS AG, WFB	1289 Walden Avenue	Cheektowaga, NY	Industrial	$265,733	0.04%	MTN 2022-LPFL
4.61	BMO, UBS AG, WFB	10551 N Congress Avenue	Kansas City, MO	Industrial	$265,733	0.04%	MTN 2022-LPFL
4.62	BMO, UBS AG, WFB	3736 Tom Andrews Road	Roanoke, VA	Industrial	$244,474	0.04%	MTN 2022-LPFL
4.63	BMO, UBS AG, WFB	2701 South 98th Street	Edwardsville, KS	Industrial	$240,222	0.04%	MTN 2022-LPFL
4.64	BMO, UBS AG, WFB	231 Theater Drive	Duncansville, PA	Industrial	$239,159	0.04%	MTN 2022-LPFL
4.65	BMO, UBS AG, WFB	3404 Cragmont Drive	Tampa, FL	Industrial	$227,467	0.04%	MTN 2022-LPFL
4.66	BMO, UBS AG, WFB	4 Liebich Lane	Halfmoon, NY	Industrial	$216,838	0.03%	MTN 2022-LPFL
4.67	BMO, UBS AG, WFB	4040 Business Park Court	Winston-Salem, NC	Industrial	$206,208	0.03%	MTN 2022-LPFL
4.68	BMO, UBS AG, WFB	1270 North Wilkening	Schaumburg, IL	Industrial	$193,453	0.03%	MTN 2022-LPFL
4.69	BMO, UBS AG, WFB	4472 Technology Drive	Rockford, IL	Industrial	$174,958	0.03%	MTN 2022-LPFL
4.70	BMO, UBS AG, WFB	28000 Five M Center Drive	Romulus, MI	Industrial	$174,321	0.03%	MTN 2022-LPFL
4.71	BMO, UBS AG, WFB	3383 Spirit Way	Green Bay, WI	Industrial	$169,644	0.03%	MTN 2022-LPFL
4.72	BMO, UBS AG, WFB	9667 Inter-Ocean Drive	Cincinnati, OH	Industrial	$161,565	0.03%	MTN 2022-LPFL
4.73	BMO, UBS AG, WFB	2427 Henry Road NW	Stewartville, MN	Industrial	$150,936	0.02%	MTN 2022-LPFL
4.74	BMO, UBS AG, WFB	1115 Regina Graeter Way	Cincinnati, OH	Industrial	$148,810	0.02%	MTN 2022-LPFL
4.75	BMO, UBS AG, WFB	831 Lone Star Drive	O'Fallon, MO	Industrial	$141,204	0.02%	MTN 2022-LPFL
4.76	BMO, UBS AG, WFB	4170 Columbia Road	Lebanon, OH	Industrial	$140,307	0.02%	MTN 2022-LPFL
4.77	BMO, UBS AG, WFB	6023 Century Oaks Drive	Chattanooga, TN	Industrial	$139,882	0.02%	MTN 2022-LPFL
4.78	BMO, UBS AG, WFB	2300 Westmoreland Street	Richmond, VA	Industrial	$138,181	0.02%	MTN 2022-LPFL
4.79	BMO, UBS AG, WFB	246 Glasson Drive	Corpus Christi, TX	Industrial	$136,055	0.02%	MTN 2022-LPFL
4.80	BMO, UBS AG, WFB	2759 North Garnett Road	Tulsa, OK	Industrial	$130,315	0.02%	MTN 2022-LPFL
4.81	BMO, UBS AG, WFB	1122 Stony Ridge Road	Charlottesville, VA	Industrial	$125,426	0.02%	MTN 2022-LPFL
4.82	BMO, UBS AG, WFB	5313 Majestic Parkway	Bedford Heights, OH	Industrial	$124,363	0.02%	MTN 2022-LPFL
4.83	BMO, UBS AG, WFB	2901 E Heartland Drive	Liberty, MO	Industrial	$118,611	0.02%	MTN 2022-LPFL
4.84	BMO, UBS AG, WFB	1900 Interstate Boulevard	Lakeland, FL	Industrial	$95,664	0.02%	MTN 2022-LPFL
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

Structural and Collateral Term Sheet	BMO 2026-5C15
Collateral Characteristics
Previous Securitization History(1) (continued)

No.	Mortgage Loan Seller	Loan/Property Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
4.85	BMO, UBS AG, WFB	50 Hollow Tree Lane	Newington, CT	Industrial	$95,664	0.02%	MTN 2022-LPFL
4.86	BMO, UBS AG, WFB	440 US Highway 49 South	Richland, MS	Industrial	$69,303	0.01%	MTN 2022-LPFL
4.87	BMO, UBS AG, WFB	7569 Golf Course Boulevard	Punta Gorda, FL	Industrial	$69,090	0.01%	MTN 2022-LPFL
4.88	BMO, UBS AG, WFB	4401 112th Street	Urbandale, IA	Industrial	$59,311	0.01%	MTN 2022-LPFL
4.89	BMO, UBS AG, WFB	105 Business Park Drive	Ridgeland, MS	Industrial	$49,958	0.01%	MTN 2022-LPFL
4.90	BMO, UBS AG, WFB	7019 High Grove Boulevard	Burr Ridge, IL	Industrial	$46,131	0.01%	MTN 2022-LPFL
7	BSPRT	Admiral's Cove	Haverstraw, NY	Multifamily	$30,650,000	4.9%	BSPDF 2025-FL2
10	BMO	Sunset View	Oceanside, CA	Multifamily	$25,000,000	4.0%	LNCR 2021-CRE6
12	BMO, 3650 Capital	Northwoods Mall	North Charleston, SC	Retail	$24,962,447	4.0%	CSFB 2002-CP3; JPMCC 2012-C6
17	BMO	The Landing	Long Beach, CA	Multifamily	$15,000,000	2.4%	FREMF 2019-KF62; LNCR 2025-CRE8
20	3650 Capital	Wilshire Medical Arts Building	Los Angeles, CA	Office	$11,500,000	1.8%	CGCMT 2016-GC36
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

Structural and Collateral Term Sheet	BMO 2026-5C15
Structural Overview
■ Certificates:	The “Certificates” will consist of the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class R certificates. The Certificates (other than the Class R certificates) are referred to as the “Regular Certificates”. The Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates are collectively referred to as the “Principal Balance Certificates”. The Class X-A, Class X-B and Class X-D certificates are collectively referred to as the “Class X Certificates”.
■ Accrual:	Each Class of Regular Certificates will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest.
■ Distributions:

The aggregate amount available for distribution to holders of the Certificates on each distribution date will be the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the mortgage loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, advances (with interest thereon), costs and expenses reimbursable or indemnifiable therefrom to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®.

On each Distribution Date, funds available for distribution to holders of the Certificates (exclusive of any portion thereof that represents (i) any yield maintenance charges and prepayment premiums collected on the mortgage loans and/or (ii) any excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date) (“Available Funds”) will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.              Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates: to interest on the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates, up to, and pro rata in accordance with, their respective interest entitlements.

2.              Class A-1, Class A-2 and Class A-3 certificates: to the extent of Available Funds allocable to principal received or advanced on the mortgage loans, (i) to principal on the Class A-1 certificates until their certificate balance is reduced to zero, then (ii) to principal on the Class A-2 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-1 certificates in clause (i) above, and then (iii) to principal on the Class A-3 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-1 and Class A-2 Certificates in clauses (i) and (ii) above. However, if the certificate balances of each and every class of the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates have been reduced to zero as a result of the allocation of mortgage loan losses and other unanticipated expenses to those certificates, then Available Funds allocable to principal will be distributed to the Class A-1, Class A-2 and Class A-3 certificates, pro rata, based on their respective certificate balances.

3.              Class A-1, Class A-2 and Class A-3 certificates: to reimburse the Class A-1, Class A-2 and Class A-3 certificates, pro rata, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balances of those classes, together with interest at their respective pass-through rates.

4.                Class A-S certificates: (i) first, to interest on the Class A-S certificates in the amount of their interest entitlement; (ii) next, to the extent of Available Funds allocable to principal remaining after distributions in respect of principal to each class of Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2 and Class A-3 certificates), to principal on the Class A-S certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class A-S certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

5.              Class B certificates: (i) first, to interest on the Class B certificates in the amount of their interest entitlement; (ii) next, to the extent of Available Funds allocable to principal remaining after distributions in respect of principal to each class of Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3 and Class A-S certificates), to principal on the Class B certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse Class B certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

6.              Class C certificates: (i) first, to interest on the Class C certificates in the amount of their interest entitlement; (ii) next, to the extent of Available Funds allocable to principal remaining after distributions in respect of principal to each class of Principal Balance Certificates with a higher

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

Structural and Collateral Term Sheet	BMO 2026-5C15
Structural Overview

principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class C certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

7.              After the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class A-S, Class B and Class C certificates are paid all amounts to which they are entitled on such Distribution Date, the remaining Available Funds will be used to pay interest to the Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates, and to pay principal to, and to reimburse (with interest) any unreimbursed losses to, the Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates, sequentially in order, and with respect to each such class of Principal Balance Certificates, in a manner analogous to the Class C certificates pursuant to clause 6 above.

■ Realized Losses:	The certificate balances of the Principal Balance Certificates will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to the related class on such Distribution Date. On each Distribution Date, any such losses will be applied to the respective classes of Principal Balance Certificates in the following order, in each case until the related certificate balance is reduced to zero: first to the Class J-RR certificates; second, to the Class G-RR certificates; third, to the Class F-RR certificates; fourth, to the Class E-RR certificates; fifth, to the Class D certificates; sixth, to the Class C certificates; seventh, to the Class B certificates; eighth, to the Class A-S certificates; and, finally pro rata, to the Class A-1, Class A-2 and Class A-3 certificates, based on their then current respective certificate balances. The notional amount of each class of Class X Certificates will be reduced to reflect reductions in the certificate balance(s) of the class (or classes, as applicable) of Corresponding Principal Balance Certificates as a result of allocations of losses realized on the mortgage loans to such class(es) of Principal Balance Certificates.
■ Prepayment Premiums and Yield Maintenance Charges:

On each Distribution Date, until the notional amounts of the Class X-A, Class X-B and Class X-D certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E-RR certificates have been reduced to zero, each yield maintenance charge collected on the mortgage loans during the related one-month collection period (or, in the case of an outside serviced mortgage loan, that accompanied a principal prepayment included in the Available Funds for such Distribution Date) is required to be distributed to holders of the Regular Certificates (excluding holders of the Class F-RR, Class G-RR and Class J-RR certificates) as follows: (a) first such yield maintenance charge will be allocated among (i) the group (the “YM Group A”) comprised of the Class A-1, Class A-2, Class A-3 and Class X-A certificates, (ii) the group (the “YM Group A-S/B/C”) comprised of the Class A-S, Class B, Class C and Class X-B certificates, (iii) the group (the “YM Group D”) comprised of the Class D, and Class X-D certificates, and (iv) the group (the “YM Group E-RR”, and the YM Group A, the YM Group A-S/B/C, the YM Group D and the YM Group E-RR, collectively, the “YM Groups”), comprised solely of the Class E-RR certificates, pro rata, based upon the aggregate amount of principal distributed to the class or classes of Principal Balance Certificates in each YM Group on such Distribution Date, and (b) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the classes of Regular Certificates in such YM Group, in the following manner: (i) each class of Principal Balance Certificates in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (X) a fraction whose numerator is the amount of principal distributed to such class of Principal Balance Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates in that YM Group on such Distribution Date, (Y) except in the case of any YM Group comprised solely of one or more classes of Principal Balance Certificates (for each of which classes the value of this clause (Y) is one (1)), the Base Interest Fraction (as defined in the Preliminary Prospectus) for the related principal prepayment and such class of Principal Balance Certificates, and (Z) the portion of such yield maintenance charge allocated to such YM Group, and (ii) the portion of such yield maintenance charge allocated to such YM Group and remaining after such distributions with respect to the Principal Balance Certificates in such YM Group will be distributed to the class of Class X Certificates (if any) in such YM Group. If there is more than one class of Principal Balance Certificates in any YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes, the aggregate portion of such yield maintenance charges allocated to such YM Group will be allocated among all such classes of Principal Balance Certificates up to, and on a pro rata basis in accordance with, their respective entitlements to those yield maintenance charges in accordance with the prior sentence of this paragraph.

If a prepayment premium (calculated as a percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

Structural and Collateral Term Sheet	BMO 2026-5C15
Structural Overview

Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents. After the notional amounts of the Class X-A, Class X-B and Class X-D certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E-RR certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be allocated among the holders of the Class F-RR, Class G-RR and Class J-RR certificates as provided in the BMO 2026-5C15 pooling and servicing agreement. No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class R certificates. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Preliminary Prospectus. See also “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the Preliminary Prospectus.

■ Advances:	The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances with respect to each mortgage loan in the issuing entity and, with respect to all of the mortgage loans serviced under the BMO 2026-5C15 pooling and servicing agreement, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan and, in the case of servicing advances, any related companion loans as described below. P&I advances are subject to reduction in connection with any appraisal reductions that may occur. The special servicer will have no obligation to make any advances, provided that, in an urgent or emergency situation requiring the making of a property protection advance, the special servicer may, in its sole discretion, make a property protection advance and will be entitled to reimbursement from the master servicer for such advance. The master servicer, the special servicer and the trustee will each be entitled to receive interest on advances they make at the prime rate (and, solely in the case of the master servicer, subject to a floor of 2.0% per annum), compounded annually.
■ Serviced Mortgage Loans/Outside Serviced Mortgage Loans:

One or more whole loans may each constitute an “outside serviced whole loan”, in which case (as identified under “Collateral Characteristics—Pari Passu Companion Loan Summary” above), the BMO 2026-5C15 pooling and servicing agreement is not the Controlling Pooling/Trust & Servicing Agreement (the “Controlling Servicing Agreement”), and each related mortgage loan constitutes an “outside serviced mortgage loan,” each related companion loan constitutes an “outside serviced companion loan,” and each related Controlling Servicing Agreement constitutes an “outside servicing agreement.”

One or more whole loans may be identified in the Preliminary Prospectus as a “servicing shift whole loan”, in which case the related mortgage loan constitutes a “servicing shift mortgage loan” and each related companion loan constitutes a “servicing shift companion loan”. Any servicing shift whole loan will initially be serviced pursuant to the BMO 2026-5C15 pooling and servicing agreement during which time such mortgage loan, such whole loan and each related companion loan will be a serviced mortgage loan, a serviced whole loan and a serviced companion loan (each as defined below), respectively. However, upon the inclusion of the related controlling pari passu companion loan in a future securitization transaction, the servicing of such mortgage loan will shift to the servicing agreement governing such securitization transaction, and such mortgage loan, such whole loan and each related companion loan will be an outside serviced mortgage loan, an outside serviced whole loan and an outside serviced companion loan, respectively.

All of the mortgage loans transferred to the issuing entity (other than any outside serviced mortgage loan) are sometimes referred to in this Term Sheet as the “serviced mortgage loans” and, together with any related companion loans, as the “serviced loans” (which signifies that they are being serviced by the master servicer and the special servicer under the BMO 2026-5C15 pooling and servicing agreement); each related whole loan constitutes a “serviced whole loan”; and each related companion loan constitutes a “serviced companion loan.” See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

■ Appraisal Reduction Amounts:

An Appraisal Reduction Amount generally will be created with respect to a required appraisal loan (which is a serviced loan as to which certain defaults, modifications or insolvency events have occurred (as further described in the Preliminary Prospectus)) in the amount, if any, by which the principal balance of such required appraisal loan, plus other amounts overdue or advanced in connection with such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property (subject to certain downward adjustments permitted under the BMO 2026-5C15 pooling and servicing agreement) plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan; provided that, if so provided in the related co-lender agreement, the holder of a subordinate companion loan may be permitted to post cash or a letter of credit to offset some or all of an Appraisal Reduction Amount. In the case of an outside serviced mortgage loan, any Appraisal Reduction Amounts will be calculated pursuant to, and by a party to, the related outside servicing agreement. In general, any Appraisal Reduction Amount calculated with

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C15
Structural Overview

respect to a whole loan will be allocated first, to any related subordinate companion loan(s) (up to the outstanding principal balance(s) thereof), and then, to the related mortgage loan and any related pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. As a result of an Appraisal Reduction Amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which (to the extent of the reduction in such P&I advance) will have the effect of reducing the amount of interest available to the most subordinate class(es) of Certificates then outstanding (i.e., first, to the Class J-RR certificates, then, to the Class G-RR certificates, then, to the Class F-RR certificates, then, to the Class E-RR certificates, then, to the Class D certificates, then, to the Class C certificates, then, to the Class B certificates, then, to the Class A-S certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates). In general, a serviced loan will cease to be a required appraisal loan, and no longer be subject to an Appraisal Reduction Amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such serviced loan to be a required appraisal loan.

For various purposes under the BMO 2026-5C15 pooling and servicing agreement (including, with respect to the Principal Balance Certificates, for purposes of determining the Non-Reduced Certificates and the Controlling Class, as well as the occurrence of a Control Termination Event and an Operating Advisor Consultation Trigger Event), any Appraisal Reduction Amounts in respect of or allocated to the mortgage loans will be allocated to notionally reduce the certificate balances of the Principal Balance Certificates as follows: first, to the Class J-RR, Class G-RR, Class F-RR, Class E-RR, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related certificate balance is notionally reduced to zero; and then to the Class A-1, Class A-2 and Class A-3 certificates, pro rata based on certificate balance.

■ Cumulative Appraisal Reduction Amounts:

A “Cumulative Appraisal Reduction Amount”, as calculated as of any date of determination by the special servicer with respect to any mortgage loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loans, any Collateral Deficiency Amount then in effect. With respect to any class of certificates, references to any Cumulative Appraisal Reduction Amount allocable thereto mean the aggregate portion of any Appraisal Reduction Amounts and/or Collateral Deficiency Amounts comprising such Cumulative Appraisal Reduction Amount that are allocable to such class under the Pooling and Servicing Agreement.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of an outside serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. For purposes of determining the identity of the Controlling Class and the existence of a Control Termination Event and an Operating Advisor Consultation Trigger Event, Collateral Deficiency Amounts will be allocable to the respective classes of Control Eligible Certificates (as defined below), in reverse alphabetical order of class designation, in a manner similar to the allocation of Appraisal Reduction Amounts to such classes.

“AB Modified Loan” means any corrected mortgage loan (1) that became a corrected mortgage loan (which includes for purposes of this definition any outside serviced mortgage loan that became a “corrected” mortgage loan (or any term substantially similar thereto) pursuant to the related outside servicing agreement) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the trust or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

■ Age of Appraisals:

Appraisals (which can be an update of a prior appraisal) with respect to a serviced loan are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Preliminary Prospectus.

■ Sale of Defaulted Loans:	There will be no “Fair Market Value Purchase Option”. Instead, defaulted mortgage loans will be sold in a process similar to the sale process for REO property. With respect to an outside serviced whole loan, the party acting as special servicer with respect to such outside serviced whole loan pursuant to the related outside servicing agreement (the “outside special servicer”) may offer to sell to any person (or may offer to purchase) for cash such outside serviced whole loan in accordance with the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C15
Structural Overview
terms of the related outside servicing agreement during such time as such outside serviced whole loan constitutes a defaulted mortgage loan qualifying for sale thereunder and, in connection with any such sale, the related outside special servicer is required to sell both the applicable outside serviced mortgage loan and the related outside serviced pari passu companion loan(s) and, if so provided in the related co-lender agreement or the Controlling Servicing Agreement, any related subordinate companion loan(s), together as one defaulted loan.
■ Directing Holder:

The “Directing Holder” with respect to any mortgage loan or whole loan serviced under the BMO 2026-5C15 pooling and servicing agreement will be:

●                except (i) with respect to an excluded mortgage loan, (ii) with respect to a serviced whole loan as to which the Controlling Note is held outside the issuing entity (sometimes referred to in this Term Sheet as a “serviced outside controlled whole loan”), and (iii) during any period that a Control Termination Event has occurred and is continuing, the Controlling Class Representative; and

●                 with respect to any serviced outside controlled whole loan (which may include a servicing shift whole loan or any other serviced whole loan with a controlling companion loan held outside the issuing entity), if and for so long as such holder is entitled under the related co-lender agreement to exercise consent rights similar to those entitled to be exercised by the Controlling Class Representative, the holder of the related Controlling Note (during any such period, the “outside controlling note holder”).

The applicable directing holder (or equivalent party) with respect to any outside serviced mortgage loan will be, in general, (i) in the event the related Controlling Note is included in the subject outside securitization transaction, the controlling class representative (or equivalent entity) under the related outside servicing agreement, and (ii) in all other cases, the third party holder of the related Controlling Note or its representative (which may be a controlling class representative (or equivalent entity) under a separate securitization transaction to which such note has been transferred (if any)), as provided in the related co-lender agreement.

An “excluded mortgage loan” is, if the Controlling Class Representative is the Directing Holder with respect to the subject mortgage loan, a mortgage loan or related whole loan with respect to which the Controlling Class Representative or the holder(s) of more than 50% of the Controlling Class (by certificate balance) is (or are) a Borrower Party (as defined in the Preliminary Prospectus).

■ Controlling Class Representative:

The “Controlling Class Representative” will be the controlling class certificateholder or other representative designated by at least a majority of the controlling class certificateholders by certificate balance. The “Controlling Class” is, as of any time of determination, the most subordinate class of the Control Eligible Certificates that has an outstanding certificate balance as notionally reduced by any Cumulative Appraisal Reduction Amount allocable to such class, at least equal to 25% of the initial certificate balance of that class of certificates; provided that (except under the circumstances set forth in the next proviso) if no such class meets the preceding requirement, then the Class F-RR certificates will be the controlling class; provided, further, however, that if, at any time, the aggregate outstanding certificate balance of the classes of Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts), then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates with an outstanding certificate balance greater than zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts). The “Control Eligible Certificates” consist of the Class F-RR, Class G-RR and Class J-RR certificates. See “The Pooling and Servicing Agreement—Directing Holder” in the Preliminary Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative. No person may exercise any of the rights and powers of the Controlling Class Representative with respect to an excluded mortgage loan.

On the Closing Date, 3650 Capital, is expected to (i) acquire and retain (directly or through one or more of its majority-owned affiliates) the Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates, and (ii) to appoint itself or an affiliate as the initial Controlling Class Representative.

■ Control Termination Event:

A “Control Termination Event” will, with respect to any mortgage loan, either (a) occur when none of the classes of the Control Eligible Certificates has an outstanding certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to such class) that is at least equal to 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described below; provided, however, that a Control Termination Event will in no event exist at any time that the certificate balance of each class of the Principal Balance Certificates senior to the Control Eligible Certificates (without regard to the allocation of Cumulative Appraisal Reduction Amounts) has been reduced to zero. With respect to excluded mortgage loans as to which the Controlling Class Representative would otherwise be the Directing Holder, a Control Termination Event will be deemed to exist.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C15
Structural Overview

The holders of Certificates representing the majority of the certificate balance of the most senior class of Control Eligible Certificates whose certificate balance is notionally reduced to less than 25% of the initial certificate balance of that class as a result of an allocation of an Appraisal Reduction Amount or a Collateral Deficiency Amount, as applicable, to such class will have the right to challenge the Special Servicer’s Appraisal Reduction Amount determination or a Collateral Deficiency Amount determination, as applicable, and, at their sole expense, obtain a second appraisal for any serviced loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount, under the circumstances described in the Preliminary Prospectus.

■ Consultation Termination Event:	A “Consultation Termination Event” will, with respect to any mortgage loan, either (a) occur when none of the classes of Control Eligible Certificates has an outstanding certificate balance, without regard to the allocation of any Cumulative Appraisal Reduction Amount, that is equal to or greater than 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described below; provided, however, that a Consultation Termination Event will in no event exist at any time that the certificate balance of each class of the Principal Balance Certificates senior to the Control Eligible Certificates (without regard to the allocation of Cumulative Appraisal Reduction Amounts) has been reduced to zero. With respect to excluded mortgage loans as to which the Controlling Class Representative would otherwise be a Consulting Party, a Consultation Termination Event will be deemed to exist.
■ Control/Consultation Rights:

With respect to any Serviced Loan, the applicable Directing Holder will be entitled to have consent and/or consultation rights under the BMO 2026-5C15 pooling and servicing agreement with respect to certain major decisions (including with respect to assumptions, waivers, certain loan modifications and workouts) and other matters with respect to each serviced loan.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the Controlling Class Representative will terminate, and the Controlling Class Representative will retain non-binding consultation rights under the BMO 2026-5C15 pooling and servicing agreement with respect to certain major decisions and other matters with respect to the serviced mortgage loans, other than (i) any excluded mortgage loan and (ii) any serviced outside controlled whole loan.

After the occurrence and during the continuance of a Consultation Termination Event, all of these rights of the Controlling Class Representative with respect to the applicable serviced loans will terminate.

With respect to any serviced outside controlled whole loan (including any servicing shift whole loan for so long as it is serviced under the BMO 2026-5C15 pooling and servicing agreement), the holder of the related Controlling Note or its representative (which holder or representative will not be the Controlling Class Representative) will instead be entitled to exercise the above-described consent and consultation rights, to the extent provided under the related co-lender agreement.

With respect to each outside serviced whole loan, the applicable outside controlling class representative or other related controlling noteholder pursuant to, and subject to the limitations set forth in, the related outside servicing agreement and the related co-lender agreement will have consent, consultation, approval and direction rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such outside serviced whole loan, as provided for in the related co-lender agreement and in the related outside servicing agreement. To the extent permitted under the related co-lender agreement, the Controlling Class Representative (so long as a Consultation Termination Event does not exist) may have certain consultation rights with respect to each outside serviced whole loan.

See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

■ Termination of Special Servicer:

At any time, the special servicer (but not any outside special servicer for any outside serviced whole loan) may be removed and replaced by the applicable Directing Holder, if any, with or without cause upon satisfaction of certain conditions specified in the BMO 2026-5C15 pooling and servicing agreement.

After the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the Regular Certificates (without regard to the application of any Appraisal Reduction Amounts) may request a vote to replace the special servicer (with respect to all of the serviced loans other than any serviced outside controlled whole loan). The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 66-2/3% of the voting rights allocable to the Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum voted on the matter), or (b) more than 50% of the voting rights of each class of Certificates that are Non-Reduced Certificates vote affirmatively to so replace.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

Structural and Collateral Term Sheet	BMO 2026-5C15
Structural Overview

“Non-Reduced Certificates” means each class of Principal Balance Certificates that has an outstanding certificate balance as may be notionally reduced by any Appraisal Reduction Amounts allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate balance of that class of certificates minus all principal payments made on such class of certificates.

Notwithstanding the foregoing, but subject to the discussion in the next paragraph, solely with respect to a serviced outside controlled whole loan (including any servicing shift whole loan, for so long as it is serviced pursuant to the BMO 2026-5C15 pooling and servicing agreement), only the holder of the related Controlling Note or its representative may terminate the special servicer without cause (solely with respect to the related whole loan) and appoint a replacement special servicer for that whole loan.

If the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the certificateholders (as a collective whole), the operating advisor will have the right to recommend the replacement of the special servicer with respect to the serviced loans, resulting in a solicitation of a certificateholder vote. The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of at least a majority of the aggregate outstanding principal balance of the Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) vote affirmatively to so replace.

“Certificateholder Quorum” means a quorum that: (a) for purposes of a vote to terminate and replace the special servicer or the asset representations reviewer at the request of the holders of Certificates evidencing not less than 25% of the voting rights (without regard to the application of any Appraisal Reduction Amounts), consists of the holders of Certificates evidencing at least 50% of the voting rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the certificate balances of the respective classes of Principal Balance Certificates) of all of the Regular Certificates, on an aggregate basis; and (b) for purposes of a vote to terminate and replace the special servicer based on a recommendation of the operating advisor, consists of the holders of Certificates evidencing at least 20% of the aggregate of the outstanding principal balances of all Certificates, with such quorum including at least (3) holders and/or beneficial owners of Certificates that are not “affiliated” (as defined in Regulation RR) with each other.

The related outside special servicer under each outside servicing agreement generally may be (or, if the applicable outside servicing agreement has not yet been executed, it is anticipated that such outside special servicer may be) replaced by the related outside controlling class representative (or an equivalent party), or the vote of the requisite holders of certificates issued, under the applicable outside servicing agreement (depending on whether or not the equivalent of a control termination event or a consultation termination event exists under that outside servicing agreement) or by any applicable other controlling noteholder under the related co-lender agreement in a manner generally similar to the manner in which the special servicer may be replaced under the BMO 2026-5C15 pooling and servicing agreement as described above in this “Termination of Special Servicer” section (although there will be differences, in particular as regards certificateholder votes and the timing of when an outside special servicer may be terminated based on the recommendation of an operating advisor).

If the special servicer, to its knowledge, becomes a Borrower Party with respect to a mortgage loan, the special servicer will not be permitted to act as special servicer with respect to that mortgage loan. Subject to certain limitations described in the Preliminary Prospectus, any applicable Directing Holder will be entitled to appoint a replacement special servicer for that mortgage loan. If there is no applicable Directing Holder or if the applicable Directing Holder does not take action to appoint a replacement special servicer within the requisite time period, a replacement special servicer will be appointed in the manner specified in the BMO 2026-5C15 pooling and servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

Structural and Collateral Term Sheet	BMO 2026-5C15
Structural Overview
■ Voting Rights:

At all times during the term of the BMO 2026-5C15 pooling and servicing agreement, the voting rights for the Certificates (the “voting rights”) will be allocated among the respective classes of certificateholders in the following percentages:

(1)                    1% in the aggregate in the case of the respective classes of the Class X Certificates, allocated pro rata based upon their respective notional amounts as of the date of determination (for so long as the notional amount of at least one class of the Class X Certificates is greater than zero), and

(2)                    in the case of any class of Principal Balance Certificates, a percentage equal to the product of 99% (or, if the notional amounts of all classes of the Class X Certificates have been reduced to zero, 100%) and a fraction, the numerator of which is equal to the certificate balance of such class of Principal Balance Certificates as of the date of determination, and the denominator of which is equal to the aggregate of the certificate balances of all classes of the Principal Balance Certificates, in each case, as of the date of determination, provided, that in certain circumstances described under “The Pooling and Servicing Agreement” in the Preliminary Prospectus, voting rights will only be exercisable by holders of Certificates that are Non-Reduced Certificates and/or may otherwise be exercisable or allocated in a manner that takes into account the allocation of Appraisal Reduction Amounts.

The voting rights of any class of certificates are required to be allocated among certificateholders of such class in proportion to their respective percentage interests.

The Class R certificates will not be entitled to any voting rights.

■ Servicing Compensation:

Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Preliminary Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e. reimburse the trust for certain expenses, including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan but not yet reimbursed to the trust or servicers or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or special servicer. Within any prior 12-month period, all such excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by the special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan or related REO property; provided, that if the serviced mortgage loan ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such serviced mortgage loan ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such serviced mortgage loan ceased to be a corrected loan within 18 months of it becoming a modified mortgage loan.

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (including special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the special servicer or to pay certain expenses (including special servicing fees, workout fees and liquidation fees) that are still outstanding on the related mortgage loan, and any excess received with respect to a serviced loan will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% (or 0.50% with respect to the Deptford Mall mortgage loan) or (b) with respect to any serviced mortgage loan (or related serviced whole loan, if applicable) or related REO Property, such lesser rate as would result in a liquidation fee of $1,000,000, for each serviced loan that is a specially serviced loan and any REO property, subject in any case to a minimum liquidation fee of $25,000. For any serviced loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% (or 0.50% with respect to the Deptford Mall mortgage loan) and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than (i) default interest and (ii) any “excess interest” accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date) on the related serviced loan (or related serviced

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

Structural and Collateral Term Sheet	BMO 2026-5C15
Structural Overview

whole loan, if applicable) from the date such serviced loan becomes a corrected loan through and including the then related maturity date, subject in any case to a minimum workout fee of $25,000.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within 90 days of the maturity default, but the special servicer may collect and retain appropriate fees from the related borrower in connection with the subject liquidation or workout.

In the case of an outside serviced whole loan, calculation of the foregoing amounts payable to the related outside servicer or outside special servicer may be different than as described above. For example, the extent to which modification fees and penalty fees are applied to offset expenses may be different and liquidation fees and workout fees may be subject to different caps or no caps.

■ Operating Advisor:

The operating advisor will, in general and under certain circumstances described in the Preliminary Prospectus, have the following rights and responsibilities with respect to the serviced mortgage loans:

●        reviewing the actions of the special servicer with respect to specially serviced loans and with respect to certain major decisions regarding non-specially serviced loans as to which the operating advisor has consultation rights;

●           reviewing reports provided by the special servicer to the extent set forth in the BMO 2026-5C15 pooling and servicing agreement;

●           reviewing for accuracy certain calculations made by the special servicer;

●       issuing an annual report generally setting forth, among other things, its assessment of whether the special servicer is performing its duties in compliance with the servicing standard and the BMO 2026-5C15 pooling and servicing agreement and identifying any material deviations therefrom;

●          recommending the replacement of the special servicer if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the certificateholders (as a collective whole); and

●      after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, consulting on a non-binding basis with the special servicer with respect to certain major decisions (and such other matters as are set forth in the BMO 2026-5C15 pooling and servicing agreement) in respect of the applicable serviced mortgage loan(s) and/or related companion loan(s).

An “Operating Advisor Consultation Trigger Event” will occur when the aggregate outstanding certificate balance of the HRR Certificates (as notionally reduced by any Cumulative Appraisal Reduction Amounts then allocable to the HRR Certificates) is 25% or less of the initial aggregate certificate balance of the HRR Certificates. With respect to excluded mortgage loans, an Operating Advisor Consultation Trigger Event will be deemed to exist.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the BMO 2026-5C15 pooling and servicing agreement with respect to any outside serviced mortgage loan or any related REO property.

The operating advisor will be subject to termination and replacement if the holders of at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such termination and replacement is affirmatively voted for by the holders of more than 50% of the voting rights allocable to the Non-Reduced Certificates of those holders that exercise their right to vote (provided that holders entitled to exercise at least 50% of the voting rights allocable to the Non-Reduced Certificates exercise their right to vote within 180 days of the initial request for a vote). The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

See “The Pooling and Servicing Agreement—Operating Advisor” in the Preliminary Prospectus.

■ Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. An asset review will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 30.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO mortgage loans) held by the issuing entity as of the end of the applicable collection period are at least 60 days delinquent in respect of their related monthly payments or balloon payment, if any (for

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

Structural and Collateral Term Sheet	BMO 2026-5C15
Structural Overview

purposes of this paragraph, “delinquent loans”) or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the aggregate outstanding principal balance of such delinquent loans constitutes at least 20% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO mortgage loans) held by the issuing entity as of the end of the applicable collection period.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice of such request to all certificateholders and the asset representations reviewer by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the affirmative vote of certificateholders evidencing at least 75% of the voting rights allocable to those holders that exercise their right to vote (provided that holders representing the applicable Certificateholder Quorum exercise their right to vote within 180 days of the initial request for a vote), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the BMO 2026-5C15 pooling and servicing agreement by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “The Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

■ Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the BMO 2026-5C15 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) with respect to a mortgage loan is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner of Certificates wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner of Certificates does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In addition, any other certificateholder or certificate owner of Certificates may deliver, within the time frame provided in the BMO 2026-5C15 pooling and servicing agreement, a written notice requesting the right to participate in any dispute resolution consultation that is conducted by the enforcing servicer following the enforcing servicer’s receipt of the notice described in the preceding sentence.

“Resolved” means, with respect to a Repurchase Request, (i) that any material breach of representations and warranties or a material document defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a “loss of value payment”, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the BMO 2026-5C15 pooling and servicing agreement. See “The Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

■ Liquidated Loan Waterfall:	Upon liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied (after allocation to offset certain advances and expenses) so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

Structural and Collateral Term Sheet	BMO 2026-5C15
Structural Overview
that was not advanced as a result of Appraisal Reduction Amounts and any interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan.
■ Credit Risk Retention:

This securitization transaction will be subject to the credit risk retention rules of Section 15G of the Securities Exchange Act of 1934, as amended. An economic interest in the credit risk of the mortgage loans in this securitization transaction is expected to be retained pursuant to risk retention regulations (as codified at 17 CFR Part 246) promulgated under Section 15G (“Regulation RR”), as an “eligible horizontal residual interest” in the form of the HRR Certificates. 3650 Capital will act as retaining sponsor under Regulation RR for this securitization transaction and is expected, on the closing date, to satisfy its risk retention obligation through the acquisition and retention (directly or through one or more of its majority-owned affiliates) of all of the HRR Certificates. For a further discussion of the manner in which the credit risk retention requirements are expected to be satisfied by 3650 Capital, as retaining sponsor for this securitization transaction, see “Credit Risk Retention” in the Preliminary Prospectus.

■ Investor Communications:	The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the BMO 2026-5C15 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the BMO 2026-5C15 pooling and servicing agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
■ Deal Website:

The certificate administrator will maintain a deal website including, but not limited to:

●                 all special notices delivered.

●                 summaries of final asset status reports.

●                 all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates.

●                 an “Investor Q&A Forum” and a voluntary investor registry.

■ Cleanup Call:

On any Distribution Date on which the aggregate unpaid principal balance of the mortgage loans (including mortgage loans as to which the related mortgaged properties have become REO properties) remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date (excluding for the purposes of this calculation, the unpaid principal balance of any mortgage loan with an anticipated repayment date, but in such case only if the option described above is exercised after the Distribution Date related to the collection period in which the corresponding anticipated repayment date occurs), certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E-RR certificates and the notional amounts of the Class X-A, Class X-B and Class X-D certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the BMO 2026-5C15 pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class R certificates) for the mortgage loans remaining in the issuing entity, as further described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in the Preliminary Prospectus.

The Publicly Offered Certificates involve certain risks and may not be suitable for all investors. For information regarding certain risks associated with an investment in the Publicly Offered Certificates, see “Summary of Risk Factors” and “Risk Factors” in the Preliminary Prospectus. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 1 – Cannon Industrial Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 1 – Cannon Industrial Portfolio

Sun Valley
Spanish Springs
Northeast Reno
Northwest Reno
Sparks
RENO
West Reno
PAH RAH MTN RANGE
STOREY COUNTY
WASHOE COUNTY
TOIYABE NATIONAL FOREST
4

DETROIT
WINDSOR
Ann Arbor
Taylor
ONTARIO
MICHIGAN
Lake Erie
Monroe
TOLEDO
Port Clinton
Maumee
Sandusky
Lorain
CLEVELAND
Mentor
Euclid
Bowling Green
Fremont
Clyde
Vermilion
Elyria
Parma
Strongsville
5
Bellevue
Norwalk
Fostoria
Tiffin
Medina
Cuyahoga Falls
Findlay
OHIO
AKRON
Bucyrus
Ashland
Wooster
Canton
Mansfield
Massillon
Marion
New Philadelphia
Bellefontaine
Mount Vernon

Mundelein
Libertyville
Crystal Lake
Cary
Lake Forest
Vernon Hills
Lincolnshire
Algonquin
Lake Zurich
Buffalo Grove
Highland Park
Barrington
Wheeling
Barrington Hills
Palatine
7
Northbrook
Glencoe
Lake Michigan
Carpentersville
Arlington Hts.
Wilmette
Glenview
Mt Prospect
Elgin
Hoffman Estates
Elk Grove Village
Des Plaines
Evanston
Skokie
Schaumburg
Park Ridge
South Elgin
Bartlett
Carol Stream
St. Charles
Glendale Heights
Addison
Melrose Park
Oak Park
Wheaton
Elmhurst
Loop
Glen Ellyn
Lombard
6
Cicero
1
West Chicago
Batavia
Broadview
2
Berwyn
3
North Aurora
Warrenville
CHICAGO
Naperville
Lisle
Downers Grove
Hinsdale
Aurora
Woodridge
Burr Ridge
Burbank
Bolingbrook
Oak Lawn
Oswego
Palos Hills
Orland Park
Oak Forest
Harvey
Calumet City
Romeoville

Cannon Industrial Portfolio

1	3200 South Kilbourn Avenue	Chicago, IL
2	4400 West 35th Place	Chicago, IL
3	3700 South Kedzie Avenue	Chicago, IL
4	9295 & 9315 Prototype Drive	Reno, NV
5	401 East Elm Street	Clyde, OH
6	1900 South 25th Avenue	Broadview, IL
7	1351 South Wheeling Road	Wheeling, IL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 1 – Cannon Industrial Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	BMO, 3650 Capital	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$62,600,000	Title:	Fee
Cut-off Date Principal Balance(1):	$62,600,000	Property Type – Subtype(5):	Industrial – Various
% of IPB:	9.998%	Net Rentable Area (SF):	2,590,325
Loan Purpose:	Acquisition	Location(5):	Various, Various
Borrowers(2):	Various	Year Built / Renovated(5):	Various / Various
Borrower Sponsors:	Kamyar Mateen and Tyler Mateen	Occupancy:	92.6%
Interest Rate:	6.24250%	Occupancy Date(6):	Various
Note Date:	5/20/2026	4th Most Recent NOI (As of)(7):	NAV
Maturity Date:	6/6/2031	3rd Most Recent NOI (As of)(7):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(7):	NAV
Original Term:	60 months	Most Recent NOI (As of)(7):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	92.5%
Amortization Type:	Interest Only	UW Revenues:	$20,343,337
Call Protection(3):	L(24),D(30),O(6)	UW Expenses:	$610,300
Lockbox / Cash Management:	Hard / In-Place	UW NOI:	$19,733,037
Additional Debt(1):	Yes	UW NCF:	$18,567,391
Additional Debt Balance(1):	$114,900,000	Appraised Value / Per SF:	$261,100,000 / $101
Additional Debt Type(1):	Pari Passu	Appraisal Date(8):	Various

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$69
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$69
Insurance:	$0	Springing	N/A	Cut-off Date LTV(8):	68.0%
Deferred Maintenance:	$475,800	$0	N/A	Maturity Date LTV(8):	68.0%
Broadview Reserve Fund:	$0	Springing	N/A	UW NCF DSCR:	1.65x
				UW NOI Debt Yield:	11.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$177,500,000	72.8%	Purchase Price	$240,000,000	98.4%
Borrower Sponsor Equity	66,309,757	27.2	Closing Costs(9)	3,333,957	1.4
			Upfront Reserves	475,800	0.2
Total Sources	$243,809,757	100.0%	Total Uses	$243,809,757	100.0%
(1)	The Cannon Industrial Portfolio Mortgage Loan (as defined below) is part of the Cannon Industrial Portfolio Whole Loan (as defined below), which is evidenced by 10 pari passu promissory notes, with an aggregate original principal balance and Cut-off Date Balance of $177,500,000.
(2)	The borrowers of the Cannon Industrial Portfolio Whole Loan are Cannon Industrial 7 LLC, Cannon Industrial 7 KM LLC, Unimat Industrial 7 SM LLC, Unimat Industrial 7 OM LLC, Two Corners Industrial 7 LLC, Yadidi Industrial 7 LLC, Capital Insight Industrial 7 LLC and Tamari Industrial 7 LLC.
(3)	Defeasance of the Cannon Industrial Portfolio Whole Loan is permitted at any time after the earlier of (i) May 20, 2029 and (ii) two years after the closing date of the securitization that includes the last note to be securitized. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the BMO 2026-5C15 securitization trust in June 2026. The actual defeasance lockout period may be longer.
(4)	For a full description of escrows and reserves, see “Escrows and Reserves” below.
(5)	See “The Properties” below.
(6)	Based on the rent rolls dated January 1, 2026 and June 6, 2026.
(7)	Historical financials are not available as the related borrowers acquired the Cannon Industrial Portfolio Properties (as defined below) in 2026 and the tenant profile is made up of triple net, single tenant leases.
(8)	Based on appraisals from March 2026.
(9)	Closing Costs are inclusive of $1,900,000 attributed to an origination/buydown fee.

The Loan. The largest mortgage loan (the “Cannon Industrial Portfolio Mortgage Loan”) is part of a whole loan secured by first priority mortgages and deeds of trust (the “Cannon Industrial Portfolio Whole Loan”) secured by the borrowers’ fee interests in seven industrial properties totaling 2,590,325 square feet located in cities in Nevada, Illinois and Ohio (each, a “Cannon Industrial Portfolio Property”, and collectively, the “Cannon Industrial Portfolio Properties”). The Cannon Industrial Portfolio Whole Loan was co-originated on May 20, 2026 by Bank of Montreal (“BMO”) and 3650 Capital SCF LOE I(A), LLC (“3650 Capital”). The Cannon Industrial Whole Loan is evidenced by 10 pari passu promissory notes in the aggregate original principal balance and Cut-Off Date Balance of $177,500,000. The Cannon Industrial Portfolio Whole Loan accrues interest at a fixed rate of 6.24250% per annum on an Actual/360 basis. The Cannon Industrial Portfolio Whole

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 1 – Cannon Industrial Portfolio

Loan has a five-year term and is interest-only for the full term. The scheduled maturity date of the Cannon Industrial Portfolio Whole Loan is the payment date that occurs in June 2031. The Cannon Industrial Portfolio Mortgage Loan is comprised of a portion of the Cannon Industrial Portfolio Whole Loan (evidenced by controlling Note A-1, contributed by 3650 Capital, and non-controlling Note A-2, contributed by BMO) with an aggregate Cut-off Date balance of $62,600,000. The remaining non-controlling Notes A-3, A-4, A-5, A-6, A-7, A-8, A-9 and A-10 are expected to be contributed to one or more future securitization trust(s).

The relationship between the holders of the Cannon Industrial Portfolio Whole Loan is governed by a co-lender agreement and the Cannon Industrial Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2026-5C15 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Cannon Industrial Portfolio Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$31,400,000	$31,400,000	BMO 2026-5C15	Yes
A-2	$31,200,000	$31,200,000	BMO 2026-5C15	No
A-3(1)	$30,000,000	$30,000,000	3650 Capital	No
A-4(1)	$30,000,000	$30,000,000	BMO	No
A-5(1)	$20,000,000	$20,000,000	3650 Capital	No
A-6(1)	$20,000,000	$20,000,000	BMO	No
A-7(1)	$4,900,000	$4,900,000	3650 Capital	No
A-8(1)	$5,100,000	$5,100,000	BMO	No
A-9(1)	$2,450,000	$2,450,000	3650 Capital	No
A-10(1)	$2,450,000	$2,450,000	BMO	No
Whole Loan	$177,500,000	$177,500,000
(1)	Expected to be contributed to one or more future securitization(s).

The Properties. The Cannon Industrial Portfolio Properties consist of seven industrial properties, totaling 2,590,325 square feet, located in Nevada, Illinois and Ohio. The Cannon Industrial Portfolio Properties were built between 1942 and 1996 and were renovated between 1990 and 2016. As of January 1, 2026 and June 6, 2026, the Cannon Industrial Portfolio Properties were 92.6% occupied by eight tenants with a weighted average tenant tenure of approximately 28.5 years (based on solely the first unit occupied by each respective tenant without regard to renewals and/or expansion space). The Cannon Industrial Portfolio Properties range in size from 155,152 square feet to 1,251,449 square feet, and feature a total of 3,316 parking spaces, resulting in a parking ratio of approximately 1.28 spaces per 1,000 square feet of net rentable area. The Cannon Industrial Portfolio Properties feature a total of 179 dock doors and ceilings with clear heights ranging from 23’ to 40’.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 1 – Cannon Industrial Portfolio
Property Name	Location	Net Rentable Area (SF)(1)	Occupancy(1)	Allocated Cut-off Date Loan Amount (“ALA”)(2)	% of ALA	Appraised Value	% Office(3)	Clear Heights(3)	Dock Doors(3)
9295 & 9315 Prototype Drive	Reno, NV	1,251,449	100%	$104,700,000	59.0%	$164,400,000	16.9%	40'	36
3700 S Kedzie Avenue	Chicago, IL	189,000	100%	$15,600,000	8.8%	$21,800,000	28.0%	26'	8
401 East Elm Street	Clyde, OH	309,760	100%	$14,250,000	8.0%	$20,300,000	2.0%	29'	35
1351 S. Wheeling Road	Wheeling, IL	245,038	100%	$12,270,000	6.9%	$19,600,000	15.0%	24'	27
4400 West 35th Place	Chicago, IL	155,152	100%	$11,220,000	6.3%	$13,500,000	2.0%	27'	37
3200 South Kilbourn Avenue	Chicago, IL	247,431	100%	$10,480,000	5.9%	$12,600,000	9.0%	27'	21
1900 S. 25th Avenue	Broadview, IL	192,495	0.0%	$8,980,000	5.1%	$8,900,000	16.0%	23'	15
Total / Wtd. Avg.		2,590,325	92.6%	$177,500,000	100.0%	$261,100,000	15.1%	34’	31
(1)	As of January 1, 2026 and June 6, 2026.
(2)	Based on the Cannon Industrial Portfolio Whole Loan.
(3)	Total / Wtd. Avg. based on the ALAs.

Major Tenants. The three largest tenants at the Cannon Industrial Portfolio Properties by underwritten base rent are IGT, Full Tilt Transportation and BWAY Corporation.

IGT (929,976 square feet, 35.9% of NRA; 49.6% of underwritten rent): Founded in 1975, IGT is a gaming technology company headquartered in Las Vegas, Nevada. IGT provides gaming machines, sports betting platforms, digital iGaming solutions, and casino fintech products including cash management, loyalty programs, and payment kiosks to regulated operators across six continents. IGT holds more than 525 global gaming licenses and employs approximately 7,200 people worldwide. In July 2025, Apollo Global Management completed its acquisition of IGT’s gaming and digital business for approximately $6.3 billion, merging it with Everi Holdings, with the combined enterprise continuing to operate under the IGT name. Brightstar Lottery (“BRSL”) serves as the guarantor of the lease through 2032; thereafter, the guaranty will be assumed by Voyager Parent, LLC, the Apollo-formed holding company that facilitated the acquisition of the IGT tenant. BRSL is rated Ba1 by Moodys. As of April 2026, Fitch had affirmed Voyager Parent, LLC’s (the anticipated post-2032 guarantor) senior secured debt at ‘BBB-’ and its issuer default rating at ‘BB’. A cash sweep event can be triggered if the issuer default rating of any IGT Lease Guarantor is downgraded to BB- or below by Fitch (and their equivalents by the other applicable rating agencies). IGT commenced its initial lease at the 9295 & 9315 Prototype Drive property in August 1996, and in October 2025, IGT signed an amendment to extend by an additional eight years which is set to expire on July 31, 2040. IGT has four, five-year renewal options and does not have any termination options under its lease.

Full Tilt Transportation (“Full Tilt”) (220,533 square feet, 8.5% of NRA; 11.4% of underwritten rent): Founded in 2014, Full Tilt is a family-owned third-party logistics company based out of Nevada, specializing in freight brokerage, trucking transportation, warehousing and distribution, serving customers across Northern Nevada, the West Coast, and nationwide. Full Tilt is a women-owned business led by President Tiffany Novich, with a leadership team composed entirely of the Novich family, including CFO Cindy Novich and managing directors Cris and Nic Novich. Full-Tilt has approximately 60 employees, holds FDA-approved warehousing status, and 16% of its staff are United States military veterans. Full Tilt operates as a subtenant of IGT, subleasing Buildings D2 and D3 at the 9295 Prototype Drive property, and has been at such property since July 2022 and the sublease is set to expire on September 29, 2032. Full Tilt has no renewal options or termination rights under the sublease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 1 – Cannon Industrial Portfolio

BWAY Corporation (402,583 square feet, 15.5% of NRA; 9.7% of underwritten rent): BWAY Corporation specializes in the production of general line metal and rigid plastic containers, serving the agrochemical, specialty chemical, food, and consumer goods industries. In 2018, BWAY Corporation merged with Mauser Group, National Container Group and Industrial Container Services to form Mauser Packaging Solutions, a combined entity with consolidated revenue of $4 billion and more than 11,000 employees globally. BWAY Corporation continues to operate as a wholly owned subsidiary of Mauser Packaging Solutions, a global supplier of rigid packaging products and services operating manufacturing locations in over 20 countries. BWAY Corporation occupies two neighboring buildings (the 3200 South Kilbourn Avenue property and the 4400 West 35th Place property), which are separated by rail lines but connected by a conveyer belt, that delivers products that are manufactured at the 3200 South Kilbourn Avenue property into the distribution facility within the 4400 West 35th Place property. BWAY Corporation commenced its initial lease in September 2007 and its lease is set to expire on September 30, 2031. BWAY has three, five-year renewal options remaining and no termination options.

At the 3200 South Kilbourn Avenue property (247,431 SF), BWAY pays rent of $3.97/SF, which is 33.8% below market per the appraisal; using the appraisal’s market rent, the blended rent across both BWAY properties is $5.03/SF which is 17.8% below market.

The following table presents certain information relating to the historical and current occupancy of the Cannon Industrial Portfolio Properties:

Historical and Current Occupancy(1)
2024	2025	Current(2)
NAV	NAV	92.6%
(1)	Historical Occupancies are not available as the related borrowers acquired the Cannon Industrial Portfolio Properties in 2026.
(2)	Current Occupancy is as of January 1, 2026 and June 6, 2026.

The following table presents certain information relating to the largest tenants by net rentable area of the Cannon Industrial Portfolio Properties:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
IGT(3)(4)	Ba2 / BB+ / BBB-	929,976	35.9%	$11.14	$10,359,933	49.6%	7/31/2040
Full Tilt Transportation(3)	NR / NR / NR	220,533	8.5%	$10.80	$2,381,756	11.4%	9/29/2032
BWAY Corporation	NR / NR / NR	402,583	15.5%	$5.03	$2,026,880	9.7%	9/30/2031
Gold Standard Baking	NR / NR / NR	189,000	7.3%	$8.86	$1,674,540	8.0%	7/31/2038
The Segerdahl Corporation	NR / NR / NR	245,038	9.5%	$6.50	$1,592,747	7.6%	2/6/2034
Revere Plastics Systems	NR / NR / NR	309,760	12.0%	$5.08	$1,575,009	7.5%	12/31/2038
VSE / Tri-Phase(4)	NR / NR / NR	84,940	3.3%	$10.80	$917,767	4.4%	9/29/2032
The Child Garden(5)	NR / NR / NR	16,000	0.6%	$22.20	$355,200	1.7%	9/29/2032
Total Top Tenant		2,397,830	92.6%	$8.71	$20,883,832	100.0%
Other Tenants		0	0.0%	$0.00	$0	0.0%
Occupied Collateral Total / Wtd. Avg.		2,397,830	92.6%	$8.71	$20,883,832	100.0%
Vacant Space		192,495	7.4%
Collateral Total		2,590,325	100.0%

(1)	Based on the underwritten rent rolls dated January 1, 2026 and June 6, 2026, inclusive of rent steps through October 2026.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	IGT is subleasing 220,533 square feet of space to Full Tilt Transportation at the 9295 & 9315 Prototype Drive property at a sublease rate of $10.80 per square foot. UW Base Rent Per SF represents the sublease rent, which is lower than the prime lease rent.
(4)	IGT is subleasing 84,940 square feet of space to VSE / Tri-Phase at the 9295 & 9315 Prototype Drive property at a sublease rate of $10.80 per square foot. UW Base Rent Per SF represents the sublease rent, which is lower than the prime lease rent.
(5)	IGT is subleasing 16,000 square feet of space to The Child Garden at the 9295 & 9315 Prototype Drive property at a sublease rate of $22.20 per square foot. UW Base Rent Per SF represents the sublease rent, which is lower than the prime lease rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 1 – Cannon Industrial Portfolio

The following table presents certain information relating to the tenant lease expirations at the Cannon Industrial Portfolio Properties:

Lease Rollover Schedule(1)(2)(3)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	192,495	7.4%	NAP	NAP	192,495	7.4%	NAP	NAP
2026 & MTM	0	0	0.0%	$0	0.0%	192,495	7.4%	$0	0.0%
2027	0	0	0.0%	$0	0.0%	192,495	7.4%	$0	0.0%
2028	0	0	0.0%	$0	0.0%	192,495	7.4%	$0	0.0%
2029	0	0	0.0%	$0	0.0%	192,495	7.4%	$0	0.0%
2030	0	0	0.0%	$0	0.0%	192,495	7.4%	$0	0.0%
2031	2	402,583	15.5%	$2,026,880	9.7%	595,078	23.0%	$2,026,880	9.7%
2032	4	321,473	12.4%	$3,654,723	17.5%	916,551	35.4%	$5,681,603	27.2%
2033	0	0	0.0%	$0	0.0%	916,551	35.4%	$5,681,603	27.2%
2034	1	245,038	9.5%	$1,592,747	7.6%	1,161,589	44.8%	$7,274,350	34.8%
2035	0	0	0.0%	$0	0.0%	1,161,589	44.8%	$7,274,350	34.8%
2036 & Thereafter	3	1,428,736	55.2%	$13,609,482	65.2%	2,590,325	100.0%	$20,883,832	100.0%
Total	10	2,590,325	100.0%	$20,883,832	100.0%
(1)	Based on the underwritten rent rolls dated January 1, 2026 and June 6, 2026, inclusive of contractual rent steps through October 2026.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	Certain tenants are subject to more than one lease, and certain tenants are subleasing their space. The information regarding the leases is based on the subleases. See “Top Tenant Summary” above for additional information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 1 – Cannon Industrial Portfolio

The following table presents certain information relating to the underwritten cash flows of the Cannon Industrial Portfolio Properties:

Underwritten Net Cash Flow(1)
	UW(2)	UW Per SF
Base Rental Revenue	$20,725,268	$8.00
Rent Steps	158,564	0.06
Credit Tenant Rent Steps	0	0.00
Vacant Income	498,665	0.19
Potential Gross Revenue	$21,382,497	$8.25
Expense Reimbursement	610,300	0.24
Less Vacancy & Credit Loss	(1,649,460)	(0.64)
Parking Income	0	0.00
Other Income	0	0.00
Effective Gross Income	$20,343,337	$7.85
Real Estate Taxes	0	0.00
Insurance	0	0.00
Repairs & Maintenance	0	0.00
Management Fee	610,300	0.24
Payroll	0	0.00
General and Administrative	0	0.00
Other Expenses	0	0.00
Total Expenses	$610,300	$0.24
Net Operating Income	$19,733,037	$7.62
Replacement Reserves	388,549	0.15
TI/LC	777,098	0.30
Net Cash Flow	$18,567,391	$7.17
(1)	Historical financials are not available as the related borrowers acquired the Cannon Industrial Portfolio Properties in 2026 and the tenant profile is made up of triple net, single tenant leases.
(2)	Based on the underwritten rent rolls dated January 1, 2026 and June 6, 2026, inclusive of contractual rent steps through October 2026.

Appraisal. The appraisal concluded to an “As-Is” value of the Cannon Industrial Portfolio Properties of $261,100,000 as of appraisal dates from March 5, 2026 to March 13, 2026.

Appraisal Valuation Summary(1)
Property	As Is Value	Capitalization Rate(2)
9295 & 9315 Prototype Drive	$164,400,000	7.75%
3700 S Kedzie Avenue	$21,800,000	7.75%
401 East Elm Street	$20,300,000	7.75%
1351 S. Wheeling Road	$19,600,000	8.50%
4400 West 35th Place	$13,500,000	8.00%
3200 South Kilbourn Avenue	$12,600,000	8.50%
1900 S. 25th Avenue	$8,900,000	8.25%
Individual Total / Wtd. Avg.(3)	$261,100,000	7.87%
(1)	Source: Individual appraisals, unless otherwise noted.
(2)	Represents Income Capitalization Rates unless otherwise noted.
(3)	The Individual Wtd. Avg. Capitalization Rate shown represents the weighted average Capitalization Rate for the seven properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 1 – Cannon Industrial Portfolio

Environmental. According to the Phase I environmental assessments dated December 23, 2025 and April 30, 2026, there is no evidence of any recognized environmental conditions at the Cannon Industrial Portfolio Properties. However, controlled recognized environmental conditions were identified at certain of the Cannon Industrial Portfolio Properties. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Market. The Cannon Industrial Portfolio Properties are located in Nevada, Illinois and Ohio.

The following table presents certain market information with respect to the Cannon Industrial Portfolio Properties:

Market Overview(1)
Property Name	Net Rentable Area (SF)(2)	Submarket	Property Vacancy(2)	Submarket Vacancy	Submarket Inventory (SF)	Submarket Rent PSF	UW Base Rent PSF(2)
9295 & 9315 Prototype Drive	1,251,449	South Reno	0.00%	15.50%	10,288,632	$11.13	$11.20
3700 S Kedzie Avenue	189,000	South Chicago(3)	0.00%	5.00%	113,256,301	$8.75	$8.86
401 East Elm Street	309,760	Sandusky County	0.00%	4.30%	12,164,472	$2.96	$5.08
1351 S. Wheeling Road	245,038	North Cook	0.00%	6.20%	49,936,485	$9.47	$6.50
4400 West 35th Place	155,152	South Chicago(3)	0.00%	5.00%	113,256,301	$8.75	$6.73
3200 South Kilbourn Avenue	247,431	South Chicago(3)	0.00%	5.00%	113,256,301	$8.75	$3.97
1900 S. 25th Avenue	192,495	West Cook South	100.00%	6.50%	18,313,750	$5.15	$0.00
Total / Wtd. Avg.	2,590,325		7.4%	5.9%(3)	203,959,640(3)	$8.38(3)	$8.71
(1)	Source: Individual appraisals.
(2)	Based on the underwritten rent rolls dated January 1, 2026 and June 6, 2026, inclusive of contractual rent steps through October 2026.
(3)	One South Chicago submarket property is included in the submarket total and weighted average. The three South Chicago properties (3200 South Kilbourn Avenue, 4400 West 35th Place, and 3700 South Kedzie Avenue) share the same submarket, vacancy and rent metrics.

The following table presents certain demographic information with respect to the Cannon Industrial Portfolio Properties:

Demographics Summary(1)
			2025 Population			2025 Median Household Income
Property Name	Location	Net Rentable Area (SF)	1-Mile	3-Mile	5-Mile	1-Mile	3-Mile	5-Mile
9295 & 9315 Prototype Drive	Reno, NV	1,251,449	21,090	139,861	246,852	$54,912	$62,405	$72,152
3700 S Kedzie Avenue	Chicago, IL	189,000	27,253	328,602	868,002	$56,791	$57,769	$63,915
401 East Elm Street	Clyde, OH	309,760	3,907	8,383	11,908	$52,018	$56,633	$59,570
1351 S. Wheeling Road	Wheeling, IL	245,038	8,138	102,791	289,002	$101,147	$103,075	$114,257
4400 West 35th Place	Chicago, IL	155,152	27,530	312,206	825,287	$61,216	$60,727	$64,237
3200 South Kilbourn Avenue	Chicago, IL	247,431	27,530	312,206	825,287	$61,216	$60,727	$64,237
1900 S. 25th Avenue	Broadview, IL	192,495	20,067	138,612	448,301	$78,042	$82,743	$93,486
Total / Wtd. Avg.(2)		2,590,325	19,185	161,096	372,935	$61,775	$66,474	$74,385
(1)	Source: Individual appraisals.
(2)	Wtd. Avg. numbers are based on property square feet.

The Borrowers. The borrowers are Cannon Industrial 7 LLC, Cannon Industrial 7 KM LLC, Unimat Industrial 7 SM LLC, Unimat Industrial 7 OM LLC, Two Corners Industrial 7 LLC, Yadidi Industrial 7 LLC, Capital Insight Industrial 7 LLC, and Tamari Industrial 7 LLC, each a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Cannon Industrial Whole Loan. The related borrowers own the Cannon Industrial Portfolio Properties as tenants-in-common.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 1 – Cannon Industrial Portfolio

The Borrower Sponsors. The borrower sponsors are Kamyar Mateen and Tyler Mateen. Kamyar Mateen is the founder and principal of Cannon Commercial Inc., a privately operated real estate investment and management company based in Los Angeles, California. The non-recourse carveout guarantors are Kamyar Mateen and Tyler Mateen. Additionally, the guarantors provided an environmental indemnity to the lender.

Property Management. Each of the Cannon Industrial Portfolio Properties is managed by Cannon Industrial 7 LLC, a Delaware limited liability company, and an affiliate of the borrower sponsor.

Escrows and Reserves. At origination of the Cannon Industrial Portfolio Whole Loan, the borrowers deposited $475,800 into an immediate repairs reserve account.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the estimated annual real estate tax payments. Such reserve has been conditionally waived so long as the borrowers satisfy certain conditions precedent set forth in the Cannon Industrial Portfolio Whole Loan documents, including, without limitation, the related single tenant being obligated to pay real estate taxes at the applicable property and the lender receiving written evidence that such single tenant is complying with its obligations under the single tenant lease to pay such taxes.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance payments. Such reserve has been conditionally waived so long as the borrowers satisfy certain conditions precedent set forth in the Cannon Industrial Portfolio Whole Loan documents, including, without limitation, the related single tenant being obligated to maintain and pay for insurance at the applicable property and the lender receiving written evidence that such single tenant is complying with its obligations under the single tenant lease to pay and maintain such insurance.

Broadview Reserve Funds – In the event that a Trigger Period (as defined below) has occurred and is continuing with respect to clause iv in the Trigger Period definition below, any excess cash flow or the Broadview Work Deposit (as defined below) is required to be deposited into an eligible account held by the lender.

Lockbox / Cash Management. The Cannon Industrial Portfolio Whole Loan is structured with a hard lockbox with in-place cash management. At origination of the Cannon Industrial Portfolio Whole Loan, the borrowers were required to deliver a notice to each tenant directing each tenant to remit all payments under the applicable lease directly to the lender-controlled lockbox. All funds received by the borrowers or the property manager are required to be immediately deposited in such lockbox account. All funds deposited into the lockbox are required to be released to the borrowers on each business day as the borrowers elect, unless a Trigger Period exists. Upon the occurrence and during the continuance of a Trigger Period, if the lender elects (in its sole and absolute discretion) to deliver a restricted account notice, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Cannon Industrial Whole Loan documents. All excess funds on deposit in the cash management account after the application of such funds in accordance with the Cannon Industrial Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Cannon Industrial Portfolio Whole Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers.

A “Trigger Period” means a period (a) commencing upon the earliest of the occurrence of (i) an event of default, (ii) the debt service coverage ratio being less than 1.50x, (iii) the occurrence and continuance of a Material Tenant Trigger Event (as defined below) and (iv) if the funds reserved with the Village of Broadview, Illinois, in connection with required work to cure certain open violations, are forfeited to the Village of Broadview, unless the related borrower provides the lender written evidence that all of the work identified and required to be completed by the Village of Broadview, Illinois has been completed and approved by the Village of Broadview, Illinois and (b) expiring upon (1) with respect to clause (i) above, the cure of such event of default, (2) with respect to clause (ii) above, the date the debt service coverage ratio is greater than or equal to 1.50x for one calendar quarter, (3) with respect to clause (iii) above the occurrence of a Material Tenant Trigger Cure event (as defined below) and (iv) with respect to clause (iv) above, the date that (x) excess funds in the deferred maintenance reserve are equal to $101,142 or (y) the related borrower deposits $101,142 with the lender (the “Broadview Work Deposit”).

A “Material Tenant” means (i) any tenant of all or a portion of an individual property under a Material Tenant Lease (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 1 – Cannon Industrial Portfolio

A “Material Tenant Lease” means (i) the BWAY Corporation lease, (ii) the IGT Lease and (iii) any replacement to the (i) BWAY Corporation lease and the (ii) IGT Lease.

“Material Tenant Trigger Event” means: (i) if a Material Tenant gives written notice to the applicable borrower of its intention to terminate or not extend its Material Tenant Lease; (ii) if, on or prior to the date that is 12 months prior to the then-applicable expiration date under the Material Tenant Lease, a Material Tenant does not extend its lease on terms and conditions reasonably acceptable to the lender; (iii) if, on or prior to the date by which a Material Tenant is required under its Material Tenant Lease to notify the applicable borrower of its election to extend the Material Tenant Lease, such Material Tenant does not give such notice; (iv) subject to clause (v) below, if a monetary default or material non-monetary default (beyond applicable notice and cure periods) occurs under the Material Tenant Lease; (v) any bankruptcy event of a Material Tenant or any lease guarantor with respect to a Material Tenant Lease; (vi) if a Material Tenant Lease is surrendered, cancelled or terminated (in whole or in part), is no longer in full force and effect or a Material Tenant has provided notice of its intention to surrender, cancel or terminate its lease; (vii) if a Material Tenant (or has provided notice that it will) “goes dark”, vacates, ceases to occupy or ceases to conduct business in the ordinary course at all or a portion of its Material Tenant Space (as defined below) (other than, in each case, (x) a temporary cessation of operations in connection with remodeling, renovation, restoration or (y) consistent with federal, state or local mandated closures, of the applicable premises or a portion thereof; provided that in each such case, (x) the applicable Material Tenant Lease remains in full force and effect and no default beyond applicable notice and cure periods exists under the Material Tenant Lease and (y) such failure to occupy and/or conduct business does not exceed 90 days in the aggregate); (viii) if the issuer default rating of any IGT Lease Guarantor (as defined below) is downgraded to “BB-” or below by Fitch (and their equivalents by the other rating agencies).

A “Material Tenant Space” means space (i) currently leased to a tenant under a Material Tenant Lease and (ii) previously demised to a tenant pursuant to a Material Tenant Lease that has since expired or terminated (in whole or in part) and, following such expiration or termination (in whole or in part), has not been demised to a replacement tenant pursuant to a lease entered into in accordance with the Cannon Industrial Portfolio Whole Loan Documents.

“IGT Lease Guarantor” means, individually and/or collectively, International Game Guarantor and Voyager Guarantor, each as a guarantor under the IGT Lease.

A “Material Tenant Trigger Event Cure” means: (i) if the Material Tenant Trigger Event is caused solely by the occurrence of clause (i), (ii), (iii), (vi), or (vii) of a Material Tenant Trigger Event, (A) the applicable Material Tenant Lease is extended with respect to all or substantially all of the its space pursuant to a Qualified Lease (as defined below) or (B) all or substantially all of the applicable material tenant space (or, in connection with a partial termination, the applicable portion thereof) is leased pursuant to one or more Qualified Leases; provided that, in each case, the Occupancy Conditions (as defined below) have been satisfied as reasonably determined by the lender; (ii) if the Material Tenant Trigger Event is caused solely by the occurrence of clause (i) of a Material Tenant Trigger Event and the conditions of clause (i) of Material Tenant Trigger Event Cure are not satisfied, the unconditional revocation or rescission by the applicable Material Tenant of all termination or non-extension notices with respect to its lease; (iii) if the Material Tenant Trigger Event is caused solely by the occurrence of clause (iv) of Material Tenant Trigger Event, a cure of the applicable event of default, as determined by the lender in its reasonable discretion and, following any such cure, no other default has occurred under the applicable Material Tenant Lease for one calendar quarter; (iv) if the Material Tenant Trigger Event is caused solely by the occurrence of clause (v) of a Material Tenant Trigger Event, the affirmation of the applicable Material Tenant Lease in the applicable bankruptcy proceeding, provided that, during the immediately succeeding calendar quarter, the applicable Material Tenant is actually paying all rents and other amounts due under the applicable Material Tenant Lease (or, if applicable, the discharge or dismissal of the applicable lease guarantor from the applicable bankruptcy proceeding, provided that such bankruptcy (after dismissal or discharge) does not have a material adverse effect on such lease guarantor’s ability to perform its obligations under its lease guaranty, as determined by the lender in its reasonable discretion); (v) if the Material Tenant Trigger Event is caused solely by the occurrence of clause (vi) of a Material Tenant Trigger Event and the conditions of clause (i) of a Material Tenant Trigger Event Cure are not satisfied, the irrevocable waiver by the applicable Material Tenant of any notice to of its intention to surrender, cancel or terminate the Material Tenant Lease; (vi) if the Material Tenant Trigger Event is caused solely by the occurrence of clause (vii) of a Material Tenant Trigger Event and the conditions of clause (i) of Material Tenant Trigger Event are not satisfied, the applicable Material Tenant re-commences its operations and the conduct of business in the ordinary course at its space or the applicable portion thereof, as the case may be, during the immediately succeeding calendar quarter, such that it is no longer dark, and has not vacated or ceased to conduct business in the ordinary course at the applicable Cannon Industrial Portfolio Property or a portion thereof; and (vii) if the Material

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 1 – Cannon Industrial Portfolio

Tenant Trigger Event is caused solely by the occurrence of clause (viii) in the definition of a Material Tenant Trigger Event, the issuer default rating of the applicable IGT Lease Guarantor is subsequently raised to BB+ by Fitch (and its equivalent by the other rating agencies), or higher, for one calendar quarter.

A “Qualified Lease” means (i) an extension of the existing Material Tenant Lease, (ii) a modification of the existing Material Tenant Lease or (iii) a replacement lease that demises (whether solely or together with any other Qualified Lease) all of the Material Tenant Space under the prior Material Tenant Lease, which extension, modification or replacement lease, in each case, (a) has been entered into in accordance with the Cannon Industrial Portfolio Whole Loan documents, (b) provides for terms and conditions acceptable to the lender in all respects, and (c) may not be revoked, rescinded, terminated or cancelled, or otherwise contain any “outs” in favor of the tenant under such Qualified Lease that are exercisable by such tenant prior to the tenant being in occupancy, open for business and paying full, unabated rent.

“Occupancy Conditions” means (i) the applicable Qualified Lease is in full force and effect, no default exists thereunder and no Material Tenant Trigger Event exists with respect to such Qualified Lease, the tenant thereunder or any lease guarantor with respect to such Qualified Lease, (ii) the tenant under such Qualified Lease is (a) in actual, physical possession of, and utilizing, all of or substantially all of the space demised under such Qualified Lease in the conduct of its normal business operations and (b) paying full unabated rent (including reimbursements, if any) under such Qualified Lease, (iii) all tenant improvement work required to be completed or caused to be completed in connection with such Qualified Lease has been completed in accordance with such Qualified Lease and the Cannon Industrial Portfolio Whole Loan documents, (iv) all tenant allowances, leasing commissions and other costs payable by the applicable borrower in connection with such Qualified Lease has been paid or deposited with the lender to be held in a reserve account, and all other conditions have been satisfied, in accordance with the terms of such Qualified Lease and the Cannon Industrial Portfolio Whole Loan documents, and (v) the applicable borrower has delivered to the lender a tenant estoppel certificate from the tenant under such Qualified Lease that evidences the satisfaction of the foregoing conditions and is otherwise in form and substance reasonably acceptable to the lender.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 2 – FreshDirect HQ

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 2 – FreshDirect HQ

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 2 – FreshDirect HQ

Mortgage Loan Information		Property Information
Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$62,600,000	Title:	Sub-Leasehold
Cut-off Date Principal Balance(1):	$62,600,000	Property Type – Subtype:	Industrial – Warehouse
% of Pool by IPB:	9.998%	Net Rentable Area (SF):	639,394
Loan Purpose:	Refinance	Location:	Bronx, NY
Borrower:	Fresh Property Bronx, LLC	Year Built / Renovated:	2017 / NAP
Borrower Sponsor:	Sprinter Holding, LLC	Occupancy:	100.0%
Interest Rate:	7.02700%	Occupancy Date:	6/6/2026
Note Date:	5/27/2026	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	6/6/2031	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(4):	NAV
Original Term:	60 months	Most Recent NOI (As of)(4):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	90.0%
Amortization Type:	Interest Only	UW Revenues:	$25,762,681
Call Protection:	L(12),YM1(41),O(7)	UW Expenses:	$4,257,895
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$21,504,785
Additional Debt(1):	Yes	UW NCF:	$20,546,299
Additional Debt Balance(1):	$37,400,000	Appraised Value / Per SF:	$240,000,000 / $375
Additional Debt Type(1):	Pari Passu	Appraisal Date:	4/16/2026

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$156
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$156
Replacement Reserves:	$0	$7,992	N/A	Cut-off Date LTV:	41.7%
TI / LC Reserve:	$0	$53,283	N/A	Maturity Date LTV:	41.7%
Immediate Repairs:	$6,869	$0	N/A	UW NCF DSCR:	2.88x
Other Reserves(3):	$0	$293,580	$25,575,760	UW NOI Debt Yield:	21.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$100,000,000	100.0%	Loan Payoff	$70,206,844	70.2%
			Return of Equity	26,596,589	26.6
			Closing Costs(5)	3,189,699	3.2
			Upfront Reserves	6,869	0.0
Total Sources	$100,000,000	100.0%	Total Uses	$100,000,000	100.0%
(1)	The FreshDirect HQ Mortgage Loan (as defined below) is part of the FreshDirect HQ Whole Loan (as defined below) evidenced by seven pari passu promissory notes with an aggregate original principal balance of $100,000,000. The Financial Information presented above is based on the aggregate original principal balance of the promissory notes comprising the FreshDirect HQ Whole Loan.
(2)	See “Escrows and Reserves” below for further discussion of reserve information.
(3)	Other Reserves consists of (i) a monthly sub-ground lease reserve of $293,580 and (ii) a springing monthly Material Tenant (as defined below) rollover reserve that is capped at $25,575,760. See “Escrows and Reserves” and “Lockbox / Cash Management” below for further details.
(4)	Historical financial information is not included as the FreshDirect HQ Property (as defined below) is sub-leased by affiliates of the borrower sponsor. The FreshDirect Tenants (as defined below) have been tenants at the FreshDirect HQ Property since construction was completed. At origination of the FreshDirect HQ Whole Loan, a fixed rent schedule was created for the remaining approximately 18-year term with a total base rent of $37.00 per square foot and 3.0% annual rent escalations.
(5)	Closing Costs include $1,000,000 in origination fees.

The Loan. The second largest mortgage loan (the “FreshDirect HQ Mortgage Loan”) is part of a whole loan evidenced by seven pari passu promissory notes in the aggregate original principal amount of $100,000,000 (the “FreshDirect HQ Whole Loan”). The FreshDirect HQ Whole Loan is secured by the borrower’s ground sub-leasehold interest in a warehouse property located in the Bronx, New York (the “FreshDirect HQ Property”). The FreshDirect HQ Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Notes A-2-2, A-3, A-4, A-5 and A-6 with an aggregate Cut-off Date balance of $62,600,000. The FreshDirect HQ Whole Loan has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 7.02700% per annum on an Actual/360 basis. The FreshDirect HQ Whole Loan was

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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originated on May 27, 2026 by UBS AG New York Branch (“UBS AG”). The scheduled maturity date of the FreshDirect HQ Whole Loan is June 6, 2031.

The FreshDirect HQ Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2026-5C15 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the FreshDirect HQ Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BMO 2026-5C15	Yes
A-2-1(1)	$37,400,000	$37,400,000	UBS AG	No
A-2-2	$2,600,000	$2,600,000	BMO 2026-5C15	No
A-3	$5,000,000	$5,000,000	BMO 2026-5C15	No
A-4	$5,000,000	$5,000,000	BMO 2026-5C15	No
A-5	$5,000,000	$5,000,000	BMO 2026-5C15	No
A-6	$5,000,000	$5,000,000	BMO 2026-5C15	No
Whole Loan	$100,000,000	$100,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The FreshDirect HQ Property is a 639,394 square foot warehouse located in the Bronx, New York. The FreshDirect HQ Property was built in 2017 and is situated on a 12.64-acre site with 320 surface parking spaces (0.50 spaces per 1,000 square feet). The FreshDirect HQ Property is 100.0% sub-subleased by the borrower to borrower sponsor-related tenants, Fresh Direct, LLC (“FreshDirect”) and U.T.F. Trucking, Inc. (together with FreshDirect, collectively, the “FreshDirect Tenants”). The FreshDirect HQ Property serves as FreshDirect's headquarters and features approximately 300,515 square feet of refrigerated warehouse space, 195,655 square feet of dry warehouse space, 124,682 square feet of administrative and training space and 18,542 square feet of freezer storage space. The FreshDirect HQ Property has 30-foot clear height ceilings, 45 dock-high doors, one drive-in door and 49 truck parking spaces.

The FreshDirect HQ Property benefits from a payment-in-lieu of taxes (“PILOT”) program in which the improvements are 100% exempt from real estate taxes for 20 years, and thereafter the exemption will phase out at 20% increments over an additional five years. According to the appraisal, the estimated full tax liability for the 2026/2027 tax year would be $5,685,460 if the FreshDirect HQ Property did not benefit from the PILOT. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

Sole Tenants.

FreshDirect Tenants (639,394 square feet; 100.0% of net rentable area; 100.0% of underwritten base rent). Founded in 2002, FreshDirect is an online grocery store, providing home-delivery of fresh food and groceries including meats and produce, dairy, deli, bakery, fruits, vegetables and beverages. In December 2023, Getir, a Turkish company and affiliate of the borrower sponsor, completed the acquisition of FreshDirect. U.T.F. Trucking, Inc. was founded in 2001 and is a general freight trucking company.

The FreshDirect Tenants have been tenants at the FreshDirect HQ Property since construction was completed. At origination of the FreshDirect HQ Whole Loan, a fixed rent schedule was created for the remaining approximately 18-year term with a total base rent of $37.00 per square foot and 3.0% annual rent escalations. The FreshDirect Tenants have no renewal or termination options beyond customary casualty and condemnation termination rights.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the sole tenants at the FreshDirect HQ Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent	% of Total UW Base Rent	UW Base Rent PSF	Lease Exp. Date	Renewal Options	Term. Option (Y/N)
FreshDirect Tenants	NR/NR/NR	639,394	100.0%	$24,367,305	100.0%	$38.11	6/30/2044	None	N
Occupied Subtotal/Wtd. Avg.		639,394	100.0%	$24,367,305	100.0%	$38.11
Vacant Space		0	0.0%
Total/Wtd. Avg.		639,394	100.0%
(1)	Based on the underwritten rent roll dated June 6, 2026, with contractual rent steps totaling $709,727 through June 1, 2027.

The following table presents certain information relating to the tenant lease expiration at the FreshDirect HQ Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2026 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2033	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2034	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2035	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2036	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2037 & Thereafter	1	639,394	100.0	24,367,305	100.0	639,394	100.0%	$24,367,305	100.0%
Total	1	639,394	100.0%	$24,367,305	100.0%
(1)	Based on the underwritten rent roll dated June 6, 2026, with contractual rent steps totaling $709,727 through June 1, 2027.

The following table presents certain information relating to the historical and current occupancy at the FreshDirect HQ Property:

Historical and Current Occupancy
2023(1)	2024(1)	2025(1)	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	The FreshDirect Tenants have been tenants at the FreshDirect HQ Property since construction was completed.
(2)	Current occupancy is as of June 6, 2026.

Appraisal. The appraisal concluded to an “as-is” appraised value for the FreshDirect HQ Property of $240,000,000 as of April 16, 2026.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Direct Capitalization Approach	$240,000,000	6.00%
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 2 – FreshDirect HQ

Environmental. According to the Phase I environmental report dated April 8, 2026, there was no evidence of any recognized environmental conditions or controlled recognized environmental conditions at the FreshDirect HQ Property. A historical recognized environmental condition at the FreshDirect HQ Property was identified. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Market. The FreshDirect HQ Property is located in the Port Morris neighborhood of the Bronx, New York, which is bounded by Mott Haven, the Major Deegan Expressway and the Bruckner Expressway to the north; the East River to the southwest; East 149th Street and Hunts Point to the east; the Bronx Kill to the south and the Harlem River to the west. The FreshDirect HQ Property is situated within Harlem River Yards, an approximately 103.73-acre industrial complex along the Harlem River that was originally developed as a freight rail yard. According to the appraisal, since the 1990s, Harlem River Yards has been redeveloped and serves key distribution and logistical uses, which include rail-served waste transfer operations, printing and distribution facilities and last-mile delivery centers. The site benefits from access to regional transportation infrastructure, including the Bruckner Expressway and the Oak Point rail link. According to the appraisal, residential uses are located primarily on the west side of the Bruckner Expressway.

According to a third-party market research report, the FreshDirect HQ Property is located in the New York industrial market within the Bronx industrial submarket. As of March 2026, the Bronx industrial submarket contained 35,321,645 square feet of industrial inventory space with an average rent of $25.42 per square foot and a vacancy rate of 11.4%.

According to a third-party market research report, the estimated 2026 population within a one-, three- and five-mile radius of the FreshDirect HQ Property is 88,500, 1,219,667 and 2,905,986, respectively, and the estimated 2026 average household income within the same radii is $58,635, $124,344 and $135,906, respectively.

The following table presents certain information with respect to comparable leases to the FreshDirect HQ Property as identified in the appraisal:

Comparable Industrial Leases(1)
Property Location	Year Built / Renovated	Tenant Name	Lease Area (SF)	Clear Ceiling Height	Lease Date/Term (Years)	Annual Base Rent PSF	Lease Type
2 Saint Ann's Avenue Bronx, NY	2017 / NAP	FreshDirect Tenants(2)	639,394(2)	30’	2013 / 30.5(2)	$38.11(2)	Net
683 Court Street Brooklyn, NY	2025 / NAP	ConEd	43,961	29'	2025 / 5.0	$40.00	Net
57-47 47th Street Maspeth, NY	1960 / NAP	Laser Shipping	75,313	28'	2025 / 3.0	$41.60	Net
3002-3010 Whitestone Expressway College Point, NY	1982 / NAP	Tesla	150,000	30'	1999 / 15.0	$50.77	Net
65 Rason Road Inwood, NY	1982 / NAP	Fed Ex	130,000	16'	2024 / 10.0	$38.95	Net
2505 Bruckner Blvd Bronx, NY	2022 / NAP	Amazon	245,118	32'	2022 / 10.0	$41.50	Net
1100 Leggett Avenue Bronx, NY	2024 / NAP	CHEP	58,950	NAV	2022 / 10.0	$37.50	Net
130-24 South Conduit Avenue Jamaica, NY	2024 / NAP	DO & Co. New York Catering	188,667	24'	2022 / 10.0	$38.00	Net
640 Columbia Street Brooklyn, NY	2022 / NAP	Amazon	336,350	32'	2021 / 12.5	$33.03	Net
516 Johnson Avenue Brooklyn, NY	1964 / NAP	Rivian	25,000	13'	2021 / 20.0	$28.00	Net
51 20th Street Brooklyn, NY	2025 / NAP	FedEx	86,295	18'	2020 / 30.0	$75.05	Net
511 Barry Street Bronx, NY	1961 / 2020	Amazon	139,700	22'	2020 / 10.0	$24.50	Net
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated June 6, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 2 – FreshDirect HQ

The following table presents certain information relating to the underwritten cash flow at the FreshDirect HQ Property:

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$24,367,305	$38.11	85.1%
Gross Potential Rent	$24,367,305	$38.11	85.1%
Total Reimbursements	4,257,895	6.66	14.9%
Net Rental Income	$28,625,201	$44.77	100.0%
(Vacancy/Credit Loss)	(2,862,520)	(4.48)	(10.0)
Effective Gross Income	$25,762,681	$40.29	90.0%
Total Expenses	$4,257,895	$6.66	16.5%
Net Operating Income	$21,504,785	$33.63	83.5%
TI/LC	862,578	1.35	3.3
Capital Expenditures	95,909	0.15	0.4%
Net Cash Flow	$20,546,299	$32.13	79.8%
(1)	Historical financial information is not included as the FreshDirect HQ Property is sub-leased by affiliates of the borrower sponsor. The FreshDirect Tenants have been tenants at the FreshDirect HQ Property since construction was completed. At origination of the FreshDirect HQ Whole Loan, a fixed rent schedule was created for the remaining approximately 18-year term with a total base rent of $37.00 per square foot and 3.0% annual rent escalations.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Based on the underwritten rent roll dated June 6, 2026, with contractual rent steps totaling $709,727 through June 1, 2027.

The Borrower. The borrower under the FreshDirect HQ Whole Loan is Fresh Property Bronx, LLC, a Delaware limited liability company and single purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the FreshDirect HQ Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Sprinter Holding, LLC (“Sprinter Holding”). Sprinter Holding was formed in 2020 and operates from its headquarters facility in New York City. Sprinter Holding is a food technology solutions provider and an online grocer in the northeastern United States operating through its two subsidiaries, (i) FreshDirect and (ii) U.T.F. Trucking, Inc. Through its subsidiaries, Sprinter Holding delivers packaged groceries, freshly prepared meals, fresh food and other home goods directly to residents and businesses in New York (primarily the greater New York City area), as well as New Jersey, Connecticut and Pennsylvania. In addition, Sprinter Holding operates a wine store in Brooklyn, NY and a retail market in Southampton, NY.

Property Management. The FreshDirect HQ Property is self-managed by the borrower sponsor.

Escrows and Reserves. At origination of the FreshDirect HQ Whole Loan, the borrower deposited approximately $6,869 into an immediate repairs reserve.

Tax Reserve – The FreshDirect HQ Whole Loan documents require an ongoing monthly tax reserve deposit in an amount equal to 1/12th of the taxes that the lender reasonably estimates will be payable during the next ensuing 12 months; provided that, during the continuance of any default, and provided that the Tax Reserve Waiver Conditions (as defined below) are not satisfied, such monthly tax deposit will be based on the lender’s calculation of the estimated annual unabated taxes for the first 12 months under the assumption that the PILOT lease is no longer in effect for any reason, notwithstanding that the PILOT lease may continue to remain in place during such period. The monthly tax deposits will be waived provided that (a) the PILOT lease is in full force and effect, or (b) the PILOT lease is terminated, cancelled or otherwise ceases to exist (including, without limitation, a rejection in a bankruptcy proceeding), but (i) the FreshDirect Tenants lease or a replacement lease remains in full force and effect, and no default exists thereunder, (ii) no Material Tenant Trigger Event (as defined below) has occurred and is continuing, (iii) the FreshDirect Tenants or a replacement tenant are required to pay taxes pursuant to the FreshDirect Tenants lease or a replacement lease, as applicable, (iv) the FreshDirect Tenants or a replacement tenant pay and continue to pay taxes as and when due and (v) the FreshDirect Tenants or a replacement

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 2 – FreshDirect HQ

tenant provide the lender with evidence reasonably satisfactory to the lender of the FreshDirect Tenants’ or the replacement tenant’s compliance with the foregoing (collectively, the “Tax Reserve Waiver Conditions”).

Insurance Reserve – The FreshDirect HQ Whole Loan documents require an ongoing monthly insurance reserve deposit in an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof. The monthly insurance deposits will be waived provided that (i) the FreshDirect Tenants lease remains in full force and effect, and no default exists thereunder, (ii) no Material Tenant Trigger Event has occurred and is continuing, (iii) the FreshDirect Tenants are required, pursuant to the FreshDirect Tenants lease, to pay the cost of all required policies, (iv) the FreshDirect Tenants pay and continue to pay the cost of all required policies as and when due and (v) the FreshDirect Tenants provide the lender with evidence reasonably satisfactory to the lender of the FreshDirect Tenants’ compliance with the foregoing. If all of the required insurance coverages are provided through a blanket policy approved by the lender, the borrower will not be required to make deposits; provided that (i) such blanket policy is maintained in full force and effect, (ii) the insurance premiums for such blanket policy are not paid in installments or financed and (iii) not less than 15 days prior to the expiration date of such blanket policy, the borrower provides the lender with (A) (1) a certificate of insurance evidencing the renewal of such blanket policy (and, upon the lender’s request, a certified copy of such renewed blanket policy) or (2) a certificate of insurance evidencing a new blanket policy approved by the lender (and, upon the lender’s request, a certified copy of such new blanket policy) and (B) evidence reasonably satisfactory to the lender of the payment in full of the insurance premiums then due thereunder.

Replacement Reserves – The FreshDirect HQ Whole Loan documents require an ongoing monthly replacement reserve deposit of $7,992.

TI/LC Reserve – The FreshDirect HQ Whole Loan documents require an ongoing monthly tenant improvements and leasing reserve deposit of $53,283.

Sub-Ground Lease Reserve – The FreshDirect HQ Whole Loan documents require an ongoing monthly sub-ground rent reserve deposit of $293,580.

Material Tenant Rollover Reserve – Any Material Tenant Trigger Event Suspension Deposit (as defined below) will be deposited into the Material Tenant rollover reserve. On each monthly payment date during a Material Tenant Trigger Event period, the borrower is required to deposit with the lender an amount equal to the sum of: (a) the product of (i) the total rentable square footage demised (or theretofore demised) under all Material Tenant leases with respect to which (or with respect to the related Material Tenants or lease guarantors) a Material Tenant Trigger Event exists and (ii) the ratio in which (A) the numerator is equal to $20.00 and (B) the denominator is equal to 12, for tenant allowances, tenant improvements and leasing commissions that may be incurred or required to be reimbursed by the borrower in connection with leasing Material Tenant space pursuant to qualified leases, and (b) without duplication of the tax reserve, 12 months of unabated taxes which are estimated by the lender to become due and payable under the assumption that the PILOT lease is no longer in effect for any reason, notwithstanding that the PILOT lease may continue to remain in place during such Material Tenant Trigger Event period. During the continuance of a Material Tenant Trigger Event period relating to any Material Tenant, its Material Tenant lease or its lease guarantor, the amount of the funds deposited into the Material Tenant rollover reserve or the applicable Material Tenant rollover reserve subaccount will not exceed an aggregate amount equal to $25,575,760.

Lockbox / Cash Management. The FreshDirect HQ Whole Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). Rents from the FreshDirect HQ Property are required to be deposited directly into the lockbox account or, if received by the borrower or the property manager, deposited within one business day of receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the FreshDirect HQ Whole Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the FreshDirect HQ Whole Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event has occurred and is continuing, to a Material Tenant rollover reserve, (b) if a Cash Sweep Trigger Event (as defined below) has occurred and is continuing (but not a Material Tenant Trigger Event), to the lender-controlled excess cash flow account and (c) if no Cash Management Trigger Event is continuing, to an account designated by the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 2 – FreshDirect HQ

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the FreshDirect HQ Whole Loan documents, (ii) any bankruptcy action involving the borrower, the guarantor or the property manager, (iii) the trailing 12-month period debt service coverage ratio (“DSCR”) falling below 2.00x, (iv) an indictment of the borrower, the guarantor, an affiliated manager or any director or officer of any such person for fraud or misappropriation of funds or an indictment of a third party manager or any director or officer of a third party manager for fraud or misappropriation of funds related to the FreshDirect HQ Property, (v) a Material Tenant Trigger Event or (vi) the PILOT lease being terminated, cancelled or otherwise ceasing to exist (including without limitation, a rejection in a bankruptcy proceeding), without the lender’s prior written consent; provided, however, such termination, cancellation or other non-existence of the PILOT lease will not be deemed a Cash Management Trigger Event so long as the Tax Reserve Waiver Conditions are satisfied, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, as to an involuntary filing, either the filing being discharged or dismissed within 45 days and the lender’s determination that such filing does not materially affect the borrower’s, the guarantor’s or the property manager’s obligations or, if such bankruptcy action relates to a manager, the replacement of such manager with a qualified manager pursuant to a replacement management agreement in accordance with the FreshDirect HQ Whole Loan documents, (c) with respect to clause (iii) above, the trailing 12-month DSCR being at least 2.00x for two consecutive calendar quarters, (d) with respect to clause (iv) above, (A) the dismissal of the applicable indictment with prejudice, (B) the acquittal of each applicable person with respect to the related charge(s) or (C) the replacement of such affiliated manager or third party manager, as applicable, with a third party qualified manager pursuant to a replacement management agreement in accordance with the FreshDirect HQ Whole Loan documents, (e) with respect to clause (v) above, the cure of such Material Tenant Trigger Event or (f) with respect to clause (vi) above, the Tax Reserve Waiver Conditions being satisfied.

A “Cash Sweep Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the FreshDirect HQ Whole Loan documents, (ii) any bankruptcy action involving the borrower, the guarantor or the affiliated property manager, (iii) the trailing 12-month period DSCR falling below 2.00x or (iv) the PILOT lease being terminated, cancelled or otherwise ceasing to exist (including without limitation, a rejection in a bankruptcy proceeding), without the lender’s prior written consent; provided, however, such termination, cancellation or other non-existence of the PILOT lease will not be deemed a Cash Sweep Trigger Event so long as the Tax Reserve Waiver Conditions are satisfied, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, as to an involuntary filing, either the filing being discharged or dismissed within 45 days and the lender’s determination that such filing does not materially affect the borrower’s, the guarantor’s or the property manager’s obligations or, if such bankruptcy action relates to an affiliated manager, the replacement of such affiliated manager with a qualified manager pursuant to a replacement management agreement in accordance with the FreshDirect HQ Whole Loan documents, (c) with respect to clause (iii) above, the trailing 12-month DSCR being at least 2.00x for two consecutive calendar quarters or (d) with respect to clause (iv) above, the Tax Reserve Waiver Conditions being satisfied.

A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) a Material Tenant giving written notice to the borrower of its intention to terminate or not extend its Material Tenant lease, (ii) on or prior to the date that is 12 months prior to the then-applicable expiration date under its Material Tenant lease, such Material Tenant does not extend such Material Tenant lease on terms and conditions reasonably acceptable to the lender, (iii) on or prior to the date by which a Material Tenant is required under its Material Tenant lease to notify the borrower of its election to extend such Material Tenant lease, such Material Tenant does not give such notice, (iv) an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (v) a bankruptcy action of a Material Tenant or a lease guarantor of any Material Tenant lease occurring, (vi) a Material Tenant lease being terminated (in whole or in part) or no longer in full force and effect, (vii) a Material Tenant “going dark”, vacating or ceasing to conduct business in the ordinary course at all or a material portion of its Material Tenant space, provided, that a Material Tenant will not be deemed to have “gone dark”, vacated, ceased to occupy or discontinued its operations at its Material Tenant space (a) during any transition period between Material Tenants (not to exceed 90 days) so long as the borrower has provided the lender with a fully-executed lease in form and substance acceptable to the lender with such new Material Tenant and the rent commencement date under such new lease is no later than the date on which the existing Material Tenant ceases paying rent, (b) as a result of a force majeure event, (c) as a result of repairs, improvements or alterations at the FreshDirect HQ Property or (d) as a result of a casualty or condemnation, (viii) a Material Tenant announcing or disclosing publicly, its intention to relocate from or vacate all or a material portion of its Material Tenant space, (ix) more than 20.0% of a Material Tenant’s space being subleased without the prior written consent of the lender and, to the extent required under the PILOT lease, the PILOT lessor or (x) (I) the adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) of a Material Tenant (or, if applicable, any lease guarantor) being less than $5,000,000 for any annual financial reporting

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C15
No. 2 – FreshDirect HQ

period, and (II) the debt-to-equity ratio of a Material Tenant (or, if applicable, any lease guarantor) being greater than 1.50x for any annual financial reporting period, and expiring upon (a) with respect to clause (i), (ii), (iii), (vi), (vii), (viii) or (ix) above, the date that (1) the applicable Material Tenant lease is reinstated and/or extended on terms satisfying the requirements of the FreshDirect HQ Whole Loan documents or (2) all or substantially all of the applicable Material Tenant space is leased to one or more qualified leases on terms satisfying the requirements of the FreshDirect HQ Whole Loan documents, (b) with respect to clause (i) above, the revocation or rescission by the applicable Material Tenant of all termination or non-extension notices with respect to its Material Tenant lease, (c) with respect to clause (iv) above, a cure of the applicable event of default, (d) with respect to clause (v) above, (x) the affirmation of the applicable Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts due under its lease or (y) if applicable, the discharge or dismissal of the applicable lease guarantor from the applicable bankruptcy action, (e) with respect to clause (vii) above, the applicable Material Tenant re-commences its operations at its space or a portion thereof, such that it is no longer “dark”, and has not vacated or ceased to operate business at the FreshDirect HQ Property or a portion thereof, (f) with respect to clause (viii) above, the retraction by the applicable Material Tenant of all announcements or disclosures of its intention to relocate from or vacate any portion of its Material Tenant space or (g) with respect to clause (x) above, (I) the adjusted EBITDA of the applicable Material Tenant or the applicable lease guarantor being at least $5,000,000 for one annual reporting period, or (II) the debt-to-equity ratio of the applicable Material Tenant or the applicable lease guarantor being no more than 1.50x for one annual reporting period.

Each Material Tenant Trigger Event cure will be subject to the following conditions: (1) after giving effect to such Material Tenant Trigger Event cure, no Material Tenant Trigger Event will exist with respect to any Material Tenant, any Material Tenant lease or any lease guarantor with respect to any Material Tenant lease, (2) if such Material Tenant Trigger Event cure results in the replacement of the FreshDirect Tenants lease, such replacement lease and replacement tenant have been approved in writing by the PILOT lessor pursuant to the PILOT lease (to the extent required under the PILOT lease) or, after giving effect to such Material Tenant Trigger Event cure, the Tax Reserve Waiver Conditions are satisfied, (3) if the applicable Material Tenant Trigger Event constitutes a default or breach of the PILOT lease which, either immediately or after the giving of notice or the passage of time, or both, would permit the PILOT lessor to terminate the PILOT lease, such Material Tenant Trigger Event cure will also cure such default or breach of the PILOT lease, and the PILOT lease will remain in full force and effect as confirmed in writing by the PILOT lessor, or, after giving effect to such Material Tenant Trigger Event cure, the Tax Reserve Waiver Conditions are satisfied, (4) after giving effect to such Material Tenant Trigger Event cure, the Company Lease Agreement dated as of December 1, 2013, by and between the borrower, as lessor, and the PILOT lessor, as lessee, and the PILOT lease will remain in full force and effect, and the PILOT lessor has confirmed the same in writing or the Tax Reserve Waiver Conditions are satisfied and (5) the borrower has paid all of the lender’s costs incurred in connection with such Material Tenant Trigger Event cure (including reasonable attorneys’ fees).

So long as no other Cash Management Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, the borrower will have the right to suspend a Material Tenant Trigger Event for 12 months by delivering notice to the lender, within two days after notice from the lender of the occurrence of a Material Tenant Trigger Event, of its intent to deposit (or deliver, as the case may be), a letter of credit or cash in an amount equal to 12 months of monthly Material Tenant rollover reserve deposits with respect to the applicable Material Tenant space (a “Material Tenant Trigger Event Suspension Deposit”), and thereafter depositing with (or delivering to, as the case may be) the lender, within 10 days after delivery of such Material Tenant Trigger Event notice, a Material Tenant Trigger Event Suspension Deposit; and provided, further, that the borrower will have the right to extend the applicable suspension period for an additional 12 months by depositing with (or delivering to, as the case may be) the lender, at least 10 days prior to the expiration of the applicable suspension period, an additional Material Tenant Trigger Event Suspension Deposit.

A “Material Tenant” means (i) the FreshDirect Tenants or (ii) any tenant at the FreshDirect HQ Property that, together with its affiliates, either (a) leases no less than 20.0% of the total rentable square footage of the FreshDirect HQ Property or (b) accounts for (or would account for) no less than 20.0% of the total in-place base rent at the FreshDirect HQ Property.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. The FreshDirect HQ Whole Loan documents permit the borrower a one-time right without the consent of the lender to cause a mezzanine borrower to incur a future mezzanine loan, subject to the satisfaction of the requirements set forth in the FreshDirect HQ Whole Loan documents, including, without limitation: (i) no event of default under the FreshDirect HQ Whole Loan documents is continuing, (ii) the aggregate loan-to-value ratio based on the FreshDirect HQ Whole Loan and the mezzanine loan is no greater than 41.7%, (iii) the actual combined DSCR

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C15
No. 2 – FreshDirect HQ

based on the FreshDirect HQ Whole Loan and the mezzanine loan is no less than 2.88x, (iv) the actual combined net operating income debt yield based on the FreshDirect HQ Whole Loan and the mezzanine loan is no less than 20.5%, (v) the execution of an intercreditor agreement acceptable to the lender and satisfactory to the rating agencies and (vi) receipt of a rating agency confirmation.

Partial Release. Not permitted.

Ground Sub-Lease. The FreshDirect HQ Property is part of an approximately 103.73-acre industrial park known as the Harlem River Yards that is owned by The People of the State of New York acting by and through The New York State Department of Transportation. In August 1991, Harlem River Yard Ventures, Inc. was selected by New York State for development and operation of the approximately 103.73 acres through a 99-year ground lease with New York State commencing on October 1, 1993 and expiring on September 30, 2092. Harlem River Yard Ventures, Inc., in turn, subleased the entire Harlem River Yards property to its affiliate, HRY Holdings LLC pursuant to a 49-year master lease expiring February 14, 2061. Since that time, the Harlem River Yards property was subdivided into four parcels and separately ground subleased by HRY Holdings LLC to various tenants, including the borrower, Fresh Property Bronx, LLC.

The ground sublease of 550,654 square feet of land to the borrower commenced on February 15, 2012 and has a 31-year base lease term from the base rent commencement of February 1, 2015 through January 31, 2046. There are also three extension options of four years, five years and eight years, respectively, exercisable upon 365 days' notice, with a 49-year limit on the term, which results in a fully extended expiration date of February 14, 2061. The borrower and ground sublessee, Fresh Property Bronx, LLC, is required to pay all associated operating expenses on an absolute net basis to HRY Holdings, LLC, ground sublessor. Fresh Direct Holdings, Inc. guarantees the performance of the sublessee, while Harlem River Yard Ventures, Inc. guarantees the performance of the sublessor under the ground sublease.

The ground sublease that the borrower is party to has current base rent payments of $3,018,708 ($5.72 per square foot) for Tract I (527,612 square feet) and $15,400 ($1.10 per square foot) for Tract II (14,000 square feet) through January 31, 2027. The base rent payment for Tract I increases to $6.24 per square foot effective February 1, 2027, $6.81 per square foot effective February 1, 2032, $7.44 per square foot effective February 1, 2037, $8.10 per square foot effective February 1, 2040 and $8.83 per square foot effective February 1, 2045, while the base rent payment for Tract II increases to $1.20 per square foot effective February 1, 2027, $1.30 per square foot effective February 1, 2032, $1.40 per square foot effective February 1, 2037, $1.50 per square foot effective February 1, 2040 and $1.60 per square foot effective February 1, 2045.

The ground sublease also has a current base rent payment of $55,000 ($6.08 per square foot) for trailer storage land (9,042 square feet), which increases to $6.64 per square foot effective February 1, 2027, $7.24 per square foot effective February 1, 2032, $7.91 per square foot effective February 1, 2037, $8.62 per square foot effective February 1, 2040 and $9.39 per square foot effective February 1, 2045.

The base rent payment during the option periods for Tract I is $8.49 per square foot effective February 1, 2046, $9.25 per square foot effective February 1, 2050 and $10.09 per square foot effective February 1, 2055, while the base rent payment during the option periods for Tract II is $1.60 per square foot effective February 1, 2046, $1.70 per square foot effective February 1, 2050 and $1.80 per square foot effective February 1, 2055.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Leasehold Interests” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 3 – Shore Front Parkway Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C15
No. 3 – Shore Front Parkway Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 3 – Shore Front Parkway Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	ZBNA	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$51,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$51,000,000	Property Type – Subtype:	Multifamily – High Rise
% of Pool by IPB:	8.1%	Net Rentable Area (Units):	773
Loan Purpose:	Refinance	Location:	Queens, NY
Borrowers(2):	Various	Year Built / Renovated:	1963, 1966 / NAP
Borrower Sponsor(3):	Efstathios Valiotis	Occupancy:	98.8%
Interest Rate:	6.56000%	Occupancy Date:	4/20/2026
Note Date:	5/28/2026	4th Most Recent NOI (As of):	$7,956,659 (12/31/2023)
Maturity Date:	6/6/2031	3rd Most Recent NOI (As of):	$8,281,214 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$8,310,152 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$8,658,442 (3/31/2026)
Original Amortization Term:	None	UW Economic Occupancy:	97.4%
Amortization Type:	Interest Only	UW Revenues:	$16,859,677
Call Protection(4):	L(24),YM1(32),O(4)	UW Expenses:	$8,110,177
Lockbox / Cash Management:	Springing	UW NOI:	$8,749,500
Additional Debt(1):	Yes	UW NCF:	$8,556,250
Additional Debt Balance(1):	$43,500,000	Appraised Value / Per SF(6):	$140,500,000 / $181,759
Additional Debt Type(1):	Pari Passu	Appraisal Date:	4/28/2026

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$122,251
Taxes:	$1,860,050	$310,010	N/A	Maturity Date Loan / SF:	$122,251
Insurance:	$620,760	$124,152	N/A	Cut-off Date LTV:	67.3%
Replacement Reserves:	$14,000	$16,110	N/A	Maturity Date LTV:	67.3%
Immediate Repair Reserve:	$178,910	$0	N/A	UW NCF DSCR:	1.36x
Low DSCR Avoidance Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	9.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$94,500,000	99.2%	Loan Payoff(7)	$92,020,108	96.6%
Borrower Equity	724,909	0.8	Upfront Reserves	2,673,720	2.8
			Closing Costs	531,081	0.6
Total Sources	$95,224,909	100.0%	Total Uses	$95,224,909	100.0%
(1)	The Shore Front Parkway Apartments Mortgage Loan (as defined below) is part of a whole loan that is comprised of two pari passu promissory notes with an aggregate original principal balance and Cut-off Date balance of $94,500,000 (the “Shore Front Parkway Apartments Whole Loan”). The financial information presented above is based on Shore Front Parkway Apartments Whole Loan.
(2)	The borrowers are 1 Beach 105 Realty LLC, 107-10 Shorefront Realty, LLC and 106-20 Shorefront Realty, LLC, each a New York limited liability company and single purpose entity. The borrowers and non-recourse carveout guarantors are required by the Shore Front Parkway Apartments Whole Loan documents to have recourse liability for 25% of the debt (totaling $23,625,000).
(3)	The borrower sponsor is Efstathios Valiotis and the non-recourse carveout guarantors are Efstathios Valiotis and Stamatiki Valiotis. The borrower sponsor is also the borrower sponsor for the Prospect Place Apartments Mortgage Loan which also is being contributed to the BMO 2026-5C15 securitization trust.
(4)	Prepayment of the Shore Front Parkway Apartments Whole Loan is permitted in whole but not in part, on any day from and after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Shore Front Parkway Apartments Whole Loan to be securitized, and (b) May 28, 2029 (the “Permitted Prepayment Date”). From and after the Permitted Prepayment Date and prior to the open prepayment date, the borrowers may prepay, in whole, but not in part, on any day with the simultaneous payment of a yield maintenance premium and any interest shortfall. The assumed yield maintenance lockout period of 24 payments is based on the anticipated closing date of the BMO 2026-5C15 securitization trust in June 2026. The actual lockout period may be longer than 24 months.
(5)	See “Escrows and Reserves” below for discussion of reserve requirements.
(6)	The Shore Front Parkway Apartments Property has an appraised land value of $65,800,000.
(7)	The previous lender, Flagstar Bank, N.A. (“Flagstar Bank”), approached the borrower sponsor and offered an approximately $9,000,000 discount to the payoff amount if the previous loan (the “Flagstar Loan”) was repaid by end of 2025. The borrower sponsor obtained a loan (the “DBTCA Loan”) from Deutsche Bank Trust Company Americas (“DBTCA”) to pay off the Flagstar Loan. While proceeds of the Shore Front Parkway Apartments Whole Loan were not used to pay off the discounted Flagstar Loan, such proceeds were used to pay off the DBTCA Loan. Please refer to “The Loan” section below for a further discussion of the circumstances surrounding the discounted payoff.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C15
No. 3 – Shore Front Parkway Apartments

The Loan. The third largest mortgage loan (the “Shore Front Parkway Apartments Mortgage Loan”) is part of the Shore Front Parkway Apartments Whole Loan, which is evidenced by two pari passu promissory notes that are secured by the borrowers’ fee interest in a 98.8% occupied, fully rent stabilized multifamily complex comprising three buildings located in Queens, New York (the “Shore Front Parkway Apartments Property”). Zions Bancorporation, N.A. (“ZBNA”) originated the Shore Front Parkway Apartments Whole Loan on May 28, 2026, which accrues interest at a fixed rate of 6.56000% per annum on an Actual/360 basis with an initial term of five years and is interest-only for the full term. The scheduled maturity date of the Shore Front Parkway Apartments Whole Loan is June 6, 2031.

The Shore Front Parkway Apartments Mortgage Loan is evidenced by controlling Note A-1 with an outstanding principal balance as of the Cut-off Date of $51,000,000. As of the Cut-off Date, the non-controlling Note A-2 has an outstanding principal balance of $43,500,000, which is currently held by ZBNA and is expected to be sold to a third party or contributed to one or more future securitization trust(s).

In March 2023, the previous lender, Flagstar Bank, a wholly owned subsidiary of New York Community Bancorp, Inc. (“NYCB”), purchased approximately $38.4 billion of Signature Bridge Bank, N.A.'s assets, including loans of approximately $12.9 billion purchased at a discount of $2.7 billion. In March 2024, NYCB publicly reiterated its pledge to reduce its commercial real estate exposure. In 2025, Flagstar Bank approached the borrower sponsor, Mr. Efstathios Valiotis, and offered an approximately $9,000,000 discount to the payoff amount if the previous loan (the “Flagstar Loan”) was repaid by the end of 2025. The borrower sponsor obtained a loan (the “DBTCA Loan”) from Deutsche Bank Trust Company Americas (“DBTCA”) to pay off the Flagstar Loan. At origination of the DBTCA Loan, the Flagstar Loan was in good standing and fully performing. While proceeds of the Shore Front Parkway Apartments Whole Loan were not used to pay off the discounted Flagstar Loan, such proceeds were used to pay off the DBTCA Loan.

The Shore Front Parkway Apartments Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2026-5C15 securitization trust. The relationship between the holders of the Shore Front Parkway Apartments Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Shore Front Parkway Apartments Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$51,000,000	$51,000,000	BMO 2026-5C15	Yes
A-2(1)	$43,500,000	$43,500,000	ZBNA(1)	No
Whole Loan	$94,500,000	$94,500,000
(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Property. The Shore Front Parkway Apartments Property consists of three contiguous multifamily properties located along Rockaway Beach in Queens, New York, comprising a total of 773 residential units and approximately 9,550 square feet of commercial space. Per the April 20, 2026 rent roll, the Shore Front Parkway Apartments Property is 98.8% occupied and contains a unit mix of studio, one-, two-, and three-bedroom apartments. The Shore Front Parkway Apartments Property includes private balconies in select units, as well as direct public beach access.

In addition to the multifamily and professional space, the Shore Front Parkway Apartments Property includes a surface parking lot, which per the zoning reports, has 687 permitted spaces (representing a parking ratio of approximately 0.9 spaces per unit), of which 615 are leased at average rents of approximately $91.12 per month, and 84 storage units, of which 80 are leased at average rents of approximately $71.01 per month, as of the April 20, 2026 rent roll.

The Shore Front Parkway Apartments Property features amenities including swimming pools, barbecue areas, a dog park, a playground and on-site parking facilities. The Shore Front Parkway Apartments Property is managed in-house by the borrower sponsor’s affiliated property management company, Alma Realty, which oversees leasing and day-to-day operations. The borrower sponsor acquired the Shore Front Parkway Apartments Property in 2001 and has owned the Shore Front Parkway Apartments Property for more than 24 years. The borrower sponsor has invested capital expenditures over the length of his ownership, including approximately $5.0 million between 2019 and 2024 related to facade restoration, elevator modernization, apartment renovations, electrical upgrades, boiler replacements and other building improvements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C15
No. 3 – Shore Front Parkway Apartments

All residential units at the Shore Front Parkway Apartments Property are subject to New York rent stabilization, and the Shore Front Parkway Apartments Property is fully rent stabilized. Pursuant to the New York City Rent Guidelines Board, rental increases for one-year and two-year leases commencing after October 1, 2025 and on or before September 30, 2026 are capped at 3.00% and 4.50%, respectively.

The Shore Front Parkway Apartments Property was 98.8% occupied as of April 20, 2026. The unit mix includes 189 studio units, 397 one-bedroom units, 150 two-bedroom units and 37 three-bedroom units. Commercial tenants include a dentist and neurology office and older adult care center facility. The borrower sponsor operates laundry at the Shore Front Parkway Apartments Property through an affiliated tenant. Additionally, there is one antenna at the 106-20 Shore Front Parkway location, which is currently rented to Verizon Wireless.

The following table presents certain information relating to the historical and current occupancy of the Shore Front Parkway Apartments Property:

Historical and Current Occupancy(1)
2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	Current(2)
100%	100%	99.9%	100%	100%	100%	100%	100%	99.4%	98.2%	98.8%
(1)	Source: Third party market research provider, excluding the current occupancy. Historical occupancies are as of December 31st of each respective year.
(2)	Based on the rent roll dated April 20, 2026.

The following table presents certain information with respect to the residential units at the Shore Front Parkway Apartments Property:

Unit Mix Summary (1)
Unit Type	No. of Units	% of Total	Occupied Units	Occupancy	Avg. Occupied Contract Rent(2)	Concluded Monthly Market Rental Rate(3)
Studio	189	24.5%	186	98.4%	$1,479	$1,493
1 Bedroom	397	51.4%	392	98.7%	$1,702	$1,701
2 Bedroom	150	19.4%	149	99.3%	$1,958	$1,966
3 Bedroom	37	4.8%	37	100.0%	$2,053	$2,040
Total/Wtd. Avg.	773	100.0%	764	98.8%	$1,715	$1,718
(1)	Based on the underwritten rent roll dated April 20, 2026.
(2)	Represents the average occupied contract rent per the unit mix for the Shore Front Parkway Apartments Property dated as of April 20, 2026.
(3)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C15
No. 3 – Shore Front Parkway Apartments

The following table presents certain information relating to the operating history and underwritten cash flows of the Shore Front Parkway Apartments Property:

Operating History and Underwritten Net Cash Flow
	2023	2024	2025	March 2026 TTM	Underwritten	Per Unit	%(1)
In-Place Rents(2)	$13,785,920	$14,372,969	$14,835,194	$15,160,095	$15,719,812	$20,336	98.3%
Grossed Up Vacant Units	0	0	0	0	$272,955	$353	1.7%
Gross Potential Rent(3)	$13,785,920	$14,372,969	$14,835,194	$15,160,095	$15,992,767	$20,689	100.0%
(Vacancy/Credit Loss)	0	0	0	0	($319,855)	($414)	(2.0%	)
Net Rental Income	$13,785,920	$14,372,969	$14,835,194	$15,160,095	$15,672,912	$20,275	98.0%
Commercial Income	$149,788	$145,867	$158,898	$168,107	$258,860	$335	1.6%
Commercial Reimbursements	0	0	0	0	0	0	0.0%
Commercial Vacancy	0	0	0	0	($96,226)	($124)	(0.6%	)
Net Commercial Income	$149,788	$145,867	$158,898	$168,107	$162,635	$210	1.0%
Other Income(4)	$816,711	$811,698	$865,431	$828,686	$1,024,130	$1,325	6.4%
Effective Gross Income	$14,752,419	$15,330,534	$15,859,523	$16,156,888	$16,859,677	$21,811	105.4%

Real Estate Taxes (5)	$2,866,845	$3,091,986	$3,214,896	$3,214,896	$3,542,943	$4,583	21.0%
Property Insurance Expense	$778,597	$856,055	$943,591	$985,755	$1,418,881	$1,836	8.4%
Other Operating Expenses(6)	$3,150,318	$3,101,279	$3,390,884	$3,297,795	$3,148,352	$4,073	18.7%
Total Expenses	$6,795,760	$7,049,321	$7,549,371	$7,498,446	$8,110,177	$10,492	48.1%
Net Operating Income	$7,956,659	$8,281,214	$8,310,152	$8,658,442	$8,749,500	$11,319	51.9%
Replacement Reserve	0	0	0	0	$193,250	$250	1.1%
Net Cash Flow	$7,956,659	$8,281,214	$8,310,152	$8,658,442	$8,556,250	$11,069	50.7%

(1)	% column represents percent of Gross Potential Rent for revenue fields and Effective Gross Income for the remaining fields.
(2)	Underwritten In-Place Rents is based on the underwritten rent roll dated April 20, 2026.
(3)	Underwritten Gross Potential Rent includes a $246,213 vacancy gross-up.
(4)	Other Income comprises contractual antenna, laundry, storage, miscellaneous, nominal fees and parking income.
(5)	Real Estate Taxes represent the 2026-2027 notice of value estimated taxes per the New York state website.
(6)	Other Operating Expenses include utilities, repairs and maintenance, payroll and benefits, general and administrative, professional fees and management fees.

Environmental. According to the Phase I environmental assessments dated December 1, 2025, there was evidence of recognized and historically recognized environmental conditions at the Shore Front Parkway Apartments Property related to underground storage and oil tanks/spills lacking closure documentation. The lender obtained environmental insurance in lieu of a Phase II environmental assessment and the subsurface investigations recommended by the Phase I environmental assessments. The lender’s consultant estimated a remedial cost range of $100,000 to $140,000 and the borrower procured a $500,000 coverage amount. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Environmental Considerations” in the Preliminary Prospectus.

The Market. The Shore Front Parkway Apartments Property is located in Queens, New York within the New York-Newark-Jersey City metropolitan statistical area multifamily market and the South Shore Queens submarket. The Shore Front Parkway Apartments Property is located along Rockaway Beach in Queens, New York, on the Rockaway Peninsula, a coastal submarket situated at the southern edge of New York City. According to the appraisal, the immediate area provides direct access to Rockaway Beach and the Atlantic Ocean and is supported by proximity to neighborhood retail corridors, public open space and community infrastructure. The Rockaway Peninsula is home to approximately 124,000 residents.

The Shore Front Parkway Apartments Property has access to multiple modes of public transportation, including the A subway line, which provides service from the Rockaway Peninsula to Brooklyn and Manhattan, with connections to major transit hubs including Fulton Street and Penn Station, as well as the Rockaway Park Shuttle. The area is also served by the NYC Ferry system, which provides service between Rockaway and multiple destinations in Manhattan and other boroughs. In addition, the Long Island Rail Road Far Rockaway Branch provides commuter access to Jamaica and Penn Station via transfers. The Shore Front Parkway Apartments Property is located approximately a 45 to 60-minute drive from

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C15
No. 3 – Shore Front Parkway Apartments

Midtown Manhattan and major employment hubs, depending on traffic conditions, and approximately a 20 to 35-minute drive from John F. Kennedy International Airport, the primary international airport serving the region.

The Rockaway Peninsula is part of the broader New York City metropolitan area, which, according to a third party market research provider, added approximately 95,300 jobs from May 2024 to May 2025, leading all metro areas nationwide, and now maintains employment above pre-pandemic levels. New York City’s private sector employment reached approximately 4.25 million jobs as of late 2024, reflecting continued recovery and expansion across key industries including healthcare, construction and professional services. Queens County reported an unemployment rate of approximately 4.7%–4.9% as of 2025–2026. Far Rockaway, which comprises a portion of the eastern Rockaway Peninsula, has an estimated population of approximately 72,000 residents.

The South Shore Queens Multifamily submarket vacancy rate ranged from 1.6% to 2.1% between 2022 and 2025 and currently stands at 1.8% as of Q2 2026. Vacancy is expected to decline to below 1.9% by 2030. Asking rents increased from $1,682 in 2022 to $1,865 as of Q2 2026 in the South Shore Queens submarket. The South Shore Queens Multifamily submarket contains approximately 7,891 units, with 101 units delivered over the past twelve months and 29 units absorbed during the same period.

The following table presents certain information relating to comparable multifamily rentals to the Shore Front Parkway Apartments Property:

Summary of Comparable Rentals(1)
Name/Location	Units	Floors	Year Built / Renovated	Occupancy	Unit Type	Monthly Rent
Shore Front Parkway Apartments 106-20 Shore Front Parkway, 107-10 Shore Front Parkway and 1 Beach 105th Street Queens, NY 11694 (Subject)	773	13	1963, 1966 / NAP	98.8%	Studio	$1,479(2)
					1BR	$1,702(2)
					2BR	$1,958(2)
					3BR	$2,053(2)
Arverne View 5717 Shore Front Parkway Arverne, NY 11692	1,103	19	1974 / 2014	98.9%	Studio	$1,293
					1BR	$1,697
					2BR	$2,302
					3BR	$2,411
					4BR	$2,502
					5BR	$2,798
Wavecrest Gardens 2010 Seagirt Boulevard Far Rockaway, NY 11691	1,760	6	1952 / NAP	99.9%	Studio	$1,867
					1BR	$2,088
					2BR	$2,575
New Haven Towers 2210 New Haven Avenue Far Rockaway, NY 11691	153	6	1962 / NAP	100.0%	Studio	$1,226
					1BR	$1,388
					2BR	$1,691
					3BR	$2,054
2030 Elk Drive 2030 Elk Drive Far Rockaway, NY 11691	82	7	1931 / NAP	1082 7 1931 / NAP 100.0%	Studio	$1,087
					1BR	$1,359
					2BR	$1,697
(1)	Source: Appraisal.
(2)	Represents the average occupied contract rent per the unit mix for the Shore Front Parkway Apartments Property dated as of April 20, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C15
No. 3 – Shore Front Parkway Apartments

The following table presents certain information relating to the appraisal’s market rental rate conclusions for the Shore Front Parkway Apartments Property:

Market Rental Rate Conclusion(1)
Unit Type	Market Rent Monthly(2)
Studio	$1,493
One Bedroom	$1,701
Two Bedroom	$1966
Three Bedroom	$2,040
(1)	Source: Appraisal.
(2)	Represents weighed average market rents as determined by the individual building appraisals.

The following table presents certain information relating to comparable multifamily sales to the Shore Front Parkway Apartments Property, identified by the appraisal:

Comparable Sales (1)
Property Name	Location	No. of Units	Sale Date	Concluded Sale Price Per Unit
Ocean Park Apartments 275 Linden Boulevard Park Towers East Apartments Riverside Park Fannwood Estates	New York, NY New York, NY New York, NY New York, NY New York, NY	602 101 163 1,193 312	May-2025 May-2025 Jan-2025 Dec-2024 Nov-2023	$146,179 $106,931 $124,847 $271,165 $153,846
(1)	Source: Appraisal.

The Borrowers. The borrowers are 1 Beach 105 Realty, LLC, 107-10 Shorefront Realty, LLC and 106-20 Shorefront Realty, LLC, each a New York limited liability company and single purpose entity with two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Shore Front Parkway Apartments Whole Loan. The borrowers and non-recourse carveout guarantors are required by the Shore Front Parkway Apartments Whole Loan documents to have recourse liability for 25% of the debt (totaling $23,625,000).

The Borrower Sponsor. The borrower sponsor is Efstathios Valiotis and the non-recourse carveout guarantors are Efstathios Valiotis and Stamatiki Valiotis. So long as the Shore Front Parkway Apartments Whole Loan and any of the obligations set forth in the Shore Front Parkway Apartments Whole Loan documents remain outstanding, the non-recourse carveout guarantors are required to maintain a minimum net worth of not less than $20,000,000 and liquidity of not less than $10,000,000.

Mr. Efstathios Valiotis is the founder and chief executive officer of Alma Realty Corp. (“Alma”) and co-founder of Marathon National Bank and Alma Bank, which has 14 branches and over $1.5 billion in assets. Mr. Valiotis’ holdings include 84 residential properties totaling approximately 8,562 units, 24 commercial properties totaling approximately 2.6 million square feet. Mr. Valiotis also has interests in six development projects, including an expected 861-unit and 60-unit multifamily development, primarily located in New York, New Jersey and Connecticut. The borrower sponsor and non-recourse carveout guarantors have been involved in mortgage loan defaults and litigation. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

Property Management. The Shore Front Parkway Apartments Property is managed by Alma Realty Corp., an affiliate of the borrower sponsor. Founded in 1983, Alma has managed and operated a broad portfolio of multifamily, retail, office, and industrial properties. Alma oversees over 15,000 residential units, 5 million square feet of office, retail and industrial space, and employs over 1,000 individuals across New York, New Jersey and Connecticut.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C15
No. 3 – Shore Front Parkway Apartments

Escrows and Reserves. As of the date of origination of the Shore Front Parkway Apartments Whole Loan, the borrowers were required to deposit (i) $1,860,050 in a real estate tax reserve account, (ii) $620,760 in a property insurance reserve account, (iii) $14,000 in a replacement reserve account and (iv) $178,910 in an immediate repair reserve account.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially approximately $310,010).

Insurance Reserve – The borrowers are required to deposit into a property insurance reserve, on a monthly basis in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof in order to accumulate sufficient funds to pay all such premiums at least thirty (30) days’ prior to the expiration of the policies (initially approximately $124,152).

Replacement Reserve – The Shore Front Parkway Apartments Whole Loan documents require ongoing monthly replacement reserve deposits of $16,110 for multifamily replacements, which the lender may require the borrowers to increase (not more than once per year) upon 30 days’ notice to the borrowers if the lender reasonably determines such increase is necessary to maintain the proper operation of the Shore Front Parkway Apartments Property.

Low DSCR Avoidance Reserve – As discussed in the “Lockbox and Cash Management” section below, the borrowers are entitled to avoid a Low DSCR Event (as defined below) by making springing deposits into such account.

Lockbox and Cash Management. The Shore Front Parkway Apartments Whole Loan is structured with a springing lockbox and springing cash management. Within 30 days from receipt of written notice from the lender that a Cash Trap Event Period (as defined below) has commenced, the borrowers are required to, among other things, (i) execute a deposit account control agreement to establish a deposit account with a clearing bank and (ii) send executed letters directing all commercial tenants to deposit all sums due under their respective leases directly into such deposit account. During the continuance of a Cash Trap Event Period, all funds in the deposit account are required to be swept periodically to a lender-controlled cash management account. If the borrowers or property manager receive any rents or income directly, each is required to deposit such amounts into the deposit account within one business day of receipt. So long as a Cash Trap Event Period is in effect, all excess funds will be swept to an excess cash flow subaccount controlled by the lender and held for so long as such a Cash Trap Event Period is continuing. Notably, the Shore Front Parkway Apartments Whole Loan documents require that after the termination of an initial Cash Trap Event Period, the cash management account will be closed, but upon the occurrence of any subsequent Cash Trap Event Period, the cash management account will remain open until the Shore Front Parkway Apartments Whole Loan debt has been paid in full.

A “Cash Trap Event Period” will commence upon the occurrence of any of the following:

(i)	the occurrence of an event of default; or
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.20x (tested quarterly) (a “Low DSCR Event”), provided, however, if within five business days of written notice from the lender, the borrowers have delivered cash or a letter of credit in an amount equal to the difference of (a) $3,930,000 less (b) the net cash flow for the trailing six-month period (“Low DSCR Event Collateral”), no Low DSCR Event will be deemed to have occurred. For the avoidance of doubt, if the borrowers deposit with the lender any Low DSCR Event Collateral, the borrowers are not required to be subject to an additional Low DSCR Event for a period of six months after such deposit.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default and the lender’s acceptance of such cure; or
●	with regard to clause (ii), the NCF DSCR being equal to or greater than 1.25x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C15
No. 3 – Shore Front Parkway Apartments

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 4 – Mountain Industrial Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 4 – Mountain Industrial Portfolio

VANCOUVER
CANADA
U.S.
Vancouver Island
Bellingham
Victoria
Burlington
Mount Vernon
WASHINGTON
Arlington
Marysville
Everett
OLYMPIC NATIONAL PARK
Redmond
SEATTLE
Bremerton
Bellevue
Wenatchee
Auburn
TACOMA
Olympia
Puyallup
Ocean Shores
Aberdeen
Ellensburg
Pacific Ocean
Centralia
Yakima
Astoria
Longview
OREGON
YAKIMA INDIAN RESERVATION
MONTREAL
OTTAWA
QUÉBEC
ONTARIO
MAINE
TORONTO
Lake Ontario
NEW YORK
Portland
BUFFALO
Rochester
Syracuse
Manchester
Albany
BOSTON
Lake Erie
Springfield
Hartford
Providence
PENNSYLVANIA
Scranton
Allentown
NEW YORK
PITTSBURGH
Altoona
Harrisburg
Trenton
PHILADELPHIA
Atlantic City
BALTIMORE
WASHINGTON, D.C.
Atlantic Ocean
VIRGINIA
Richmond
Roanoke
Lake Superior
ONTARIO
MINN.
WISCONSIN
MINNEAPOLIS
St. Paul
Green Bay
Rochester
Appleton
MICHIGAN
Lake Michigan
Lake Huron
Madison
Grand Rapids
Flint
MILWAUKEE
Lansing
DETROIT
IOWA
Des Moines
Cedar Rapids
Dubuque
Davenport
CHICAGO
CLEVELAND
Moline
INDIANA
Peoria
Springfield
INDIANAPOLIS
COLUMBUS
St. Joseph
KANSAS CITY
ILLINOIS
OHIO
CINCINNATI
Jefferson City
LOUISVILLE
MISSOURI
ST. LOUIS
Evansville
Lexington
WV
Springfield
Bowling Green
KENTUCKY
TN
Bristol
COLO.
KANSAS
Wichita
Springfield
MO
TULSA
Santa Fe
OKLAHOMA CITY
ALBUQUERQUE
Amarillo
Norman
Ft. Smith
NEW MEXICO
OKLAHOMA
AR
Wichita Falls
Lubbock
Denton
DALLAS
Las Cruces
FT. WORTH
Shreveport
EL PASO
CIUDAD JUAREZ
Abilene
Tyler
Midland
TEXAS
Odessa
Killeen
Waco
San Angelo
Del Rio
AUSTIN
College Station
CHIHUAHUA
SAN ANTONIO
HOUSTON
Beaumont
MEXICO
Laredo
Corpus Christi
Gulf of Mexico
Edinburg
Harlingen
Brownsville
MONTERREY
MISSOURI
NASHVILLE
Knoxville
Winston-Salem
ARKANSAS
MEMPHIS
TN
Chattanooga
CHARLOTTE
Little Rock
Huntsville
Greenville
ATLANTA
SC
Columbia
Birmingham
Bossier City
MISSISSIPPI
Augusta
Jackson
ALABAMA
Macon
Shreveport
Meridian
Montgomery
GEORGIA
Savannah
LOUISIANA
Mobile
Atlantic Ocean
Lafayette
Baton Rouge
Biloxi
Pensacola
Tallahassee
NEW ORLEANS
FLORIDA
JACKSONVILLE
Daytona Beach
ORLANDO
TAMPA
ST. PETERSBURG
Gulf of Mexico
Fort Myers
MIAMI

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 4 – Mountain Industrial Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 4 – Mountain Industrial Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	BMO, UBS AG, WFB	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$45,750,000	Title(6):	Fee / Leasehold
Cut-off Date Principal Balance(1):	$45,750,000	Property Type – Subtype(7):	Industrial – Various
% of IPB:	7.3%	Net Rentable Area (SF):	19,189,611
Loan Purpose:	Refinance	Location(7):	Various, Various
Borrowers(2):	Various	Year Built / Renovated(7):	Various / Various
Borrower Sponsor:	Industrial Logistics Properties Trust	Occupancy:	96.3%
Interest Rate(3):	5.096767533%	Occupancy Date:	Various
Note Date:	5/8/2026	4th Most Recent NOI (As of):	$98,213,266 (T-10 12/31/2022)
Maturity Date:	5/11/2031	3rd Most Recent NOI (As of):	$117,555,625 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$120,156,924 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$122,186,205 (TTM 9/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	96.7%
Amortization Type:	Interest Only	UW Revenues:	$161,761,456
Call Protection(4):	L(23),YM1(2),DorYM1(28),O(7)	UW Expenses:	$38,194,125
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$123,567,331
Additional Debt(1):	Yes	UW NCF:	$116,850,967
Additional Debt Balance(1):	$1,123,650,000/$450,600,000	Appraised Value / Per SF(8):	$2,350,000,000 / $122
Additional Debt Type(1):	Pari Passu/B-Note	Appraisal Date(8):	2/11/2026

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Loan	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$61	$84
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$61	$84
TI / LC Reserve:	$0	Springing	N/A	Cut-off Date LTV(8):	49.8%	68.9%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV(8):	49.8%	68.9%
Ground Lease Reserve:	$0	Springing	N/A	UW NCF DSCR:	1.93x	1.25x
Unfunded Obligations:	$3,530,579	$0	N/A	UW NOI Debt Yield:	10.6%	7.6%

Sources and Uses(1)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount:	$1,169,400,000	71.4%	Loan Payoff:	$1,614,813,143	98.6%
Subordinate Loan Amount:	450,600,000	27.5	Closing Costs:	19,354,691	1.2
Borrower Sponsor Equity:	17,698,413	1.1	Upfront Reserves:	3,530,579	0.2
Total Sources:	$1,637,698,413	100.0%	Total Uses:	$1,637,698,413	100.0%
(1)	The Mountain Industrial Portfolio Mortgage Loan (as defined below) is part of the Mountain Industrial Portfolio Whole Loan (as defined below), which is comprised of 38 pari passu senior promissory notes and 12 junior promissory notes, with an aggregate original principal balance as of the Cut-off Date of $1,620,000,000.
(2)	See “The Borrowers” below.
(3)	Interest Rate represents the weighted average interest rate of the Mountain Industrial Portfolio Senior Loan. The Mountain Industrial Portfolio Junior Notes (as defined below) bear interest at the weighted average interest rate of 7.291555666% per annum. The weighted average interest rate of the Mountain Industrial Portfolio Whole Loan is 5.707243788% per annum. See the definition of “Weighted Average Interest Rate” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus. The interest rate of the Mountain Industrial Portfolio Whole Loan and of the Mountain Industrial Portfolio Mortgage Loan may change if any of the individual Mountain Industrial Portfolio Properties (as defined below) securing the Mountain Industrial Portfolio Whole Loan are released and any portion of any of the Mountain Industrial Portfolio Whole Loan components is paid down in accordance with the Mountain Industrial Portfolio Whole Loan documents. See “Partial Release” below for additional information related to permitted partial releases.
(4)	Defeasance of the Mountain Industrial Portfolio Whole Loan is permitted at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized and prior to November 11, 2030 (the “Open Date”). The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BMO 2026-5C15 securitization trust in June 2026. The actual defeasance lockout period may be longer. Prepayment with a yield maintenance premium (if prior to the Open Date) is permitted on and after May 11, 2028.
(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(6)	The applicable borrowers’ interests in two of the 90 constituent properties comprising the Mountain Industrial Portfolio Properties are leasehold interests.
(7)	See “Portfolio Summary” for an overview of the top 20 Mountain Industrial Portfolio Properties by net operating income.
(8)	The Mountain Industrial Portfolio Properties had a portfolio appraised value of $2,350,000,000, as of February 11, 2026, which is inclusive of a 9.2% portfolio premium and reflects the “as-is” value of the Mountain Industrial Portfolio Properties as a whole if sold in their entirety to a single buyer. Based on the aggregate “as-is” appraised values of the individual Mountain Industrial Portfolio Properties (exclusive of the portfolio premium) of $2,152,070,000, the Cut-off Date LTV and the Maturity Date LTV for the Mountain Industrial Portfolio Senior Loan are both equal to 54.3% and for the Mountain Industrial Portfolio Whole Loan are both equal to 75.3%. The individual appraised values are as of various dates between February 3, 2026 and February 11, 2026.

The Loan. The fourth largest mortgage loan (the “Mountain Industrial Portfolio Mortgage Loan”) is part of a whole loan with an aggregate outstanding principal balance of $1,620,000,000 (the “Mountain Industrial Portfolio Whole Loan”) comprised of (i) 38 pari passu senior promissory notes with an aggregate outstanding principal balance of $1,169,400,000 (collectively, the “Mountain Industrial Portfolio Senior Notes”), which collectively evidence the senior portion of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – Mountain Industrial Portfolio

Mountain Industrial Portfolio Whole Loan (the “Mountain Industrial Portfolio Senior Loan”), and (ii) 12 junior promissory notes with an aggregate outstanding principal balance of $450,600,000 (collectively, the “Mountain Industrial Portfolio Junior Notes”). The Mountain Industrial Portfolio Junior Notes are generally subordinate in right of payment to the Mountain Industrial Portfolio Senior Notes. The Mountain Industrial Portfolio Whole Loan was co-originated by Wells Fargo Bank, National Association (“WFB”), Citi Real Estate Funding Inc. (“CREFI”), Bank of America, National Association (“BANA”), UBS AG New York Branch (“UBS AG”), Morgan Stanley Bank, N.A. (“MSBNA”) and Bank of Montreal (“BMO”). The Mountain Industrial Portfolio Mortgage Loan will be contributed by BMO. The Mountain Industrial Portfolio Whole Loan is secured by first mortgage liens on the borrowers’ fee or leasehold interests in a portfolio of 90 industrial properties totaling approximately 19.2 million SF located across 27 states and 57 individual markets (collectively, the “Mountain Industrial Portfolio Properties” or the “Properties”, and each individually, a “Mountain Industrial Portfolio Property” or “Property”).

The Mountain Industrial Portfolio Mortgage Loan, evidenced by the non-controlling Notes A-3-3 and A-4-3, contributed by BMO, the non-controlling Notes A-3-6-2 and A-4-6-2, contributed by UBS AG and the non-controlling Notes A-3-1-1-1-1 and A-4-1-1-1-1, contributed by WFB, with an aggregate original principal balance of $45,750,000, will be contributed to the BMO 2026-5C15 securitization trust

The Mountain Industrial Portfolio Whole Loan will be serviced pursuant to the trust and servicing agreement for the MTN 2026-LPFX securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Mountain Industrial Portfolio Pari Passu-AB Whole Loan” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – Mountain Industrial Portfolio

The table below identifies the promissory notes that comprise the Mountain Industrial Portfolio Whole Loan:

Mountain Industrial Portfolio Whole Loan Summary
Note(1)	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1 and A-2-1	$332,760,000	$332,760,000	MTN 2026-LPFX	Yes
A-1-2 and A-2-2	$83,190,000	$83,190,000	MTN 2026-LPFX	No
A-1-3 and A-2-3	$83,190,000	$83,190,000	MTN 2026-LPFX	No
A-1-4 and A-2-4	$166,380,000	$166,380,000	MTN 2026-LPFX	No
A-1-5 and A-2-5	$83,190,000	$83,190,000	MTN 2026-LPFX	No
A-1-6 and A-2-6	$83,190,000	$83,190,000	MTN 2026-LPFX	No
A-3-1-1-1-1 and A-4-1-1-1-1	$6,000,000	$6,000,000	BMO 2026-5C15	No
A-3-1-1-1-2 and A-4-1-1-1-2(2)	$61,000,000	$61,000,000	WFB	No
A-3-1-1-2 and A-4-1-1-2	$43,000,000	$43,000,000	BANK5 2026-5YR22	No
A-3-1-2 and A-4-1-2	$25,000,000	$25,000,000	WFCM 2026-5C9	No
A-3-2-1 and A-4-2-1(2)	$14,500,000	$14,500,000	BANA	No
A-3-2-2 and A-4-2-2	$14,500,000	$14,500,000	BANK5 2026-5YR22	No
A-3-2-3 and A-4-2-3	$4,750,000	$4,750,000	BANK5 2026-5YR22	No
A-3-3 and A-4-3	$33,750,000	$33,750,000	BMO 2026-5C15	No
A-3-4 and A-4-4	$67,500,000	$67,500,000	Benchmark 2026-V22	No
A-3-5-1 and A-4-5-1	$19,250,000	$19,250,000	BANK5 2026-5YR22	No
A-3-5-2 and A-4-5-2(2)	$14,500,000	$14,500,000	MSMCH	No
A-3-6-1 and A-4-6-1(2)	$27,750,000	$27,750,000	UBS AG	No
A-3-6-2 and A-4-6-2	$6,000,000	$6,000,000	BMO 2026-5C15	No
Senior Loan	$1,169,400,000	$1,169,400,000
B-1-1 and B-2-1(3)	$180,240,000	$180,240,000	MTN 2026-LPFX	No
B-1-2 and B-2-2(3)	$45,060,000	$45,060,000	MTN 2026-LPFX	No
B-1-3 and B-2-3(3)	$45,060,000	$45,060,000	MTN 2026-LPFX	No
B-1-4 and B-2-4(3)	$90,120,000	$90,120,000	MTN 2026-LPFX	No
B-1-5 and B-2-5(3)	$45,060,000	$45,060,000	MTN 2026-LPFX	No
B-1-6 and B-2-6(3)	$45,060,000	$45,060,000	MTN 2026-LPFX	No
Total Junior Notes	$450,600,000	$450,600,000
Whole Loan	$1,620,000,000	$1,620,000,000
(1)	The notes with designations that begin with A-1, A-3 and B-1 are secured solely by mortgages on the Properties located in Florida, and the remaining notes are secured by mortgages on the Properties located outside of Florida; provided, that all of the non-Florida borrowers delivered to the lender a guaranty of the Florida borrowers’ obligations to pay the outstanding principal balance of, and other amounts due and owing on the Florida notes, and the other Mountain Industrial Portfolio Whole Loan documents.
(2)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.
(3)	The Mountain Industrial Portfolio Junior Notes will be generally subordinate in right of payment to the Mountain Industrial Portfolio Senior Notes.

The Properties. The Mountain Industrial Portfolio Properties are comprised of 90 industrial properties located across 27 states with primary concentrations in Georgia (11.4% underwritten net operating income (“UW NOI”); 11.5% net rentable area (“NRA”)), Ohio (10.1% UW NOI; 9.6% NRA), and Texas (9.2% UW NOI; 6.9% NRA). The Mountain Industrial Portfolio Properties are located across 57 markets with the largest concentrations by UW NOI in Indianapolis, Indiana (three properties, 7.6% UW NOI), Columbus, Ohio (three properties, 5.6% UW NOI) and Charlotte, North Carolina (three properties, 4.9% UW NOI). The Mountain Industrial Portfolio Properties are granular, with no single Property comprising more than 4.4% of UW NOI and the top five Properties by UW NOI comprising 19.1% of NOI.

The Mountain Industrial Portfolio Properties include 84 institutional-quality warehouse/distribution properties, five manufacturing/distribution properties, and one storage/warehouse property. The Mountain Industrial Portfolio Properties total 19,189,611 SF of net rentable area, with a limited office component comprising just 5.2% of NRA.

The Mountain Industrial Portfolio Properties are largely recent-vintage product, with a weighted average vintage of 2012 and 50 Properties, representing 74.3% of NRA and 79.9% of UW NOI, having been constructed after 2010. The Mountain Industrial Portfolio Properties benefit from modern specifications, with a weighted average clear height of 30’ and 81.6% of NRA in buildings offering 26’+ clear heights.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Investment grade tenants account for 84.1% of underwritten gross rent (“UW Gross Rent”), and 10 of the top 20 tenants by UW Gross Rent are investment grade-rated, including Federal Express Corporation (56.9% of UW Gross Rent), Amazon.com Services, LLC (7.6% of UW Gross Rent), Home Depot U.S.A., Inc. (3.7% of UW Gross Rent) and Shaw Industries, Inc. (3.4% of UW Gross Rent).

All of the Mountain Industrial Portfolio Properties that are leased are 100% leased to a single tenant, other than the Property located at 5703 Mitchell Avenue in St. Joseph, Missouri, which has only one tenant but is 33.1% leased. Four of the Properties are not leased or are leased to a tenant which is dark.

The following table presents certain information regarding the top 20 Mountain Industrial Portfolio Properties by net operating income:

Portfolio Summary(1)
Property Name	Market, State	NRA	% of NRA	% Leased	Year Built	WALT(2)	Clear Height	UW Base Rent PSF(2)	% of UW NOI
3150 Highway 42	Atlanta, GA	657,518	3.4%	100.0%	2020	14.5	30'	$7.74	4.4%
584 US Highway 130	Trenton, NJ	347,145	1.8%	100.0%	2017	6.1	31'	$15.35	4.1%
1151 South Graham Road	Indianapolis, IN	615,284	3.2%	100.0%	2019	8.2	36'	$8.01	4.0%
8341 Industrial Parkway	Columbus, OH	500,268	2.6%	100.0%	2020	9.3	31'	$9.01	3.6%
590 Northport Parkway	Savannah, GA	831,764	4.3%	100.0%	2017	1.3	36'	$4.54	3.0%
650 Braselton Parkway	Jefferson, GA	373,750	1.9%	100.0%	2018	6.7	32'	$10.17	2.9%
5005 Samuell Blvd.	Dallas-Fort Worth, TX	351,874	1.8%	100.0%	2016	11.1	31'	$9.85	2.8%
635 Community Drive	Burlington, VT	143,979	0.8%	100.0%	2021	10.0	32'	$22.45	2.5%
482 Chaney Avenue	Indianapolis, IN	671,354	3.5%	100.0%	2014	4.1	32'	$4.44	2.3%
6538 & 6526 Judge Adams Road	Greensboro, NC	286,281	1.5%	100.0%	2019	8.9	32'	$10.48	2.3%
22525 West 167th Street	Kansas City, KS	313,763	1.6%	100.0%	2016	10.0	31'	$8.84	2.1%
5000 North Ridge Trail	Lakeland, FL	310,922	1.6%	100.0%	2016	4.9	31'	$8.54	2.0%
1601 Brown Road	Detroit, MI	245,633	1.3%	100.0%	2006	5.4	30'	$10.42	2.0%
4350 Fortune Ave NW	Charlotte, NC	354,482	1.8%	100.0%	2016	6.0	32'	$7.16	1.9%
9780 Mopar Drive	Akron, OH	368,060	1.9%	100.0%	2011	1.4	32'	$6.19	1.8%
1509 Leestown Road	Frankfort, KY	599,840	3.1%	100.0%	2014	3.6	32'	$3.91	1.8%
3779 Lake Shore Road	Buffalo, NY	338,584	1.8%	100.0%	2016	4.8	31'	$6.98	1.8%
4555 West Highway 146	Louisville, KY	558,600	2.9%	100.0%	2014	7.4	36'	$4.07	1.7%
4690 Global Avenue NW	Charlotte, NC	330,717	1.7%	100.0%	2015	4.1	30'	$6.85	1.7%
6735 Trippel Road	Mobile, AL	362,942	1.9%	100.0%	2017	2.5	36'	$5.98	1.7%
Total / Wtd. Avg. Top 20		8,562,760	44.6%	100.0%	2016	6.3	33'	$7.51	50.7%
Total / Wtd. Avg. Other		10,626,851	55.4%	93.3%	2008	4.2	29'	$6.63	49.3%
Total / Wtd. Avg.		19,189,611	100.0%	96.3%	2012	5.2	30'	$7.04	100.0%
(1)	Based on the underwritten rent roll dated March 1, 2026 or June 11, 2026, depending on the individual Mountain Industrial Portfolio Property.
(2)	Weighted based on occupied SF.

Major Tenants.

Federal Express Corporation (9,049,211 SF; 47.2% of NRA; 57.2% of underwritten base rent): Founded in 1971, Federal Express Corporation is a publicly traded global transportation and logistics company operating under the FedEx brand. Federal Express Corporation provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce, and business services, delivered through a highly integrated global network. Federal Express Corporation leases 45 Properties, with its earliest lease having started in February 2022. Federal Express Corporation’s headquarters is located in Memphis, Tennessee.

Amazon.com Services, LLC (1,399,006 SF; 7.3% of NRA; 7.8% of underwritten base rent): Amazon.com Services, LLC is a United States-based limited liability company and a wholly owned subsidiary of Amazon.com, Inc. Amazon.com Services, LLC is the primary legal entity through which Amazon.com, Inc. delivers a wide range of consumer-facing and business services on Amazon.com, including website functionality, marketplace operations, digital services, and customer account services. Amazon.com Services, LLC leases four Properties, and each of its leases started in February 2022. Amazon.com Services, LLC’s global headquarters is located in Seattle, Washington.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Home Depot U.S.A., Inc. (657,518 SF; 3.4% of NRA; 3.9% of underwritten base rent): Founded in 1978, Home Depot U.S.A., Inc. is part of The Home Depot, a large home improvement specialty retailer. Home Depot U.S.A., Inc.’s headquarters is located in Atlanta, Georgia. Home Depot U.S.A., Inc. operates retail stores and supply chain facilities focused on serving homeowners, professional contractors, and businesses with products and services related to home improvement, construction, and maintenance. Home Depot U.S.A., Inc. leases one Property, and its lease began in February 2022 and is scheduled to expire in November 2040, with four, five-year renewal options and no termination options.

The following table presents certain information relating to the top 10 tenants by underwritten base rent at the Mountain Industrial Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent(3)	% of Total Annual UW Rent(3)	Annual UW Rent PSF(3)	Lease Expiration	Term. Option (Y/N)	Renewal Options
Federal Express Corporation	NR/Baa2/BBB	9,049,211	47.2%	$74,460,309	57.2%	$8.23	Various(4)	N	Various(4)
Amazon.com Services, LLC	AA-/A1/AA	1,399,006	7.3%	$10,163,266	7.8%	$7.26	Various(5)	N	Various(5)
Home Depot U.S.A., Inc.	A/A2/A	657,518	3.4%	$5,089,189	3.9%	$7.74	11/30/2040	N	4 x 5 years
Shaw Industries, Inc.(6)	A+/Aa2/AA	831,764	4.3%	$3,776,209	2.9%	$4.54	9/30/2027	N	2 x 5 years
ULTA Beauty Distribution, LLC	NR/NR/NR	671,354	3.5%	$2,980,812	2.3%	$4.44	7/31/2030	N	3 x 5 years
Jim Beam Brands Co.	NR/Baa1/BBB+	599,840	3.1%	$2,345,374	1.8%	$3.91	1/31/2030	N	5 x 5 years
DSV Solutions, LLC	NR/A3/A-	368,060	1.9%	$2,278,291	1.8%	$6.19	10/31/2027	N	2 x 5 years
Winland Foods, Inc.(7)	NR/NR/NR	558,600	2.9%	$2,273,502	1.7%	$4.07	10/31/2033	N	3 x 5 years
Toyota Tsusho America, Inc.	NR/A3/A	350,418	1.8%	$1,766,107	1.4%	$5.04	6/30/2029	N	4 x 5 years
Autoneum North America, Inc.	NR/NR/NR	315,560	1.6%	$1,751,358	1.3%	$5.55	4/30/2032	N	2 x 5 years
Subtotal/Wtd. Avg.		14,801,331	77.1%	$106,884,417	82.2%	$7.22
Remaining Occupied		3,680,714	19.2%	$23,220,561	17.8%	$6.31
Occupied Total / Wtd. Avg.		18,482,045	96.3%	$130,104,978	100.0%	$7.04
Vacant Space		707,566	3.7%
Total		19,189,611	100.0%
(1)	Based on the underwritten rent roll dated March 1, 2026 or June 11, 2026, depending on the individual Mountain Industrial Portfolio Property.
(2)	Credit ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Annual UW Rent, Annual UW Rent PSF and % of Total Annual UW Rent are inclusive of contractual rent steps underwritten through March 2027.
(4)	Federal Express Corporation’s leases expire between March 2027 and June 2037. Federal Express Corporation has leases with various extension options, including 1 x 3 years, 1 x 5 years, 2 x 3 years and 2 x 5 years.
(5)	Amazon.com Services, LLC’s leases expire between November 2028 and August 2034. Amazon.com Services, LLC has leases with various extension options including 2 x 5 years, 3 x 5 years and 5 x 5 years.
(6)	Shaw Industries, Inc. has free rent of $825,067, which was reserved for at origination.
(7)	Winland Foods, Inc., the tenant at the 4555 West Highway 146, Buckner, Kentucky property, has subleased approximately 117,000 SF to Treehouse Private Brands, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – Mountain Industrial Portfolio

The following table presents certain information with respect to the lease rollover at the Mountain Industrial Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	707,566	3.7%	NAP	N	AP	707,566	3.7%	NAP	NAP
2026 & MTM	1	280,019	1.5	$1,534,504	1.2%		987,585	5.1%	1,534,504	1.2%
2027	13	2,600,070	13.5	$14,066,421	10.8		3,587,655	18.7%	15,600,925	12.0%
2028	12	1,597,547	8.3	$11,341,608	8.7		5,185,202	27.0%	26,942,533	20.7%
2029	10	1,924,776	10.0	$11,301,147	8.7		7,109,978	37.1%	38,243,680	29.4%
2030	12	2,836,121	14.8	$16,925,802	13.0		9,946,099	51.8%	55,169,482	42.4%
2031	13	2,030,385	10.6	$16,634,755	12.8		11,976,484	62.4%	71,804,237	55.2%
2032	9	1,993,387	10.4	$16,093,501	12.4		13,969,871	72.8%	87,897,738	67.6%
2033	5	1,367,452	7.1	$8,898,538	6.8		15,337,323	79.9%	96,796,276	74.4%
2034	2	849,944	4.4	$6,143,964	4.7		16,187,267	84.4%	102,940,239	79.1%
2035	3	985,278	5.1	$8,890,793	6.8		17,172,545	89.5%	111,831,033	86.0%
2036	4	1,007,674	5.3	$9,718,797	7.5		18,180,219	94.7%	121,549,830	93.4%
2037 & Beyond	2	1,009,392	5.3	$8,555,148	6.6		19,189,611	100.0%	130,104,978	100.0%
Total(4)	86	19,189,611	100.0%	$130,104,978	100.0%
(1)	Based on the underwritten rent roll dated March 1, 2026 or June 11, 2026, depending on the individual Mountain Industrial Portfolio Property.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include approximately $1,925,769 of rent steps through March 2027.
(4)	Total excludes vacant space.

Appraisals. According to the appraisals, the Mountain Industrial Portfolio Properties had a portfolio appraised value of $2,350,000,000 as of February 11, 2026, which is inclusive of an approximately 9.2% portfolio premium and reflects the “as-is” value of the Properties as a whole if sold in their entirety to a single buyer. Based on the aggregate “as-is” appraised values of the individual Properties (exclusive of the portfolio premium) of $2,152,070,000, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are each 54.3% for the Mountain Industrial Portfolio Senior Loan and 75.3% for the Mountain Industrial Portfolio Whole Loan.

Environmental. According to the Phase I environmental reports dated between February 18, 2026 and February 20, 2026, certain of the Properties have one or more recognized environmental conditions or controlled recognized environmental conditions for which remediation has previously occurred or for which ongoing remediation or other risk mitigation, including environmental insurance, is required. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the historical and current occupancy of the Mountain Industrial Portfolio Properties:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	2025(1)	Current(2)
98.6%	98.9%	99.0%	99.6%	96.3%
(1)	Represents the average annual occupancy as of December 31.
(2)	Current occupancy is based on the trailing twelve-month occupancy as of either March 1, 2026 or June 11, 2026, depending on the individual Mountain Industrial Portfolio Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the underwritten cash flows of the Mountain Industrial Portfolio Properties:

Historical Operating Performance and Underwritten Net Cash Flow
	2022 (10 Months)	2023	2024	9/30/2025 TTM	Underwritten	UW PSF	% (1)
Gross Potential Rent	$104,027,173	$124,938,188	$127,609,086	$129,207,999	$133,088,511	$6.94	80.3%
Rent Steps(2)	$0	$0	$0	$0	$1,925,769	$0.10	1.2
Expense Recoveries	$17,528,793	$24,921,462	$24,622,268	$24,515,984	$30,669,025	$1.60	18.5
Gross Rent	$121,555,966	$149,859,650	$152,231,354	$153,723,982	$165,683,305	$8.63	100.0%
(Vacancy/Credit Loss/Concessions)	$0	$0	$0	$0	($5,432,032)	($0.28)	(3.3)
Net Rental Income	$121,555,966	$149,859,650	$152,231,354	$153,723,982	$160,251,272	$8.35	96.7%
Straight-line Rent	$0	$0	$0	$0	$1,510,184	$0.08	0.9
Other Income	$57,789	$43,300	$654,559	$47,256	$0	$0.00	0.0
Effective Gross Income	$121,613,755	$149,902,950	$152,885,913	$153,771,238	$161,761,456	$8.43	97.6%
Real Estate Taxes(3)	$14,608,156	$20,420,511	$19,926,115	$19,975,521	$26,256,056	$1.37	16.2
Insurance	$1,454,718	$2,219,507	$2,649,417	$2,475,496	$2,941,326	$0.15	1.8
Other Operating Expenses	$7,337,615	$9,707,308	$10,153,457	$9,134,017	$8,996,744	$0.47	5.6
Total Operating Expenses	$23,400,489	$32,347,325	$32,728,989	$31,585,033	$38,194,125	$1.99	23.6%
Net Operating Income	$98,213,266	$117,555,625	$120,156,924	$122,186,205	$123,567,331	$6.44	76.4%
Capital Reserves	$0	$0	$0	$0	$1,918,961	$0.10	1.2
TI/LC	$0	$0	$0	$0	$4,797,403	$0.25	3.0
Net Cash Flow	$98,213,266	$117,555,625	$120,156,924	$122,186,205	$116,850,967	$6.09	72.2%
(1)	% column represents percent of Gross Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Underwritten Rent Steps taken through March 2027.
(3)	Six of the 10 Properties that are subject to payment in lieu of taxes agreements or other tax abatements have been underwritten to abated taxes, which total approximately $2.1 million. Unabated taxes for these six Properties are estimated to total approximately $2.5 million.

The Markets. The Mountain Industrial Portfolio Properties are located across 57 different markets, with the largest concentrations (based on UW NOI) in Indianapolis, Indiana (7.6% of UW NOI), Columbus, Ohio (5.6% of UW NOI) and Charlotte, North Carolina (4.9% of UW NOI). The top 25 markets (by UW NOI) comprise 74.5% of portfolio NRA and 77.1% of UW NOI.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – Mountain Industrial Portfolio

The following table presents recent market data with respect to the Mountain Industrial Portfolio Properties:

	Mountain Industrial Portfolio Market Summary(1)
Market, State	Property Count	NRA	% of Portfolio SF	Leased	Year Built	Avg. Size	WALT (Years)(2)	Clear Height	UW Base Rent PSF(2)	% of UW NOI
Indianapolis, Indiana	3	1,614,460	8.4%	100.0%	2016	538,153	5.1	33'	$5.96	7.6%
Columbus, Ohio	3	951,735	5.0%	100.0%	2019	317,245	5.9	33'	$7.47	5.6%
Charlotte, North Carolina	3	862,138	4.5%	100.0%	2014	287,379	4.5	30'	$7.42	4.9%
Kansas City, Kansas	5	1,028,166	5.4%	90.6%	2010	205,633	5.2	29'	$6.49	4.4%
Savannah, Georgia	2	958,284	5.0%	100.0%	2017	479,142	1.4	35'	$5.82	4.4%
Dallas-Fort Worth, Texas	2	536,191	2.8%	100.0%	2013	268,096	8.2	31'	$9.73	4.2%
Atlanta, Georgia	2	875,638	4.6%	75.1%	2016	437,819	14.5	30'	$7.74	4.2%
Trenton, New Jersey	1	347,145	1.8%	100.0%	2017	347,145	6.1	31'	$15.35	4.1%
Detroit, Michigan	3	490,234	2.6%	100.0%	2002	163,411	4.3	29'	$8.41	3.2%
Akron, Ohio	2	587,825	3.1%	100.0%	2013	293,913	1.3	32'	$6.56	3.0%
Jefferson, Georgia	1	373,750	1.9%	100.0%	2018	373,750	6.7	32'	$10.17	2.9%
Burlington, Vermont	1	143,979	0.8%	100.0%	2021	143,979	10.0	32'	$22.45	2.5%
Buffalo, New York	2	443,657	2.3%	100.0%	2012	221,829	4.3	29'	$7.03	2.4%
Chicago, Illinois	4	380,230	2.0%	100.0%	2000	95,058	4.7	27'	$8.27	2.4%
Oklahoma City, Oklahoma	2	420,780	2.2%	100.0%	2018	210,390	6.2	35'	$7.28	2.4%
Greensboro, North Carolina	1	286,281	1.5%	100.0%	2019	286,281	8.9	32'	$10.48	2.3%
Lakeland, Florida	2	343,027	1.8%	100.0%	2014	171,514	4.6	30'	$8.19	2.1%
Tampa, Florida	3	335,781	1.7%	100.0%	1998	111,927	3.3	25'	$8.17	2.1%
Memphis, Tennessee	2	684,560	3.6%	100.0%	2001	342,280	4.7	29'	$3.81	2.0%
Houston, Texas	2	272,471	1.4%	100.0%	2010	136,236	3.3	25'	$9.06	1.9%
Frankfort, Kentucky	1	599,840	3.1%	100.0%	2014	599,840	3.6	32'	$3.91	1.8%
Louisville, Kentucky	1	558,600	2.9%	100.0%	2014	558,600	7.4	36'	$4.07	1.7%
Mobile, Alabama	1	362,942	1.9%	100.0%	2017	362,942	2.5	36'	$5.98	1.7%
Saint Louis, Illinois	3	485,664	2.5%	79.0%	2004	161,888	6.9	29'	$6.03	1.7%
Grand Rapids, Michigan	1	343,483	1.8%	100.0%	2016	343,483	5.6	30'	$6.20	1.6%
Total/Wtd. Avg. Top 25	53	14,286,861	74.5%	97.1%	2013	269,563	5.4	31'	$7.18	77.1%
Total/Wtd. Avg. Other	37	4,902,750	25.5%	94.1%	2009	132,507	4.6	28'	$6.62	22.9%
Total/Wtd. Avg.	90	19,189,611	100.0%	96.3%	2012	213,218	5.2	30'	$7.04	100.0%
(1)	Based on the underwritten rent roll dated March 1, 2026 or June 11, 2026, depending on the individual Mountain Industrial Portfolio Property.
(2)	Weighted based on occupied SF.

The Borrowers. The borrowers are 65 special-purpose bankruptcy-remote Delaware limited liability companies, indirectly majority owned and controlled by Industrial Logistics Properties Trust (“ILPT”), a Maryland real estate investment trust, which acts as borrower sponsor and the non-recourse carveout guarantor. Each borrower has at least one independent director in its organizational structure. Legal counsel to the borrowers has delivered a non-consolidation opinion in connection with the origination of the Mountain Industrial Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is ILPT, a real estate investment trust focused on owning and leasing industrial and logistics properties. As of March 31, 2026, ILPT owned 409 industrial and logistics properties totaling approximately 59.6 million rentable SF, which were 94.6% leased to approximately 300 unique tenants with a weighted average remaining lease term of 7.4 years.

Property Management. The Mountain Industrial Portfolio Properties are managed by The RMR Group LLC, a borrower related property management company.

Escrows and Reserves. At origination, the borrowers were required to deposit $3,530,579 for tenant improvement allowances, landlord work, leasing commissions and rent concessions outstanding as of the origination of the Mountain Industrial Portfolio Whole Loan.

Tax Escrows – During a Trigger Period (as defined below), the Mountain Industrial Portfolio Whole Loan documents require an ongoing monthly deposit into a tax reserve equal to 1/12th of the tax amount that the lender reasonably estimates will be payable during the next ensuing 12 months (excluding any taxes paid by tenants in accordance with the Mountain Industrial Portfolio Whole Loan documents).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – Mountain Industrial Portfolio

Insurance Escrows – During a Trigger Period, if the insurance covering the Mountain Industrial Portfolio Properties does not constitute an approved blanket policy, the Mountain Industrial Portfolio Whole Loan documents require an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual insurance premiums (excluding any insurance premiums paid by tenants in accordance with the Mountain Industrial Portfolio Whole Loan documents).

Replacement Reserves – During a Trigger Period, the Mountain Industrial Portfolio Whole Loan documents require an ongoing monthly deposit in an amount equal to approximately $319,827 for replacement reserves (equal to approximately $0.20 PSF annually).

Leasing Reserve – During a Trigger Period, the Mountain Industrial Portfolio Whole Loan documents require an ongoing monthly deposit in an amount equal to approximately $239,870 for tenant improvements and leasing commissions (equal to approximately $0.15 PSF annually).

Ground Lease Reserve – During a Trigger Period, the Mountain Industrial Portfolio Whole Loan documents require an ongoing monthly deposit in an amount equal to 1/12th of the rents due under each Ground Lease (as defined below) during the next ensuing 12 months and at least 30 days prior to the respective due dates.

A “Trigger Period” commences upon the earliest occurrence of (i) an event of default or (ii) the debt service coverage ratio (“DSCR”) falling below 1.15x for two consecutive calendar quarters and will end if, (a) with respect to clause (i), the cure or waiver of such event of default, and (b) with respect to clause (ii), the date that (x) the DSCR, as calculated in accordance with the Mountain Industrial Portfolio Whole Loan documents, is equal to or greater than 1.15x for two consecutive calendar quarters, (y) the borrowers prepay the Mountain Industrial Portfolio Whole Loan in an amount sufficient such that the DSCR is at least 1.15x, or (z) the borrowers deliver to the lender cash or a letter of credit, in each case in an amount which, if applied to the outstanding principal balance of the Mountain Industrial Portfolio Whole Loan, would be sufficient such that the DSCR is at least 1.15x.

Lockbox / Cash Management. The Mountain Industrial Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause all rents to be transmitted directly by the tenants at the Mountain Industrial Portfolio Properties into a lender-controlled lockbox account. In addition, the borrowers are required to cause all rents received by the borrowers or the property manager, as applicable, to be immediately deposited into such lockbox account upon receipt. All amounts in the lockbox account are remitted on each business day to the borrowers at any time other than during the continuance of a Trigger Period. Upon the occurrence and during the continuance of a Trigger Period, all amounts are required to be remitted to a lender-controlled cash management account on each business day to be applied and disbursed in accordance with the Mountain Industrial Portfolio Whole Loan documents. During the continuance of a Trigger Period, all available cash remaining after the required applications and disbursements is required to be held in a lender-controlled subaccount.

Subordinate or Mezzanine Debt. The Mountain Industrial Portfolio Whole Loan also includes the Mountain Industrial Portfolio Junior Notes. The Mountain Industrial Portfolio Junior Notes bear interest at the weighted average interest rate of 7.291555666% per annum. Payments on the Mountain Industrial Portfolio Junior Notes are generally subordinate to payments on the Mountain Industrial Portfolio Senior Notes. See “Description of the Mortgage Pool—The Whole Loans—The Mountain Industrial Portfolio Pari Passu-AB Whole Loan” in the Preliminary Prospectus.

Permitted Future Subordinate Debt or Mezzanine Debt. Not permitted.

Partial Release. The borrowers have the right, on or after May 11, 2028, to obtain the release of any of the Properties upon prepayment of a release amount equal to the lesser of (a) the outstanding principal amount of the Mountain Industrial Portfolio Whole Loan and (b) an amount equal to the allocated loan amount for such Property multiplied by (1) 105% until such time that the outstanding principal balance of the Mountain Industrial Portfolio Whole Loan has been reduced to $1,134,000,000 and (2) thereafter, 110% together with, if prior to the open prepayment period, a prepayment fee (the “Release Prepayment Fee”) equal to the greater of (x) 1.00% of the amount prepaid and (y) a yield maintenance premium, and satisfaction of certain conditions, including among others (i) the debt yield after giving effect to the release is not less than the greater of 7.55% and the debt yield immediately preceding the release and (ii) satisfaction of REMIC related conditions. If the debt yield requirement above is not satisfied, the borrowers may satisfy such requirement by (1) prepaying the Mountain Industrial Portfolio Whole Loan in an amount sufficient to satisfy such debt yield requirement or (2) depositing cash collateral or a letter of credit with the lender in an amount sufficient to satisfy such debt yield requirement. In addition, even if the debt yield requirement is not satisfied, so long as the release is in connection with an arm’s-length third party

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – Mountain Industrial Portfolio

transfer, the borrowers may nevertheless obtain the release of the related Property upon payment of an amount equal to the greater of (I) the applicable release amount and (if prior to the open period) the Release Prepayment Fee and (II) the lesser of (x) 100% of the net sales proceeds of the released property and (y) an amount necessary to, after giving effect to such release, satisfy the debt yield requirement, together with (if prior to the open period) the Release Prepayment Fee.

In addition, the borrowers have the right on or after May 11, 2028 to obtain the release of any of the related Properties in order to cure a default related to such Property or an event of default, in each case as to which the lender has delivered notice but only if (i)(I) prior to releasing such Property, the borrowers use commercially reasonable efforts to cure such default or event of default (which efforts will not require any capital contributions to be made to the borrowers or include any obligations of such borrowers or the non-recourse carveout guarantor to use any operating income or rents from any Property other than the Property that is the subject of the default or event of default to effectuate such cure) or (II) such event of default related to an environmental condition at any Property and (ii) such default or event of default was not caused by the borrowers or an affiliate of the borrowers in bad faith to circumvent the release requirements in the Mountain Industrial Portfolio Whole Loan. In connection with any such release the borrowers are required to satisfy the release conditions described in the prior paragraph, except that the borrowers will not be required to satisfy the debt yield requirements described in such paragraph.

Ground Leases. The Mountain Industrial Portfolio Property located at 7569 Golf Course Boulevard in Punta Gorda, Florida (0.2% of the allocated loan amount) is ground leased by the related borrower (the “Punta Gorda Ground Lease”). The initial term of the Punta Gorda Ground Lease commenced on June 28, 2007 and will expire on June 30, 2037. The term of the Punta Gorda Ground Lease may be extended for three additional 10-year periods. The current base rent payable under the Punta Gorda Ground Lease is approximately $67,466 per annum and will be in effect until June 30, 2027 and is subject to escalations during the remainder of the initial term and for subsequent renewal terms.

The Mountain Industrial Portfolio Property located at 246 Glasson Drive in Corpus Christi, Texas (0.3% of the allocated loan amount) is ground leased by the related borrower (the “Corpus Christi Ground Lease,” and together with the Punta Gorda Ground Lease, the “Ground Leases”). The initial term of the Corpus Christi Ground Lease commenced on December 12, 2010 and will expire on December 11, 2040. The term of the Corpus Christi Ground Lease may be extended for two additional 10-year periods. The current base rent payable under the Corpus Christi Ground Lease is approximately $34,022 per annum and will be in effect until August 31, 2026 and is subject to escalations during the remainder of the initial term and for subsequent renewal terms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 5 – Deptford Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – Deptford Mall

macy's
DICK'S
jcpenney
Boscov's
SHOE DEPT. ENCORE
charlotte russe
PLACE
windsor
GARAGE
EARTHBOUND
BODY
ZALES
KAY
iFIX
WONDERLAND
zumiez
VACANT
VACANT
AMERICAN EAGLE OUTFITTERS
VACANT
VACANT
TIME AFTER TIME
STREET TALK
GOLD N DIAMOND
PACSUN
VACANT
TILLY'S
Lids
COTTON:ON
claire's
OTAMU HOUSE
VACANT
EYEBROW DESIGNER
EYEBROW DESIGNER
foot locker
SEPHORA
Toys R Us
VICTORIA'S SECRET
KIDS KASTLE
comcast
VACANT
BONESAW
LEVEL ONE
Anchor
Non Anchor / In-line
Vacant
Not Part of the Collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C15
No. 5 – Deptford Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 5 – Deptford Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 5 – Deptford Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 5 – Deptford Mall

Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	GSMC, BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$43,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$43,500,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	6.9%	Net Rentable Area (SF)(5):	508,874
Loan Purpose:	Refinance	Location:	Woodbury, NJ
Borrowers:	Deptford Mall Associates L.L.C., Macerich Deptford LLC and Macerich Deptford II LLC	Year Built / Renovated:	1975 / 2012-2015
Borrower Sponsor:	Macerich HHF Centers LLC	Occupancy(5):	94.5%
Interest Rate:	6.95000%	Occupancy Date:	3/31/2026
Note Date:	4/7/2026	4th Most Recent NOI (As of):	$17,802,162 (12/31/2022)
Maturity Date:	5/6/2031	3rd Most Recent NOI (As of):	$18,133,874 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$17,892,817 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$16,220,956 (12/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	91.8%
Amortization Type:	Interest Only	UW Revenues:	$27,793,089
Call Protection(2):	L(25),DorYM1(28),O(7)	UW Expenses:	$11,514,615
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$16,278,474
Additional Debt(1):	Yes	UW NCF:	$15,792,589
Additional Debt Balance(1)(3):	$71,500,000	Appraised Value / Per SF(5):	$187,100,000 / $368
Additional Debt Type(1):	Pari Passu	Appraisal Date:	11/30/2025

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(5):	$226
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF(5):	$226
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	61.5%
Replacement Reserves:	$0	Springing	$169,677	Maturity Date LTV:	61.5%
TI / LC Reserve:	$1,020,977	Springing	N/A	UW NCF DSCR:	1.95x
Gap Rent Reserve:	$89,398	$0	N/A	UW NOI Debt Yield:	14.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$115,000,000	84.6%	Loan Payoff	$131,326,483	96.6%
Sponsor Equity	20,935,721	15.4	Closing Costs(6)	3,498,843	2.6
			Upfront Reserves	1,110,395	0.8
Total Sources	$135,935,721	100.0%	Total Uses	$135,935,721	100.0%
(1)	The Deptford Mall Mortgage Loan (as defined below) is part of a whole loan evidenced by eight pari passu promissory notes with an aggregate original principal balance of $115,000,000 (the “Deptford Mall Whole Loan”). The financial information presented in the chart above is based on the Deptford Mall Whole Loan.
(2)	Prepayment of the Deptford Mall Whole Loan is permitted on any business day from and after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Deptford Mall Whole Loan to be securitized, and (b) May 6, 2029 (the “Permitted Prepayment Date”). From and after the Permitted Prepayment Date and prior to the open prepayment date, the borrowers may prepay, in whole or in part, on any business day with the simultaneous payment of a yield maintenance premium. On any business day after the Permitted Prepayment Date, the borrowers may also defease the Deptford Mall Whole Loan. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BMO 2026-5C15 securitization in June 2026. The actual defeasance lockout period may be longer.
(3)	The Deptford Mall Whole Loan documents permit the borrowers to enter into a property-assessed clean energy loan (“PACE Loan”) for an amount not to exceed $10,000,000, without the lender’s approval or delivery of a rating agency confirmation.
(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(5)	The Deptford Mall Property (as defined below) includes 508,874 square feet of Collateral SF (as defined below) and 506,492 square feet of non-collateral improvements. The Cut-off Date Loan / SF, Maturity Date Loan / SF, Appraised Value / Per SF and Occupancy are based on the Collateral SF of 508,874.
(6)	Closing Costs include a rate buydown of $1,838,000.

The Loan. The fifth largest mortgage loan (the “Deptford Mall Mortgage Loan”) is part of a fixed rate whole loan evidenced by eight pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $115,000,000. The Deptford Mall Whole Loan is secured by the borrowers’ fee interest in a 508,874 square foot portion of a 1,015,366 super regional mall located in Woodbury, New Jersey (the “Deptford Mall Property”). The Deptford Mall Whole Loan was co-originated by Goldman Sachs Bank USA (“GSBI”) and Bank of Montreal (“BMO”) on April 7, 2026. The Deptford Mall Mortgage Loan is evidenced by the controlling Note A-1-1, contributed by Goldman Sachs Mortgage

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C15
No. 5 – Deptford Mall

Company, an affiliate of GSBI, and the non-controlling Note A-2-1, contributed by BMO, with an aggregate outstanding principal balance as of the Cut-off Date of $43,500,000. The Deptford Mall Whole Loan has a five-year interest-only term and accrues interest at a per annum rate of 6.95000% on an Actual/360 basis. The Deptford Mall Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2026-5C15 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Pooling and Service Agreement” in the Preliminary Prospectus. The relationship between the holders of notes evidencing the Deptford Mall Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Deptford Mall Whole Loan:

		Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$29,000,000	$29,000,000	BMO 2026-5C15	Yes
A-1-2(1)	$20,000,000	$20,000,000	GSBI	No
A-1-3(1)	$21,000,000	$21,000,000	GSBI	No
A-1-4(1)	$6,666,667	$6,666,667	GSBI	No
A-2-1	$14,500,000	$14,500,000	BMO 2026-5C15	No
A-2-2(1)	$10,000,000	$10,000,000	BMO	No
A-2-3(1)	$10,500,000	$10,500,000	BMO	No
A-2-4(1)	$3,333,333	$3,333,333	BMO	No
Whole Loan	$115,000,000	$115,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The Deptford Mall is a 1,015,366 square foot super regional mall (the “Deptford Shopping Mall”), of which 508,874 square feet (the “Collateral SF”) serves as collateral for the Deptford Mall Mortgage Loan and constitutes the Deptford Mall Property. Unless otherwise noted, all metrics are based on the Collateral SF. The Deptford Shopping Mall is anchored by Boscov’s, Macy’s (non-collateral) and JCPenney (non-collateral), with other major tenants including Victoria’s Secret and H&M. Built in 1975 and renovated from 2012 to 2015, the Deptford Shopping Mall is situated on a 40.44-acre parcel and contains 4,969 parking spaces. As of March 31, 2026, the Deptford Mall Property was 94.5% leased based on Collateral SF by 134 unique tenants. The trailing 12-month in-line sales per square foot as of December 31, 2025 is $572 per square foot.

Major Tenants. The three largest tenants at the Deptford Mall Property based on underwritten base rent are Boscov’s, Victoria’s Secret and Auntie Anne’s Pretzels / Ginny’s Cookies & Cream (“Auntie Anne’s”).

Boscov’s (166,616 square feet; 32.7% of net rentable area (“NRA”); 15.2% of underwritten base rent). Founded in 1918 and headquartered in Reading, Pennsylvania, Boscov’s is a department store chain with more than 48 stores located in Pennsylvania, New Jersey, Maryland, New York, Connecticut, Delaware, Ohio and Rhode Island. Boscov’s has been a tenant at the Deptford Mall Property since May 2006, most recently extending its lease in March 2025, pursuant to a lease expiring May 31, 2031, with four, five-year renewal options remaining and no termination options. Boscov’s also leases 5,266 square feet of storage space on a month-to-month basis with no underwritten base rent attributable.

Victoria’s Secret (11,126 square feet; 2.2% of NRA; 3.4% of underwritten base rent). Victoria’s Secret is a brand owned by Victoria’s Secret & Co. (NYSE: VSCO), a specialty retailer of modern, fashion-inspired collections including signature bras, panties, lingerie, apparel, casual sleepwear, swim, lounge and sport as well as fragrances and body care. Victoria’s Secret & Co. has more than 30,000 associates across a global footprint of approximately 1,380 retail stores in nearly 70 countries. Victoria’s Secret has been a tenant at the Deptford Mall Property since November 2001, most recently extending its lease in July 2024, pursuant to a lease expiring March 31, 2035, with no remaining renewal options or termination options.

Auntie Anne’s (953 square feet; 0.2% of NRA; 3.2% of underwritten base rent). Founded in 1988, Auntie Anne’s is a pretzel franchise with approximately 1,380 locations across the Unites States, and with products available at various grocery retail locations. Auntie Anne’s has been a tenant at the Deptford Mall Property since September 1999, most recently extending its lease in December 2025, pursuant to a lease expiring September 30, 2036, with no remaining renewal options or termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C15
No. 5 – Deptford Mall

The following table presents certain information relating to the historical and current occupancy of the Deptford Mall Property:

Historical and Current Occupancy(1)
2023	2024	2025	Current(2)
96.7%	97.0%	97.8%	94.5%
(1)	Historical occupancy is as of December 31st for each respective year. Information obtained from the borrowers.
(2)	Current occupancy is based on the underwritten rent roll dated as of March 31, 2026.

Appraisal. According to the appraisal, the Deptford Mall Property had an “as-is” appraised value of $187,100,000 as of November 30, 2025. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$187,100,000	9.00%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental site assessment dated January 28, 2026, there was no evidence of any recognized environmental conditions at the Deptford Mall Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C15
No. 5 – Deptford Mall

The following table presents certain information relating to the top 10 tenants by underwritten base rent (of which certain tenants may have co-tenancy provisions) at the Deptford Mall Property:

Top 10 Tenant Summary(1)
Tenant	Credit Rating (Fitch/Moody's/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	U/W Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Non-Collateral Tenants
JCPenney(4)	NR/NR/NR	143,995	NAP	$0.00	$0	0.0%	12/31/2035
Macerich Deptford Adjacent(5)	NR/NR/NR	159,887	NAP	$0.00	$0	0.0%	12/31/2035
Macy's(4)	NR/Ba2/BB+	202,610	NAP	$0.00	$0	0.0%	12/31/2035
Total/Wtd. Avg.		506,492	NAP	$0.00	$0	0.0%

Top 10 Tenants
Boscov's	NR/NR/NR	166,616	32.7%	$13.18	$2,196,708	15.2%	Various(6)
Victoria’s Secret	NR/B1/BB-	11,126	2.2%	$44.67	$497,027	3.4%	3/31/2035
Auntie Anne's Pretzels / Ginny's Cookies & Cream	NR/NR/NR	953	0.2%	$485.55	$462,490	3.2%	9/30/2036
Foot Locker	NR/Baa3/BBB	12,811	2.5%	$31.39	$402,189	2.8%	1/31/2034
H&M	NR/NR/NR	22,373	4.4%	$16.11(7)	$360,430(7)	NAP	1/31/2031
JOURNEYS	NR/NR/NR	3,889	0.8%	$91.12	$354,368	2.4%	12/31/2034
Bath & Body Works	NR/Ba2/BB+	6,466	1.3%	$48.95	$316,526	2.2%	Various(8)
Kay Jewelers	NR/NR/BB	1,630	0.3%	$192.63	$313,988	2.2%	12/31/2027
RED ROBIN GOURMET BURGERS	NR/NR/NR	6,128	1.2%	$47.42	$290,595	2.0%	9/30/2028
Zales	NR/NR/BB	1,408	0.3%	$196.96	$277,325	1.9%	6/30/2027
Total/Wtd. Avg.		233,400	45.9%	$21.90	5,111,217(9)	35.3%

Other Tenants		247,639	48.7%	$37.82	9,365,732(9)	64.7%

Occupied Collateral Total		481,039	94.5%	$30.10	14,476,949(9)	100.0%
Vacant Space		27,835	5.5%
Total/Wtd. Avg.		508,874	100.0%
(1)	Based on the underwritten rent roll dated as of March 31, 2026.
(2)	In certain instances, ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	U/W Base Rent, UW Base Rent PSF and % of Total UW Base Rent includes approximately $467,992 of rent steps through April 2027.
(4)	JCPenney and Macy’s own their improvements and land and are not part of the collateral for the Deptford Mall Whole Loan.
(5)	Macerich Deptford Adjacent is the former Sears parcel owned by an affiliate of the borrowers (currently occupied by Dick's Sporting Goods and Round 1 Bowling).
(6)	Boscov’s has leases expiring on May 31, 2026 (5,266 square feet) and May 31, 2031 (161,350 square feet).
(7)	H&M UW Base Rent PSF and UW Base Rent represents percentage in-lieu of rent based on the tenants’ TTM 3/31/2026 sales and is not included in the U/W Base Rent.
(8)	Bath & Body Works has leases expiring on January 31, 2029 (0 square feet), February 28, 2029 (5,102 square feet) and May 31, 2029 (1,364 square feet).
(9)	Excludes H&M and Vans rent, which is included as percent in lieu income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C15
No. 5 – Deptford Mall

The following table presents certain information relating to the lease rollover schedule at the Deptford Mall Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring(3)	% of NRA Expiring(3)	UW Base Rent Expiring(4)	% of UW Base Rent Expiring(4)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(4)	Cumulative % of UW Base Rent Expiring(4)
Vacant	NAP	27,835	5.5%	NAP	NA	P	27,835	5.5%	NAP	NAP
2026 & MTM	36	60,371	11.9	$481,149	3.3%		88,206	17.3%	$481,149	3.3%
2027	28	67,494	13.3	$2,119,308	14.6		155,700	30.6%	$2,600,456	18.0%
2028	20	50,030	9.8	$2,230,956	15.4		205,730	40.4%	$4,831,412	33.4%
2029	23	37,545	7.4	$2,566,348	17.7		243,275	47.8%	$7,397,760	51.1%
2030	8	15,048	3.0	$719,700	5.0		258,323	50.8%	$8,117,460	56.1%
2031	11	206,527	40.6	$3,049,837	21.1		464,850	91.3%	$11,167,297	77.1%
2032	3	3,006	0.6	$260,267	1.8		467,856	91.9%	$11,427,564	78.9%
2033	2	614	0.1	$191,271	1.3		468,470	92.1%	$11,618,835	80.3%
2034	5	18,034	3.5	$1,108,553	7.7		486,504	95.6%	$12,727,388	87.9%
2035	3	15,751	3.1	$714,944	4.9		502,255	98.7%	$13,442,332	92.9%
2036	4	3,715	0.7	$909,617	6.3		505,970	99.4%	$14,351,949	99.1%
2037 & Beyond	1	2,904	0.6	$125,000	0.9		508,874	100.0%	$14,476,949	100.0%
Total	144	508,874	100.0%	$14,476,949	100.0%
(1)	Based on the underwritten rent roll dated March 31, 2026.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	Includes square footage attributable to H&M and Vans. Rent associated with H&M and Vans is excluded due to their paying percentage in-lieu rent.
(4)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include approximately $467,992 of rent steps through April 2027.

The following table presents a summary of sales for certain tenants at the Deptford Mall Property:

Sales Summary(1)
	2023 Sales PSF	2024 Sales PSF	2025 Sales PSF	TTM 3/31/2026 Sales PSF
Boscov's	$167.90	$164.32	$164.32	$166.34
VICTORIA'S SECRET	$346.61	$339.87	$487.84	$497.25
Auntie Anne's Pretzels / Ginny's Cookies & Cream	$2,505.06	$2,545.53	$2,674.28	$2,683.13
Foot Locker	$131.32	$629.38	$599.83	$598.27
H&M	$188.34	$174.79	$161.67	$161.10
JOURNEYS	$515.56	$504.86	$529.53	$528.88
Bath & Body Works	$778.87	$757.27	$715.76	$711.91
Kay Jewelers	$1,897.38	$1,803.20	$1,563.24	$1,512.79
RED ROBIN GOURMET BURGERS	$605.79	$586.37	$587.75	$588.58
Zales	$1,388.27	$1,240.94	$1,309.08	$1,306.18
(1)	Information obtained from the borrowers. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrowers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C15
No. 5 – Deptford Mall

The following table presents certain information relating to the operating history and underwritten net cash flow of the Deptford Mall Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	2025	Underwritten	Per SF	%(1)
In Place Rent(2)	$15,144,353	$15,226,331	$15,289,626	$14,277,524	$14,476,949	$28.45	47.8%
Potential Income from Vacant Space	0	0	0	0	1,416,553	2.78	4.7
Gross Potential Rent	$15,144,353	$15,226,331	$15,289,626	$14,277,524	$15,893,502	$31.23	52.5%
Overage Rent	379,714	271,991	440,580	372,068	511,238	1.00	1.7
Percent in Lieu(3)	1,218,572	681,241	465,704	432,667	422,343	0.83	1.4
Kiosks / Temporary / Specialty	1,223,102	1,237,597	1,180,230	1,304,618	1,452,729	2.85	4.8
Reimbursement Revenue	10,505,114	11,146,778	9,464,428	9,942,374	10,581,382	20.79	34.9
Other Revenue(4)	1,638,881	2,295,847	1,736,602	1,426,215	1,422,964	2.80	4.7
Net Rental Income	$30,109,736	$30,859,785	$28,577,170	$27,755,466	$30,284,158	$59.51	100.0%
Vacancy Loss	252,394	(152,779)	(252,720)	(11,692)	(2,491,069)	(4.90)	(8.2)
Rent Abatements / Concessions	(494,246)	0	0	0	0	0.00	0.0
Effective Gross Income	$29,867,884	$30,707,006	$28,324,450	$27,743,774	$27,793,089	$54.62	91.8%
Total Expenses(5)	12,065,722	12,573,132	10,431,633	11,522,818	11,514,615	22.63	41.4%
Net Operating Income	$17,802,162	$18,133,874	$17,892,817	$16,220,956	$16,278,474	$31.99	58.6%
TI/LC	0	0	0	0	384,692	0.76	1.4
Capital Expenditures	0	0	0	0	101,194	0.20	0.4
Net Cash Flow	$17,802,162	$18,133,874	$17,892,817	$16,220,956	$15,792,589	$31.03	56.8%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, and (ii) percent of Effective Gross Income for all other fields.
(2)	Inclusive of approximately $467,992 of contractual rent steps through April 2027.
(3)	Underwritten based on percent in lieu rent for in-place tenants based on current terms as of March 2026 and January 2026 trailing twelve-month sales.
(4)	Other Revenue includes storage income, late fees / termination income, business development and miscellaneous revenue.
(5)	Total Expenses includes management fees, real estate taxes, insurance, janitorial, repairs and maintenance, utilities, general and administrative, payroll and advertising.

The Market. The Deptford Mall Property is located in Woodbury, New Jersey, part of the Philadelphia core-based statistical area (the “Philadelphia CBSA”), which is approximately 80 miles southwest of New York City and approximately 130 miles northeast of Washington D.C. According to the appraisal, as of 2024, the Philadelphia CBSA had a population of approximately 6.2 million with an average annual household income of $113,561. The Philadelphia CBSA encompasses the Philadelphia, Wilmington and Camden metropolitan areas and is anchored by the education and health services industries.

The Deptford Mall Property is located in a suburban area approximately 10 miles southeast of Philadelphia and 50 miles northwest of Atlantic City. The local area consists primarily of single-family residences and commercial districts located along local primary corridors. Primary access to the neighborhood is provided by County Route 621, County Route 544, NJ Route 41, NJ Route 47 and NJ Route 55.

According to the appraisal, the 2024 population within a five-, seven- and 10-mile radius of the Deptford Mall Property was 220,317, 420,870 and 1,027,559, respectively. Additionally, for the same period, the average household income within the same radii was $110,129, $111,326 and $112,748, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C15
No. 5 – Deptford Mall

The table below presents certain information relating to comparable retail centers pertaining to the Deptford Mall Property identified by the appraisal:

Competitive Set(1)
Property Name	Year Built/Renovated	Total NRA	Total Occupancy	Anchor / Major Tenants	Distance to Deptford Mall Property
Deptford Mall	1975/2012-2015	508,874(2)	94.5%(2)	Boscov’s, JCPenney, Macy’s	NAP
Cherry Hill Mall	1961/2009	1,311,985	96.0%	JCPenney, Macy’s, Nordstrom, Dick’s House of Sports	8.8 miles
Voorhees Town Center	1970/2008-2010	732,000	63.0%	Boscov’s, Modax Furniture Outlet	5.4 miles
Moorestown Mall	1963/2012	926,260	96.0%	Boscov’s, Cooper University Healthcare, Regal Cinema	10.8 miles
King of Prussia Mall	1962/1995	2,670,696	98.0%	Bloomingdale’s, Dick’s Sporting Goods, Macy’s, Neiman Marcus, Nordstrom, Primark	23.6 miles
Gloucester Premium Outlets	2015/NAP	369,686	95.0%	Dave & Buster’s	3.9 miles
The Promenade at Sagemore	2001/NAP	252,951	98.0%	LL Bean, Arhaus	9.9 miles
(1)	Source: Appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll for the Collateral SF as of March 31, 2026.

The Borrowers. The borrowers are Deptford Mall Associates L.L.C., Macerich Deptford LLC and Macerich Deptford II LLC, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrowers issued a non-consolidation opinion in connection with the origination of the Deptford Mall Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Macerich HHF Centers LLC (“Macerich HHF”), a joint venture between affiliates of The Macerich Company (NYSE: MAC / 51%) and Heitman America Real Estate Trust (“Heitman”) (49%). Heitman acquired its 49% ownership interest in 2015, while Macerich has been invested in the Deptford Mall Property since 2006.

The Macerich Company is one of the country’s leading owners, operators, and developers of retail real estate. Macerich owns 41 million square feet of real estate, primarily consisting of interests in 39 regional and super-regional retail centers. As of the fourth quarter of 2025, the portfolio achieved an occupancy rate of 94.0%, with in-line tenant sales of $881 per square foot, compared to $837 in the fourth quarter of 2024. In 2025, Macerich executed 7.1 million square feet of leases. In the fourth quarter of 2025, re-leasing spreads were 6.7% above expiring base rent, marking the seventeenth consecutive quarter of positive re-leasing spreads.

Heitman is a global real estate investment management firm headquartered in Chicago, Illinois. The firm currently manages approximately $47 billion in assets, with investment strategies spanning private real estate equity, private real estate debt, and public real estate equity. Private real estate equity represents Heitman’s largest strategy, accounting for approximately $40 billion in assets under management. The firm is 100% owned by its senior management team and serves a diverse global institutional client base.

Property Management. The Deptford Mall Property is managed by Macerich Management Company, an affiliate of the borrower sponsor. Macerich Management Company has been invested in the Deptford Mall Property since 2006 and has extensive experience with the Deptford Mall Property’s local market and the super-regional shopping mall sector. Between 2024 and 2025, Macerich Management Company reported 7.1 million square feet of leasing, with portfolio-level occupancy of 94.0% and strong sales and rental growth.

Escrows and Reserves. At origination, the borrowers were required to deposit (i) $89,398 into a gap rent reserve for tenants Sara Jewelers and Zaxby’s and (ii) $1,020,997 into a TI/LC reserve for outstanding tenant improvements, leasing commissions, and free or abated rent outstanding at the Deptford Mall Property as of the origination of the Deptford Mall Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – Deptford Mall

Tax Escrows – On each monthly payment date during the continuance of a Trigger Period (as defined below) or at any time taxes are not paid by the borrowers prior to the assessment of any penalty, the borrowers are required to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months.

Insurance Escrows – On each monthly payment date during the continuance of a Trigger Period, except if the Deptford Mall Property is insured under an acceptable blanket policy and no event of default for which lender has commenced an enforcement action (or is continuing), the borrowers are required to escrow 1/12th of the annual estimated insurance payments. As of the Cut-off Date, an acceptable blanket insurance policy was in place covering the Deptford Mall Property.

Capital Expenditure Reserves – On each monthly payment date during the continuance of a Trigger Period, the borrowers are required to escrow an amount equal to the gross leasable area of the Deptford Mall Property (excluding non-collateral square footage, excluded replacement reserve premises, which are the premises leased by Boscov’s and Zaxby’s (or any replacement tenant satisfying conditions set forth in the Deptford Mall Whole Loan documents), and any other tenant that is required to pay for all repairs and maintenance costs for its entire leased premises, roof and structural components) multiplied by $0.25 and divided by 12 for ongoing replacement reserves. The replacement reserve ongoing deposits are capped at an amount equal to 24 times the required deposit.

Rollover Reserves – On each monthly payment date during the continuance of a Trigger Period, the borrowers are required to escrow an amount equal to the gross leasable area of the Deptford Mall Property (excluding non-collateral square footage and excluded rollover premises, which are premises leased by Boscov’s and Zaxby’s pursuant to their respective leases, if such leases are renewed (to the extent such leases are required to be renewed during the term of the Deptford Mall Whole Loan)) multiplied by $1.00 and divided by 12 for ongoing rollover reserves. The rollover reserve ongoing deposits are capped at an amount equal to 24 times the required deposit.

Debt Service Reserves – On each monthly payment date during the continuance of a Trigger Period, the borrowers are required to escrow an amount equal to one-third of the then-applicable monthly debt service payment amount (the “Debt Service Account Cap”) for debt service until the balance of the debt service reserve reaches an amount equal to the Debt Service Account Cap.

A “Trigger Period” commences upon the occurrence of (i) an event of default or (ii) a Low Debt Service Period (as defined below) and will end if, (a) with respect to clause (i), the lender has waived the event of default or the borrowers have cured the event of default (and the lender has accepted such cure in its sole discretion) and no other event of default is then continuing, and (b) with respect to clause (ii), the Low Debt Service Period has ended pursuant to the definition thereof in the Deptford Mall Whole Loan documents, or, after the Permitted Prepayment Date, the borrowers have prepaid the Deptford Mall Whole Loan in an amount that would result in a debt yield of 11% in accordance with the Deptford Mall Whole Loan documents or provided additional credit support in an amount such that when added to the underwritten net operating income, the debt yield is 11%.

A ”Low Debt Service Period” commences upon the debt yield being less than 11% for two consecutive calendar quarters and will end upon the Deptford Mall Whole Loan achieving a debt yield of at least 11% for two consecutive calendar quarters.

Lockbox / Cash Management. The Deptford Mall Whole Loan is structured with a hard lockbox and springing cash management. The borrowers and property manager are required to direct the tenants to pay rent directly into the lockbox accounts, and to deposit any rents otherwise received into such accounts within three business days after receipt. During the continuance of a Trigger Period, all funds in the lockbox accounts are required to be swept on a weekly basis, and on the second business day preceding each monthly payment date, to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lenders as cash collateral for the Deptford Mall Whole Loan or (ii) if no Trigger Period is continuing, disbursed to the borrowers.

Subordinate or Mezzanine Debt. None.

Permitted Future Subordinate Debt or Mezzanine Debt. The borrowers are permitted to obtain a PACE Loan in an aggregate amount up to $10,000,000, without the lender’s approval or delivery of a rating agency confirmation.

Partial Release. The Deptford Mall Whole Loan documents permit the borrowers to obtain the free release (except with respect to the Release Price Parcel, as discussed below) of certain outparcels including (i) non-income producing and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C15
No. 5 – Deptford Mall

unimproved real property, (ii) non-income producing real property that is improved by structures that have been vacant and non-income producing continuously since the origination date of the Deptford Mall Whole Loan and for at least three years prior to the date of release, (iii) specified outparcels identified in the Deptford Mall Whole Loan documents the boundary lines of which are not yet final and may be subject to further adjustments to address approval requirements and/or redevelopment needs (subject to an increase in size by no more than 15%) and (iv) the outparcel currently leased to Zaxby’s (subject to the same boundary lines adjustment conditions specified in clause (iii), above) (the “Release Price Parcel”) subject to, among other conditions, (i) the borrowers deliver satisfactory evidence to the lender that the release parcel has been legally subdivided from the remainder of the Deptford Mall Property and constitutes a separate tax lot (or, if not a separate tax lot, the release parcel owner is contractually obligated to pay its share of all taxes and other charges with respect to the release parcel until the release parcel has been designated as a separate tax lot) and (ii) the borrowers certify to the lender that the release of the release parcel will not materially and adversely affect the use, operations, economic value of or the revenue produced by (exclusive of the economic value or revenue lost attributable to the release parcel), the remaining improvements located on the Deptford Mall Property as a mixed use center, and (iii) satisfaction of customary REMIC conditions. With respect to a release of the Release Price Parcel, the borrowers are required to prepay the Deptford Mall Whole Loan in an amount equal to $1,000,534, together with any applicable yield maintenance premium.

Ground Lease. The Deptford Mall Property is subject to a ground lease by and between one of the borrower entities, Deptford Mall Associates L.L.C., as ground lessor (the “Fee Borrower”), and Macerich Deptford LLC, as ground lessee (the “Leasehold Borrower”), an affiliate of the Fee Borrower, dated as of December 7, 2006. The Deptford Mall Whole Loan is fully secured by both the Leasehold Borrower’s leasehold interest in the Deptford Mall Property as well as the Fee Borrower’s overlapping fee interest in the Deptford Mall Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 6 – 1500 Post Oak Boulevard

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 6 – 1500 Post Oak Boulevard

1500 POST OAK

Floor	Tenant	SF	Expiration
30	Woodside Energy	23,475 SF	10/31/2031
29	Woodside Energy	23,451 SF	10/31/2031
28	Woodside Energy	23,451 SF	10/31/2031
27	Woodside Energy	23,451 SF	10/31/2031
26	Woodside Energy	23,451 SF	10/31/2031
25	Woodside Energy	23,451 SF	10/31/2031
24	Woodside Energy	23,451 SF	10/31/2031
23	Woodside Energy	23,390 SF	10/31/2031
22	Woodside Energy	23,390 SF	10/31/2031
21	Woodside Energy	23,390 SF	10/31/2031
20	Woodside Energy (Subtenant: DRW Trading Texas LLC)	23,390 SF	10/31/2031
19	Woodside Energy (Subtenant: SEMPRA LNG, Inc.)	23,390 SF	10/31/2031
18	Woodside Energy (Subtenant: Tricon Energy, Ltd.)	23,390 SF	10/31/2031
17	Woodside Energy (Subtenant: New Fortress Energy Inc.)	22,924 SF	10/31/2031
16	Woodside Energy (Subtenant: Sumitomo Corp. of America)	22,924 SF	10/31/2031
16	Woodside Energy (Subtenant: DRW Texas, LLC)	12,209 SF	10/31/2031
15	Woodside Energy (Subtenant: Sumitomo Corp. of America)	22,924 SF	10/31/2031
14	Woodside Energy (Subtenant: Sumitomo Corp. of America)	22,924 SF	10/31/2031
13	Woodside Energy (Subtenant: Brenntag Latin America, Inc.)	22,924 SF	10/31/2031
12	Woodside Energy (Subtenant: SEMPRA LNG, Inc.)	22,713 SF	10/31/2031
11	Woodside Energy (Subtenant: SEMPRA LNG, Inc.)	22,924 SF	10/31/2031
10	Woodside Energy (Subtenant: SEMPRA LNG, Inc.)	22,924 SF	10/31/2031
9	Woodside Energy (Subtenant: SEMPRA LNG, Inc.)	22,924 SF	10/31/2031
8	Woodside Energy	34,445 SF	10/31/2031
7	Woodside Energy	16,604 SF	10/31/2031
6			
5			
4			
3			
2	Woodside Energy	20,842 SF	10/31/2031
1	Woodside Energy	20,453 SF	10/31/2031

Main | Brenntag Latin America, Inc. | DRW Texas, LLC | DRW Trading Texas LLC | New Fortress Energy Inc. | SEMPRA LNG, Inc. | Sumitomo Corp. of America | Tricon Evergy, Ltd. | Building/ Amenity

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 6 – 1500 Post Oak Boulevard

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 6 – 1500 Post Oak Boulevard

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	WFB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$35,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$35,000,000	Property Type – Subtype:	Office – CBD
% of IPB:	5.6%	Net Rentable Area (SF):	603,179
Loan Purpose:	Refinance	Location:	Houston, TX
Borrower:	Five Oaks Place Operating LP	Year Built / Renovated:	2016 / NAP
Borrower Sponsors:	Nuveen Real Estate and PIMCO Prime Real Estate	Occupancy:	100.0%
Interest Rate:	6.74700%	Occupancy Date:	6/6/2026
Note Date:	3/2/2026	4th Most Recent NOI (As of):	$22,094,872 (12/31/2022)
Maturity Date:	3/6/2031	3rd Most Recent NOI (As of):	$21,811,617 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$21,586,564 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$22,471,238 (12/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	100.0%
Amortization Type:	Interest Only	UW Revenues:	$37,429,617
Call Protection:	L(27),DorYM1(27),O(6)	UW Expenses:	$13,124,385
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$24,305,232
Additional Debt(1):	Yes	UW NCF:	$22,978,239
Additional Debt Balance(1):	$105,000,000	Appraised Value / Per SF:	$275,400,000 / $457
Additional Debt Type(1):	Pari Passu	Appraisal Date:	10/28/2025

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$232
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$232
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	50.8%
CapEx Reserves:	$0	Springing	N/A	Maturity Date LTV:	50.8%
TI / LC Reserves:	$0	Springing	N/A	UW NCF DSCR:	2.40x
				UW NOI Debt Yield:	17.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$140,000,000	99.7%	Loan Payoff	$139,251,999	99.2%
Borrower Sponsor Equity:	392,713	0.3	Closing Costs	1,140,714	0.8

Total Sources	$140,392,713	100.0%	Total Uses	$140,392,713	100.0%
(1)	The 1500 Post Oak Boulevard Mortgage Loan (as defined below) is part of the 1500 Post Oak Boulevard Whole Loan (as defined below), which is comprised of four pari passu promissory notes with an aggregate principal balance as of the Cut-off Date of $140,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate Cut-off Date principal balance of the 1500 Post Oak Boulevard Whole Loan.
(2)	See the “Escrows and Reserves” section below for further discussion of reserve requirements.

The Loan. The sixth largest mortgage loan (the “1500 Post Oak Boulevard Mortgage Loan”) is part of a whole loan (the “1500 Post Oak Boulevard Whole Loan”) evidenced by four pari passu promissory notes with an aggregate outstanding balance as of the Cut-off Date of $140,000,000. The non-controlling Note A-2 will be contributed to the BMO 2026-5C15 securitization trust. The 1500 Post Oak Boulevard Whole Loan is secured by the borrower’s fee interest in a single-tenant, Class A/A+, high-rise office property containing 603,179 square feet located in Houston, Texas (the “1500 Post Oak Boulevard Property”). The 1500 Post Oak Boulevard Whole Loan has a five-year term, is interest-only for the full term and accrues interest at a fixed rate of 6.74700% per annum on an Actual/360 basis. The scheduled maturity date of the 1500 Post Oak Boulevard Whole Loan is March 6, 2031.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 6 – 1500 Post Oak Boulevard

The relationship between the holders of the 1500 Post Oak Boulevard Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The 1500 Post Oak Boulevard Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2026-5YR21 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the 1500 Post Oak Boulevard Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	BANK5 2026-5YR21	Yes
A-2	$35,000,000	$35,000,000	BMO 2026-5C15	No
A-3	$25,000,000	$25,000,000	WFCM 2026-5C9	No
A-4	$20,000,000	$20,000,000	BANK5 2026-5YR22	No
Total	$140,000,000	$140,000,000

The Property. The 1500 Post Oak Boulevard Property is a 30 story, Class A/A+ high rise office tower building, totaling 603,179 square feet, and located in Houston, Texas. Built in 2016, the 1500 Post Oak Boulevard Property is constructed on 2.76 acres of land along Post Oak Boulevard in the Galleria/Uptown office submarket and contains 1,450 parking spaces (2.4 spaces per 1,000 square feet). Amenities at the 1500 Post Oak Boulevard Property include a fitness center, a conference center, dining/café services, a tenant lounge, green spaces, an EV charging station and bike storage. As of June 6, 2026, the 1500 Post Oak Boulevard Property was 100.0% leased to Woodside Energy (Deepwater) Inc. (“Woodside Energy”) and has a weighted-average remaining lease term of 5.4 years. The 1500 Post Oak Boulevard Property serves as the United States headquarters for Woodside Energy, and Woodside Energy subleases approximately 38.1% of the NRA to investment-grade tenants. See the “Tenant Summary” table herein for additional detail.

Sole Tenant.

Woodside Energy (603,179 square feet; 100.0% of NRA; 100.0% of underwritten base rent). Woodside Energy is Australia’s largest oil and gas company and operates primarily as a liquefied natural gas producer. Beyond Australia, Woodside Energy has a global presence with operations across Asia Pacific, Africa, the United Kingdom and the Americas. Woodside Energy has been in occupancy at the 1500 Post Oak Boulevard Property since 2016, has a lease expiration in October 2031 and has three, 10-year renewal options and no termination options. Woodside Energy is currently subleasing 276,275 square feet to six sub-tenants. See the “Tenant Summary” table herein for additional details.

The following table presents certain information with respect to the historical and current occupancy of the 1500 Post Oak Boulevard Property:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical occupancies are as of December 31st of each respective year.
(2)	Current occupancy is based on the underwritten rent roll as of June 6, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 6 – 1500 Post Oak Boulevard

The following table presents certain information relating to the tenant at the 1500 Post Oak Boulevard Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Sole Tenant
Woodside Energy(3)	Baa1/BBB+/NR	603,179	100.0%	$39.40	$23,767,138	100.0%	10/31/2031
Occupied Collateral Total		603,179	100.0%	$39.40	$23,767,138	100.0%

Vacant Space		0	0.0%

Collateral Total		603,179	100.0%

(1)	Based on the underwritten rent roll dated June 6, 2026. Annual UW rent includes rent steps.
(2)	Certain ratings are those of the parent company or government, whether or not the parent guarantees the lease.
(3)	Woodside Energy currently occupies 326,904 square feet and is subleasing (i) 114,875 square feet of its space to SEMPRA LNG, LLC at a weighted average current base rent of $31.90 per square foot, (ii) 68,772 square feet of its space to Sumitomo Corporation of Americas at a current base rent of $32.50 per square foot, (iii) 23,390 square feet of its space to Tricon Energy, Ltd. at a current base rent of $29.50 per square foot, (iv) 23,390 square feet of its space to DRW Trading Texas LLC at a current base rent of $30.50 per square foot, (v) 22,924 square feet of its space to New Fortress Energy Inc. at a current base rent of $30.00 per square foot and (vi) 22,924 square feet of its space to Brenntag Latin America, Inc. at a current base rent of $29.00 per square foot. Additionally, Sumitomo Corporate of America sub-subleases 12,209 square feet of its space to DRW Texas, LLC at a current base rent of $30.50 per square foot. All subleases and the sub-sublease expire on October 31, 2031, co-terminus with the Woodside Energy prime lease. UW Base Rent reflects the Woodside Energy prime rent.

The following table presents certain information relating to the historical and underwritten cash flows of the 1500 Post Oak Boulevard Property:

Underwritten Cash Flow
2021		2022	2023	2024	2025	Underwritten	Per Square Foot	%(1)
Base Rent	$20,658,375	$21,162,663	$21,679,814	$22,208,876	$22,796,239	$23,187,452	$38.44	94.7%
Rent Steps	0	0	0	0	0	579,686	0.96	2.4
IG Rent Average	0	0	0	0	0	710,067	1.18	2.9
Gross Potential Rent(2)	$20,658,375	$21,162,663	$21,679,814	$22,208,876	$22,796,239	$24,477,205	$40.58	100.0%
(Vacancy/Credit Loss)	0	0	0	0	30,504	0	0.00	0.0
Net Rental Income	20,658,375	21,162,663	21,679,814	22,208,876	22,765,734	24,477,205	40.58	100.0
Expense Recoveries	10,596,982	11,141,329	11,397,490	11,066,505	11,639,724	12,482,232	20.69	51.0
Direct Billbacks	190,904	420,203	371,790	604,065	393,720	411,300	0.68	1.7
Other Income(3)	39,931	36,604	47,807	60,852	44,361	58,880	0.10	0.2
Effective Gross Income	$31,486,192	$32,760,800	$33,496,901	$33,940,299	$34,843,540	$37,429,617	$62.05	100.0%
Real Estate Taxes	5,605,152	5,154,760	5,329,551	5,970,256	5,403,096	6,218,621	10.31	16.6
Insurance	675,799	838,147	1,263,745	1,320,402	1,085,317	1,000,000	1.66	2.7
Management Fee	291,841	253,300	269,375	280,230	314,977	374,296	0.62	1.0
Other Operating Expenses(4)	4,479,960	4,419,720	4,822,613	4,782,849	5,568,912	5,531,468	9.17	14.8
Total Expenses	$11,052,752	$10,665,927	$11,685,284	$12,353,736	$12,372,302	$13,124,385	$21.76	35.1%
Net Operating Income	$20,433,440	$22,094,872	$21,811,617	$21,586,564	$22,471,238	$24,305,232	$40.30	64.9%
Replacement Reserves	0	0	0	0	0	120,636	0.20	0.3
TI/LC	0	0	0	0	0	1,206,358	2.00	3.2
Net Cash Flow	$20,433,440	$22,094,872	$21,811,617	$21,586,564	$22,471,238	$22,978,239	$38.10	61.4%
(1)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Underwritten Gross Potential Rent is based on the underwritten rent roll dated June 6, 2026, with rent steps taken through December 31, 2026 and rent for the investment-grade tenants straight-lined through the earlier of (i) lease expiration and (ii) five years.
(3)	Other Income consists of miscellaneous income.
(4)	Other Operating Expenses consists primarily of repairs and maintenance expenses, utility expenses, and security expenses, among others.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 6 – 1500 Post Oak Boulevard

Environmental. According to the Phase I environmental site assessment dated November 3, 2025, there was no evidence of any recognized environmental conditions at the 1500 Post Oak Boulevard Property.

The Market. The 1500 Post Oak Boulevard Property is located in Houston, Texas, and within the Houston-The Woodlands-Sugar Land, TX, metropolitan statistical area. The 1500 Post Oak Boulevard Property is part of the broader Four Oaks Place campus and, according to the appraisal, is situated within one of Houston’s most highly amenitized districts. Primary ingress to and egress from the 1500 Post Oak Boulevard Property is provided via Post Oak Boulevard, with additional frontage along Four Oaks Place and Westbriar Lane. The 1500 Post Oak Boulevard Property also benefits from convenient access to major thoroughfares, including West Loop South (I-610), Southwest Freeway (US-59/I-69), and Katy Freeway (I-10). George Bush Intercontinental Airport and William P. Hobby Airport are located near the 1500 Post Oak Boulevard Property. The 1500 Post Oak Boulevard Property is located within one of Houston’s largest retail and entertainment concentrations with The Galleria super-regional mall situated less than one mile to the south, the River Oaks District situated approximately 0.8 miles away, and the Highland Village Shopping Center located approximately 1.1 miles away. Major employers in the area include ExxonMobil, Chevron, Phillips 66, Sysco and ConocoPhillips.

According to the appraisal, the 1500 Post Oak Boulevard Property is located within the Galleria/Uptown office submarket of the Houston office market. According to the appraisal, as of the fourth quarter of 2025, the Galleria/Uptown office submarket had an inventory of approximately 17,044,657 square feet with a vacancy rate of 35.3% and average asking rent of $37.61 per square foot. The appraisal concluded a market rent of $36.00 per square foot for the 1500 Post Oak Boulevard Property.

According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the 1500 Post Oak Boulevard Property was 20,652, 182,847 and 522,864, respectively. The median household income within the same radii, as of 2024, was $113,943, $92,908 and $91,363, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 1500 Post Oak Boulevard Property:

Market Rent Summary
Market Rent (PSF)	$36.00
Lease Term (Years)	11.0
Lease Type	Net
Escalations (Annual)	2.5%
Tenant Improvements (New/Renewal)	$100 / $40
Leasing Commissions (New/Renewal)	6% / 6%
Free Rent (Months) (New/Renewal)	12 / 6

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 6 – 1500 Post Oak Boulevard

The table below presents certain information relating to comparable properties of the 1500 Post Oak Boulevard Property:

Comparable Office Leases(1)
Property Name / Address	Year Built/ Renovated	Total NRA (SF)	Tenant	Lease Size (SF)	Lease Start Date	Lease Term (yrs.)	Annual Base Rent PSF	Lease Type
1500 Post Oak Boulevard(2) 1500 Post Oak Boulevard Houston, TX 77056	2016/NAP	603,179	Woodside Energy	603,179	Sep-16	15.2	$38.44	NNN
3 Houston Center 1301 McKinney Street Houston, TX 77010	1982/2023	1,247,061	NRG Energy	255,044	Sep-26	9.4	$27.50	NNN
Texas Tower 845 Texas Avenue Houston, TX 77002	2021/NAP	1,198,396	Skadden	52,482	Jan-26	10.0	$50.50	NNN
609 Main at Texas 609 Main Street Houston, TX 77002	2017/2020	1,091,052	Paul Hastings LLP	44,529	Dec-24	11.3	$40.00	NNN
BHP Billton Tower 1360 Post Oak Boulevard Houston, TX 77056	1983/2006	509,200	ENGIE North America Inc.	109,670	Apr-25	7.6	$29.00	NNN
Village Towers 9655 Katy Freeway Houston, TX 77024	2020/NAP	141,154	Workflow Solutions	21,632	Sep-24	3.5	$36.40	NNN
Towne Centre II 730 Town & Country Boulevard Houston, TX 77024	2023/NAP	167,141	Group 1 Automotive	45,330	Jul-24	10.4	$33.50	NNN
(1)	Based on the appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated June 6, 2026, other than Year Built/Renovated.

Appraisal. According to the appraisal as of October 28, 2025, the 1500 Post Oak Boulevard Property had an “as-is” appraised value of $275,400,000.

Appraisal Valuation Summary(1)
Property	Appraised Value	Capitalization Rate
1500 Post Oak Boulevard	$275,400,000	7.50%
(1)	Source: Appraisal.

The Borrower. The borrower is Five Oaks Place Operating LP, a Delaware limited partnership and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1500 Post Oak Boulevard Whole Loan.

The Borrower Sponsors. The borrower sponsors are Nuveen Real Estate and PIMCO Prime Real Estate.

Nuveen Real Estate is a global asset manager with approximately $137.0 billion of assets under management. Nuveen Real Estate manages a suite of funds and mandates across both public and private investments including both debt and equity. Nuveen Real Estate has more than 600 real estate employees throughout the United States, Europe, and Asia.

PIMCO Prime Real Estate, a subsidiary of PIMCO and part of the PIMCO real estate platform, is a global real estate investor and manager responsible for managing the Allianz Group’s $87.0 billion real estate mandate. PIMCO Prime Real Estate assumed management of Allianz Real Estate, the subsidiary under Allianz, beginning October 2020. PIMCO Prime Real Estate manages a global investment portfolio with over $92 billion in assets under management, with an international team of over 450 employees working in 16 offices globally.

Property Management. The 1500 Post Oak Boulevard Property is managed by CBRE Inc., a third-party property management company.

Escrows and Reserves.

Real Estate Taxes Escrow – During the continuance of a Trigger Period (as defined below), the 1500 Post Oak Boulevard Whole Loan documents require ongoing monthly reserves equal to 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 6 – 1500 Post Oak Boulevard

Insurance Escrow – The 1500 Post Oak Boulevard Whole Loan documents require ongoing monthly insurance reserves in an amount equal to 1/12th of the annual estimated insurance payments; provided that no such reserves are required if (i) no Trigger Period has commenced and is continuing; and (ii) the 1500 Post Oak Boulevard Property is covered under an acceptable blanket policy and the borrower provides the lender with evidence of renewal. As of the origination date, an acceptable blanket policy is in place.

CapEx Reserve – During the continuance of a Trigger Period, the 1500 Post Oak Boulevard Whole Loan documents require an ongoing monthly capex reserve deposit of approximately $12,566.

TI/LC Reserve – During the continuance of a Trigger Period, the 1500 Post Oak Boulevard Whole Loan documents require an ongoing monthly TI/LC reserve deposit of approximately $100,530.

Lockbox / Cash Management. The 1500 Post Oak Boulevard Whole Loan is structured with a hard lockbox and springing cash management. The borrower or property manager is required to deposit rents if received into such lockbox account within two business days of receipt. Prior to the occurrence of a Trigger Period, all funds in the lockbox account are required to be distributed to the borrower. During a Trigger Period, funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account. Any excess cash flow remaining after satisfaction of the waterfall items outlined in the 1500 Post Oak Boulevard Whole Loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for the 1500 Post Oak Boulevard Whole Loan during the continuance of the Trigger Period.

A “Trigger Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	March 2, 2028; or
(iii)	the occurrence of a Specified Tenant Trigger Event (as defined below).

A Trigger Period will end upon the occurrence of the following:

●	with regard to clause (i) above, the cure of the related event of default;
●	with regard to clause (ii) above, (A) at least 65% of the leased square feet of the 1500 Post Oak Boulevard Property as of the origination date of the 1500 Post Oak Boulevard Whole Loan is re-leased or renewed by tenants approved by the lender, (B) the lease terms of such leases are for at least four years and do not have a termination date earlier than January 1, 2035 and (C) the debt service coverage ratio, after giving effect to such renewal and/or replacement rents under such leases (only including leases with no more than 12 months of remaining free rent) are at least 2.00x for two consecutive calendar quarters; and
●	with regard to clause (iii) above, a Specified Tenant Trigger Event Cure (as defined below).

A “Specified Tenant Trigger Event” will occur when Woodside Energy: (i) is in monetary or material non-monetary default under its lease beyond any applicable notice and cure periods; (ii) files for bankruptcy or insolvency relief, (iii) terminates its lease; (iv) through its ultimate parent, Woodside Energy Group Ltd, fails to maintain a long-term credit rating of at least BBB- by any two of S&P, Fitch and Moody’s, (v) provides notice of non-renewal of its lease and/or (vi) fully vacates and/or goes “dark” with respect to 50% or more of the 326,904 square feet that it currently occupies (the “Dark Calculation Space”) for 30 consecutive days.

A “Specified Tenant Trigger Event Cure” means: (i) with respect to any monetary or material non-monetary default under Woodside Energy’s lease, Woodside Energy is no longer subject to such default; (ii) with respect to any applicable bankruptcy or insolvency proceedings involving Woodside Energy, Woodside Energy is no longer subject to such bankruptcy or insolvency proceedings; (iii) with respect to a Specified Tenant Trigger Event pursuant to clause (iii) and/or (vi) of the definition thereof, (A) Woodside Energy has reoccupied and/or recommenced its operations in a sufficient portion of its leased premises such that it is in occupancy and operating in at least 50% of the Dark Calculation Space (subject to adjustment for space that is being renovated and/or remodeled or that is occupied by subtenants), (B) Woodside Energy is paying full rent under its lease or (C) the space demised pursuant to Woodside Energy’s lease has been leased to one or more other tenants and such lease(s) provide for (1) base rent at least equal to the allocable portion of the base rent that would have been paid under Woodside Energy’s lease for such applicable space and (2) a lease term of at least the remaining term of Woodside Energy’s lease applicable to such space, (iv) with respect to a Specified Tenant Trigger Event pursuant to clause (iv) of the definition thereof, Woodside Energy Group Ltd maintains a long-term credit rating of at least BBB+ by any two of S&P, Fitch and Moody’s and (v) with respect to a Specified Tenant Trigger Event pursuant to clause

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – 1500 Post Oak Boulevard

(v) of the definition thereof, the space demised pursuant to Woodside Energy’s lease has been leased to one or more other tenants and such lease(s) provide for (1) base rent at least equal to the allocable portion of the base rent that would have been paid under Woodside Energy’s lease for such applicable space and (2) a lease term of at least the remaining term of Woodside Energy’s lease applicable to such space.

Right of First Refusal/Right of First Office. Woodside Energy has a right of first offer (“ROFO”) to purchase the 1500 Post Oak Boulevard Property so long as (i) Woodside Energy is leasing at least 75% of the rentable square feet in the premises and (ii) no significant event of default under the Woodside Energy lease exists. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof.

Subordinate or Mezzanine Debt. None.

Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Admiral’s Cove

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Admiral’s Cove

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Admiral’s Cove

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSPRT	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,650,000	Title(2):	Fee
Cut-off Date Principal Balance(1):	$30,650,000	Property Type – Subtype:	Multifamily – Mid Rise
% of IPB:	4.9%	Net Rentable Area (Units)(3):	245
Loan Purpose:	Refinance	Location:	Haverstraw, NY
Borrower:	Admirals Cove Holdings LLC	Year Built / Renovated:	2023 / NAP
Borrower Sponsors:	Martin Ginsburg and The Martin Ginsburg 1997 Trust Agreement #1, Dated January 1, 1997	Occupancy:	95.5%
Interest Rate:	7.05000%	Occupancy Date:	1/14/2026
Note Date:	2/9/2026	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	3/6/2031	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(4):	NAV
Original Term:	60 months	Most Recent NOI (As of)(5):	$6,291,587 (TTM 12/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	92.0%
Amortization Type:	Interest Only	UW Revenues:	$10,375,396
Call Protection:	L(27),D(29),O(4)	UW Expenses:	$3,090,194
Lockbox / Cash Management:	Soft (Residential); Hard (Commercial) / Springing	UW NOI(5):	$7,285,202
Additional Debt(1)(6):	Yes	UW NCF:	$7,223,952
Additional Debt Balance(1)(6):	$53,350,000; $7,000,000	Appraised Value / Per Unit:	$130,400,000 / $532,245
Additional Debt Type(1)(6):	Pari Passu; Mezzanine Debt	Appraisal Date:	9/29/2025

Escrows and Reserves(7)				Financial Information(1)(6)
	Initial	Monthly	Initial Cap		Whole Loan	Total Debt
Taxes:	$77,337	$19,334	N/A	Cut-off Date Loan / Unit:	$342,857	$371,429
Insurance:	$0	Springing	N/A	Maturity Date Loan / Unit:	$342,857	$371,429
Replacement Reserves:	$0	$5,104	N/A	Cut-off Date LTV:	64.4%	69.8%
				Maturity Date LTV:	64.4%	69.8%
				UW NCF DSCR:	1.20x	1.05x
				UW NOI Debt Yield:	8.7%	8.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$84,000,000	92.3%	Loan Payoff(8)	$84,503,606	92.9%
Mezzanine Loan(6)	7,000,000	7.7	Return of Equity	5,119,344	5.6
			Closing Costs(9)	1,299,713	1.4
			Reserves	77,337	0.1
Total Sources	$91,000,000	100.0%	Total Uses	$91,000,000	100.0%
(1)	The Admiral’s Cove Mortgage Loan (as defined below) is part of the Admiral’s Cove Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance $84,000,000. Financial Information presented above is based on the Admiral’s Cove Whole Loan and, with regard to the total debt calculations, includes the Admiral’s Cove Mezzanine Loan (as defined below).
(2)	The borrower entered into a lease agreement with the County of Rockland Industrial Development Agency (the “IDA”), pursuant to which the borrower retained the fee interest in the Admiral’s Cove Property, leased the Admiral’s Cove Property to the IDA and the IDA subleased the Admiral’s Cove Property back to the borrower, in each case, for the term of the PILOT. See “PILOT Agreement” below.
(3)	The Admiral’s Cove Property (as defined below) consists of 245 multifamily units and 71,761 square feet of land fully leased to and occupied by the Metro-North Commuter Railroad Company. Occupancy is based on the multifamily portion of the Admiral’s Cove Property. Occupancy of the commercial space is 100.0% based on the appraisal dated October 1, 2025.
(4)	Historical cashflows are not available because the Admiral’s Cove Property was built in 2023 and was securing tenants throughout 2024.
(5)	The increase in the UW NOI from the Most Recent NOI is primarily driven by decreases in concessions and the vacancy rate.
(6)	Concurrently with the origination of the Admiral’s Cove Whole Loan (as defined below), an affiliate of BSPRT funded a five-year mezzanine loan with an original balance of $7,000,000. “Total Debt” means the Admiral’s Cove Whole Loan together with the related mezzanine loan. For a description of the mezzanine loan, see “Subordinate and Mezzanine Debt” below.
(7)	For a description of Escrows and Reserves, see “Escrows and Reserves” below.
(8)	The prior loan originated by Benefit Street Partners (or an affiliate) consisted of a senior loan and mezzanine loan with an initial combined balance of $83,000,000. In October 2025, Benefit Street Partners (or an affiliate) provided an additional $2,000,000 of mezzanine financing, increasing the total debt to $85,000,000. The Loan Payoff refers to the payoff of the prior senior loan and the prior mezzanine loan.
(9)	Closing costs are inclusive of $170,000 paid in origination fees.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Admiral’s Cove

The Loan. The Admiral’s Cove mortgage loan (the “Admiral’s Cove Mortgage Loan”) is part of a whole loan (the “Admiral’s Cove Whole Loan”) evidenced by two pari passu promissory notes that are secured by the borrower’s fee interest in a 245-unit multifamily property located in Haverstraw, New York (the “Admiral’s Cove Property”). The Admiral’s Cove Whole Loan was originated on February 9, 2026 by BSPRT CMBS Finance, LLC (“BSPRT”). The Admiral’s Cove Whole Loan has a five-year term, is interest-only for the full term and accrues interest at a fixed rate of 7.0500% per annum on an Actual/360 basis. The scheduled maturity date of the Admiral’s Cove Whole Loan is March 6, 2031. The Admiral’s Cove Mortgage Loan is evidenced by the non-controlling Note A-2 with an aggregate outstanding principal balance of $30,650,000.

The table below identifies the promissory notes that comprise the Admiral’s Cove Whole Loan. The Admiral’s Cove Whole Loan is being serviced pursuant to the pooling and servicing agreement for the BBCMS 2026-5C41 securitization trust. The relationship between the holders of the Admiral’s Cove Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool — The Whole Loans — The Outside Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. See “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$53,350,000	$53,350,000	BBCMS 2026-5C41	Yes
A-2	$30,650,000	$30,650,000	BMO 2026-5C15	No
Whole Loan	$84,000,000	$84,000,000

The Property. The Admiral’s Cove Property is a Class A, 245-unit mid-rise apartment complex located in Haverstraw, New York. Each building contains its own lobby and fitness center, while the complex includes shared amenities including a swimming pool with a cabana and sundeck area, a fire pit and BBQ area, two community club lounges, a children’s playground, as well as outdoor and garage parking. The Admiral’s Cove Property is situated on a peninsula and provides immediate access to the commuter ferry to the Metro-North Railroad (“Metro-North”) stop in Ossining, New York. The Admiral’s Cove Property has access to a private marina as well as the Hudson River Promenade and Sculpture Trail. Unit amenities include stainless steel appliances, white lacquer cabinetry, quartz countertops, luxury plank flooring, walk-in closets, washer/dryers, and balconies in select units. The Admiral’s Cove Property is served by five elevators, 198 open parking spaces, 126 garage parking spaces, and an electric vehicle charging station, resulting in a parking ratio of approximately 1.3 spaces per unit. The Admiral’s Cove Property generates additional income from parking rent, storage rent, amenity fees, and marina slips. As of January 14, 2026, the Admiral’s Cove Property was 95.5% occupied.

In addition, the Admiral’s Cove Property includes commercial space (approximately 71,761 square feet of land) leased to the Metro-North Railroad which includes the ferry terminal and dock space for the Haverstraw-Ossining Ferry landing. The annual base rent under the Metro-North lease is approximately $423,564.27 through an expiration date of December 31, 2026, with annual rent increases of 5%. The Metro-North lease includes a portion of the parking area for use as commuter parking for the Haverstraw-Ossining Ferry landing. The parking in this portion of the parking area is in addition to the 317 total parking spaces available to tenants of the apartment buildings.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information with respect to the multifamily unit mix at the Admiral’s Cove Property:

Multifamily Unit Mix(1)
Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Avg. Monthly Rental Rate(2)	Avg. Monthly Rental Rate per SF(2)
Studio	36	14.7%	36	100.0%	517	$2,278	$4.41
1 BR / 1 BA	107	43.7%	101	94.4%	677	$2,707	$4.00
2 BR / 2 BA	85	34.7%	82	96.5%	1,089	$3,822	$3.51
3 BR / 2 BA	17	6.9%	15	88.2%	1,280	$3,974	$3.10
Total/Wtd. Avg.	245	100.0%	234	95.5%	838	$3,113	$3.72
(1)	Based on the underwritten rent roll dated January 14, 2026.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rate per SF are calculated using the in-place contract rent of the Occupied Units.

The following table presents certain information relating to the historical and current occupancy of the multifamily component of the Admiral’s Cove Property:

Historical and Current Occupancy(1)
2022(2)	2023	2024	2025	Current(3)
NAP	27.4%	72.7%	94.7%	95.5%

(1)	Historical occupancies are as of December 31 for each respective year.
(2)	Occupancy not available for 2022 as the Admiral’s Cove Property was built in 2023.
(3)	Current Occupancy is based on the underwritten rent roll dated January 14, 2026.

Environmental. According to the Phase I environmental assessment dated December 18, 2025, there was no evidence of any recognized environmental conditions at the Admiral’s Cove Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Admiral’s Cove

The following table presents certain information relating to the operating history and underwritten cash flows of the Admiral’s Cove Property:

Operating History and Underwriting Net Cash Flow(1)
	12/31/2025(2)	Underwritten	Per Unit	%(3)
Rents in Place – Multifamily	$9,204,323	$9,209,078	$37,588	82.0%
Rents in Place – Commercial	479,395	503,564	2,055	4.5%
Gross Potential Rent	$9,683,718	$9,712,642	$39,643	86.5%
Other Income – Multifamily	558,191	1,160,900	4,738	10.3%
Total Reimbursements	307,185	355,200	1,450	3.2%
Net Rental Income	$10,549,093	$11,228,742	$45,832	100.0%
(Vacancy/Credit Loss) – Multifamily	(1,976,268)	(732,491)	(2,990)	(7.1%)
(Vacancy/Credit Loss) – Commercial	0	(120,855)	(493)	(1.2%)
Effective Gross Income	$8,572,825	$10,375,396	$42,349	100.0%
Total Expenses	2,281,238	3,090,194	12,613	29.8%
Net Operating Income	$6,291,587	$7,285,202	$29,736	70.2%
Replacement Reserves	0	61,250	250	0.6%
Net Cash Flow	$6,291,587	$7,223,952	$29,486	69.6%
(1)	Based on the underwritten rent roll dated January 14, 2026.
(2)	The increase in the Underwritten Net Operating Income from the 12/31/2025 Net Operating Income is primarily driven by decreases in concessions and the vacancy rate.
(3)	% column represents the percentage of Net Rental Income for all revenue lines and represents the percentage of Effective Gross Income for the remaining fields.

The Market. The Admiral’s Cove Property is located within the Village of Haverstraw, part of the Town of Haverstraw and Rockland County, New York and forms part of the New York-Newark-Jersey City-White Plains Metropolitan Statistical Area (the “New York MSA”). The top three industries within the New York MSA are services, finance/insurance/real estate and retail trade, which represent a combined total of 73% of the workforce.

The Admiral’s Cove Property is located along the Hudson River in the Village of Haverstraw. The Village of Haverstraw is also located within Rockland County and is part of the New York MSA. The neighborhood is bounded by Stony Point to the north, Congers to the south, Haverstraw Bay and Hudson River to the east and Garnerville to the west. Primary access is provided by Round Pointe Drive, Harbor Pointe Drive and Riverside Avenue / West Street. The two major arteries for the region are Interstate Highway 87 (New York State Thruway) and the Palisades Interstate Parkway. Interstate 87 also connects with Interstate Highway 84 and, farther north, Interstate Highway 90 and Interstate Highway 88. Stewart International Airport and Orange County Airport are located north of the Admiral’s Cove Property.

According to the appraisal, the Admiral’s Cove Property is located in the Rockland County multifamily submarket within the New York Metro multifamily market. As of the second quarter of 2025, the New York market had a vacancy rate of 2.8%, with an asking rent of $3,163 per and an inventory of approximately 3.0 million units. The Rockland County submarket had a vacancy rate of 2.5%, with an asking rent of $2,380 per month and an inventory of 21,082 units.

According to the appraisal, the estimated 2025 population within a one-, three-, and five-mile radius of the Admiral’s Cove Property was 10,367, 45,354, and 121,773, respectively, and an average household income within the same radii of $120,384, $143,879, and $164,099, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Admiral’s Cove

The following table presents certain multifamily rental data at comparable properties with respect to the Admiral’s Cove Property:

Comparable Rental Summary(1)
Property / Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Admiral's Cove	2023 / NAP	95.5%(2)	245(2)	Studio	517(2)	$4.41(2)	$2,278(2)
1100 Admirals Cove Boulevard				1 BR / 1BA	677(2)	$4.00(2)	$2,707(2)
Haverstraw, NY				2 BR / 2 BA	1,089(2)	$3.51(2)	$3,822(2)
				3 BR / 2 BA	1,280(2)	$3.10(2)	$3,974(2)
The Sheldon at Suffern Station	2019 / NAP	92.0%	92	1 BR / 1 BA	709	$3.88	$2,752
120 Orange Avenue				1 BR / 1 BA	1,039	$3.11	$3,235
Suffern, NY				2 BR / 2 BA	982	$3.28	$3,217
				2 BR / 2 BA	964	$5.39	$5,200
The Henry	2000 / NAP	91.0%	169	1 BR / 1.5 BA	1,310	$2.51	$3,285
1 Crystal Hill Dr.				1 BR / 2 BA	1,310	$3.36	$4,400
Pomona, NY				2 BR / 2 BA	1,247	$2.31	$2,885
Harbor Square	2016 / NAP	93.0%	189	1 BR / 1 BA	707	$4.60	$3,250
3 Westerly Rd.				1 BR / 1.5 BA	979	$3.88	$3,795
Ossining, NY				2 BR / 2 BA	1,053	$3.66	$3,850
				2 BR / 2.5 BA	1,317	$4.67	$6,150
Terraces on the Hudson	2014 / NAP	93.0%	168	1 BR / 1 BA	754	$3.74	$2,817
217 North Highland Avenue				2 BR / 2 BA	1,369	$2.72	$3,725
Ossining, NY
Woodgrove at Sterlington	2020 / NAP	98.0%	384	1 BR / 1 BA	790	$3.52	$2,778
950 Woodmont Ln				1 BR / 1 BA	900	$3.21	$2,888
Sloatsburg, NY				2 BR / 2 BA	1,050	$3.05	$3,206
One Five on Washington	2023 / NAP	73.0%	60	Studio	693	$3.46	$2,400
15, 19, and 21 Washington Avenue				1 BR / 1 BA	687	$4.00	$2,750
Suffern, NY				1 BR / 1 BA	735	$3.88	$2,853
				1 BR / 1 BA	924	$3.43	$3,165
Riverside at Harbors	2015 / NAP	95.0%	106	Studio	656	$3.62	$2,375
4100 Southernly Pointe				1 BR / 1 BA	953	$2.89	$2,750
Haverstraw, NY				2 BR / 2 BA	1,277	$3.41	$4,350
				2 BR / 2.5 BA	1,546	$2.91	$4,495
Parkside at the Harbors	2011 / NAP	98.0%	110	1 BR / 1.5 BA	899	$3.11	$2,795
2100 Round Pointe Drive				1 BR / 1.5 BA	1,139	$3.16	$3,595
Haverstraw, NY				2 BR / 2 BA	1,360	$2.90	$3,950
(1)	Based on the appraisal dated October 1, 2025.
(2)	Based on the underwritten rent roll dated January 14, 2026.

The Borrower. The borrower is Admirals Cove Holdings LLC, a bankruptcy remote, special purpose New York limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Admiral’s Cove Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Admiral’s Cove

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Martin Ginsburg and The Martin Ginsburg 1997 Trust Agreement #1, Dated January 1, 1997, whose Co-Trustee is Douglas Ramsay. Martin Ginsburg is the founder and principal of Ginsburg Development Companies (“GDC”). Headquartered in Valhalla, New York and founded in 1963, GDC is a vertically integrated, full-service multifamily, retail, and hospitality investment, acquisition, development, and management company. GDC grew from a part-time endeavor between Mr. Ginsburg and his two brothers with initial purchases of single-family lots in Greenburgh, New York, to acting as a developer of residential and multifamily properties in Westchester County and the northern suburbs of New York City for more than 60 years.

Property Management. The Admiral’s Cove Property is managed by GDC Management Inc., an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrower deposited approximately $77,337 into a real estate tax reserve.

Tax Reserve – On a monthly basis, the borrower is required to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $19,334 per month).

Insurance Reserve – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance premiums payable upon renewal of policy upon (i) an event of default or (ii) failure by the borrower to provide evidence to the lender that the Admiral’s Cove Property is insured under a blanket policy that is acceptable to the lender and that satisfies the insurance requirements of the Admiral’s Cove Whole Loan. As of the origination date, an acceptable blanket policy is in place.

Replacement Reserves – On a monthly basis, the borrower is required to deposit approximately $5,104 into the replacement reserve.

Lockbox / Cash Management. The Admiral’s Cove Whole Loan is structured with a hard lockbox for commercial tenants and a soft lockbox for residential tenants and springing cash management. At origination, the borrower was required to establish a lender-controlled lockbox account. The borrower is required to deposit (or cause the property manager to deposit) all revenue generated by the multifamily units at the Admiral’s Cove Property into the lender-controlled lockbox account. Pursuant to tenant direction letters, the commercial tenants are required to deposit all rents and other sums due under their respective leases into the lender-controlled lockbox account. During the continuance of a Cash Sweep Period (as defined below), funds deposited into the lockbox account are required to be swept on a daily basis into a lender-controlled cash management account and applied in accordance with the Admiral’s Cove Whole Loan documents. Pursuant to the Admiral’s Cove Whole Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under the Admiral’s Cove Whole Loan documents) are required to be applied as follows: (a) if a Cash Sweep Period is not in effect, to the borrower, (b) if a Cash Sweep Period is in effect due to the continuance and occurrence of a mezzanine loan event of default, to or at the direction of the mezzanine lender in accordance with disbursement instructions by the mezzanine lender to the lender, (c) if a Cash Sweep Period is in effect solely due to the occurrence and continuance of a Specified Tenant Sweep Event (as defined below) or due to the existence of a Specified Tenant Sweep Event and the occurrence of a mezzanine loan event of default, to the lease sweep reserve account or (d) to the extent that any other Cash Sweep Period has occurred and is continuing, to the excess cash flow account.

A “Cash Sweep Period” will commence upon (i) the occurrence and continuance of an event of default, (ii) at any time from and after July 1, 2027, the debt service coverage ratio being less than 1.15x, (iii) the occurrence of a Specified Tenant Sweep Event and (iv) the occurrence of a mezzanine loan event of default. A Cash Sweep Period will end upon (A) with respect to clause (i) above, a cure of such event of default, (B) with respect to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters, (C) with respect to clause (iii) above, the expiration of all Specified Tenant Sweep Periods and (D) with respect to clause (iv) above, upon lender’s receipt of evidence that the mezzanine event of default has been cured.

A “Specified Tenant” means, individually and collectively, the Metro-North tenant and any other tenant under a lease covering 50,000 or more rentable square feet at the Admiral’s Cove Property (and any parent company of the foregoing, and guarantor of any such tenant’s lease).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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A “Specified Tenant Sweep Period” means any period commencing upon the occurrence of a Specified Tenant Sweep Event and expiring upon the occurrence of a Specified Tenant Sweep Event Cure with respect to each outstanding Specified Tenant Sweep Event.

A “Specified Tenant Sweep Event” will commence upon any of the following: (i) a Specified Tenant defaults under its lease beyond all applicable notice and/or cure periods; (ii) a Specified Tenant going dark, vacating, abandoning, ceasing ordinary business operations or otherwise failing to occupy 50% or more of its leased space for a period of 60 days (as such period may be extended for up to two successive periods of 30 days each in the event the applicable Specified Tenant is diligently pursuing alterations or renovations to its demised premises in accordance with the terms of its lease), or giving written notice of its intent to do any of the foregoing; (iii) any bankruptcy or similar insolvency of a Specified Tenant; (iv) a Specified Tenant terminating, cancelling or surrendering its lease, or giving notice of its intent to do any of the foregoing; (v) the earlier of (a) the date that is 90 days prior to the scheduled expiration of such Specified Tenant’s lease or (b) the date under such Specified Tenant’s lease by which such Specified Tenant is required to give notice of its exercise of a renewal option, unless such applicable cure has already occurred; and (vi) if a Specified Tenant is rated by any rating agency, such Specified Tenant has its rating downgraded by at least two notches by any rating agency from its rating as of origination, or if the lease is entered after origination, the date that such lease is entered into or if the Specified Tenant is rated after origination or the date the lease is entered into, as applicable, as of the date such Specified Tenant is so rated (the applicable date, the “Specified Tenant Rating Date”).

A Specified Tenant Sweep Event will end upon the occurrence of a “Specified Tenant Sweep Event Cure”, with respect to: (A) clause (i), the cure of such event of default has been accepted by the borrower; (B) clause (ii), the Specified Tenant has (a) resumed ordinary business operations at all of its leased space during customary hours and (b) delivered to the lender an acceptable tenant estoppel certificate; (C) clause (iii), the Specified Tenant no longer is insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed its lease pursuant to a final, non-appealable order of a court of competent jurisdiction; (D) clause (iv), the Specified Tenant (a) revokes any notification of any termination, cancellation or surrender of its lease and resumes ordinary course business operations during customary hours at all of its leased space and (b) has delivered to the lender an acceptable tenant estoppel certificate; (E) clause (v) (a) the borrower has delivered to the lender acceptable evidence that such Specified Tenant has extended its lease or given notice of renewal under terms of its lease, and all landlord obligations (including the payment of any leasing commissions) have been satisfied in full (or sufficient funds have been reserved for such purposes and to cover all such costs) and such Specified Tenant is in occupancy, open for business and paying full, unabated rent under its lease (or sufficient funds have been reserved for such purposes and to cover any operating shortfalls relating to the delay in the commencement of full rent payments) and (b) the Specified Tenant delivers to the lender an acceptable tenant estoppel certificate; and (F) clause (vi), the Specified Tenant’s rating is increased to at least the same rating assigned to such Specified Tenant as of the Specified Tenant Rating Date and remains at or above such rating for two consecutive calendar quarters thereafter. With respect to any Specified Tenant Sweep Event, a Specified Tenant Sweep Event will end if (a) substantially all of the space leased to the Specified Tenant is leased to one or more replacement tenants on terms acceptable to the lender, and all landlord obligations (including the payment of any leasing commissions) have been satisfied in full (or sufficient funds have been reserved for such purposes and to cover all such costs) and such replacement tenant or tenants, as applicable, are in occupancy, open for business and paying full, unabated rent under their respective lease(s) (or sufficient funds have been reserved for such purposes and to cover any operating shortfalls relating to the delay in the commencement of full rent payments) and (b) such replacement tenants have delivered to the lender acceptable tenant estoppel certificate(s).

PILOT Agreement. The Property is subject to a 16-year payment in lieu of taxes (“PILOT”) agreement (the “PILOT Agreement”) that commenced during the 2022/2023 tax year, pursuant to which the borrower is obligated to make discounted payments in lieu of taxes based on a fixed assessed property value, with annual 2% increases in the applicable tax rates. In order for the Admiral’s Cove Property to qualify for exemption from property taxes and the PILOT structure, the borrower entered into a lease agreement (the “IDA Lease”) with the County of Rockland Industrial Development Agency (the “IDA”), pursuant to which the borrower retained the fee interest in the Admiral’s Cove Property, leased the Admiral’s Cove Property to the IDA and the IDA subleased the Admiral’s Cove Property back to the borrower, in each case, for the term of the PILOT. During the initial three years of the PILOT period (through December 2026), the borrower is required to make PILOT payments based on the “land only” assessed value of $1,638,600. Thereafter, the assessed property value for the remaining PILOT term will be $17,000,000. After the first three years, the PILOT payments increase over the remainder of the PILOT term as follows: 15% increase per year for years four and five; 5% increase per year for years six through 13 and 10% increase per year for years 14 through 16. The borrower is also entitled to certain sales tax benefits with respect

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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to qualifying personal property purchased for incorporation into or use in connection with the development of the Admiral’s Cove Property. The sales tax reserve was established with an upfront amount deposited by the borrower equal to the estimated sales tax liability required by the qualified purchases of personal property in connection with the development of the Admiral’s Cove Property that exceed the aggregate amount of sales tax exemptions granted by the PILOT Agreement. Property taxes were underwritten based on the assessed value of $17,000,000 and 15% taxes on the improvements. The borrower has the option to purchase the IDA’s interest in the Admiral’s Cove Property and terminate the PILOT Agreement at any time by paying all amounts then due under the IDA Lease plus a purchase price of $1. For additional information, see “Description of the Mortgage Pool — Statistical Characteristics of the Mortgage Loans — Real Estate and Other Tax Considerations ” in the Preliminary Prospectus.

Subordinate and Mezzanine Debt. Contemporaneously with the origination of the Admiral’s Cove Whole Loan, Admirals Cove Holdings Mezz LLC, the sole member of the borrower, obtained a mezzanine loan from an affiliate of BSPRT with an original principal balance and outstanding balance as of the Cut-off Date of $7,000,000. The Admiral’s Cove Mezzanine Loan has five-year term, is interest-only for the full term and accrues interest at a rate of 12.50000% per annum.

Permitted Future Subordinate or Mezzanine Debt. Not permitted. Notwithstanding the foregoing, the Admiral’s Cove Mortgage Loan documents permit insurance premiums to be financed through a third-party premium financing company under a premium finance agreement provided the borrower submits to the lender evidence of payment of each and every installment due under such premium finance agreement as each installment becomes due and payable. Insurance premiums are currently being financed. The premium financing company has agreed to provide the lender with 10 days’ prior written notice in the event of cancellation of the insurance policies that are subject to such premium finance agreement due to non-payment of the payments due under the premium finance agreement.

Partial Release. Not permitted.

Ground Lease. In connection with the PILOT Agreement structure, the borrower retained the fee interest in the Admiral’s Cove Property, leased the Admiral’s Cove Property to the IDA and the IDA subleased the Admiral’s Cove Property back to the borrower, in each case, for the term of the PILOT, as described under “PILOT Agreement” above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Prospect Place Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Prospect Place Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Prospect Place Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	ZBNA, BSPRT	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$29,650,000	Title:	Fee
Cut-off Date Principal Balance(1):	$29,650,000	Property Type – Subtype:	Multifamily – High Rise
% of Pool by IPB:	4.7%	Net Rentable Area (Units):	465
Loan Purpose:	Refinance	Location:	Brooklyn, NY
Borrowers(2):	Various	Year Built / Renovated:	1930 / 2012
Borrower Sponsor(3):	Efstathios Valiotis	Occupancy:	99.6%
Interest Rate:	6.39000%	Occupancy Date:	3/5/2026
Note Date:	4/14/2026	4th Most Recent NOI (As of):	$7,383,996 (12/31/2022)
Maturity Date:	5/6/2031	3rd Most Recent NOI (As of):	$7,466,308 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$7,084,312 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$7,884,878 (12/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	98.0%
Amortization Type:	Interest Only	UW Revenues:	$11,495,440
Call Protection:	L(25),YM1(31),O(4)	UW Expenses:	$3,742,644
Lockbox / Cash Management:	Springing	UW NOI:	$7,752,796
Additional Debt(1):	Yes	UW NCF:	$7,636,546
Additional Debt Balance(1):	$53,350,000	Appraised Value / Per Unit(5):	$125,500,000 / $269,892
Additional Debt Type(1):	Pari Passu	Appraisal Date:	2/19/2026

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$178,495
Taxes:	$421,050	$70,175	N/A	Maturity Date Loan / Unit:	$178,495
Insurance:	$375,000	$75,000	N/A	Cut-off Date LTV:	66.1%
Replacement Reserve:	$455,000	$9,688	N/A	Maturity Date LTV:	66.1%
Immediate Repair Reserve:	$153,625	$0	N/A	UW NCF DSCR:	1.42x
Low DSCR Avoidance Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	9.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$83,000,000	99.3%	Loan Payoff(6)	$80,466,642	96.2%
Borrower Equity	607,614	0.7	Closing Costs(7)	1,736,297	2.1
			Reserves	1,404,675	1.7
Total Sources	$83,607,614	100.0%	Total Uses	$83,607,614	100.0%

(1)	The Prospect Place Apartments Mortgage Loan (as defined below) is part of a whole loan that is comprised of three pari passu promissory notes with an aggregate original principal balance and Cut-off Date balance of $83,000,000 (the “Prospect Place Apartments Whole Loan”). The financial information presented above is based on Prospect Place Apartments Whole Loan.
(2)	The borrowers are 480 St. Marks Ave LLC, 500 St. Marks Ave LLC, 545 Prospect Pl, LLC, 565 Prospect Pl, LLC and 713 Classon Ave LLC, each a New York limited liability company and single purpose entity. The borrowers and non-recourse carveout guarantors are required by the Prospect Place Apartments Whole Loan documents to have recourse liability for 15% of the debt (totaling $12,450,000).
(3)	The borrower sponsor is Efstathios Valiotis and the non-recourse carveout guarantors are Efstathios Valiotis and Stamatiki Valiotis. The borrower sponsor is also the borrower sponsor for the Shore Front Parkway Apartments Mortgage Loan which also is being contributed to the BMO 2026-5C15 securitization trust.
(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(5)	The Prospect Place Apartments Property (as defined below) has an appraised land value of $93.4 million, representing a Prospect Place Apartments Whole Loan loan-to-land value of 88.9%.
(6)	The previous lender, Flagstar Bank, N.A. (“Flagstar Bank”), approached the borrower sponsor and offered an approximately $4,800,000 discount to the payoff amount if the loan was repaid by April 2026. The Loan Payoff figure reflects said discounted payoff amount. Please refer to “The Property” section below for a further discussion of the circumstances surrounding the discounted payoff.
(7)	Closing Costs include an origination fee and interest rate buydown totaling $622,500.

The Loan. The eighth largest mortgage loan (the “Prospect Place Apartments Mortgage Loan”) is part of the Prospect Place Apartments Whole Loan, which is evidenced by three pari passu promissory notes that are secured by the borrowers’ fee interest in a 99.6% occupied, rent stabilized multifamily complex comprising five buildings located in Brooklyn, New York

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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(the “Prospect Place Apartments Property”). Zions Bancorporation, N.A. (“ZBNA”) originated the Prospect Place Apartments Whole Loan on April 14, 2026, which accrues interest at a fixed rate of 6.39000% per annum on an Actual/360 basis with an initial term of five years and is interest-only for the full term. The scheduled maturity date of the Prospect Place Apartments Mortgage Loan is May 6, 2031.

The Prospect Place Apartments Mortgage Loan is evidenced by the non-controlling Notes A-2 (being contributed by BSPRT CMBS Finance, LLC (“BSPRT”), which acquired said non-controlling Note A-2 from ZBNA on April 17, 2026) and A-3 (being contributed by ZBNA) with an aggregate outstanding principal balance as of the Cut-off Date of $29,650,000 (further detailed in the table below). As of the Cut-off Date, the controlling Note A-1 has an outstanding principal balance of $53,350,000 and was contributed to the BBCMS 2026-5C41 securitization trust.

The prior loan secured by the Prospect Place Apartments Property was held at origination by Flagstar Bank, a wholly owned subsidiary of New York Community Bancorp, Inc. (“NYCB”). In March 2023, Flagstar Bank purchased approximately $38.4 billion of Signature Bridge Bank, N.A.'s assets, including loans of approximately $12.9 billion purchased at a discount of $2.7 billion. Such purchase did not include debt secured by the Prospect Place Apartments Property. In March 2024, NYCB publicly reiterated its pledge to reduce its commercial real estate exposure. In 2025, Flagstar Bank approached the borrower sponsor, Mr. Efstathios Valiotis, and offered an approximately $4,800,000 discount to the payoff amount if the prior loan was repaid by April 2026. At the time of the pay off, the prior loan was in good standing and fully performing.

The Prospect Place Apartments Whole Loan is being serviced pursuant to the pooling and servicing agreement for the BBCMS 2026-5C41 securitization trust. The relationship between the holders of the Prospect Place Apartments Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Prospect Place Apartments Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$53,350,000	$53,350,000	BBCMS 2026-5C41	Yes
A-2	$20,000,000	$20,000,000	BMO 2026-5C15	No
A-3	$9,650,000	$9,650,000	BMO 2026-5C15	No
Whole Loan	$83,000,000	$83,000,000

The Property. The Prospect Place Apartments Property is a 465-unit, high-rise multifamily complex located in Brooklyn, New York. The Prospect Place Apartments Property contains 2,300 SF of ground floor commercial space leased to two tenants, including a restaurant and a borrower sponsor-affiliate ground floor laundromat. In addition to the commercial space, the Prospect Place Apartments Property contains an on-site parking garage with 410 spaces and three income-producing antennas. The Prospect Place Apartments Property was constructed in 1930. The Prospect Place Apartments Property has an appraised land value of $93.4 million, representing a loan-to-land value of 88.9%.

Originally a hospital and nurse training center, the borrower sponsor purchased the Prospect Place Apartments Property in 2003 and subsequently converted the Prospect Place Apartments Property into residential apartments in and around 2012, incurring a total cost of approximately $42,000,000 for the conversion.

The borrower sponsor entered into a regulatory agreement with The City of New York, acting by and through New York City Department of Housing Preservation and Development (“HPD”) in June 2017, with a 30-year term. The regulatory agreement states that all apartment units are rent stabilized after the initial leasing and specifies occupancy restrictions, which identify the apartment-size distributions and respective rent limits based on a percentage of the area median income.

The Prospect Place Apartments Property benefits from a tax incentive pursuant to Article XI of the Private Housing Law of the State of New York (“Article XI”). The Article XI tax incentive was secured in 2017 and has approximately 21 years remaining, currently scheduled to expire in 2047 (the “Restriction Period”). Under Article XI, the New York City Council grants a complete exemption from real property taxes in exchange for the property being operated as affordable housing and subject to rent stabilization during the term of the regulatory agreement. During such term (30 years from the effective

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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date of the applicable regulatory agreement), each building must comply with rent stabilization and other affordability restrictions, including filing rent registrations with the New York State Division of Housing and Community Renewal in connection with limits on rent increases and certain other tenant protections. In lieu of standard property taxes, the owner must pay an annual “shelter rent tax” equal to a specified percentage of the total residential and commercial rents (including subsidies) less the cost of utilities provided to tenants. The Prospect Place Apartment Property’s shelter rent taxes range from 5% to 10%, depending on the building. The regulatory agreement runs with the land and bind all future owners during the Restriction Period, during which HPD retains enforcement and oversight authority. At the time of origination of the Prospect Place Apartments Whole Loan, HPD entered into a subordination agreement with ZBNA, providing that benefits from the Article XI tax incentive are required to remain in place after a foreclosure or a conveyance in lieu of foreclosure. The Article XI tax incentive has no partial burn off schedule and is expected to remain fully in-place until 2047. The appraisal’s total estimated unabated tax assessment for the 2025-2026 year is approximately $3,616,353. If the Prospect Place Apartments Property fails to maintain or receive tax abatement benefits pursuant to Article XI, the Prospect Place Apartments Whole Loan documents require the debt to be full recourse to the borrower and non-recourse carveout guarantors until such time as the tax abatement benefits are fully reinstated.

The Prospect Place Apartments Property comprises 459 rent-stabilized units, two units leased to Section 8 tenants and two units leased to tenants currently participating in the New York City Fighting Homelessness and Eviction Prevention Supplement program, with the remaining two units designated as free-market. The Prospect Place Apartments Property features a diverse unit mix of studio, one-, two-, and three-bedroom apartments distributed across five buildings, all of which are operated as a single integrated property. Additionally, the Prospect Place Apartments Property benefits from several amenities such as a Key Foods supermarket (non-collateral), a full laundromat (borrower sponsor affiliated commercial tenant), the Neptune Diner (restaurant commercial tenant) and an on-site parking garage with 410 spaces. Apartment units feature a mixture of parquet tile, hardwood, linoleum and ceramic tile floors, with elevators servicing all units within the Prospect Place Apartments Property.

The Prospect Place Apartments Property was 99.6% occupied as of March 5, 2026. The unit mix includes 43 studio units, 240 one-bedroom units, 126 two-bedroom units, 44 three-bedroom units, 1 four-bedroom unit and 11 duplex units.

The following table presents certain information relating to the historical and current occupancy of the Prospect Place Apartments Property:

Historical and Current Occupancy (1)
2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	Current(2)
99.1%	99.1%	99.3%	99.3%	99.3%	99.8%	99.8%	99.8%	99.8%	99.6%	99.6%
(1)	Source: Third party market research provider, excluding the current occupancy. Historical occupancies are as of December 31st of each respective year.
(2)	Based on the rent roll dated March 5, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents detailed information with respect to the residential units at the Prospect Place Apartments Property:

Unit Mix Summary(1)
Unit Type	No. of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Avg. Occupied Contract Rent	Avg Contract Rent per SF	Concluded Monthly Market Rental Rate(2)	Concluded Monthly Market Rental Rate per SF(2)
Studio	43	9.2%	42	97.7%	350	$1,427	$4.07	$2,500	$7.13
1 Bed / 1 Bath	240	51.6%	239	99.6%	497	$1,783	$3.59	$2,900	$5.84
2 Bed / 1 Bath	84	18.1%	84	100.0%	691	$2,371	$3.43	$3,700	$5.35
2 Bed / 2 Bath	42	9.0%	42	100.0%	777	$2,394	$3.08	$3,700	$4.76
Duplex / 1 Bath	9	1.9%	9	100.0%	617	$2,317	$3.75	$3,700	$5.99
Duplex / 2 Bath	1	0.2%	1	100.0%	946	$1,993	$2.11	$3,700	$3.91
2 Bed Duplex / 1 Bath	1	0.2%	1	100.0%	642	$2,643	$4.12	$3,700	$5.76
3 Bed / 1 Bath	14	3.0%	14	100.0%	964	$2,731	$2.83	$4,100	$4.25
3 Bed / 1.5 Bath	10	2.2%	10	100.0%	1,022	$2,824	$2.76	$4,100	$4.01
3 Bed / 2 Bath	20	4.3%	20	100.0%	996	$2,829	$2.84	$4,100	$4.12
4 Bed / 2 Bath	1	0.2%	1	100.0%	1,080	$3,964	$3.67	$4,100	$3.80
Total/Wtd. Avg.	465	100.0%	463	99.6%	595	$2,027	$3.40	$3,215	$5.40
(1)	Based on the underwritten rent roll dated March 5, 2026.
(2)	Based on the appraisal.

The following table presents certain information relating to the operating history and underwritten cash flows of the Prospect Place Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	2025	Underwritten	Per Unit	%(1)
In-Place Rents(2)	$10,292,213	$10,527,953	$10,338,827	$11,022,638	$11,259,466	$24,214	99.7%
Gross Potential Rent(3)	$10,292,213	$10,527,953	$10,338,827	$11,022,638	$11,297,930	$24,297	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(225,959)	(486)	(2.0)
Net Rental Income	$10,292,213	$10,527,953	$10,338,827	$11,022,638	$11,071,971	$23,811	98.0%
Commercial Income(4)	$142,651	$145,131	$147,686	$116,109	$156,755	337	1.4%
Commercial Reimbursements	$4,914	$23,596	$18,461	$11,891	$15,231	33	0.1%
Commercial Vacancy	0	0	0	0	(8,599)	(18)	(0.1)
Net Commercial Income	$147,565	$168,727	$166,147	$128,000	$163,387	$351	1.4%
Other Income(5)	$211,587	$245,244	$208,579	$235,186	$260,082	559	2.3%
Effective Gross Income	$10,651,365	$10,941,924	$10,713,553	$11,385,824	$11,495,440	$24,721	101.7%

Real Estate Taxes(6)	$702,756	$715,277	$723,604	$733,631	$801,999	1,725	7.0%
Property Insurance Expense	$545,412	$642,038	$691,277	$649,890	$820,235	1,764	7.1%
Other Operating Expenses(7)	$2,019,201	$2,118,301	$2,214,360	$2,117,425	$2,120,410	4,560	18.4%
Total Expenses	$3,267,369	$3,475,616	$3,629,241	$3,500,946	$3,742,644	$8,049	32.6%
Net Operating Income	$7,383,996	$7,466,308	$7,084,312	$7,884,878	$7,752,796	$16,673	67.4%
Replacement Reserve	0	0	0	0	$116,250	250	1.0
Net Cash Flow	$7,383,996	$7,466,308	$7,084,312	$7,884,878	$7,636,546	$16,423	66.4%

(1)	% column represents percent of Gross Potential Rent for revenue fields and Effective Gross Income for the remaining fields.
(2)	Underwritten In-Place Rents is based on the underwritten rent roll dated March 5, 2026.
(3)	Underwritten Gross Potential Rent includes a $38,463 vacancy gross-up.
(4)	Commercial Income also includes laundry income.
(5)	Other Income comprises the contractual antenna, storage, parking and cable income.
(6)	Real Estate Taxes represent the abated amount actually due or paid in connection with the Article XI tax incentive pursuant to the regulatory agreement discussed in “The Property” section above. The Article XI tax incentive has no partial burn off schedule and is expected to remain fully in-place until 2047. The appraisal’s total estimated unabated tax assessment for the 2025-2026 year is approximately $3,616,353.
(7)	Other Operating Expenses include utilities, repairs and maintenance, payroll and benefits, general and administrative and management fees.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Environmental. According to the Phase I environmental assessments dated February 18, 2026 and February 19, 2026, there was evidence of recognized environmental conditions at the Prospect Place Apartments Property related to historical uses including asphalt work, auto service operations and a hospital and former above ground and potential underground storage tanks lacking closure documentation. The lender obtained environmental insurance in lieu of a Phase II environmental assessment and the subsurface investigations recommended by the Phase I environmental assessments. The lender’s consultant estimated a remedial cost range of $225,000 to $595,000 and the borrower procured a $2,000,000 coverage amount. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Environmental Considerations” in the Preliminary Prospectus.

The Market. The Prospect Place Apartments Property is located in Brooklyn, New York within the New York-Newark-Jersey City metropolitan statistical area multifamily market and the Crown Heights submarket. The property is in Brooklyn’s Crown Heights neighborhood, offering convenient access to major destinations such as the Brooklyn Botanic Garden and the Brooklyn Museum, both an approximately 10-minute drive away. The area provides strong connectivity to surrounding Brooklyn neighborhoods and Manhattan through nearby subway lines, including the 2, 3, 4 and 5 services accessible within Crown Heights.

The Prospect Place Apartments Property is located within the broader New York City regional economy. According to a third party market research provider, the New York City metro area added 95,300 jobs from May 2024 to May 2025, leading all metro areas nationwide, and now maintains employment above pre-pandemic levels. Kings County (Brooklyn) reported an unemployment rate of 5.5% as of late 2025. The property benefits from proximity to major employment centers in Manhattan, which contains a concentration of office-using employment, totaling approximately 1.5 million jobs citywide as of Q4 2024. Brooklyn itself supports an employment base, reaching approximately 871,600 jobs in late 2024, with ongoing growth driven by investments in infrastructure and industrial redevelopment.

Crown Heights is a centrally located Brooklyn neighborhood with an estimated population of approximately 143,000 residents. The area surrounding the property is urban and densely developed, consisting of historic brownstones, multi-family apartment buildings, and newer mid-rise mixed-use properties, particularly along Nostrand and Franklin Avenues. Development activity continues to occur at a moderate but steady pace. Recent permit filings include a ten-story mixed-use building at 964 Franklin Avenue, a fifteen-story mixed-use project at 1733 Bergen Street, and a six-story mixed-use building at 701 Washington Avenue.

The Prospect Park multifamily submarket vacancy rate ranged from 1.6% to 3.8% between 2022 and 2025 and currently stands at 4.4% as of Q2 2026. Vacancy is expected to decline to below 3.0% through 2030. Asking rents increased from $3,135 in 2022 to $3,285 as of Q2 2026 in the Prospect Park submarket. The Prospect Park submarket contains approximately 69,127 units, with 3,702 units delivered over the past twelve months and 2,551 units absorbed during the same period.

Primary vehicular access is provided via Linden Boulevard, with additional major corridors including Eastern Parkway, Ralph Avenue, Utica Avenue, New York Avenue, Nostrand Avenue, Rogers Avenue, and Bedford Avenue. Crown Heights is served by multiple MTA subway lines, including the 2, 3, 4, 5 and S lines along Eastern Parkway, as well as the A and C lines along Fulton Street and the Franklin Avenue Shuttle. These routes offer direct access to major employment centers in Lower and Midtown Manhattan. Travel times include approximately 40 minutes to Midtown Manhattan, 30 minutes to LaGuardia Airport, and 40 minutes to John F. Kennedy International Airport.

The following table presents certain information relating to comparable multifamily rentals to the Prospect Place Apartments Property:

Market Rental Rate Conclusion(1)
Unit Type	Market Rent Monthly	Market Rent PSF per Month
Studio	$2,500	$61.35
One Bedroom	$2,900	$51.48
Two Bedroom	$3,700	$49.72
Three Bedroom	$4,100	$39.14
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to comparable multifamily sales to the Prospect Place Apartments Property, identified by the appraisal:

Comparable Sales(1)
Property Name	Location	Rentable Area (SF)	Sale Date	Concluded Sale Price (PSF)
7410 & 7420 Ridge Blvd 202 8th Street 237 11th Street 80 Dekalb Avenue	Brooklyn, NY Brooklyn, NY Brooklyn, NY Brooklyn, NY	176,064 56,868 92,722 314,980	Jun-2025 Apr-2025 Mar-2025 Oct-2024	$173 $333 $391 $359
(1)	Source: Appraisal.

The Borrowers. The borrowers are 480 St. Marks Ave LLC, 500 St. Marks Ave LLC, 545 Prospect Pl, LLC, 565 Prospect Pl, LLC and 713 Classon Ave LLC, each a New York limited liability company and single purpose entity with two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Prospect Place Apartments Whole Loan. The borrowers and non-recourse carveout guarantors are required by the Prospect Place Apartments Whole Loan documents to have recourse liability for 15% of the debt (totaling $12,450,000).

The Borrower Sponsor. The borrower sponsor is Efstathios Valiotis and the non-recourse carveout guarantors are Efstathios Valiotis and Stamatiki Valiotis. So long as the Prospect Place Apartments Whole Loan and any of the obligations set forth in the Prospect Place Apartments Whole Loan documents remain outstanding, the non-recourse carveout guarantors are required to maintain a minimum net worth of not less than $20,000,000 and liquidity of not less than $10,000,000.

Mr. Efstathios Valiotis is the founder and chief executive officer of Alma Realty Corp. (“Alma”) and co-founder of Marathon National Bank and Alma Bank, which has 14 branches and over $1.5 billion in assets. Mr. Valiotis’ holdings include 84 residential properties totaling approximately 8,562 units, 24 commercial properties totaling approximately 2.6 million square feet. Mr. Valiotis also has interests in six development projects, including an expected 861-unit and 60-unit multifamily development, primarily located in New York, New Jersey and Connecticut. The borrower sponsor and non-recourse carveout guarantors have been involved in mortgage loan defaults and litigation. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

Property Management. The Prospect Place Apartments Property is managed by Alma Realty Corp., an affiliate of the borrower sponsor. Founded in 1983, Alma has managed and operated a broad portfolio of multifamily, retail, office, and industrial properties. Alma oversees over 15,000 residential units, 5 million square feet of office, retail and industrial space, and employs over 1,000 individuals across New York, New Jersey and Connecticut.

Escrows and Reserves. As of the date of origination of the Prospect Place Apartments Whole Loan, the borrowers were required to deposit (i) $421,050 in a real estate tax reserve account, (ii) $375,000 in a property insurance reserve account, (iii) $455,000 in a replacement reserve account and (iv) $153,625 in an immediate repair reserve account.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially approximately $70,175).

Insurance Reserve – The borrowers are required to deposit into a property insurance reserve, on a monthly basis in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof in order to accumulate sufficient funds to pay all such premiums at least thirty (30) days’ prior to the expiration of the policies (initially approximately $75,000).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Replacement Reserve – The Prospect Place Apartments Whole Loan documents require ongoing monthly replacement reserve deposits of $9,688 for multifamily replacements, which the lender may require the borrowers to increase (not more than once per year) upon 30 days’ notice to the borrowers if the lender reasonably determines such increase is necessary to maintain the proper operation of the Prospect Place Apartments Property.

Low DSCR Avoidance Reserve – as discussed in the “Lockbox and Cash Management” section below, the borrowers are entitled to avoid a Low DSCR Event (as defined below) by making springing deposits into said account as described below.

Lockbox and Cash Management. The Prospect Place Apartments Whole Loan is structured with a springing lockbox and springing cash management. Within 30 days from receipt of written notice from the lender that a Cash Trap Event Period (as defined below) has commenced, the borrowers are required to, among other things, (i) execute a deposit account control agreement to establish a lockbox account with a clearing bank and (ii) send executed letters directing all commercial tenants to deposit all sums due under their respective leases directly into such lockbox account. During the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept periodically to a lender-controlled cash management account. If the borrowers or property manager receive any rents or income directly, each is required to deposit such amounts into the lockbox account within one business day of receipt. So long as a Cash Trap Event Period is in effect, all excess funds will be swept to an excess cash flow subaccount controlled by the lender and held for so long as such a Cash Trap Event Period is continuing. The Prospect Place Apartments Whole Loan documents require that after the termination of an initial Cash Trap Event Period, the cash management account will be closed, but upon the occurrence of any subsequent Cash Trap Event Period, the cash management account will be re-opened and remain open until the Prospect Place Apartments Whole Loan debt has been paid in full.

A “Cash Trap Event Period” will commence upon the occurrence of any of the following:

(i)	the occurrence of an event of default; or
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.15x (tested quarterly) (a “Low DSCR Event”), provided, however, if within five business days of written notice from the lender, the borrowers have delivered cash or a letter of credit in an amount equal to the difference of (a) $3,225,000 less (b) the net cash flow for the trailing six-month period (“Low DSCR Event Collateral”), no Low DSCR Event will be deemed to have occurred. For the avoidance of doubt, if the borrowers deposit with the lender any Low DSCR Event Collateral, the borrowers are not required to be subject to an additional Low DSCR Event for a period of six months after such deposit.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default and the lender’s acceptance of such cure; or
●	with regard to clause (ii), the NCF DSCR being equal to or greater than 1.20x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$25,500,000	Title:	Fee
Cut-off Date Principal Balance:	$25,500,000	Property Type - Subtype:	Multifamily – Garden
% of IPB:	4.1%	Net Rentable Area (Units):	258
Loan Purpose:	Refinance	Location:	Atlantic City, NJ
Borrowers:	Atlantic Venice Owner LLC, Lagoon Homes LLC and Bayview Condos LLC	Year Built / Renovated(1):	Various / 2025
Borrower Sponsors:	Abraham Rosenberg and Solomon Freitag	Occupancy:	95.7%
Interest Rate:	6.45900%	Occupancy Date:	5/4/2026
Note Date:	5/28/2026	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	6/6/2031	3rd Most Recent NOI (As of)(2):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,050,989 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of)(3):	$2,212,866 (TTM 3/31/2026)
Original Amortization Term:	None	UW Economic Occupancy:	92.5%
Amortization Type:	Interest Only	UW Revenues:	$4,206,557
Call Protection:	L(24),D(29),O(7)	UW Expenses:	$1,891,791
Lockbox / Cash Management:	Springing / Springing	UW NOI(3):	$2,314,766
Additional Debt:	No	UW NCF:	$2,247,361
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$37,800,000 / $146,512
Additional Debt Type:	N/A	Appraisal Date:	1/13/2026

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$98,837
Taxes:	$80,611	$40,305	N/A	Maturity Date Loan / Unit:	$98,837
Insurance:	$411,024	$43,514	N/A	Cut-off Date LTV(5):	64.3%
Replacement Reserves:	$0	$5,617	N/A	Maturity Date LTV(5):	64.3%
Deferred Maintenance:	$37,125	$0	N/A	UW NCF DSCR(5):	1.41x
Fire Damage Reserve:	$296,500	$0	N/A	UW NOI Debt Yield(5):	9.5%
Performance Reserve:	$1,200,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,500,000	100.0%	Loan Payoff	$19,110,644	74.9%
			Return of Equity	3,651,539	14.3
			Reserves	2,025,260	7.9
			Closing Costs(6)	712,557	2.8
Total Sources	$25,500,000	100.0%	Total Uses	$25,500,000	100.0%
(1)	See “The Properties” below.
(2)	Certain historical financial information is unavailable as the South Jersey Multifamily Portfolio Properties (as defined below) were acquired by the borrower sponsors in 2024.
(3)	The increase from the Most Recent NOI to the UW NOI is primarily attributable to recent contractual rent increases and grossed up vacant units.
(4)	For a full description of escrows and reserves, see “Escrows and Reserves” below.
(5)	The Cut-off Date LTV, Maturity Date LTV, Underwritten NCF DSCR and Underwritten NOI Debt Yield are calculated net of a performance reserve amount of $1,200,000. The loan metrics based on the fully funded loan amount are 67.5%, 67.5%, 1.35x and 9.1%, respectively.
(6)	Closing costs include a $300,000 interest rate spread buydown.

The Loan. The ninth largest mortgage loan (the “South Jersey Multifamily Portfolio Mortgage Loan”) is secured by the borrowers’ fee simple interest in three garden-style multifamily properties located in Atlantic City, New Jersey, within Atlantic County (the “South Jersey Multifamily Portfolio Properties”). The South Jersey Multifamily Portfolio Mortgage Loan is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $25,500,000. The South Jersey Multifamily Portfolio Mortgage Loan was originated on May 28, 2026 by Societe Generale Financial Corporation. The South Jersey Multifamily Portfolio Mortgage Loan has an initial term of five years, is interest-only for the full term and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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accrues interest at a fixed rate of 6.45900% per annum on an Actual/360 basis. The scheduled maturity date of the South Jersey Multifamily Portfolio Mortgage Loan is June 6, 2031.

The Properties. The South Jersey Multifamily Portfolio Properties are comprised of a 112-unit garden multifamily property located in Atlantic City, New Jersey (the “Venice Park Apartments Property”), a 78-unit garden condominium property located in Atlantic City, New Jersey (the “Venice Park Condominiums Property”) and a 68-unit multifamily garden property located in Atlantic City, New Jersey (the “Hamilton Venice Apartments Property”). The South Jersey Multifamily Portfolio Properties are comprised of 24 buildings located across 6.64-acres. The South Jersey Multifamily Portfolio Properties are comprised of 101 month-to-month units (representing approximately 39.1% of the units) and have an average tenure of approximately 10 years.

The borrower sponsors acquired the South Jersey Multifamily Portfolio Properties in June 2024 for $19.875 million ($20.5 million purchase price less $625,000 in seller’s credits) and have invested $2.62 million ($10.2k per unit) in capital improvements since acquisition. Capital improvements since acquisition include $1.9 million in comprehensive unit renovations on approximately 95 units and $720k in common area upgrades. Unit renovations included full kitchen and appliance upgrades, new flooring, plumbing, electrical systems, fresh paint, and updated hardware. Common area renovations included roof replacements, new gutters and windows, boiler and plumbing upgrades, sidewalk installation, water conservation measures, and enhanced security systems. Units include wood cabinetry, vinyl flooring, granite countertops, a gas oven/range combination, and refrigerator/freezer. Each bathroom includes a toilet, sink, and a shower/tub kit with wall-mounted showerhead. Kitchens include a sink, dishwasher, and garbage disposal and laundry is provided via a common laundry room. As of May 4, 2026, the South Jersey Multifamily Portfolio Properties are 95.7% occupied.

The following table presents certain information relating to the South Jersey Multifamily Portfolio Properties:

Portfolio Summary
Property Name	Year Built/ Renovated(1)	No. of Units(2)	Occupancy %(2)	Allocated Cut-off Date Loan Amount (“ALA”)	Appraised Value(1)	% of Appraised Value(1)	Average Unit Size(1)	Average Monthly Rental Rate Per Unit(2)
Venice Park Apartments	1978 / 2025	112	95.5%	$10,730,000	$15,900,000	42.1%	643	$1,354
Venice Park Condominiums	1950 / 2025	78	97.4%	$7,150,000	$10,600,000	28.0%	632	$1,366
Hamilton Venice Apartments	1970 / 2025	68	94.1%	$7,620,000	$11,300,000	29.9%	700	$1,463
Total/Wtd. Avg.		258	95.7%	$25,500,000	$37,800,000	100.0%	655	$1,386
(1)	Source: Appraisal.
(2)	Based on the underwritten rent rolls dated May 4, 2026. Hamilton Venice Apartments’ average rent includes $24,000 of rental income associated with the superintendent's unit. The superintendent's unit benefit is offset by a corresponding $24,000 expense in payroll.

Venice Park Apartments. The Venice Park Apartments Property is a 112-unit, garden-style multifamily property situated on a 2.89-acre site located in Atlantic City, New Jersey. The improvements feature 10, two-story buildings built in 1978. Common amenities include common laundry. Each unit is equipped with a gas oven/range combination and refrigerator/freezer. Each unit is separately metered for electricity. Based on a capital expenditure list dated October 2025, capital improvements include roof replacement, gutters, sidewalks, windows/doors, security system improvements, interior upgrades (framing, appliance packages, kitchen/granite, plumbing fixtures, electrical upgrades, boiler/plumbing upgrades, hardware/vanities/mirrors, flooring, and water conservation improvements), plus related labor. The Venice Park Apartments Property features a total of 113 surface parking spaces at a parking ratio of 1.0 space per unit. Unit mix features one- and two-bedroom units with an average unit size of 643-SF. As of May 4, 2026, the Venice Park Apartments Property was 95.5% occupied.

Venice Park Condominiums. The Venice Park Condominiums Property is a 78-unit, studio, one-bedroom and two-bedroom condominium property operating as an apartment complex situated on a 0.94-acre site located in Atlantic City, New Jersey. The improvements feature six, two-story buildings built in 1950. Common amenities include common laundry. Each unit is equipped with a gas oven/range combination and refrigerator/freezer. Each unit is separately metered for electricity. Based on a capital expenditure list dated October 2025, capital improvements include roof replacement, gutters, sidewalks, windows/doors, security system improvements, interior upgrades (framing, appliance packages, kitchen/granite, plumbing fixtures, electrical upgrades, boiler/plumbing upgrades, hardware/vanities/mirrors, flooring, and water conservation improvements), plus related labor. The Venice Park Condominiums Property features a total of 81 surface parking spaces

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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at a parking ratio of 1.0 space per unit. Unit mix features studio, one- and two-bedroom units with an average unit size of 632-SF. As of May 4, 2026, the Venice Park Condominiums Property was 97.4% occupied.

Condominium Regime. The Venice Park Condominiums Property is subject to the Bay Park I Condominium master deed and by-laws (recorded in Atlantic County, Book 3814). The condominium regime consists of 80 units, with one vote in the Bay Park I Condominium Association allocated to each unit. Borrower 3 (as defined below) owns 78 of the 80 units and accordingly controls the association and its five-member board of trustees, including the election and removal of trustees, the levying of common expense assessments, and amendments to the governing documents. To mitigate the risk associated with Borrower 3’s control of the condominium board, at origination each member of the condominium board of trustees (each having been elected by Borrower 3) delivered an irrevocable, undated resignation in favor of the lender, effective upon the lender's written acceptance and delivery to the board, exercisable at any time during the continuance of an event of default.

Hamilton Venice Apartments. The Hamilton Venice Apartments Property is a 68-unit, garden-style multifamily property situated on a 2.81-acre site located in Atlantic City, New Jersey. The improvements feature eight, two-story buildings constructed in 1970. Common amenities include common laundry. Each unit is equipped with a gas oven/range combination and refrigerator/freezer. Each unit is separately metered for electricity. Based on a capital expenditure list dated October 2025, capital improvements include roof replacement, gutters, sidewalks, windows/doors, security system improvements, interior upgrades (framing, appliance packages, kitchen/granite, plumbing fixtures, electrical upgrades, boiler/plumbing upgrades, hardware/vanities/mirrors, flooring, and water conservation improvements), plus related labor. The Hamilton Venice Apartments Property features a total of 70 surface parking spaces at a parking ratio of 1.0 space per unit. Unit mix features only two-bedroom units with an average unit size of 700 SF. As of May 4, 2026, the Hamilton Venice Apartments Property was 94.1% occupied.

The South Jersey Multifamily Portfolio Properties are governed by Atlantic City rent control regulations. The rent control guidelines are not specific to the South Jersey Multifamily Portfolio Properties but rather a citywide regulation for rental units in Atlantic City. Each year, a landlord may increase the rent by the Consumer Price Index for the previous 12 months prior to the termination of the lease. Once a unit is vacated by its tenant(s) or becomes vacant by court order, the landlord can establish a new legal base rent which allows landlords to mark rents to market upon a vacancy. In addition to allowing for landlords to mark rents to market upon a vacancy, Atlantic City also allows for additional increases above CPI for major capital improvements and “hardship” increases if the NOI of the property drops below a set threshold.

The following table presents certain information relating to the operating history and underwritten net cash flow of the South Jersey Multifamily Portfolio Properties:

Operating History and Underwriting Net Cash Flow
	2025	TTM(1)(2)	Underwritten(2)(3)	Per Unit	%(4)
Rents in Place	$3,574,004	$3,801,163	$4,332,144	$16,791	95.3%
Gross Potential Rent	$3,574,004	$3,801,163	$4,332,144	$16,791	95.3%
Other Income 1(5)	250,394	272,072	210,275	815	4.6
Other Income 2(6)	4,812	4,905	4,905	19	0.1
Net Rental Income	$3,829,210	$4,078,140	$4,547,324	$17,625	100.0%
(Vacancy/Credit Loss)	0	(116,967)	(340,767)	(1,321)	(7.5)
Effective Gross Income	$3,829,210	$3,961,172	$4,206,557	$16,304	92.5%
Total Expenses	1,778,221	1,748,306	1,891,791	7,333	45.0
Net Operating Income	$2,050,989	$2,212,866	$2,314,766	$8,972	55.0%
Replacement Reserves	0	0	67,405	261	1.6
Net Cash Flow	$2,050,989	$2,212,866	$2,247,361	$8,711	53.4%
(1)	TTM column reflects the trailing 12-months ending March 31, 2026.
(2)	The increase from the TTM Net Operating Income to the Underwritten Net Operating Income is primarily attributable to recent contractual rent increases and grossed up vacant units.
(3)	Underwritten Gross Potential Rent is based on the May 4, 2026 rent roll with vacant space grossed up to the appraisal's market conclusion and includes $24,000 of rental income associated with the superintendent's unit. The superintendent's unit benefit is offset by corresponding $24,000 expense in payroll.
(4)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(5)	Other Income 1 is comprised of application/credit fees, laundry income, parking revenue, tenant insurance net revenue, pet fees, water, sewer and electric income as well as miscellaneous income and is underwritten based on the trailing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – South Jersey Multifamily Portfolio
12-months ending March 31, 2026 cash flow adjusted downward to account for actual collected late fees, legal fees, and violation income.
(6)	Other Income 2 is comprised of net HOA income from the two non-collateral units at the Venice Park Condominiums Property and is based on the trailing 12-months ending March 31, 2026 cash flow.

The Market. The South Jersey Multifamily Portfolio Properties are located in Atlantic City, New Jersey within the Atlantic City-Hammonton, NJ metropolitan statistical area (“Atlantic City MSA”). Atlantic City is often considered the gambling capital of the East Coast, with eight casinos that include Caesars and Harrah’s. Aerospace/aviation is an important industry within Egg Harbor Township, with the Federal Aviation Administration’s William J. Hughes Technical Center campus generating a significant amount of research and commercial initiatives. The healthcare industry is also a significant industry, with the presence of AtlantiCare Regional Medical Center, considered southeastern New Jersey’s largest healthcare provider. The Atlantic City MSA has two main colleges and universities, including Atlantic Cape Community College and Stockton University. Atlantic Cape Community College is a two-year public college with an annual enrollment of approximately 6,500 students. The college offers approximately 40 degree programs and is nationally recognized for its casino careers and culinary art programs. As of September 2025, the unemployment rate in the Atlantic City MSA stood at 6.9%, compared to the state and national rate of 5.8% and 4.3% respectively.

Atlantic City is located in the southeastern portion of the county, approximately 13 miles southeast of Egg Harbor Township and 19 miles southeast of Mays Landing. U.S. Routes 30 and 40 intersect the city. Air transportation is provided by Atlantic City International Airport, approximately 10 miles northwest of Atlantic City’s central business district. The city’s economy is based on tourism, healthcare, accommodation/food services, and wholesale/retail trade industries. Atlantic City is influenced by the presence of numerous hotels and casinos, including Caesars Atlantic City, Hard Rock Hotel and Casino Atlantic City, and Resorts Casino Hotel. Retail presence consists of restaurants, shopping centers, lodging, and locally owned businesses. Significant development in the immediate area consists of office and retail uses along with major arterials.

According to the appraisal, the South Jersey Multifamily Portfolio Properties are located within the Atlantic-Cape May apartment market. As of the 2025 the Atlantic-Cape May apartment market consisted of approximately 1,363 units, with a vacancy rate of 3.2% and an asking rental rate of $1,629 per unit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C15
No. 9 – South Jersey Multifamily Portfolio

The following table presents multifamily rental data at comparable properties with respect to the South Jersey Multifamily Portfolio Properties:

Comparable Rental Summary(1)
Property Name	Year Built	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Location
South Jersey Multifamily Portfolio(2)	Various	95.7%	258	Studio	N/A	N/A	$0
Various				One Bedroom	N/A	N/A	$1,237
Atlantic City, NJ				Two Bedroom	N/A	N/A	$1,397
				Two Bedroom - Super	N/A	N/A	$2,000
33 S North Carolina Ave	1930	100.0%	19	1 BD / 1 BA	723	$1.68	$1,215
33 South North Carolina Avenue				2 BD / 1 BA	937	$1.38	$1,290
Atlantic City, NJ				3 BD / 1.5 BA	1,891	$0.86	$1,635
1722-1724 Atlantic Ave	1940	95.0%	12	STUDIO / 1 BA	700	$1.71	$1,200
1722 Atlantic Avenue				1 BD / 1 BA	700	$1.79	$1,250
Atlantic City, NJ				2 BD / 1 BA	850	$1.64	$1,395
				3 BD / 1 BA	950	$1.68	$1,595
31 N Virginia Ave	1920	97.0%	38	STUDIO / 1 BA	400	$2.69	$1,076
31 North Virginia Avenue				1 BD / 1 BA	650	$2.08	$1,352
Atlantic City, NJ				2 BD / 1 BA	750	$2.03	$1,521
				3 BD / 1 BA	900	$1.92	$1,726
Arabella Apartments	1940	97.5%	32	STUDIO / 1 BA	600	$1.56	$933
3939 Ventnor Avenue				1 BD / 1 BA	750	$1.43	$1,076
Atlantic City, NJ				2 BD / 1 BA	1,000	$1.25	$1,245
				3 BD / 2 BA	1,200	$1.32	1,578
Lenox Apartments	1930	90.0%	32	1 BD / 1 BA	600	$2.17	$1,300
3 South Iowa Avenue				2 BD / 1 BA	800	$1.88	$1,500
Atlantic City, NJ				3 BD / 1 BA	1,000	$1.85	$1,850
				4 BD / 1 BA	12,000	$0.20	$2,400
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 4, 2026.

The Borrowers. The borrowers are Atlantic Venice Owner LLC (“Borrower 1”), Lagoon Homes LLC (“Borrower 2”) and Bayview Condos LLC (“Borrower 3”), each a Delaware limited liability company and special purpose entity with one independent director.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Abraham Rosenberg (“Rosenberg”) and Solomon Freitag (“Solomon”).

Mr. Rosenberg is a co-founder of Freemount Management LLC, a partnership with Solomon Freitag serving as the management and operations arm for The Freemount Group and its subsidiaries, Mr. Rosenberg has over 15 years of experience in managing more than 3,000 multifamily units.

Mr. Solomon is the other co-founder of Freemount Management LLC and the founder and CEO of Lime Tree Holdings LLC, where he oversees acquisitions, turnovers, and the overall business plan of both companies.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C15
No. 9 – South Jersey Multifamily Portfolio

Property Management. The South Jersey Multifamily Portfolio Properties are managed by Freemount Management LLC, a borrower-affiliated property management company.

Escrows and Reserves. At origination, the borrowers deposited approximately (i) $80,611 into a real estate tax reserve, (ii) $411,024 into an insurance reserve, (iii) $37,125 into a deferred maintenance reserve, (iv) $296,500 into a fire damage repair reserve in connection with damage to the apartment units discussed below and (v) $1,200,000 into a performance holdback reserve.

Tax Reserve – On a monthly basis, the borrowers are required to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $40,305 per month).

Insurance Reserve – On a monthly basis, the borrowers are required to deposit 1/12th of the annual estimated insurance premium (initially, approximately $43,514 per month).

Replacement Reserves – On a monthly basis, the borrowers are required to deposit approximately $5,617 for replacement reserves ($261 per unit on an annual basis).

Performance Holdback Reserve – At origination, the borrowers were required to deposit $1,200,000 for a performance reserve. The funds will be disbursed not more than once per calendar quarter commencing on July 1, 2026 and continuing up to and including June 1, 2029. Each disbursement is subject to certain conditions including, among other things: (i) no event of default or Cash Management Period (as defined below) then exists and (ii) the net cash flow debt yield equals or exceeds 9.25% (and that the debt yield will not fall below 9.25% immediately after such disbursement). The minimum disbursement amount will be $200,000.

Fire Damage Repairs Reserve – Four apartment units at the Hamilton Venice Apartments Property were damaged by a fire that occurred on February 20, 2026. At origination, the borrowers were required to deposit approximately $296,500 into a fire damage repairs reserve, which amount represents 125% of the upper range of the amount estimated needed to perform and complete the restoration and repairs to the Fire Damaged Units (as defined below).

The “Fire Damaged Units” include units 1807A, 1807B, 1807C, and 1807D located at the Hamilton Venice Apartments Property and any other portions of the Hamilton Venice Apartments Property, which as of the origination date were damaged by fire or other casualty that occurred prior to origination and for which restoration and repair have not yet been completed. According to the borrower sponsors, the borrower sponsors have opened an insurance claim and are actively working with the insurance company to finalize construction budgets and complete restoration. The lender’s engineering consultant provided an estimate to restore the Fire Damaged Units of $190,000 to $296,500.

Lockbox / Cash Management. The South Jersey Multifamily Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. From and after the occurrence of the first Cash Management Period, each borrower is required at all times to cause all rents to be transmitted by all tenants of the South Jersey Multifamily Portfolio Property into a lender-controlled lockbox account established and maintained by Borrower 2. The borrowers are required to cooperate with the lender and lockbox bank in opening such lockbox account. Upon any borrower or manager receiving any rents, (i) such amounts will be deemed to be collateral for the South Jersey Multifamily Portfolio Mortgage Loan and will be held in trust for the benefit, and as the property, of the lender, (ii) such amounts may not be commingled with any other funds or property of any borrower or manager and (iii) from and after the first occurrence of a Cash Management Period (if ever) and at all times during the term thereafter, the applicable borrower or manager is required deposit such amounts into the applicable clearing account within two (2) business days of receipt. During the continuance of a Cash Management Period, funds deposited into the clearing account will be swept on a daily basis into a lender-controlled lockbox account and applied in accordance with the South Jersey Multifamily Portfolio Mortgage Loan documents.

A “Cash Management Period” will commence upon: (i) the stated maturity date, (ii) an event of default, (iii) if, as of any calculation date, the debt service coverage ratio (“DSCR”) is less than 1.15x or (iv) if, from and after the payment date occurring in June, 2030, the debt yield is less than 8.0%. A Cash Management Period will end if, with respect to (a) clause (i) above, (1) the South Jersey Multifamily Portfolio Mortgage Loan and all other obligations under the South Jersey Multifamily Portfolio Mortgage Loan documents have been repaid in full or (2) the stated maturity date has not occurred, (b) clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing or (c)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C15
No. 9 – South Jersey Multifamily Portfolio

clause (iii) above, the South Jersey Multifamily Portfolio Properties have achieved a DSCR of at least 1.20x for two consecutive quarters. A Cash Management Period that commences pursuant to clause (iv) above will remain in effect for the remainder of the loan term. Notwithstanding the foregoing, a Cash Management Period will not be deemed to exist as a result of clause (iii) above if (a) the borrowers have deposited (and maintain on deposit) with the lender either (i) cash in the amount of the difference between (A) the annual net operating income that would be required to achieve a DSCR of 1.15x, minus (B) the then-existing annual net operating income, as reasonably determined by the lender (the “NOI Shortfall”), or (ii) a letter of credit in the amount of the NOI Shortfall.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 10 – Sunset View

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

133

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 10 – Sunset View

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

134

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 10 – Sunset View

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$25,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$25,000,000	Property Type - Subtype:	Multifamily – Garden
% of IPB:	4.0%	Net Rentable Area (Units):	112
Loan Purpose:	Refinance	Location:	Oceanside, CA
Borrower:	ZU Property Investments LLC	Year Built / Renovated:	1990 / 2021-2024
Borrower Sponsor(2):	Harshad Dharod	Occupancy:	98.2%
Interest Rate:	6.06500%	Occupancy Date:	1/6/2026
Note Date:	3/2/2026	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	3/5/2031	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(5):	NAV
Original Term:	60 months	Most Recent NOI (As of):	$3,083,765 (12/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$4,208,119
Call Protection(3):	L(27),D(28),O(5)	UW Expenses:	$1,077,113
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$3,131,006
Additional Debt(1):	Yes	UW NCF:	$3,108,606
Additional Debt Balance(1):	$12,185,000	Appraised Value / Per Unit:	$54,500,000 / $486,607
Additional Debt Type(1):	Pari Passu	Appraisal Date:	1/19/2026

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$332,009
Taxes:	$0	$50,960	N/A	Maturity Date Loan / Unit:	$332,009
Insurance:	$24,095	Springing	N/A	Cut-off Date LTV:	68.2%
Replacement Reserves:	$0	$1,867	N/A	Maturity Date LTV:	68.2%
				UW NCF DSCR:	1.36x
				UW NOI Debt Yield:	8.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$37,185,000	99.0%	Loan Payoff	$36,369,548	96.9%
Borrower Sponsor Equity	363,293	1.0	Closing Costs(6)	1,154,650	3.1
			Upfront Reserves	24,095	0.1
Total Sources	$37,548,293	100.0%	Total Uses	$37,548,293	100.0%
(1)	The Sunset View Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu promissory notes with an aggregate original principal balance of $37,185,000 (the “Sunset View Whole Loan”). The financial information presented in the chart above is based on the Sunset View Whole Loan.
(2)	The borrower sponsor is also the borrower sponsor for The Landing Mortgage Loan which also is being contributed to the BMO 2026-5C15 securitization trust.
(3)	Defeasance of the Sunset View Whole Loan is permitted at any time after the earlier of (i) the third anniversary of the origination date and (ii) two years after the closing date of the securitization that includes the last note to be securitized. The assumed defeasance lockout period of 27 payments is based on the anticipated closing date of the BMO 2026-5C15 securitization trust in June 2026. The actual defeasance lockout period may be longer.
(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(5)	Historical financial information prior to 2025 is not available due to renovations taking place from 2021 to 2024.
(6)	Closing Costs includes an origination fee equal to $555,000.

The Loan. The tenth largest mortgage loan (the “Sunset View Mortgage Loan”) is part of the Sunset View Whole Loan, which is evidenced by three pari passu promissory notes with an aggregate original principal balance and Cut-off Date principal balance of $37,185,000 and is secured by the borrower’s fee interest in a garden-style multifamily building located in Oceanside, California (the “Sunset View Property”). The Sunset View Whole Loan was originated by 3650 Capital SCF LOE I(A), LLC on March 2, 2026 and was subsequently sold to Bank of Montreal (“BMO”). The Sunset View Whole Loan has a five-year term, accrues interest at a fixed rate of 6.06500% per annum on an Actual/360 basis and is interest-only for the loan term. The Sunset View Mortgage Loan is evidenced by promissory Note A-1 with an outstanding balance as of the Cut-off Date of $25,000,000. The scheduled maturity date of the Sunset View Whole Loan is March 5, 2031.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

135

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 10 – Sunset View

The Sunset View Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2026-5C15 securitization trust. The relationship between the holders of the notes evidencing the Sunset View Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Sunset View Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$25,000,000	$25,000,000	BMO 2026-5C15	Yes
A-2(1)	$6,092,500	$6,092,500	BMO	No
A-3(1)	$6,092,500	$6,092,500	BMO	No
Total	$37,185,000	$37,185,000
(1)	Expected to be contributed to one or more future securitizations.

The Property. The Sunset View Property is a 112-unit multifamily garden-style property located in Oceanside, California. The Sunset View Property consists of 14 two-story apartment buildings and a one-story leasing office/clubhouse building. The Sunset View Property was constructed in 1990 and renovated between 2021 and 2024 and is situated on a 22.25-acre site. Amenities at the Sunset View Property include a pool, sauna, spa/hot tub, fitness center, clubhouse, BBQ/picnic area, and dog park. The Sunset View Property has 218 parking spaces resulting in a ratio of approximately 1.95 parking spaces per unit.

The unit mix at the Sunset View Property features 56 one-bedroom and one-bathroom units, 16 two-bedroom and one-bathroom units, and 40 two-bedroom and two-bathroom units. Unit amenities include stainless steel appliance packages including a range/oven, vent-hood, refrigerator, garbage disposal, microwave, and dishwasher. Each unit features wood cabinets with quartz countertops and faux-wood-style plank flooring in the kitchen area. Further, each unit includes either a private balcony or patio area. As of January 6, 2026, the Sunset View Property was 98.2% leased.

The following table presents certain information with respect to the multifamily unit mix at the Sunset View Property:

The Sunset View Property Unit Mix
Unit Type	No. of Units(1)	% of Total	Leased Units(1)	% of Units Leased(1)	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
1 BR / 1 BA	56	50.0%	55	98.2%	760	$2,753	$3.62	$2,650	$3.49
2 BR / 1 BA	16	14.3	16	100.0	855	$2,922	$3.42	$2,900	$3.39
2 BR / 2 BA	40	35.7	39	97.5	1,000	$3,136	$3.14	$3,025	$3.03
Total/Wtd. Avg.	112	100.0%	110	98.2%	859	$2,913	$3.39	$2,820	$3.28
(1)	Based on the underwritten rent roll dated January 6, 2026. Average Monthly Rental Rate and Average Monthly Rental Rate per SF reflect average monthly in-place rent for occupied units.
(2)	Source: Appraisal.

The following table presents certain information with respect to the historical and current occupancy of the Sunset View Property:

Historical and Current Occupancy
2023(1)	2024(1)	2025(1)	Current(2)
97.9%	96.2%	97.0%	98.2%
(1)	Historical occupancy is as of December 31 of each year.
(2)	Current occupancy is as of January 6, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

136

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 10 – Sunset View

Appraisal. According to the appraisal, the Sunset View Property had an “as-is” appraised value of $54,500,000 as of January 19, 2026. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Direct Capitalization Approach	$54,500,000	5.00%
(1)	Source: Appraisal.

Environmental. According to a Phase I environmental assessment dated January 29, 2026, there was no evidence of any recognized environmental conditions at the Sunset View Property.

The following table presents certain information relating to the operating history and underwritten cash flows of the Sunset View Property:

Operating History and Underwritten Net Cash Flow
	12/31/2025	Underwritten	Per Unit	%(1)
Gross Potential Rent	$3,739,388	$3,917,767	$2,915	105.3%
(Vacancy/Credit Loss)	(116,957)	(72,348)	(646)	(1.9)
Bad Debt	(15,656)	0	0	(0.0)
Underwriting Adjustment	0	(123,540)	(1,103)	(3.3)
Net Rental Income	$3,606,776	$3,721,879	$33,231	100.0%
RUBS	228,439	228,439	170	6.1
Other Income(2)	257,801	257,801	192	6.9
Effective Gross Income	$4,093,017	$4,208,119	$3,131	113.1%

Total Expenses(3)	$1,009,252	$1,077,113	$9,617	25.6%

Net Operating Income	$3,083,765	$3,131,006	$27,955	74.4%

Replacement Reserves	0	22,400	200	0.5

Net Cash Flow	$3,083,765	$3,108,606	$27,755	73.9%
(1)	% column represents percent of Net Rental Income for revenue fields and represents percent of Effective Gross Income for the remainder of fields.
(2)	Other Income includes prepaid and past due collections, interest income, laundry income, late fee/NSF charge, parking, and cable income.
(3)	Total Expenses include the management fee, repairs and maintenance, utilities, general and administrative, real estate taxes and insurance.

The Market. The Sunset View Property is located in Oceanside, California, in San Diego County, about 35 miles north of San Diego and 83 miles south of Los Angeles. The Sunset View Property is within the San Diego-Chula Vista-Carlsbad, CA apartment market. According to the appraisal, as of year-end 2025, the San Diego-Chula Vista-Carlsbad, CA apartment market contained 333,726 units and had an overall vacancy rate of 4.3%, with net absorption totaling 5,140 units and an average effective rent of $2,798 per unit.

The Sunset View Property is situated in the Oceanside apartment submarket. According to the appraisal, as of year-end 2025, the Oceanside apartment submarket contained 17,765 units and had an overall vacancy rate of 3.8%, with net absorption totaling 35 units and an average effective rent of $2,614 per unit.

According to the appraisal, the 2025 population within a one-, three- and five-mile radius of the Sunset View Property was 8,530, 132,218 and 300,284, respectively. The 2025 average household income within the same radii was $151,189, $130,489 and $133,343, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

137

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 10 – Sunset View

The following table presents certain information relating to comparable multifamily rental properties to the Sunset View Property:

Comparable Rental Summary(1)
Property Name / Location	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Monthly Rent per Unit	Average Annual Rent per SF
Sunset View Oceanside, CA (Subject)	1990 / 2021-2024	98.2%(2)	112(2)	1BR / 1BA 2BR / 1BA 2BR / 2BA	760(2) 855(2) 1,000(2)	$2,753(2) $2,922(2) $3,136(2)	$3.62(2) $3.42(2) $3.14(2)
Presidio at Rancho Del Oro Oceanside, CA	1987 / NAP	93.0%	264	1BR / 1BA 2BR / 2BA 3BR / 2BA	750 1,000 - 1,050 1,200	$2,400 $3,025 $3,600	$3.20 $2.88 - $3.02 $3.00
Elan Oceano Oceanside, CA	2000 / NAP	96.0%	284	1BR / 1BA 2BR / 1BA 2BR / 2BA 3BR / 2BA	620 - 759 898 1,034 – 1,081 1,235	$2,620 $2,825 $3,000 - $3,200 $3,595	$3.45 $3.15 $2.90 - $2.96 $2.91
Montecito Village Oceanside, CA	1989 / NAP	97.0%	234	1BR / 1BA 2BR / 1BA 2BR / 2BA	642 - 733 891 981 – 1,050	$2,395 - $2,450 $2,740 $3,032 - $3,550	$3.34 - $3.73 $3.08 $3.09 - $3.38
The Villages of Monterey Oceanside, CA	1988 / 2018	97.0%	424	1BR / 1BA 2BR / 2BA 3BR / 2BA	728 854 – 923 964	$2,455 $2,425 - $2,680 $3,100	$3.37 $2.84 - $2.90 $3.22
Mission Hills Oceanside, CA	1984 / NAP	95.0%	282	2BR / 1BA 2BR / 2BA	964 - 984 978 – 1,012	$2,615 - $2,800 $3,035	$2.71 - $2.85 $3.00
Marisol Carlsbad Carlsbad, CA	2018 / NAP	96.0%	278	1BR / 1BA 2BR / 2BA 3BR / 2BA	772 – 781 1,123 – 1,152 1,360 – 1,877	$2,935 - $2,997 $3,778 - $3,912 $3,761 - $4,996	$3.76 - $3.88 $3.34 - $3.45 $2.66 - $2.98

(1)	Source: Appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated January 6, 2026.

The Borrower. The borrower is ZU Property Investments LLC, a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Sunset View Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carve-out guarantor is Harshad Dharod, the founder, CEO and president of Silver Star Real Estate, LLC (“Silver Star”), an Alaska limited liability company. Silver Star is a privately-owned real estate company formed in 2006 and based out of La Palma, California, with approximately 41 assets under management.

Property Management. The Sunset View Property is self-managed by Silver Star.

Escrows and Reserves. At origination, the borrower was required to deposit approximately $24,095 for insurance premiums.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the taxes that the lender estimates will be payable during the next ensuing twelve months (estimated to be approximately $50,960).

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance payments. Such monthly payments are waived so long as (i) no event of default is continuing; (ii) the Sunset View Property

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – Sunset View

is covered under a blanket or umbrella policy reasonably acceptable to the lender; (iii) the borrower provides the lender with evidence of renewal of such policies; and (iv) the borrower provides the lender with paid receipts for payment of the insurance premiums by no later than ten business days prior to the policy expiration dates. As of the Cut-off Date, an acceptable blanket insurance policy was in place covering the Sunset View Property.

Replacement Reserves – On a monthly basis, the borrower is required to deposit $1,867 into a replacement reserve.

Lockbox / Cash Management. The Sunset View Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Trap Event Period (as defined below), the borrower is required to, among other things, execute a deposit account control agreement to establish a lender-controlled lockbox account with a clearing bank and enter into the lender’s then standard form of cash management agreement. During the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept daily to a lender-controlled cash management account. If the borrower or property manager receives any rents or income directly, each is required to deposit such amounts into the lockbox account within one business day of receipt. So long as a Cash Trap Event Period is in effect, all excess funds will be swept to an excess cash flow subaccount controlled by the lender and held for so long as such Cash Trap Event Period is continuing.

A “Cash Trap Event Period” will commence upon (i) the occurrence and continuance of an event of default or (ii) the debt service coverage ratio of the Sunset View Whole Loan being less than 1.15x; and will be cured when (A) with respect to clause (i) above, no event of default is continuing, or (B) with respect to clause (ii) above, the debt service coverage ratio of the Sunset View Whole Loan is greater than 1.20x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2026-5C15
No. 11 – Crossgates Mall
Mortgage Loan Information		Property Information
Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$25,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$25,000,000	Property Type – Subtype:	Retail – Super Regional Mall
% of Pool by IPB:	4.0%	Net Rentable Area (SF)(6):	1,504,884
Loan Purpose:	Refinance	Location:	Albany, NY
Borrower:	XG Mall Company, LLC	Year Built / Renovated:	1983 / 2013
Borrower Sponsors(2):	Various	Occupancy(7):	89.1%
Interest Rate(3):	8.50000%	Occupancy Date:	10/31/2025
Note Date:	11/18/2025	4th Most Recent NOI (As of):	$25,628,230 (12/31/2022)
Maturity Date:	12/6/2030	3rd Most Recent NOI (As of):	$24,328,734 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$23,739,347 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$24,774,961 (TTM 6/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	75.4%
Amortization Type:	Interest Only	UW Revenues:	$40,035,689
Call Protection(4):	L(30),D(23),O(7)	UW Expenses:	$13,596,745
Lockbox / Cash Management:	Hard / In Place	UW NOI:	$26,438,944
Additional Debt(1):	Yes	UW NCF:	$24,256,862
Additional Debt Balance(1):	$80,000,000 / $68,000,000 / $20,000,000	Appraised Value / Per SF:	$285,000,000 / $189
Additional Debt Type(1):	Pari Passu / B-Note / Mezzanine	Appraisal Date:	10/7/2025

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Loan	Whole Loan	Total Debt
Taxes:	$1,388,393	$347,098	N/A	Cut-off Date Loan / SF:	$70	$115	$128
Insurance:	$0	$71,798	N/A	Maturity Date Loan / SF:	$70	$115	$128
Replacement Reserves:	$0	$25,081	N/A	Cut-off Date LTV:	36.8%	60.7%	67.7%
TI / LC Reserve:	$2,000,000	$156,759	N/A	Maturity Date LTV:	36.8%	60.7%	67.7%
TATILC Reserve:	$3,625,903	$0	N/A	UW NCF DSCR:	2.68x	1.30x	1.07x
Other Reserves(5):	$1,443,776	Springing	N/A	UW NOI Debt Yield:	25.2%	15.3%	13.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount	$105,000,000	49.6%	Loan Payoff	$164,000,540	77.4%
Subordinate Loan Amount	68,000,000	32.1	Conversion(8)	35,000,000	16.5
Mezzanine Loan Amount(8)	20,000,000	9.4	Upfront Reserves	8,458,072	4.0
Borrower Sponsor Equity(8)	18,771,062	8.9	Closing Costs	4,312,451	2.0
Total Sources	$211,771,062	100.0%	Total Uses	$211,771,062	100.0%
(1)	The Crossgates Mall Mortgage Loan (as defined below) is part of the Crossgates Mall Whole Loan (as defined below) evidenced by (i) eight senior pari passu promissory notes with an aggregate original principal balance of $105,000,000 and (ii) one subordinate promissory note with an original principal balance of $68,000,000. Additionally, a mezzanine loan was originated contemporaneously with the Crossgates Mall Whole Loan with an original principal balance of $20,000,000, which accrues interest at a rate of 20.0000% per annum. See “Description of the Mortgage Pool—Additional Indebtedness—Existing Mezzanine Debt” in the Preliminary Prospectus.
(2)	The borrower sponsors and non-recourse carveout guarantors are Madeira Associates, Bruce A. Kenan, Andrew M. Von Deak, Bruce A. Kenan Living Trust, Leonard Leveen Revocable Trust, Donald W. Hollings, Jr. 2003 Revocable Trust – Trust B, Joseph Stockwell, Gary L. Dower, 2018 Tuozzolo CPT Trust and The Robert J. Congel Amended and Restated Declaration of Trust, as amended.
(3)	Interest Rate represents the per annum interest rate associated with the Crossgates Mall Senior Loan (as defined below). The per annum interest rate associated with the Crossgates Mall Trust Subordinate Companion Loan (as defined below) is 14.0000% and the weighted average per annum interest rate for the Crossgates Mall Whole Loan is 10.6618497109827%.
(4)	Defeasance of the Crossgates Mall Whole Loan is permitted at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized. The assumed defeasance lockout period of 30 payments is based on the anticipated closing date of the BMO 2026-5C15 securitization trust in June 2026. The actual defeasance lockout period may be longer.
(5)	Other Reserves consists of (i) an upfront reserve with respect to the outstanding free rents, rent abatements or other rent concessions, (ii) a springing monthly material tenant reserve with a monthly deposit amount not to exceed $220,000 in any calendar month (the cap on the monthly deposit will terminate upon a transfer of indirect control of the day-to-day operations of the Crossgates Mall Property (as defined below) from the current sponsor to the class B member investor or a transfer of the ownership interests in the borrower to the mezzanine lender) and (iii) a springing monthly debt service coverage ratio trigger suspension funds reserve.
(6)	Net Rentable Area does not include Macy’s (200,000 square feet), which is tenant-owned and not part of the collateral for the Crossgates Mall Whole Loan.
(7)	Includes specialty tenants (143,829 square feet).
(8)	A conversion amount of $35.0 million was used to convert (i) $20.0 million into the Crossgates Mall Mezzanine Loan and (ii) $15.0 million into Borrower Sponsor Equity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 11 – Crossgates Mall

The Loan. The eleventh largest mortgage loan (the “Crossgates Mall Mortgage Loan”) is part of a whole loan evidenced by eight pari passu senior promissory notes in the aggregate original principal amount of $105,000,000 (the “Crossgates Mall Senior Loan”) and a subordinate B-Note in the original principal amount of $68,000,000 that is subordinate to the Crossgates Mall Senior Loan (the “Crossgates Mall Trust Subordinate Companion Loan”, and together with the Crossgates Mall Senior Loan, the “Crossgates Mall Whole Loan”). The Crossgates Mall Whole Loan is secured by the borrower’s first priority fee interest in a super regional mall located in Albany, New York (the “Crossgates Mall Property”). The Crossgates Mall Mortgage Loan is evidenced by the non-controlling Note A-1-2 and Note A-4, with an aggregate original principal balance of $25,000,000. The Crossgates Mall Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2025-5C7 transaction until such time Note as A-1-1 is securitized after which it will be serviced pursuant to the securitization trust to which Note A-1-1 is contributed. See “Description of the Mortgage Pool—The Whole Loans—The Crossgates Mall Pari Passu-AB Whole Loan” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—Servicing Shift Mortgage Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Crossgates Mall Whole Loan:

		Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1(1)	$25,000,000	$25,000,000	UBS AG	No
A-1-2	$20,000,000	$20,000,000	BMO 2026-5C15	No
A-1-3(1)	$10,000,000	$10,000,000	UBS AG	No
A-2	$25,000,000	$25,000,000	WFCM 2025-5C7	No
A-3	$10,000,000	$10,000,000	WFCM 2025-5C7	No
A-4	$5,000,000	$5,000,000	BMO 2026-5C15	No
A-5(1)	$5,000,000	$5,000,000	UBS AG	No
A-6(1)	$5,000,000	$5,000,000	UBS AG	No
B	$68,000,000	$68,000,000	WFCM 2025-5C7 (Loan-Specific Certificates)	Yes(2)
Whole Loan	$173,000,000	$173,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).
(2)	Pursuant to the related co-lender agreement, the holder of Note B is the controlling noteholder unless a “control appraisal period” has occurred and is continuing under such agreement, in which case Note A-1-1 will become the controlling noteholder. For so long as the Crossgates Mall Trust Subordinate Companion Loan is included in the WFCM 2025-5C7 securitization and no control appraisal event has occurred, such control rights will be exercised by the controlling class representative of the WFCM 2025-5C7 Crossgates Mall Loan-Specific Certificates.

The Property. The Crossgates Mall Property is a 1,504,884 square foot super regional mall located in Albany, New York. The Crossgates Mall Property was built in 1983, with expansions in 1994 and from 2013 to 2015, and renovated in 2013. The Crossgates Mall Property consists of a two- and three-story enclosed mall situated on a 109.93-acre site with 6,469 surface parking spaces (4.30 spaces per owned 1,000 square feet). The Crossgates Mall Property is anchored by J.C. Penney (“JCPenney”), Regal Crossgates 18, Dick’s Sporting Goods, Best Buy and Going Going Gone and shadow anchored by Macy’s (200,000 square feet). Macy’s is under separate ownership and is not part of the collateral for the Crossgates Mall Whole Loan. Macy’s serves as a non-collateral shadow anchor of the Crossgates Mall Property. Notable tenants at the Crossgates Mall Property include Apple, REI, Regal Crossgates 18, Primark, H&M, Zara, lululemon athletica, Aeropostale, American Eagle Outfitters, Gap/Gap Kids, Old Navy, Banana Republic, Bath & Body Works, Express and Five Below.

As of October 31, 2025, the Crossgates Mall Property was 89.1% leased including specialty tenants. From 2019 through 2024, the borrower sponsors spent approximately $4.7 million on capital improvements at the Crossgates Mall Property including new mall entrances, upgraded soft seating areas, interior and exterior landscaping, enhanced lighting features, updated signage, and new floor tile.

Major Tenants. The three largest tenants based on net rentable area are JCPenney, Regal Crossgates 18 and Dick’s Sporting Goods.

JCPenney (179,964 square feet; 12.0% of net rentable area; 2.6% of underwritten base rent). Founded in 1902, JCPenney is a retailer of apparel, home, jewelry, and beauty merchandise. JCPenney has a portfolio of private and national brands

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 11 – Crossgates Mall

including private brands such as Liz Claiborne®, Stafford®, okie dokie™, and Worthington™. JCPenney stores provide many services outside of apparel, including salon, optical, portrait, and in-store events at the kids zone or suit up shopping experiences with students from colleges and universities across the country. JCPenney has been a tenant at the Crossgates Mall Property since July 1994. JCPenney has the right to terminate its lease by giving the landlord written notice of its election to do so at least three months in advance of the termination date specified in such notice. JCPenney has four, five-year renewal options remaining.

Regal Crossgates 18 (100,000 square feet; 6.6% of net rentable area; 3.8% of underwritten base rent). Regal (aka Regal Entertainment Group), a subsidiary of the British company Cineworld Group, is an American movie theater chain founded in 1989 and headquartered in Knoxville, Tennessee consisting of 5,386 screens in 394 theatres in 41 states along with the District of Columbia and Guam as of November 2025. Regal Crossgates 18 has been a tenant at the Crossgates Mall Property since July 1997. Regal Crossgates 18 has one, five-year renewal option remaining and no termination options.

Dick’s Sporting Goods (80,000 square feet; 5.3% of net rentable area; 3.2% of underwritten base rent). Dick’s Sporting Goods (Moody’s/S&P: Baa2/BBB), founded and incorporated in 1948 in New York, is a leading omnichannel sporting goods retailer offering an assortment of sports equipment, apparel, footwear and accessories. As of February 1, 2025, Dick’s Sporting Goods operated 723 Dick’s Sporting Goods locations across the United States. Dick’s Sporting Goods has been a tenant at the Crossgates Mall Property since November 2009. Dick’s Sporting Goods has three, five-year renewal options remaining and no termination options.

The following table presents certain information relating to the tenancy at the Crossgates Mall Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent	% of Total UW Base Rent	UW Base Rent PSF	TTM 5/31/2025 Sales $	Sales PSF	Occ Cost %	Lease Exp. Date	Renewal Options	Term. Option (Y/N)
Major Tenants
JCPenney	NR/NR/NR	179,964	12.0%	$670,217	2.6%	$3.72	$8,503,194	$47	9.4%	5/31/2028	4 x 5 yrs	Y(3)
Regal Crossgates 18	NR/NR/NR	100,000	6.6%	$1,000,000	3.8%	$10.00	$6,779,893	$68	14.7%	12/31/2028	1 x 5 yrs	N
Dick's Sporting Goods	Baa2/NR/BBB	80,000	5.3%	$840,000	3.2%	$10.50	$21,071,582	$263	8.1%	1/31/2030	3 x 5 yrs	N
APEX Entertainment Center	NR/NR/NR	50,030	3.3%	$577,500	2.2%	$11.54	$2,808,017	$56	31.0%	12/17/2029	2 x 5 yrs	N
Best Buy	A3/NR/BBB+	50,000	3.3%	$965,500	3.7%	$19.31	$82,000,000	$1,640	1.5%	3/31/2030	3 x 5 yrs	N
Going Going Gone	NR/NR/NR	50,000	3.3%	$468,293	1.8%	$9.37	$7,400,000	$148	6.3%	1/31/2030	1 x 5 yrs	N
Primark	NR/NR/NR	45,992	3.1%	$915,133	3.5%	$19.90	$14,400,000	$313	6.4%	1/31/2034	3 x 5 yrs	N
Zara	NR/NR/NR	33,376	2.2%	$958,044	3.7%	$28.70	$5,601,017	$168	17.5%	1/31/2028	1 x 5 yrs	N
Dave & Buster's	NR/NR/NR	33,154	2.2%	$882,559	3.4%	$26.62	$9,408,052	$284	14.3%	8/23/2028	3 x 5 yrs	N
Ashley Furniture(4)	NR/NR/NR	33,045	2.2%	$267,474	1.0%	$8.09	$0	$0	0.0%	5/14/2036	2 x 5 yrs	N
Major Tenants Subtotal/Wtd. Avg.		655,561	43.6%	$7,544,720	29.0%	$11.51

Other Tenants		541,804	36.0%	$18,498,100	71.0%	$34.14
Occupied Subtotal/Wtd. Avg.		1,197,365	79.6%	$26,042,820	100.0%	$21.75

Vacant Space(5)		307,519	20.4%
Total/Wtd. Avg.		1,504,884	100.0%
(1)	Based on the underwritten rent roll dated October 31, 2025, with contractual rent steps totaling $373,305 through November 30, 2026.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	JCPenney has the right to terminate its lease by giving the landlord written notice of its election to do so at least three months in advance of the termination date specified in such notice.
(4)	Ashley Furniture recently signed its lease and has an expected opening date of August 2026.
(5)	Includes specialty tenants (143,829 square feet).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 11 – Crossgates Mall

The following table presents certain information relating to the lease rollover schedule at the Crossgates Mall Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant(3)	NAP	307,519	20.4%	NAP	NAP	307,519	20.4%	NAP	NAP
2026 & MTM	26	117,005	7.8	$4,051,991	15.6%	424,524	28.2%	$4,051,991	15.6%
2027	17	96,218	6.4	3,207,999	12.3	520,742	34.6%	$7,259,990	27.9%
2028	27	425,324	28.3	7,086,117	27.2	946,066	62.9%	$14,346,107	55.1%
2029	11	103,201	6.9	1,952,094	7.5	1,049,267	69.7%	$16,298,201	62.6%
2030	12	207,190	13.8	3,807,149	14.6	1,256,457	83.5%	$20,105,350	77.2%
2031	10	49,757	3.3	1,496,144	5.7	1,306,214	86.8%	$21,601,493	82.9%
2032	6	24,910	1.7	978,369	3.8	1,331,124	88.5%	$22,579,863	86.7%
2033	1	5,768	0.4	160,180	0.6	1,336,892	88.8%	$22,740,043	87.3%
2034	10	90,925	6.0	2,362,436	9.1	1,427,817	94.9%	$25,102,479	96.4%
2035	4	13,472	0.9	451,070	1.7	1,441,289	95.8%	$25,553,549	98.1%
2036(4)	3	63,595	4.2	489,271	1.9	1,504,884	100.0%	$26,042,820	100.0%
2037 & Beyond	1	0	0.0	0	0.0	1,504,884	100.0%	$26,042,820	100.0%
Total	128	1,504,884	100.0%	$26,042,820	100.0%
(1)	Based on the underwritten rent roll dated October 31, 2025, with contractual rent steps totaling $373,305 through November 30, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Includes specialty tenants (143,829 square feet).
(4)	Includes Ashley Furniture, which has recently signed its lease and has an expected opening date of August 2026.

The following table presents certain information relating to the historical and current occupancy of the Crossgates Mall Property:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
90.4%	91.3%	88.3%	89.1%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is as of October 31, 2025 including specialty tenants (143,829 square feet).

Appraisal. The appraisal concluded to an “as-is” appraised value for the Crossgates Mall Property of $285,000,000 as of October 7, 2025.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$285,000,000	9.00%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental report dated October 10, 2025, there was no evidence of any recognized environmental conditions at the Crossgates Mall Property.

The Market. The Crossgates Mall Property is located in Albany, New York. The city of Albany borders Schenectady County, New York, including the towns of Princetown and Rotterdam on the northern and western edges as well as the towns of Berne, Colonie and New Scotland. Albany is the state capital of New York and is located approximately 150 miles north of New York City and approximately 235 miles south of Montreal, Canada. The Crossgates Mall Property is located at the intersection of Interstates 87 and 90. According to the appraisal, adjacent land uses include retail, office, and residential. To the northwest across the Washington Avenue Extension, is Crossgates Commons, a two-story, 690,000 square foot power center anchored by Home Depot and Walmart. To the east of the Crossgates Mall Property, across Interstate 87, are several office buildings as well as Stuyvesant Plaza, a 235,000 square foot lifestyle center. The Crossgates Mall Property’s

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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location, which includes both Crossgates Mall and Crossgates Commons, represents the dominant retail hub for the Albany metro area. According to a third-party market research report, the Crossgates Mall experiences a high traffic count paired with strong visibility with approximately 42,092 daily vehicles at the intersection of US 20 and Church Road.

According to a third-party market research report, the Crossgates Mall Property is located in the Albany - NY retail market within the W Outer Albany County retail submarket. As of October 2025, the W Outer Albany County retail submarket contained 6,751,996 square feet of retail inventory space with an average rent of $22.93 per square foot and a vacancy rate of 5.7%. As of year-end 2024, the W Outer Albany County retail submarket contained 6,751,918 square feet of retail inventory space with an average rent of $22.62 per square foot and a vacancy rate of 5.6%.

According to a third-party market research report, the estimated 2025 population within a one-, three- and five-mile radius of the Crossgates Mall Property is 6,204, 55,795 and 159,519, respectively, and the estimated 2025 average household income within the same radii is $109,678, $111,482 and $109,804, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Crossgates Mall Property:

Competitive Property Summary (1)
Property Name/Location	Detailed Property Type	Year Built/ Renovated	Total GLA (SF)	Anchor Tenant	Anchor GLA (SF)	Lease Date/Term (Years)	Annual Base Rent PSF	Lease Type
Crossgates Mall 1 Crossgates Mall Road Albany, NY	Super Regional Mall	1983/2013	1,504,884(2)	JCPenney(2)	179,964(2)	Jul-94/33.8(2)	$3.72(2)	Net(2)
Market32 Plaza 1355 New Scotland Road Slingerlands, NY	Neighborhood Center	1998/2021	95,433	Market 32 (Price Chopper)	73,743	Jun-23/13	$14.49	NAV
Walden Galleria 1 Walden Galleria Buffalo, NY	Super Regional Center/Mall	1989/2013	1,448,003	Primark	47,668	Aug-22/10	$18.75	Modified Gross
Station Twelve 3097 Sheridan Drive Amherst, NY	Community Center	2002/2022	230,240	At Home	79,860	Jul-22/10	$9.00	Net
Burlington Coat Factory 402-436 Balltown Road Schenectady, NY	Community Center	1976/NAP	NAV	Burlington	26,041	Jan-21/10	$13.50	Net
Staples 24 Maxwell Drive NY	Freestanding Retail Store	2008/NAP	20,388	Staples	20,388	Mar-19/5	$17.50	Net
Latham Center 221 Wade Road Extension Latham, NY	Power Center	2004/NAP	148,091	Michaels Stores	22,827	Jan-19/10	$12.50	Net
Harbor Freight 1617 U.S. 9 Clifton Park, NY	Freestanding Retail Store	NAV/NAV	15,000	Harbor Freight	15,000	Oct-17/10	$16.10	Net
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated October 31, 2025 and excludes Macy’s (200,000 square feet), which is tenant-owned and not part of the collateral for the Crossgates Mall Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

144

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 11 – Crossgates Mall

The following table presents certain information relating to the appraisal’s market rent conclusions for the Crossgates Mall Property:

Market Rent Summary(1)
Tenant Category	Market Rent	Lease Term (Years)	Lease Type	Escalations
0 - 1,000 SF	$120.00	5	Modified	1.0% per year
1,001 - 2,500 SF	$50.00	5	Modified	1.0% per year
2,501 - 5,000 SF	$35.00	5	Modified	1.0% per year
5,001 - 7,500 SF	$34.00	5	Modified	1.0% per year
7,501 - 10,000 SF	$33.00	5	Modified	1.0% per year
Over 10,000 SF	$25.00	5	Modified	1.0% per year
Jewelry	$80.00	5	Modified	1.0% per year
Restaurants	$25.00	5	Modified	1.0% per year
Food Court	$175.00	10	Modified	2.5% per year
Kiosks	$500.00	5	Modified	2.5% per year
Majors	$15.00	10	Gross	10% in year 6
Majors - 3rd Level	$14.00	10	Gross	10% in year 6
Cinema	$18.00	10	Gross	10% in year 6
Anchors	$3.00	10	Gross	10% in year 6
(1)	Source: Appraisal.

The following table presents certain information relating to the operating history and underwritten cash flows at the Crossgates Mall Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$27,097,102	$26,340,556	$26,006,107	$25,514,777	$26,042,820(3)	$17.31	50.1%
Percentage Rent	1,141,916	1,127,799	1,418,601	1,376,525	1,678,893	1.12	3.2
Vacant Income	0	0	0	0	11,997,262	7.97	23.1
Gross Potential Rent	$28,239,019	$27,468,355	$27,424,708	$26,891,301	$39,718,975	$26.39	76.3%
Total Reimbursements	9,065,703	8,858,033	7,321,446	9,116,812	9,110,720	6.05	17.5
Other Income(4)	3,498,149	3,609,421	3,367,027	3,203,256	3,203,256	2.13	6.2
Net Rental Income	$40,802,870	$39,935,809	$38,113,181	$39,211,369	$52,032,951	$34.58	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(11,997,262)	(7.97)	(23.1)
Effective Gross Income	$40,802,870	$39,935,809	$38,113,181	$39,211,369	$40,035,689	$26.60	76.9%
Total Expenses	15,174,639	15,607,075	14,373,834	14,436,408	13,596,745	9.04	34.0
Net Operating Income	$25,628,230	$24,328,734	$23,739,347	$24,774,961	$26,438,944	$17.57	66.0%
Total TI/LC, Capex/RR	0	0	0	0	2,182,082	1.45	5.5
Net Cash Flow	$25,628,230	$24,328,734	$23,739,347	$24,774,961	$24,256,862	$16.12	60.6%
(1)	TTM represents the trailing 12-month period ending June 30, 2025.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Based on the underwritten rent roll dated October 31, 2025, with contractual rent steps totaling $373,305 through November 30, 2026.
(4)	Other Income is related to specialty tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

145

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 12 – Northwoods Mall
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	BMO, 3650 Capital	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$25,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$24,962,447	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	4.0%	Net Rentable Area (SF)(3):	424,307
Loan Purpose:	Refinance	Location:	North Charleston, SC
Borrower:	Northwoods Mall CMBS, LLC	Year Built / Renovated:	1972 / 2004
Borrower Sponsor:	CBL & Associates Limited Partnership	Occupancy(4):	93.5%
Interest Rate:	9.12000%	Occupancy Date:	3/19/2026
Note Date:	4/1/2026	4th Most Recent NOI (As of):	$8,305,589 (12/31/2022)
Maturity Date:	4/6/2031	3rd Most Recent NOI (As of):	$8,127,251 (12/31/2023)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$7,849,799 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$8,418,865 (12/31/2025)
Original Amortization Term:	300 months	UW Economic Occupancy:	85.1%
Amortization Type:	Amortizing Balloon	UW Revenues:	$12,851,617
Call Protection:	L(26),D(27),O(7)	UW Expenses:	$4,261,999
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$8,589,617
Additional Debt(1):	Yes	UW NCF:	$7,949,806
Additional Debt Balance(1):	$17,972,962	Appraised Value / Per SF(3):	$90,500,000 / $213
Additional Debt Type(1):	Pari Passu	Appraisal Date:	2/25/2026

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(3):	$101
Taxes:	$350,577	$70,115	N/A	Maturity Date Loan / SF(3):	$95
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	47.4%
Replacement Reserves:	$0	$9,119	N/A	Maturity Date LTV:	44.8%
TI/LC Reserve:	$2,500,000	$44,199	N/A	UW NCF DSCR:	1.82x
Deferred Maintenance:	$24,338	$0	N/A	UW NOI Debt Yield:	20.0%
Other(2):	$1,599,632	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$43,000,000	82.0%	Loan Payoff	$46,966,845	89.6%
Sponsor Equity	9,434,079	18.0	Upfront Reserves	4,474,546	8.5
			Closing Costs	992,688	1.9
Total Sources	$52,434,079	100.0%	Total Uses	$52,434,079	100.0%
(1)	The Northwoods Mall Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $42,935,409 (the “Northwoods Mall Whole Loan”). The Financial Information in the chart above is based on the outstanding principal balance as of the Cut-off Date of the Northwoods Mall Whole Loan.
(2)	The borrower was required to deposit (i) $1,569,700 for outstanding tenant improvements, leasing commissions, and free or abated rent outstanding as of the origination of the Northwoods Mall Mortgage Loan (as defined below), related to the tenants Animal House, Books-A-Million, Lovisa, Swish and Armed Forces Career Center, and (ii) approximately $29,932 for gap rent funds related to the tenants Baku Coffee and Armed Forces Career Center.
(3)	The Northwoods Mall Property (as defined below) includes 424,307 square feet of Collateral SF (as defined below). The Cut-off Date Loan / SF, Maturity Date Loan / SF, and Appraised Value / Per SF are based on the Collateral SF of 424,307.
(4)	Occupancy represents the occupancy including square footage from temporary tenants and is based on the Collateral SF totaling 424,307. Occupancy excluding temporary tenants is 90.6%.

The Loan. The twelfth largest mortgage loan (the “Northwoods Mall Mortgage Loan”) is part of the Northwoods Mall Whole Loan secured by the borrower’s fee interest in a portion of a super-regional mall located in North Charleston, South Carolina (the “Northwoods Mall Property”). The Northwoods Mall Whole Loan is evidenced by four pari passu promissory notes with an aggregate original principal balance of $43,000,000. The Northwoods Mall Whole Loan was co-originated by 3650 Capital SCF LOE I(A), LLC (“3650 Capital”) and Bank of Montreal (“BMO”) on April 1, 2026. The Northwoods Mall Mortgage Loan is evidenced by the controlling Note A-1-1, contributed by 3650 Capital, and the non-controlling Note A-2-1, contributed by BMO, with an aggregate original principal balance of $25,000,000. The Northwoods Mall Whole Loan has a five-year term and accrues interest at a fixed rate of 9.12000% per annum on an Actual/360 basis and amortizes on a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

146

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 12 – Northwoods Mall

300-month schedule. The scheduled maturity date of the Northwoods Mall Whole Loan is April 6, 2031. The Northwoods Mall Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BMO 2026-5C15 trust. The relationship between the holders of the notes evidencing the Northwoods Mall Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Northwoods Mall Whole Loan:

		Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$12,500,000	$12,481,224	BMO 2026-5C15	Yes
A-1-2(1)	$9,000,000	$8,986,481	3650 Capital	No
A-2-1	$12,500,000	$12,481,224	BMO 2026-5C15	No
A-2-2(1)	$9,000,000	$8,986,481	BMO	No
Whole Loan	$43,000,000	$42,935,409
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The Northwoods Mall is a 989,530 square foot super regional mall (the “Northwoods Shopping Mall”), of which 424,307 square feet (the “Collateral SF”) serves as collateral for the Northwoods Whole Loan and constitutes the Northwoods Mall Property. Unless otherwise noted, all metrics are based on the Collateral SF. The Northwoods Shopping Mall is anchored by Dillard’s (non-collateral), Belk (non-collateral), Burlington (non-collateral) and JCPenney, with other major tenants including Books-A-Million and H&M. Built in 1972 and renovated in 2004, the Northwoods Shopping Mall is situated on a 35.47-acre parcel and contains 1,672 parking spaces, which results in a parking ratio of approximately 3.94 spaces per 1,000 of Collateral SF. As of March 19, 2026, the Northwoods Mall Property was 93.5% leased (including temporary tenants) and 90.6% leased, excluding temporary tenants, by 78 tenants. Temporary tenants occupy approximately 2.9% of the Collateral SF and no underwritten base rent is attributable to such temporary tenants. The trailing 12-month in-line sales per square foot as of December 31, 2025 is $375 per square foot.

Sales for Inline Tenants(1)
	2019 Sales PSF	2020 Sales PSF	2021 Sales PSF	2022 Sales PSF	2023 Sales PSF	2024 Sales PSF	2025 Sales PSF
Inline Sales (< 10,000 SF)	$389	$356	$454	$440	$392	$381	$375
Occupancy Cost	13.4%	13.6%	11.0%	10.9%	11.8%	12.3%	12.0%
(1)	Information obtained from the borrower.

Major Tenants. The three largest tenants based on underwritten base rent are JCPenney, Snipes USA and Armed Forces Career Center.

JCPenney (114,425 square feet; 27.0% of net rentable area (“NRA”); 7.1% of underwritten base rent). Founded in 1902, JCPenney is a department store chain with more than 650 stores and 50,000 employees. JCPenney has been a tenant at the Northwoods Mall Property since February 1994, most recently extending its lease in March 2024, pursuant to a lease expiring on February 28, 2029, with two, five-year renewal options remaining and no termination options.

Snipes USA (7,648 square feet; 1.8% of NRA; 4.8% of underwritten base rent). Founded in 1998, Snipes USA is a streetwear retailer owned by the German-based retailer SNIPES. Snipes USA was formerly known as KicksUSA, which was acquired by SNIPES in 2019. SNIPES has over 750 stores located across Europe and the United States. Snipes USA has been a tenant at the Northwoods Mall Property since February 2015, most recently extending its lease in March 2025, pursuant to a lease expiring April 30, 2029, with no renewal or termination options.

Armed Forces Career Center (5,684 square feet; 1.3% of NRA; 4.0% of underwritten base rent). Armed Forces Career Center is a United States military recruiting station. Armed Forces Career Center has been a tenant at the Northwoods Mall Property since April 2026, pursuant to a lease expiring March 31, 2031, with no renewal options. Armed Forces Career Center has the right to terminate its lease by providing 90 days’ prior written notice effective on or after April 1, 2029.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

147

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 12 – Northwoods Mall

The following table presents certain information relating to the historical and current occupancy of the Northwoods Mall Property:

Historical and Current Occupancy(1)
2023	2024	2025	Current(2)
98.5%	97.2%	97.9%	93.5%
(1)	Historical occupancy represents the inline occupancy including square footage from temporary tenants and is as of December 31 for each respective year. Information obtained from the borrower.
(2)	Current Occupancy is based on the underwritten rent roll dated as of March 19, 2026. Excluding temporary tenants, the current occupancy is 90.6%.

Appraisal. According to the appraisal, the Northwoods Mall Property had an “as-is” appraised value of $90,500,000 as of February 25, 2026. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$90,500,000	8.50%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental site assessment dated March 5, 2026, there was no evidence of any recognized environmental conditions at the Northwoods Mall Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

148

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 12 – Northwoods Mall

The following table presents certain information relating to the largest tenants by underwritten base rent (of which certain tenants may have co-tenancy provisions) at the Northwoods Mall Property:

Top 10 Tenant Summary(1)
Tenant	Credit Rating (Fitch/Moody's/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	U/W Base Rent(3)	% of Total UW Base Rent	Lease Expiration Date
Non-Collateral Tenants
Candlewood Suites(4)	NR/NR/NR	196,020	NAP	$0.00	$0	0.0%	6/30/2054
Dillard's(4)	BBB-/Baa3/NR	129,522	NAP	$0.00	$0	0.0%	12/31/2040
Belk(4)	NR/Caa3/CCC-	101,925	NAP	$0.00	$0	0.0%	12/31/2040
Burlington(5)	NR/NR/BB+	52,149	NAP	$0.00	$0	0.0%	12/31/2050
Northwoods Stadium Cinema(4)	NR/NR/NR	32,305	NAP	$0.00	$0	0.0%	12/31/2058
Total/Wtd. Avg.		511,921	NAP	$0.00	$0	0.0%

Top 10 Tenants
JCPenney	NR/NR/NR	114,425	27.0%	$4.89	$560,000	7.1%	2/28/2029
Snipes USA	NR/NR/NR	7,648	1.8%	$49.83	$381,112	4.8%	4/30/2029
Armed Forces Career Center	NR/NR/NR	5,684	1.3%	$55.00	$312,620	4.0%	3/31/2031(6)
JD Sports	NR/NR/NR	6,339	1.5%	$44.22	$280,301	3.6%	1/31/2028
Kay Jewelers	NR/NR/BB	1,636	0.4%	$153.40	$250,964	3.2%	1/31/2028
Victoria's Secret	NR/B1/BB-	7,200	1.7%	$34.00	$244,800	3.1%	1/31/2027
Books-A-Million	NR/NR/NR	20,642	4.9%	$10.66	$220,000	2.8%	1/31/2032
Foot Locker	NR/Baa3/BBB	3,954	0.9%	$54.85	$216,877	2.8%	1/31/2028
Planet Fitness	NR/NR/NR	20,283	4.8%	$10.52	$213,400	2.7%	12/31/2030
Champs Sports	NR/Baa3/BBB	5,829	1.4%	$36.03	$210,000	2.7%	1/31/2027
Total/Wtd. Avg.		193,640	45.6%	$14.92	$2,890,074	36.6%

Non-Major Tenants		190,880	45.0%	$26.17	$4,996,136	63.4%

Occupied Collateral Total		384,520	90.6%	$20.51	$7,886,209	100.0%
Vacant Space(7)		39,787	9.4%
Total/Wtd. Avg.		424,307	100.0%
(1)	Based on the underwritten rent roll dated as of March 19, 2026.
(2)	In certain instances, ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	U/W Base Rent and UW Base Rent PSF include approximately $183,196 of rent steps through March 2027.
(4)	Candlewood Suites, Dillard’s, Belk and Southeast Cinema Entertainment (dba Northwoods Stadium Cinema) own their improvements and land and are not part of the Northwoods Mall Property.
(5)	Burlington subleases its space from Books-A-Million and is not part of the Northwoods Mall Property.
(6)	Armed Forces Career Center has the right to terminate its lease by providing 90 days’ prior written notice effective on or after April 1, 2029.
(7)	Includes 12,105 square feet attributable to temporary tenants.

The following table presents certain information relating to sales for certain tenants at the Northwoods Mall Property:

Sales Summary(1)
	2019 Sales (PSF)	2020 Sales (PSF)	2021 Sales (PSF)	2022 Sales (PSF)	2023 Sales (PSF)	2024 Sales (PSF)	TTM 12/31/2025 Sales (PSF)
JCPenney(2)	$124.97	NAV	$95.26	$93.51	$83.90	$76.91	$76.91
Snipes USA	$169.13	$245.73	$396.21	$480.91	$487.65	$483.00	$505.46
Armed Forces Career Center	NAV	NAV	NAV	NAV	NAV	NAV	NAV
JD Sports	$382.06	$440.12	$673.01	$620.97	$510.09	$530.85	$447.96
Kay Jewelers	$1,577.79	$1,266.36	$1,917.28	$1,791.19	$1,624.22	$1,516.06	$1,498.81
Victoria's Secret	$663.15	$407.07	$667.06	$682.77	$584.90	$524.77	$481.05
Books-A-Million	$74.08	$81.19	$242.41	$145.06	$138.58	$156.90	$169.64
Foot Locker	$868.98	$797.01	$834.65	$926.79	$843.13	$837.46	$825.75
Planet Fitness	NAV	NAV	NAV	NAV	NAV	NAV	NAV
Champs Sports	$418.13	$408.97	$507.81	$475.75	$316.56	$295.38	$294.95
(1)	Information obtained from the borrower.
(2)	Information based on estimates from the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

149

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 12 – Northwoods Mall

The following table presents certain information relating to the lease rollover schedule at the Northwoods Mall Property:

Lease Rollover Schedule(1)(2)(3)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(4)	% of UW Base Rent Expiring(4)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(4)	Cumulative % of UW Base Rent Expiring(4)
Vacant	NAP	27,682	6.5%	NAP	NAP	27,682	6.5%	NAP	NAP
2026 & MTM	14	21,389	5.0	$564,190	7.2%	49,071	11.6%	$564,190	7.2%
2027	18	51,171	12.1	$1,116,078	14.2	100,242	23.6%	$1,680,268	21.3%
2028	18	54,496	12.8	$1,991,663	25.3	154,738	36.5%	$3,671,931	46.6%
2029	14	175,797	41.4	$1,840,751	23.3	330,535	77.9%	$5,512,682	69.9%
2030	9	38,412	9.1	$882,800	11.2	368,947	87.0%	$6,395,482	81.1%
2031	5	19,412	4.6	$628,120	8.0	388,359	91.5%	$7,023,602	89.1%
2032	2	26,360	6.2	$382,000	4.8	414,719	97.7%	$7,405,602	93.9%
2033	2	1,894	0.4	$92,515	1.2	416,613	98.2%	$7,498,117	95.1%
2034	2	1,552	0.4	$122,890	1.6	418,165	98.6%	$7,621,007	96.6%
2035	1	1,362	0.3	$88,434	1.1	419,527	98.9%	$7,709,441	97.8%
2036	2	4,780	1.1	$176,769	2.2	424,307	100.0%	$7,886,209	100.0%
2037 & Beyond	0	0	0.0	$0	0.0	424,307	100.0%	$7,886,209	100.0%
Total	87	424,307	100.0%	$7,886,209	100.00%
(1)	Based on the underwritten rent roll dated March 19, 2026.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	Occupied SF includes 12,105 square feet attributable to temporary tenants.
(4)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include approximately $183,196 of rent steps through March 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

150

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 12 – Northwoods Mall

The following table presents certain information relating to the operating history and underwritten net cash flow of the Northwoods Mall Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	2025	Underwritten	Per SF	%(1)
In Place Rent	$7,364,846	$7,544,243	$7,586,983	$7,522,608	$7,703,014	$18.15	60.9%
Contractual Rent Steps(2)	0	0	0	0	183,196	0.43	1.4
Potential Income from Vacant Space	0	0	0	0	1,888,545	4.45	14.9
Percentage in Lieu(3)	564,937	620,060	558,782	671,775	555,846	1.31	4.4
Gross Potential Rent	$7,929,783	$8,164,303	$8,145,76	$8,194,384	$10,330,600	$24.35	81.7%
Reimbursement Revenue	2,617,439	2,655,394	2,596,165	2,368,797	2,316,504	5.46	18.3
Net Rental Income	$10,547,222	$10,819,697	$10,741,930	$10,563,181	$12,647,104	$29.81	100.0%
Less Vacancy	0	0	0	0	(1,888,545)	(4.45)	(14.9)(4)
Percentage Rent(3)	722,310	459,244	436,459	454,154	416,416	0.98	3.3
Bad Debt	118,132	(122,236)	(95,584)	(186,793)	0	0.00	0.0
Other Income(5)	1,352,896	1,467,445	1,359,971	1,676,641	1,676,641	3.95	13.3
Effective Gross Income	$12,740,560	$12,624,150	$12,442,775	$12,507,183	$12,851,617	$30.29	101.6%
Total Expenses(6)	$4,434,971	$4,496,899	$4,592,976	$4,088,318	$4,261,999	$10.04	33.2%
Net Operating Income	$8,305,589	$8,127,251	$7,849,799	$8,418,865	$8,589,617	$20.24	66.8%
TI/LC	0	0	0	0	530,384	1.25	4.1
Capital Expenditures	0	0	0	0	109,428	0.26	0.9
Net Cash Flow	$8,305,589	$8,127,25	$7,849,799	$8,418,865	$7,949,806	$18.74	61.9%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, and (ii) percent of Effective Gross Income for all other fields.
(2)	Represents rent steps through March 2027.
(3)	Underwritten based on the tenants’ 2025 sales.
(4)	Represents the underwritten economic vacancy %. The Northwoods Mall Property was 93.5% occupied based on the Collateral SF as of March 19, 2026.
(5)	Other Income includes specialty leasing, media income, cash amount/best offer income, business development and late fees.
(6)	Total Expenses includes management fees, real estate taxes, insurance, common area maintenance, repairs and maintenance, utilities, general and administrative, payroll, security and marketing.

The Market. The Northwoods Mall Property is located in North Charleston, South Carolina, part of the Charleston-North Charleston, SC metropolitan statistical area (the “Charleston MSA”), which, as of 2025, had a total population of 859,469. The Charleston MSA region encompasses Charleston, Berkeley, and Dorchester counties and is anchored by industries including healthcare/social assistance, professional/scientific/technical services, and retail trade.

The Northwoods Mall Property is located in a suburban area approximately 15 miles northwest of the Charleston central business district. Residential development is spread throughout the neighborhood and is located predominantly along secondary roadways and consists primarily of single-family residences. Access to the neighborhood is provided by Interstate 26, Ashley Phosphate Road, and Rivers Avenue. Interstate 26 is the only interstate highway providing access to Charleston.

According to the appraisal, the Northwoods Mall Property is located within the Charleston, SC retail market, which, as of year-end 2025, had a total inventory of 48,860,097 square feet, a vacancy rate of 3.1% and an asking rent of $26.36 per square foot. Additionally, the Northwoods Mall Property is part of the North Charleston, SC submarket, which for the same period had a total inventory of 10,485,180 square feet, a vacancy rate of 5.0% and an asking rent of $20.99 per square foot.

According to the appraisal, the 2025 population within a one-, three- and five-mile radius of the Northwoods Mall Property was 11,693, 64,652 and 153,915, respectively. Additionally, for the same period, the average household income within the same radii was $82,734, $88,241 and $94,341, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

151

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 12 – Northwoods Mall

The following table presents certain information relating to the appraisal’s market rent conclusions for the Northwoods Mall Property:

Market Rent Summary(1)
	Market Rent (PSF)	Average Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements
0 - 1,000 SF Space	$65.00	5	2.0% annually	$50.00
1,001-2,500 SF Space	$45.00	5	2.0% annually	$50.00
2,501-5,000 SF Space	$35.00	5	2.0% annually	$30.00
5,001-7,500 SF Space	$25.00	5	2.0% annually	$30.00
7,501-10,000 SF Space	$20.00	5	2.0% annually	$30.00
Food Court	$100.00	5	2.0% annually	$50.00
Jewelry	$95.00	5	2.0% annually	$50.00
Kiosk	$450.00	5	2.0% annually	None
Major	$12.50	10	10% in year 6	$20.00
Anchor	$5.00	20	10% in year 6	$20.00
Outparcel	$30.00	10	2.0% annually	None
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

152

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 13 – Seneca One
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$20,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$20,000,000	Property Type – Subtype:	Mixed Use – Multifamily/Office/Retail
% of IPB:	3.2%	Net Rentable Area (SF)(3):	915,577
Loan Purpose:	Refinance	Location:	Buffalo, NY
Borrowers:	Jemal’s Seneca L.L.C. and Jemal’s Seneca Parking L.L.C.	Year Built / Renovated:	1972 / 2019-2021
Borrower Sponsor:	Douglas Development Corporation	Occupancy:	59.7%
Interest Rate:	7.13000%	Occupancy Date:	1/16/2026
Note Date:	2/18/2026	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	3/6/2031	3rd Most Recent NOI (As of):	$7,074,896 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$9,058,188 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$10,999,563 (TTM 11/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	65.1%
Amortization Type:	Interest Only	UW Revenues:	$20,672,021
Call Protection(2):	L(27),D(26),O(7)	UW Expenses:	$9,193,343
Lockbox / Cash Management:	Hard (Commercial); Soft (Residential) / In Place	UW NOI:	$11,478,677
Additional Debt(1):	Yes	UW NCF:	$11,478,677
Additional Debt Balance(1):	$51,000,000 / $13,416,645 / $34,888,804	Appraised Value / Per SF:	$168,000,000 / $183
Additional Debt Type(1):	Pari Passu / B-Note / Mezzanine	Appraisal Date:	12/1/2025

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Loan	Whole Loan	Total Debt
Taxes:	$303,378	$133,147	N/A	Cut-off Date Loan / SF:	$78	$92	$130
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$78	$78	$124
Replacement Reserve:	$388,758	Springing	$388,758	Cut-off Date LTV:	42.3%	50.2%	71.0%
TI / LC Reserve:	$3,000,000	$0	N/A	Maturity Date LTV:	42.3%	42.3%	67.8%
Premium Financing Funds:	$406,321	$0	N/A	UW NCF DSCR:	2.24x	1.35x	1.09x
				UW NOI Debt Yield:	16.2%	13.6%	9.6%

Sources and Uses
Sources	Proceeds	% of To	tal	Uses	Proceeds	% of Total
Senior Mortgage Loan(1)	$71,000,000	59.0%		Loan Payoff	$105,390,786	87.6%
Mezzanine Loan(5)	34,500,000	28.7		Closing Costs(6)	10,758,028	8.9
Subordinate Mortgage Loan Amount(1)	14,000,000	11.6		Upfront Reserves	4,098,458	3.4
Borrower Sponsor Equity	747,271	0.6
Total Sources	$120,247,271	100.0%		Total Uses	$120,247,271	100.0%
(1)	The Seneca One Mortgage Loan (as defined below), with an original principal balance of $20,000,000 evidenced by one senior pari passu promissory note, is part of the Seneca One Whole Loan (as defined below), comprised of the Seneca One Senior Loan (as defined below) and the Seneca One Subordinate Companion Loan (as defined below). The Financial Information in the chart above under the heading “Senior Loan” is based solely on the aggregate outstanding principal balance of the Seneca One Senior Loan, the Financial Information in the chart above under the heading “Whole Loan” is based on the aggregate outstanding principal balance as of the Cut-off Date and Maturity Date of the Seneca Whole Loan and the Financial Information in the chart above under the heading “Total Debt” is based on the aggregate outstanding principal balance as of the Cut-off Date and Maturity Date of the Seneca Total Debt (as defined below).
(2)	Defeasance of the Seneca One Whole Loan is permitted after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) February 18, 2030. The assumed defeasance lockout period of 27 payments is based on the anticipated closing date of the BMO 2026-5C15 securitization trust in June 2026. The actual defeasance lockout period may be longer
(3)	Based on the commercial component of the Seneca One Property (as defined below). The multifamily portion of the Seneca One Mixed-Use Property (as defined below) consists of 115 units and is 98.3% occupied as of December 4, 2025.
(4)	2022 NOI is not available due to extensive renovations to the Seneca One Property from 2019 to 2021.
(5)	Concurrently with the origination of the Seneca One Whole Loan, a mezzanine loan in the original principal amount of $34,500,000 (the “Seneca One Mezzanine Loan”, and together with the Seneca One Whole Loan, the “Seneca One Total Debt”) was funded by M&T Bank, the largest commercial tenant at the Seneca One Mixed-Use Property which is secured by a pledge of the mezzanine borrower’s direct equity interests in the borrower. The Seneca One Mezzanine Loan is coterminous with the Seneca One Whole Loan.
(6)	Closing Costs include an origination fee of $2,125,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

153

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 13 – Seneca One

The Loan. The thirteenth largest mortgage loan (the “Seneca One Mortgage Loan”), with an original principal balance of $20,000,000 evidenced by one senior pari passu promissory note, is part of a whole loan (the “Seneca One Whole Loan”), comprised of two senior pari passu promissory notes with an aggregate original principal balance of $71,000,000 (the “Seneca One Senior Notes” and the portion of the Seneca One Whole Loan evidenced by such senior pari passu promissory notes, the “Seneca One Senior Loan”) and one junior promissory note with an original principal balance of $14,000,000 (the “Seneca One Junior Note” or “Note B” and the portion of the Seneca One Whole Loan evidenced by such junior promissory note, the “Seneca One Subordinate Companion Loan”), in the aggregate original principal amount of $85,000,000. The Seneca One Whole Loan is secured by the borrowers’ fee interest in a 915,577 square foot office/retail and 115 multifamily unit mixed-use property (the “Seneca One Mixed-Use Property”) and an adjacent parking garage property (the “Seneca One Parking Property”; together with the Seneca One Mixed-Use Property, collectively, the “Seneca One Property”) in Buffalo, New York. The Seneca One Whole Loan was co-originated by Bank of Montreal (“BMO”) and DF VIII REIT Holdings, LLC (“Torchlight Affiliate”) on February 18, 2026 and has a five-year term. The Seneca One Senior Notes are interest-only for the full term of the loan and accrue interest at a per annum rate of 7.13000% on an Actual/360 basis. The Seneca One Mortgage Loan is evidenced by the non-controlling Note A-2 with an original principal balance as of the Cut-off Date of $20,000,000.

The Seneca One Senior Notes are senior in right of payment to the Seneca One Junior Note. The Seneca One Junior Note is subordinate to the Seneca One Senior Notes. Note B will be the initial controlling note unless a control appraisal period (i.e., any period during which the principal balance of Note B is less than 25% of its initial principal balance as a result of the application of appraisal reduction amounts or realized losses) occurs and is continuing. If a control appraisal period has occurred and is continuing, Note A-1 will be the controlling note, as further described in the Whole Loan Summary table below.

The Seneca One Whole Loan is serviced pursuant to the pooling and servicing agreement for the Benchmark 2026-V21 securitization trust. The relationship between the holders of the Seneca One Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Seneca One Pari Passu-AB Whole Loan” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Seneca One Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$51,000,000	$51,000,000	Benchmark 2026-V21	Yes(1)
A-2	$20,000,000	$20,000,000	BMO 2026-5C15	No
Senior Loan	$71,000,000	$71,000,000
B	$14,000,000	$13,416,645	Torchlight Affiliate	Yes(1)
Whole Loan	$85,000,000	$84,416,645
(1)	The Seneca One Whole Loan is an AB whole loan, and the controlling note as of the date hereof is Note B. Upon the occurrence of certain trigger events specified in the co-lender agreement, however, control will generally shift to Note A-1. See “Description of the Mortgage Pool—The Whole Loans—The Seneca One Pari Passu-AB Whole Loan” in the Preliminary Prospectus for more information regarding the manner in which control shifts under the Seneca One Whole Loan.

The Property. The Seneca One Mixed-Use Property is a 40-story mixed use multifamily, office, and retail property located at 1 Seneca Street, 3 Seneca Street, 222 Main Street, and the Seneca One Parking Property is an adjacent parking garage property located at 177 Washington Street in Buffalo, New York. The Seneca One Mixed-Use Property was constructed in 1972 as an office building and was converted into a mixed-use lifestyle complex with renovations from 2019 through 2021. The Seneca One Mixed-Use Property offers multifamily units ranging from studio to 3-bedroom residences, representing approximately 15.7% of total underwritten base rent and were 98.3% occupied as of December 4, 2025. The Seneca One Mixed-Use Property offers a variety of amenities including a cafeteria/food hall, auditorium/theater, fitness center, bar/tavern, outdoor courtyard, and direct access to public transportation. The multifamily portion of the Seneca One Mixed-Use Property consists of a low-rise four-story building with 115 units, two of which are vacant. Additionally, the Seneca One Mixed-Use Property consists of a high-rise office building with additional office and retail spaces built along the frontage of Exchange and Pearl streets. The Seneca One Mixed-Use Property consists of 915,577 square feet of commercial net rentable area, of which 369,069 square feet of total commercial net rentable area is currently vacant, resulting in an occupancy of 59.7% of total net rentable area as of January 16, 2026. The 546,508 square feet of remaining commercial space is occupied by 16 unique tenants, representing approximately 84.3% of total underwritten base rent. The Seneca

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

154

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 13 – Seneca One

One Property has approximately 420 garage parking spaces and 820 elevated parking ramp spaces, for a total of 1,240 parking spaces, resulting in a ratio of approximately 1.35 parking spaces per 1,000 square feet of net rentable area.

The Seneca One Mixed-Use Property benefits from an approximately 25-year PILOT increment financing agreement (the “PILOT Agreement”) with the City of Buffalo and the Erie County Industrial Development Agency (the “Agency”) that commenced in April 2020 and extends through December 2046. Although there are no on-going tax benefits, the borrowers received upfront mortgage recording tax savings in exchange for permitting the Agency to set aside tax revenue into a separate fund to offset costs for (i) renovating, updating and equipping of the existing improvements to provide commercial class A office space for tenants (excluding tenant-specific fit and finish items), renovating and updating core and shell interior improvements, and other improvements, and (ii) acquiring and installing certain items of machinery, equipment and other tangible personal property by the borrowers (together, the “Project”). The borrowers are required to make yearly payments equal to the product of (a) the then-current tax rate for the applicable fiscal year and (b) $7,629,700, to each taxing authority consisting of a land component, an existing improvements component and a variable component; provided, however, that such payment is never more than the amount that would otherwise be payable as taxes if the Agency did not have an interest in the Project.

In connection with the PILOT Agreement, the borrower sponsor entered into a lease agreement and leaseback agreement with the Agency whereby the borrower sponsor leased its interest in the Seneca One Mixed-Use Property to the Agency, which subsequently leased its interest back to the borrower sponsor. See “PILOT” below and “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus for additional information.

The following table presents certain information relating to the residential unit mix at the Seneca One Mixed-Use Property:

Seneca One Residential Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Residential Units	Occupancy	Average Monthly In-Place Rental Rate Per Residential Unit	Average Monthly Market Rental Rate Per Residential Unit
Studio	66	57.4%	66	100.0%	$1,608	$1,600
1BR/1BA	25	21.7	24	96.0	$1,827	$1,777
2BR/2BA	15	13.0	14	93.3	$2,477	$2,460
3BR/2BA	6	5.2	6	100.0	$2,996	$2,992
3BR/3BA	3	2.6	3	100.0	$3,120	$3,075
Total/Wtd. Avg.	115	100.0%	113	98.3%	$1,876	$1,857
(1)	Based on the underwritten rent roll dated December 4, 2025.

The three largest commercial tenants by underwritten base rent at the Seneca One Mixed-Use Property are M&T Bank, Highmark Health and Serendipity Labs.

Major Tenants. M&T Bank (334,653 square feet; 36.6% of Total NRA; 56.9% of commercial underwritten base rent): M&T Bank is a full-service U.S.-based commercial bank. M&T Bank offers its clients traditional banking services along with wealth management and institutional capabilities through Wilmington Trust. The bank employs over 21,000 people across over 960 branches. As of March 31, 2025, M&T bank held $208 billion in assets and $161 billion in deposits. M&T Bank’s leases at the Seneca One Mixed-Use Property commenced in December 2019 (332,773 square feet) and October 2020 (1,880 square feet), expires on November 30, 2029 (3,837 square feet) and November 30, 2034 (330,816 square feet), and has one, five-year renewal option remaining and no termination options.

Highmark Health (101,980 square feet; 11.1% of Total NRA; 21.5% of commercial underwritten base rent): Founded in 1848 and headquartered in Pittsburgh, Pennsylvania, Highmark Health is a provider of essential health-related needs focused in Pennsylvania, Delaware, West Virgina, and New York. Highmark Health’s offers health insurance, health care delivery, population health management, dental solutions, reinsurance solutions, and technology solutions. The company reported approximately $29.4 billion in revenue in 2024. Highmark Health’s lease at the Seneca One Mixed-Use Property commenced in April 2024, expires on June 30, 2034 and has two, five-year renewal options and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

155

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 13 – Seneca One

Serendipity Labs (22,208 square feet; 2.4% of Total NRA; 4.8% of commercial underwritten base rent): Serendipity Labs is a professional coworking space. Founded in 2011, Serendipity Labs has locations in 30 urban and suburban areas. They offer a variety of plans and services ranging from full-time, dedicated offices to occasional rental. Serendipity Labs has also expanded to the United Kingdom. Serendipity Labs’s office lease at the Seneca One Mixed-Use Property commenced in February 2021, expires on February 28, 2031 and has no extension option and no termination option.

The following table presents certain information relating to the historical occupancy of the Seneca One Mixed-Use Property:

Historical and Current Occupancy(1)
	2022	2023	2024	T-12 June 30, 2025	Current(2)
Retail/Office	52.8%	51.5%	67.2%	67.6%	59.7%
Multifamily	95.7%	96.5%	95.7%	93.0%	98.3%
(1)	Historical occupancies are as of December 31 of each respective year unless otherwise stated.
(2)	Current Occupancy is as of January 16, 2026 for the Retail/Office component, and as of December 4, 2025 for the Multifamily component.

The following table presents certain information relating to the commercial tenants at the Seneca One Mixed-Use Property:

Commercial Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date	Termination Option (Y/N)(3)	Renewal Option(3)
M&T Bank	Baa1/BBB+/A	334,653	36.6%	$23.29	$7,793,366	56.9%	Various	N	1 x 5 Yr
Highmark Health	NR/NR/NR	101,980	11.1	$28.90	2,947,667	21.5	6/30/2034	N	2 x 5 Yr
Serendipity Labs	NR/NR/NR	22,208	2.4	$29.30	650,735	4.8	2/28/2031	N	None
43N LLC	NR/NR/NR	21,244	2.3	$29.53	627,300	4.6	1/31/2030	N	3 x 1 Yr
Personal Computers, Inc.	NR/NR/NR	11,061	1.2	$33.12	366,367	2.7	10/31/2028	N	1 x 5 Yr
Other Half Brewing	NR/NR/NR	9,085	1.0	$37.13	337,340	2.5	11/30/2034	N	1 x 5 Yr
Azuna	NR/NR/NR	11,348	1.2	$26.16	296,886	2.2	9/30/2035	Y(3)	1 x 5 Yr
Hazen & Sawyer, D.P.C.	NR/NR/NR	6,432	0.7	$36.72	236,183	1.7	9/30/2032	Y(4)	1 x 5 Yr
Ogletree, Deakins, Nash, Smoak &	NR/NR/NR	6,397	0.7	$27.76	177,604	1.3	5/31/2033	N	None
ePlus Technology, Inc.	NR/NR/NR	3,351	0.4	$32.29	108,195	0.8	7/31/2027	N	None
Top 10 Tenants		527,759	57.6%	$25.66	$13,541,644	98.9%
Remaining Occupied		18,749	2.0	$8.15	152,809(5)	1.1
Total Occupied		546,508	59.7%	$25.06	$13,694,452(5)	100.0%
Vacant Space		369,069	40.3
Commercial Space Total		915,577	100.0%

(1)	Based on the underwritten rent roll for commercial tenants dated January 16, 2026, with contractual rent steps equal to $181,812 through January 2027.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Azuna’s lease at the Seneca One Mixed-Use Property commenced in February 2024, expires on September 30, 2035 and has the option to terminate its lease effective October 1, 2028 by providing six-months prior written notice and an early termination fee equal to five times the then monthly base rent, provided that Azuna does not exercise this option between 90 and 180 days of an initial public offering of stock that would cause a change to a third party of not less than 40% of the ownership of Azuna.
(4)	Hazen & Sawyer, D.P.C.’s lease at the Seneca One Mixed-Use Property commenced in July 2025, expires on September 30, 2032 and has the option to terminate its lease effective July 31, 2028 by providing six-months prior written notice and an early termination fee equal to the unamortized costs of tenant improvements and leasing commissions.
(5)	UW Base Rent is inclusive of approximately $7,871 of antenna income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

156

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 13 – Seneca One

The following table presents certain information relating to the commercial tenant lease expirations at the Seneca One Mixed-Use Property:

Commercial Lease Rollover Schedule(1)(2)(3)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(4)	% of UW Base Rent Expiring(4)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	369,069	40.3%	NAP	NA	P	369,069	40.3%	NAP	NAP
2026 & MTM	3	4,057	0.4	$79,871	0.6%		373,126	40.8%	$79,871	0.6%
2027	2	5,393	0.6	160,267	1.2		378,519	41.3%	$240,137	1.8%
2028	1	11,061	1.2	366,367	2.7		389,580	42.6%	$606,504	4.4%
2029	1	3,837	0.4	16,202	0.1		393,417	43.0%	$622,707	4.5%
2030	1	21,244	2.3	627,300	4.6		414,661	45.3%	$1,250,007	9.1%
2031	2	26,310	2.9	671,602	4.9		440,971	48.2%	$1,921,609	14.0%
2032	1	6,432	0.7	236,183	1.7		447,403	48.9%	$2,157,792	15.8%
2033	1	6,397	0.7	177,604	1.3		453,800	49.6%	$2,335,396	17.1%
2034	3	441,881	48.3	11,062,170	80.8		895,681	97.8%	$13,397,566	97.8%
2035	1	11,348	1.2	296,886	2.2		907,029	99.1%	$13,694,452	100.0%
2036 & Beyond	1	8,548	0.9	0	0.0		915,577	100.0%	$13,694,452	100.0%
Total/Wtd. Avg.	17	915,577	100.0%	$13,694,452	100.0%
(1)	Based on the underwritten rent roll dated January 16, 2026.
(2)	Lease Rollover Schedule is based on the lease expiration dates of all direct leases in place. Certain tenants have more than one lease.
(3)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(4)	UW Base Rent Expiring and % of UW Base Rent Expiring are inclusive of contractual rent steps equal to $181,812 underwritten through January 2027 and antenna income equal to approximately $7,871.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

157

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 13 – Seneca One

The following table presents certain information relating to the operating history and underwritten net cash flow of the Seneca One Property:

Underwritten Cash Flow(1)
	2023	2024	TTM(2)	Underwritten	%(3)
Multifamily Base Rent	$2,541,195	$2,491,319	$2,557,050	$2,573,520	9.9%
Commercial Base Rent	10,456,047	12,743,336	14,981,008	22,975,226	88.2
Credit Tenant Rent Averaging	0	0	0	485,626	1.9
Gross Potential Rent	$12,997,242	$15,234,655	$17,538,058	$26,034,371	100.0%
Other Income(4)	2,305,099	2,577,296	3,129,231	3,714,933	14.3
(Multifamily Vacancy)	(87,002)	(94,603)	(128,367)	0	0.0
(Commercial Vacancy)	0	0	0	(9,077,283)	(34.9)
(Other Loss)	(150)	0	(100)	0	0.0
Effective Gross Income	$15,215,189	$17,717,348	$20,538,822	$20,672,021	79.4%
Total Expenses(5)	8,140,293	8,659,160	9,539,259	9,193,343	44.5
Net Operating Income	$7,074,896	$9,058,188	$10,999,563	$11,478,677	55.5%
Capital Expenditures	$0	$0	$0	$0	0.0
TI/LC	$0	$0	$0	$0	0.0
Net Cash Flow	$7,074,896	$9,058,188	$10,999,563	$11,478,677	55.5%
(1)	Based on the underwritten rent rolls dated January 16, 2026 (commercial) and December 4, 2025 (residential), with contractual rent steps equal to $181,812 through January 2027.
(2)	TTM represents the trailing 12-month period ending November 30, 2025.
(3)	% column represents percent of Gross Potential Rent for revenue lines and percent of Effective Gross Income for all remaining fields.
(4)	Other Income includes reimbursements, parking income, percentage rent, other commercial income, commercial storage income and antenna income.
(5)	Total Expenses includes management fees, real estate taxes, insurance, repairs and maintenance, utilities, payroll and benefits, general and administrative, marketing, janitorial and contract services.

Appraisal. According to the appraisal, the Seneca One Property had an “as-is” appraised value of $168,000,000 as of December 1, 2025. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Property Name	Appraised Value	Capitalization Rate
Seneca One	$168,000,000	8.75%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental assessment dated September 12, 2025, there was no evidence of any recognized environmental conditions at the Seneca One Property.

The Market. The Seneca One Property is located in Buffalo, New York. According to the appraisal, the Buffalo core-based statistical area (“Buffalo CBSA”) has an estimated 2024 population of approximately 1.2 million. The trade, transportation, and utilities sector is the largest employment sector in the Buffalo CBSA with approximately 18.1% of the workforce which trails the national average of 18.3%. Education & Health services and Government make up 17.9% and 16.1% of the Buffalo CBSA workforce, respectively. According to the appraisal, the 2024 average and median household income in the Buffalo CBSA was $92,095 and $74,719, respectively.

According to the appraisal, the Seneca One Property is located in the City of Buffalo office submarket. According to the appraisal, the City of Buffalo office submarket had an inventory of 10.012 million square feet with an 18.7% vacancy rate. The average asking rent is $18.11 per square foot, with an average asking rent of $18.34 in the region.

According to the appraisal, the Seneca One Property is located in the South Central apartment submarket. According to the appraisal, this submarket has an inventory of 3,469 units representing 13.4% of the total inventory in the Buffalo apartment market. The South Central apartment submarket has an asking rent of $1,267 a month, which is lower than the average of $1,308 in the region. The South Central retail submarket holds a vacancy rate of 10.3%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

158

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 13 – Seneca One

According to the appraisal, the Seneca One Property is located in the Buffalo-Niagara MSA retail market. According to the appraisal, the Buffalo-Niagara MSA retail market had an inventory of 75,556,709 square feet as of the appraisal date and a vacancy rate of 6.4%. The average asking rent is $14.43 per square foot as Q3 2025.

The following table presents certain information relating to comparable multifamily properties to the Seneca One Property:

Multifamily Rent Comparable Rental Summary(1)
Property Name Location	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Seneca One Buffalo, NY	1972 / 2019-2021	98.3%(2)	66(2) 25(2) 15(2) 6(2) 3(2)	Studio 1BR/1BA 2BR/2BA 3BR/2BA 3BR/3BA	618(2) 783(2) 979(2) 1,198(2) 2,020(2)	$2.60(2) $2.33(2) $2.71(2) $2.50(2) $1.54(2)	$1,608(2) $1,827(2) $2,477(2) $2,996(2) $3,120(2)
237 Main Street Buffalo, NY	1912 / 2019	94.0%	64	1BR/1.5BA 2BR/1.5BA 2BR/2BA 3BR/2.5BA	949 1,125 1,630 2,178	$2.38 $2.28 $2.25 $1.96	$2,260 $2,560 $3,660 $4,260
451 Elmwood Avenue Buffalo, NY	2021 / NAP	100.0%	26	1BR/1BA 2BR/2BA 3BR/2BA	1,218 1,377 2,094	$2.08 $1.93 $2.08	$2,535 $2,660 $4,355
500 Pearl Street Buffalo, NY	2019 / NAP	100.0%	12	1BR/1BA 2BR/2BA 3BR/2BA	1,210 1,411 2,180	$2.29 $2.28 $2.22	$2,775 $3,213 $4,850
1155 Main Street Buffalo, NY	2020 / NAP	94.0%	217	Studio 1BR/1BA 2BR/2BA	370 490 778	$3.35 $3.27 $2.96	$1,239 $1,600 $2,300
74 Franklin Street Buffalo, NY	1935 / 2022	98.0%	114	Studio 1BR/1BA 2BR/2BA 2BR/2BA	499 731 987 1,113	$3.41 $2.74 $2.35 $2.42	$1,700 $2,000 $2,320 $2,695
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated December 4, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

159

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 13 – Seneca One

The following table presents certain information relating to comparable retail leases for the Seneca One Property:

Comparable Retail Rental Summary(1)
Property Name / Location	Year Built / Renovated	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Base Rent PSF	Commencement	Lease Term (Months)
Seneca One	1972 / 2019-2021	915,577(2)	22,208(2)	Serendipity Labs	$29.30(2)	Feb-21(2)	121(2)
Buffalo, NY
337 Ellicott Street	NAV	NAV	16,508	Big Ditch Brewing	$18.67	Jul-20	120.0
Buffalo, NY
562 Main Street	NAV	NAV	3,824	NexGen Fitness	$21.00	Apr-21	126.0
Buffalo, NY
763 Main Street	NAV	NAV	2,870	Anything Arts	$15.05	May-22	36.0
Buffalo, NY
562 Main Street	NAV	NAV	3,870	Flint Buffalo	$13.20	Oct-21	72.0
Buffalo, NY
500 Pearl Street	NAV	NAV	7,746	VICE	$25.02	Mar-21	120.0
Buffalo, NY
899 Main Street	NAV	NAV	1,062	Unapologetic Coffee	$24.00	Dec-24	120.0
Buffalo, NY
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated January 16, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

160

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 14 – 118 Northeast 39th Street
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$17,677,000	Title:	Fee
Cut-off Date Principal Balance:	$17,677,000	Property Type – Subtype:	Retail – Single Tenant
% of IPB:	2.8%	Net Rentable Area (SF):	4,700
Loan Purpose:	Refinance	Location:	Miami, FL
Borrower:	Thor 118 NE 39th LLC	Year Built / Renovated:	1938 / 2015
Borrower Sponsor:	Joseph Sitt	Occupancy:	100.0%
Interest Rate:	7.05000%	Occupancy Date:	6/6/2026
Note Date:	5/14/2026	4th Most Recent NOI (As of):	$1,383,381 (12/31/2023)
Maturity Date:	6/6/2031	3rd Most Recent NOI (As of):	$1,448,779 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,495,378 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$1,501,031 (TTM 3/31/2026)
Original Amortization Term:	None	UW Economic Occupancy:	97.0%
Amortization Type:	Interest Only	UW Revenues:	$1,661,572
Call Protection:	L(24),DorYM1(29),O(7)	UW Expenses:	$133,831
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$1,527,741
Additional Debt:	No	UW NCF:	$1,527,741
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$26,200,000 / $5,574
Additional Debt Type:	N/A	Appraisal Date:	4/2/2026

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$3,761
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$3,761
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	67.5%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	67.5%
TI / LC Reserve:	$0	Springing	N/A	UW NCF DSCR:	1.21x
				UW NOI Debt Yield:	8.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$17,677,000	93.5%	Loan Payoff	$18,402,878	97.4%
Sponsor Equity	1,223,161	6.5	Closing Costs	497,283	2.6
Total Sources	$18,900,161	100.0%	Total Uses	$18,900,161	100.0%

The Loan. The fourteenth largest mortgage loan (the “118 Northeast 39th Street Mortgage Loan”) is secured by the borrower’s fee interest in a single-tenant retail center totaling 4,700 square feet located in Miami, Florida (the “118 Northeast 39th Street Property”). The 118 Northeast 39th Street Mortgage Loan was originated on May 14, 2026 by Bank of Montreal and accrues interest at a fixed rate of 7.05000% per annum on an Actual/360 basis. The 118 Northeast 39th Street Mortgage Loan has an initial term of five years and is interest-only for the full term. The scheduled maturity date of the 118 Northeast 39th Street Mortgage Loan is the payment date that occurs on June 6, 2031.

The Property. The 118 Northeast 39th Street Property is comprised of a single, two-story single-tenant retail building totaling 4,700 square feet. According to the appraisal, the 118 Northeast 39th Street Property is positioned within the Miami Design District of Miami, Florida. The 118 Northeast 39th Street Property was constructed in 1938, with renovations completed in 2015 on an approximately 0.11 acre site. The 118 Northeast 39th Street Property was 100.0% occupied by Stefano Ricci as of June 6, 2026.

Sole Tenant.

Stefano Ricci (4,700 square feet; 100.0% of NRA; 100.0% of underwritten base rent): Stefano Ricci is a luxury lifestyle company with all of its products produced in Italy. Stefano Ricci is headquartered in Fiesole, Italy. Stefano Ricci is on a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

161

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 14 – 118 Northeast 39th Street

lease that commenced in August 2015, with a current lease term expiring on January 15, 2031, with no extension options and no termination options.

Environmental. According to the Phase I environmental assessment dated April 2, 2026, there was no evidence of any recognized environmental conditions at the 118 Northeast 39th Street Property.

Appraisal. According to the appraisal, the 118 Northeast 39th Street Property had an “as-is” appraised value of $26,200,000 as of April 2, 2026. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$26,200,000	5.75%
(1)	Source: Appraisal.

The following table presents certain information relating to the historical and current occupancy of the 118 Northeast 39th Street Property:

Historical and Current Occupancy(1)
2023	2024	2025	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are dated as of December 31 for each respective year.
(2)	Based on the underwritten rent roll dated June 6, 2026.

The following table presents certain information relating to the sole tenant at the 118 Northeast 39th Street Property:

Sole Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent(2)	Lease Expiration Date
Stefano Ricci	NR/NR/NR	4,700	100.0%	$343.13	$1,612,700	100.0%	1/15/2031
Total Occupied		4,700	100.0%	$343.13	$1,612,700	100.0%
Vacant Space		0	0.0
Total / Wtd. Avg.		4,700	100.0%
(1)	Based on the underwritten rent roll dated June 6, 2026.
(2)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent include contractual rent steps of $46,972 through January 16, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

162

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 14 – 118 Northeast 39th Street

The following table presents certain information relating to the tenant lease expiration at the 118 Northeast 39th Street Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2026 & MTM	0	0	0.0	0	0.0%		0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2031	1	4,700	100.0	1,612,700	100.0		4,700	100.0%	$1,612,700	100.0%
2032	0	0	0.0	0	0.0		4,700	100.0%	$1,612,700	100.0%
2033	0	0	0.0	0	0.0		4,700	100.0%	$1,612,700	100.0%
2034	0	0	0.0	0	0.0		4,700	100.0%	$1,612,700	100.0%
2035	0	0	0.0	0	0.0		4,700	100.0%	$1,612,700	100.0%
2036	0	0	0.0	0	0.0		4,700	100.0%	$1,612,700	100.0%
2037 & Thereafter	0	0	0.0	0	0.0		4,700	100.0%	$1,612,700	100.0%
Total	1	4,700	100.0%	$1,612,700	100.0%
(1)	Based on the underwritten rent roll dated June 6, 2026.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps of $46,972 through January 16, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

163

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 14 – 118 Northeast 39th Street

The following table presents certain information relating to the operating history and underwritten net cash flows of the 118 Northeast 39th Street Property:

Operating History and Underwritten Net Cash Flow
	2023	2024	2025	T12 March 2026	Underwritten	Per Square Foot	%(1)
Gross Potential Rent	$1,471,788	$1,514,399	$1,559,756	$1,565,728	$1,565,728	$333.13	91.4%
Rent Steps(2)	0	0	0	0	46,972	9.99	2.7
Reimbursement Income	83,749	115,805	113,139	113,139	100,261	21.33	5.9
Miscellaneous Income	2,687	11,301	0	0	0	0.00	0.0
Gross Revenue	$1,558,225	$1,641,505	$1,672,895	$1,678,867	$1,712,960	$364.46	100.0%
(Vacancy)	0	0	0	0	(51,389)	(10.93)	(3.0)
Effective Gross Income	$1,558,225	$1,641,505	$1,672,895	$1,678,867	$1,661,572	$353.53	97.0%
Management Fee	58,176	71,534	66,916	67,155	33,231	7.07	2.0
Real Estate Taxes	83,130	81,014	80,831	80,831	88,609	18.85	5.3
Insurance	30,575	25,183	29,512	29,512	11,652	2.48	0.7
Other Expenses(3)	2,963	14,995	258	338	338	0.07	0.0
Total Expenses	$174,844	$192,726	$177,517	$177,836	$133,831	$28.47	8.1%
Net Operating Income	$1,383,381	$1,448,779	$1,495,378	$1,501,031	$1,527,741	$325.05	91.9%
Capital Expenditures	0	0	0	0	0	0.00	0.0
TI/LC	0	0	0	0	0	0.00	0.0
Net Cash Flow	$1,383,381	$1,448,779	$1,495,378	$1,501,031	$1,527,741	$325.05	91.9%
(1)	% column represents percent of Gross Revenue for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Underwritten Rent Steps include contractual rent steps of $46,972 through January 16, 2027.
(3)	Other Expenses consist of utilities and general and administrative.

The Market. The 118 Northeast 39th Street Property is located centrally within the Design District of Miami, Florida. According to the appraisal, Miami’s Design District is an 18-square block neighborhood that is currently home to more than 60 luxury boutiques and dozens of restaurants. Miami is located within Miami-Dade County and is part of the Miami-Miami Beach-Kendall metropolitan area. According to the appraisal, the 118 Northeast 39th Street Property is located in the Wynwood-Design District retail submarket within the Miami-Dade County retail market. As of the first quarter of 2026, the Wynwood-Design District retail submarket had inventory of 3,984,648 square feet, a vacancy rate of 7.4%, and average asking rent of $68.56 per square foot.

According to the appraisal, the 2025 total population within a one-, three- and five-mile radius of the 118 Northeast 39th Street Property was 34,282, 229,075 and 566,178, respectively. Furthermore, the 2025 average household income within the same radii was $139,007, $98,860 and $114,253, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

164

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 14 – 118 Northeast 39th Street

The following table presents information relating to comparable leases for the 118 Northeast 39th Street Property:

Comparable Leases Summary(1)
Property Name	Location	Tenant Name	Lease Term (Years)	Size (SF)	Annual Base Rent PSF	Occupancy %	Lease Type
118 Northeast 39th Street	Miami, FL	Stefano Ricci	15.4	4,700(2)	$343.13(2)	100.0%(2)	NNN
Design 41	Miami, FL	Confidential Upscale	120	1,529	$415.00	100.0%	NNN
Atlas Plaza	Miami, FL	Tag Heuer	120	1,722	$305.46	100.0%	NNN
Confidential	Miami, FL	Confidential	120	5,384	$400.00	100.0%	NNN
Confidential	Miami, FL	Confidential	120	4,009	$350.00	100.0%	NNN
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated June 6, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

165

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 15 – Fresh Edge Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$16,400,000	Title:	Fee
Cut-off Date Principal Balance:	$16,400,000	Property Type – Subtype:	Industrial – Warehouse
% of IPB:	2.6%	Net Rentable Area (SF):	132,914
Loan Purpose:	Acquisition	Location:	Indianapolis, IN
Borrower:	Fresh Produce IN OK Industrial, LLC	Year Built / Renovated(1):	Various / NAP
Borrower Sponsors:	Dax T.S. Mitchell, Andrew Gi and Neil Wahlgren	Occupancy:	100.0%
Interest Rate:	5.80000%	Occupancy Date:	6/6/2026
Note Date:	5/14/2026	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	6/6/2031	3rd Most Recent NOI (As of)(2):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(2):	NAV
Original Term:	60 months	Most Recent NOI (As of)(2):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$1,895,250
Call Protection:	L(24),YM1(31),O(5)	UW Expenses(2):	$0
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$1,895,250
Additional Debt:	No	UW NCF:	$1,775,627
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$24,650,000 / $185
Additional Debt Type:	N/A	Appraisal Date:	3/27/2026

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$123
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$123
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	66.5%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	66.5%
TI / LC Reserve:	$0	Springing	N/A	UW NCF DSCR:	1.84x
				UW NOI Debt Yield:	11.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$16,400,000	61.3%	Purchase Price	$25,253,165	94.5%
Sponsor Equity	10,332,215	38.7	Closing Costs(3)	1,479,050	5.5
Total Sources	$26,732,215	100.0%	Total Uses	$26,732,215	100.0%
(1)	See “Portfolio Summary” below.
(2)	The Fresh Edge Portfolio Properties (as defined below) are 100.0% occupied by FreshEdge, LLC on a triple net lease with an expiration date of May 31, 2046. The lease features no landlord obligations, a fixed annual rental rate with rate steps, and the tenant is responsible for all expenses. Given the Fresh Edge Portfolio Properties were recently acquired by the borrower sponsor and are subject to a triple net lease, which commenced in 2026, historical cash flows are not available.
(3)	Closing Costs include a rate buydown of $820,000.

The Loan. The fifteenth largest mortgage loan (the “Fresh Edge Portfolio Mortgage Loan”) is secured by the borrower’s fee interest in two industrial properties (the “Fresh Edge Portfolio Properties”). The Fresh Edge Portfolio Mortgage Loan is evidenced by a single promissory note in the original principal amount of $16,400,000. The Fresh Edge Portfolio Mortgage Loan was originated on May 14, 2026 by Bank of Montreal. The Fresh Edge Portfolio Mortgage Loan has a five-year interest only term and accrues interest at a rate of 5.80000% per annum on an Actual/360 basis. The scheduled maturity date of the Fresh Edge Portfolio Mortgage Loan is the payment date that occurs on June 6, 2031.

The Properties. The Fresh Edge Portfolio Properties consist of two industrial warehouse properties, with an aggregate of 132,914 square feet, located at 4501 East Massachusetts Avenue (the “4501 East Massachusetts Avenue Property”) and 5930 West 82nd Street (the “5930 West 82nd Street Property”), in Indianapolis, Indiana. As of June 6, 2026, the Fresh Edge Portfolio Properties are 100.0% occupied by FreshEdge, LLC (“Fresh Edge”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

166

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 15 – Fresh Edge Portfolio

The following table presents certain information relating to the Fresh Edge Portfolio Properties:

Portfolio Summary
Property Name	Year Built / Renovated	Net Rentable Area (SF) (1)	Occupancy %(1)	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value	UW Base Rent(1)	% of UW Base Rent(1)
4501 East Massachusetts Avenue	2004 / NAP	104,114	100.0%	$12,850,000	78.4%	$19,300,000	78.3%	$1,562,720	78.3%
5930 West 82nd Street	1980 / NAP	28,800	100.0%	3,550,000	21.6	5,350,000	21.7	432,280	21.7
Total / Wtd. Avg.		132,914	100.0%	$16,400,000	100.0%	$24,650,000	100.0%	$1,995,000	100.0%
(1)	Based on the underwritten rent roll dated as of June 6, 2026.

4501 East Massachusetts Avenue (78.3% of NRA; 78.3% of underwritten base rent). The 4501 East Massachusetts Avenue Property is a 104,114 square foot, industrial warehouse property containing a single one-story building located on an 11.86-acre site. The 4501 East Massachusetts Avenue Property was built in 2004 and has clear heights of 19.25 – 32.08 feet.

5930 West 82nd Street (21.7% of NRA; 21.7% of underwritten base rent). The 5930 West 82nd Street Property is a 28,800 square foot, industrial warehouse property containing a single one-story building located on a 3.39-acre site. The 5930 West 82nd Street Property was built in 1980 has clear heights of 19 feet.

Sole Tenant.

Fresh Edge (132,914 square feet; 100.0% NRA; 100.0% of underwritten base rent): Fresh Edge provides both the food service and retail operations with fruit, vegetables, proteins, fresh grab-n-go oﬀerings, dairy, floral, and specialty products. Fresh Edge was established in Indianapolis, Indiana in 2019. Fresh Edge has been a tenant at the Fresh Edge Portfolio Properties since June 1, 2026, pursuant to a lease expiring May 31, 2046, with two, 10-year renewal options and no termination options.

Appraisals. According to the appraisals, the Fresh Edge Portfolio Properties have an aggregate “as-is” appraised value of $24,650,000 as of March 27, 2026. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Property Name	Appraisal Approach	Appraised Value	Capitalization Rate
4501 East Massachusetts Avenue	Direct Capitalization Approach	$19,300,000	7.75%
5930 West 82nd Street	Direct Capitalization Approach	$5,350,000	7.75%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessments dated February 13, 2026 and February 27, 2026, there was evidence of a recognized environmental condition at the 5930 West 82nd Street Property as a result of subservice impacts due to prior site uses. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the historical and current occupancy of the Fresh Edge Portfolio Properties:

Historical and Current Occupancy(1)
2023	2024	2025	Current(2)
NAV	NAV	NAV	100.0%
(1)	Historical occupancies are not available as the Fresh Edge Portfolio Properties were acquired in March 2026.
(2)	Current occupancy is based on the underwritten rent roll dated as of June 6, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

167

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 15 – Fresh Edge Portfolio

The following table presents certain information relating to the sole tenant at the Fresh Edge Portfolio Properties:

Sole Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Fresh Edge(2)	NR/NR/NR	132,914	100.0%	$15.01	$1,995,000	100.0%	5/31/2046
Occupied Collateral Total / Wtd. Avg.		132,914	100.0%	$15.01	$1,995,000	100.0%
Vacant Space		0	0.0%
Collateral Total		132,914	100.0%

(1)	Based on the underwritten rent roll dated as of June 6, 2026.
(2)	The Fresh Edge lease has two, 10-year renewal options and no termination options.

The following table presents certain information relating to the tenant lease expiration at the Fresh Edge Portfolio Properties:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2026 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2033	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2034	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2035	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2036	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2037 & Thereafter	2	132,914	100.0	1,995,000	100.0		132,914	100.0%	$1,995,000	100.0%
Total	2	132,914	100.0%	$1,995,000	100.0%
(1)	Based on the underwritten rent roll dated as of June 6, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

168

Structural and Collateral Term Sheet	BMO 2026-5C15
No. 15 – Fresh Edge Portfolio

The following table presents certain information relating to the underwritten cash flows of the Fresh Edge Portfolio Properties:

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Gross Potential Rent	$1,995,000	$15.01	100.0%
(Vacancy)	(99,750)	($0.75)	(5.0)
Effective Gross Income	$1,895,250	$14.26	95.0%
Total Expenses(1)	$0	$0.00	0.0%
Net Operating Income	$1,895,250	$14.26	100.0%
TI / LC	93,040	0.70	4.9
Replacement Reserves	26,583	0.20	1.4
Net Cash Flow	$1,775,627	$13.36	93.7%
(1)	The Fresh Edge Portfolio Properties (as defined below) are 100.0% occupied by FreshEdge, LLC on a triple net lease with an expiration date of May 31, 2046. The lease features no landlord obligations, a fixed annual rental rate with rate steps, and the tenant is responsible for all expenses. Given the Fresh Edge Portfolio Properties were recently acquired by the borrower sponsor and are subject to a triple net lease, which commenced in 2026, historical cash flows are not available.
(2)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Market. The Fresh Edge Portfolio Properties are located in Indianapolis, Indiana, within Marion County and the Indianapolis-Carmel-Greenwood, IN metropolitan statistical area (“Indianapolis MSA”). According to the appraisal, the Indianapolis MSA is an industrial, commercial and transportation center for the Midwestern United States and had a population of 2,173,541 as of 2024. Indianapolis is approximately 99 miles northwest of Cincinnati, Ohio and 106 miles north of Louisville, Kentucky. Indianapolis is accessed by Interstate 65, Interstate 74, Interstate 465, U.S. Route 36 and U.S. Route 40 which intersect the city, with air transportation provided by Indianapolis International Airport, approximately 13 miles southwest of the Indianapolis central business district.

The Fresh Edge Portfolio Properties are located within the Indianapolis industrial market. According to the appraisal, as of the fourth quarter of 2025, the Indianapolis industrial market has a total inventory of 450,750,680 square feet, a vacancy rate of 8.1% and an average asking rent of $6.89 per square foot.

The following table presents certain market information relating to the Fresh Edge Portfolio Properties:

Industrial Market Area Summary(1)
Property	Market	Submarket	Submarket Inventory (SF)(2)	Submarket Vacancy(2)	Submarket Rent PSF(2)	2024 Population (5-mile Radius)	2024 Average Household Income (5-mile Radius)
4501 East Massachusetts Avenue	Indianapolis	Brookside Center	7,962,313	3.7%	$8.54	278,599	$88,153
5930 West 82nd Street	Indianapolis	Park 100	22,933,466	4.0%	$8.43	139,475	$122,268
(1)	Source: Appraisals, unless otherwise indicated.
(2)	Submarket Inventory, Submarket Vacancy, and Submarket NNN Rent PSF are as of the fourth quarter of 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

169

Structural and Collateral Term Sheet	BMO 2026-5C15
Contacts
BMO Capital Markets CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Paul Vanderslice	paul.vanderslice@bmo.com	(917) 996-4514
Managing Director

David Schell	david.schell@bmo.com	(347) 996-0721
Managing Director

Andrew Noonan	andrew.noonan@bmo.com	(347) 466-3147
Managing Director

Ravish Kamath	ravish.kamath@bmo.com	(347) 668-1507
Managing Director

BMO Capital Markets CMBS Trading & Structuring
Contact	E-Mail	Phone Number
Kiran Manda	kiran.manda@bmo.com	(347) 831-4776
Managing Director

Michael Chen	lei4.chen@bmo.com	(646) 265-0023
Managing Director

BMO Capital Markets Securitized Products Syndicate
Contact	E-Mail	Phone Number
Alex Smith-Constantine	alex.smithconstantine@bmo.com	(212) 702-1866
Managing Director

Trinian Donohoe	trinian.donohoe@bmo.com	(212) 702-1866
Director

Wells Fargo Real Estate Securitization & Capital Markets
Contact	Contact	Contact
A.J. Sfarra	anthony.sfarra@wellsfargo.com	(212) 214-5613
Managing Director

Alex Wong	alex.wong1@wellsfargo.com	(212) 214-5615
Managing Director

Brigid Mattingly	brigid.mattingly@wellsfargo.com	(630) 235-4008
Managing Director

Wells Fargo CMBS Structuring
Contact	Contact	Contact
Guenter Meyer	guenter.meyer@wellsfargo.com	(212) 214-8912
Executive Director

Matthew DeAngelis Executive Director	matthew.deangelis@wellsfargo.com	(212) 214-5612

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

170

Structural and Collateral Term Sheet	BMO 2026-5C15
Contacts
Goldman Sachs Real Estate Financing Group - Securitization
Contact	Contact	Contact
Scott Epperson	scott.epperson@gs.com	(212) 934-2882
Managing Director

Goldman Sachs Real Estate Financing Group - Capital Markets & Structuring
Contact	E-Mail	Phone Number
Nitin Jagga	nitin.jagga@gs.com	(212) 855-9035
Managing Director

Justin Peterson	justin.peterson@gs.com	(212) 902-4283
Vice President

Sameer Kamble	Sameer.Kamble@gs.com	(917) 902-0456
Vice President

Societe Generale - Banking & Capital Markets
Contact	E-Mail	Phone Number
Jim Barnard	jim.barnard@sgcib.com	(212) 278-6263
Director

Justin Cappuccino	justin.cappuccino@sgcib.com	(212) 278-6393
Director

Societe Generale – Syndicate and Trading
Contact	E-Mail	Phone Number
Mark Lacerenza	mark.lacerenza@sgcib.com	(212) 278-5243
Managing Director

Claire Weiss	claire.weiss@sgcib.com	(630) 560-8664
Director

Philip Yenikomshian	philip.yenikomshian@sgcib.com	(212) 278-5155
Managing Director

UBS Capital Markets
Contact	E-Mail	Phone Number
Nicholas Galeone	nicholas.galeone@ubs.com	(212) 713-8832
Managing Director

Siho Ham	siho.ham@ubs.com	(212) 713-1278
Managing Director

Andrew Lisa	andrew.lisa@ubs.com	(212) 713-3506
Executive Director

UBS Structuring
Contact	E-Mail	Phone Number
Jared Randall	jared.randall@ubs.com	(212) 713-8568
Executive Director

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

171